As filed with the Securities and Exchange Commission on November 7, 2022

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

MONDEE HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	4700	88-3292448
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10800 Pecan Park Blvd.

Suite 315

Austin, Texas 78750

(650) 646-3320

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Prasad Gundumogula

Chief Executive Officer

10800 Pecan Park Blvd.

Suite 315

Austin, Texas 78750

(650) 646-3320

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael S. Lee, Esq.

Lynwood Reinhardt, Esq.

Panos Katsambas, Esq.

Reed Smith LLP

599 Lexington Avenue

New York, NY 10022

Tel: (212) 521-5400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

This registration statement registers the resale by the selling securityholders named in this prospectus (or their permitted transferees) (the “Selling Securityholders”) of (i) up to 1,275,000 shares of Class A common stock, par value $0.0001 per share (the “New Mondee Common Stock”) of Mondee Holdings, Inc. (“New Mondee”) that may be issued upon the exercise of warrants to purchase shares of 1,275,000 shares of New Mondee Common Stock issued in a private placement (the “Preferred Financing Warrants”) and (ii) up to 1,275,000 Preferred Financing Warrants. In addition, this registration statement registers the issuance by New Mondee of up to 1,275,000 shares of New Mondee Common Stock upon the exercise of the Preferred Financing Warrants from time to time.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated November 7, 2022

PRELIMINARY PROSPECTUS

PRIMARY OFFERING OF

UP TO 1,275,000 SHARES OF CLASS A COMMON STOCK

ISSUABLE UPON EXERCISE OF WARRANTS

SECONDARY OFFERING OF

UP TO 1,275,000 SHARES OF CLASS A COMMON STOCK AND

UP TO 1,275,000 WARRANTS TO PURCHASE CLASS A COMMON STOCK

MONDEE HOLDINGS, INC.

This prospectus relates to the resale by the selling securityholders named in this prospectus (or their permitted transferees) (the “Selling Securityholders”) of (i) up to 1,275,000 shares of New Mondee Common Stock (as defined herein) that may be issued upon the exercise of the Preferred Financing Warrants (as defined herein) at an exercise price of $11.50 per share and (ii) up to 1,275,000 Preferred Financing Warrants (as defined herein) originally issued in a private placement, which Preferred Financing Warrants have an exercise price of $11.50 per share, that closed on September 29, 2022. In addition, this prospectus relates to the issuance by New Mondee of up to 1,275,000 shares of New Mondee Common Stock upon the exercise of the Preferred Financing Warrants from time to time.

The Selling Securityholders may offer all or part of the securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. These securities are being registered to permit the Selling Securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

We are registering these securities for resale by the Selling Securityholders, or their donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part. See “Plan of Distribution.” appearing elsewhere in this prospectus.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from the exercise of the Preferred Financing Warrants if the Preferred Financing Warrants are exercised for cash. We believe the likelihood that the holders of our Preferred Financing Warrants will exercise our Preferred Financing Warrants for cash, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Preferred Financing Warrants. When the market price for our New Mondee Common Stock is less than $11.50 per share (i.e., the Preferred Financing Warrants are “out of the money”) we believe the holders of our Preferred Financing Warrants will be unlikely to exercise their Preferred Financing Warrants. The closing price of the New Mondee Common Stock on November 1, 2022 was $9.23 per share. We will pay the expenses associated with registering the sales by the Selling Securityholders other than any underwriting discounts and commissions, as described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus.

The shares of New Mondee Common Stock of New Mondee are currently listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “MOND”.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for this prospectus and for future filings.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 15 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we and the Selling Securityholders hereunder may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. The Selling Securityholders may use this prospectus to sell up to an aggregate of 1,275,000 shares of New Mondee Common Stock and up to 1,275,000 Preferred Financing Warrants from time to time through any means described in the section entitled “Plan of Distribution.” We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. We will receive proceeds from the exercise of the Preferred Financing Warrants if the Preferred Financing Warrants are exercised for cash. This prospectus also relates to the issuance by us of the shares of New Mondee Common Stock issuable upon exercise of the Preferred Financing Warrants. See the section titled “Use of Proceeds.”

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Before purchasing any securities, you should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find Additional Information.”

Neither we nor the Selling Securityholders have authorized any person to provide you any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

“Mondee,” Mondee logos and other trademarks, service marks, and trade names of Mondee are registered and unregistered marks of Mondee Holdings, Inc. (i.e. New Mondee). Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. We have omitted the ® and TM designations, as applicable, for the trademarks used in this prospectus.

Information contained in this prospectus concerning the market and the industry in which Mondee competes, including its market position, general expectations of market opportunity and market size, is based on information from various third-party sources, on assumptions made by Mondee based on such sources and Mondee’s knowledge of the markets for its services and solutions. Any estimates provided herein involve numerous assumptions and limitations, and you are cautioned not to give undue weight to such information. Third-party sources generally state that the information contained in such source has been obtained from sources believed to be reliable; however, neither Mondee nor ITHAX has verified the accuracy or completeness of third-party data. The industry in which Mondee operates is subject to a high degree of uncertainty and risk. As a result, the estimates and market and industry information provided in this prospectus are subject to change based on various factors, including those described in the section entitled “Risk Factors-Risks Related to Our Business and Industry and Risks Related to Ownership of Our Common Stock” and elsewhere in this prospectus.

FREQUENTLY USED TERMS

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

“Amended and Restated Warrant Agreement” are to that certain Amended and Restated Warrant Agreement, by and between Continental and ITHAX;

“Articles of Association” are to the amended and restated articles of association of ITHAX;

“Business Combination” are to the Domestication, the Mergers and other transactions contemplated by the Business Combination Agreement, collectively, including the PIPE Financing;

“Business Combination Agreement” are to that certain Business Combination Agreement, dated December 20, 2021, by and among ITHAX, ITHAX Merger Sub I, LLC, ITHAX Merger Sub II, LLC and Mondee, and as may be amended, supplemented or otherwise modified from time to time;

“Bylaws” are to the bylaws of New Mondee that became effective at the First Effective Time;

“Cantor” are to Cantor, Fitzgerald & Co., the representative of the several underwriters in ITHAX’s initial public offering;

“Charter” are to the amended and restated certificate of incorporation of New Mondee that became effective at the First Effective Time;

“Class A ordinary shares” are to the Class A ordinary shares, par value $0.001 per share, of ITHAX that were sold as part of the units in the ITHAX initial public offering for $10.00 per unit, which automatically converted, on a one-for-one basis, into shares of New Mondee Common Stock in connection with the Domestication;

“Class B ordinary shares” are to the 6,037,500 Class B ordinary shares, par value $0.001 per share, of ITHAX that were initially issued to the Sponsor in a private placement prior to ITHAX’s initial public offering for approximately $0.005 per share and of which 10,000 were transferred to each of the ITHAX independent directors in October 2020, and, in connection with the Domestication, were converted into one share of Class B common stock, par value $0.001 per share, of New Mondee and, upon the First Effective Time, each issued and outstanding share of New Mondee Class B Common Stock was converted into one share of New Mondee Common Stock;

“Closing” are to the closing of the Transactions;

“Closing Date” are to July 18, 2022, the date the Closing actually occurred;

“Consent Solicitation” is to the solicitation of consents commenced on September 16, 2022, by the Company from holders of the outstanding Warrants to amend the Amended and Restated Warrant Agreement.

“Continental” are to Continental Stock Transfer & Trust Company, the Company’s transfer agent, warrant agent and trustee of the trust account;

“Domestication” are to the transfer by way of continuation and deregistration of ITHAX from the Cayman Islands and the continuation and domestication of ITHAX as a corporation incorporated in the State of Delaware, which was effectuated on July 18, 2022;

“Earn-Out Shares” are to 7,400,000 shares of New Mondee Common Stock that will be held in escrow and vest over the four-year period following the closing of the Business Combination issuable to such shareholders pursuant to the Earn-Out Agreement.

“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

“Existing Governing Documents” are to the Memorandum of Association and the Articles of Association;

“Extraordinary General Meeting” are to the extraordinary general meeting of ITHAX at 11:00 AM ET on July 15, 2022, located at the offices of Reed Smith LLP, ITHAX’s U.S. counsel, located at 599 Lexington Avenue, 22nd Floor, New York, New York 10022;

“Financing Transaction” is the private placement of Series A Preferred Stock and Preferred Financing Warrants to purchase shares of New Mondee Common Stock;

“Financing Transaction Warrant Agreement” are to that certain Warrant Agreement, dated as of September 29, 2022, by and between Mondee and Continental Stock Transfer & Trust Company;

“First Effective Time” are to the time at which the First Merger became effective;

“First Merger” are to the time at which the First Merger Sub merged with and into Mondee, with Mondee being the surviving entity in the merger;

“First Merger Sub” are to ITHAX Merger Sub I, LLC, a Delaware limited liability company;

“Governing Documents” are to the Charter and the Bylaws;

“GAAP” are to generally accepted accounting principles in the United States, as applied on a consistent basis;

“initial public offering” or “IPO” are to ITHAX’s initial public offering that was consummated on February 1, 2021;

“Initial Stockholders” are to Sponsor and each of the directors and officers of ITHAX;

“Interim Period” are to the date of the Business Combination Agreement until the earlier of the First Effective Time, or the termination of the Business Combination Agreement;

“ITHAX” are to ITHAX Acquisition Corp., a Cayman Islands exempted company, prior to the consummation of the Business Combination;

“ITHAX Board” are to ITHAX’s board of directors;

“Memorandum of Association” are to the amended and restated memorandum of association of ITHAX;

“Merger Consideration” means to the 60,800,000 shares of New Mondee Common Stock issued to the Mondee Stockholder in the Business Combination;

“Mergers” are to the merger of First Merger Sub with and into Mondee pursuant to the Business Combination Agreement, with Mondee as the surviving company in the First Merger and the merger of Mondee with and into Second Merger Sub, with Second Merger Sub being the surviving entity in the Second Merger;

“Mondee” are to Mondee Holdings II, Inc., a Delaware corporation, and its consolidated subsidiaries;

“Mondee Common Stock” means the shares of common stock, par value $0.01 per share, of Mondee;

“Mondee Stockholder” means Mondee Holdings, LLC, a Delaware limited liability company and the sole holder of capital stock of Mondee prior to the consummation of the Business Combination;

“Mondee Subsidiary” or “Mondee Subsidiaries” are to those subsidiaries of Mondee;

“Nasdaq” are to the Nasdaq Global Market;

“New Mondee,” “we,” “us” or “our” are to ITHAX, a Delaware corporation, upon and after the Domestication;

“New Mondee Board” or “our Board” are to the board of directors of New Mondee after the consummation of the Business Combination;

“New Mondee Class B Common Stock” are to the Class B common stock, par value $0.001 per share, of New Mondee;

“New Mondee Common Stock” are to the Class A common stock, par value $0.0001 per share, of New Mondee;

“New Mondee Preferred Stock” are to the preferred stock, par value $0.0001 per share, of New Mondee;

“New Mondee Private Warrants” are to the currently outstanding 337,500 private placement warrants to purchase Class A ordinary shares of ITHAX that were issued by ITHAX in its initial public offering or the private placement warrants to purchase New Mondee Common Stock that were issued as a matter of law upon the conversion of the ITHAX private placement warrants in connection with the Domestication, as the context requires;

“Offer to Purchase” is to the offer, commenced on September 16, 2022, by the Company to each holder of the Company’s outstanding Warrants to receive $0.65 in cash, without interest, for each outstanding Warrant tendered by the holder pursuant to the offer.

“ordinary shares” are to ITHAX’s Class A ordinary shares and Class B ordinary shares;

“PIPE Financing” are to the transactions contemplated by the Subscription Agreements, pursuant to which the PIPE Investors have collectively subscribed for an aggregate of 7,000,000 shares of New Mondee Common Stock for an aggregate purchase price of $70,000,000, which was consummated immediately prior to the First Effective Time;

“PIPE Investors” are to the certain “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and accredited investors who are party to the PIPE Financing;

“PIPE Shares” are to those 7,000,000 shares of New Mondee Common Stock issued at a price of $10.00 per share pursuant to the PIPE Financing;

“Preferred Financing Warrants” are to the 1,275,000 redeemable warrants to purchase New Mondee Common Stock that we issued in connection with the Financing Transaction;

“Preferred Registration Rights Agreement” that certain Registration Rights Agreement, dated as of September 29, 2022, by and between the Company and the Subscribers, as amended and modified from time to time;

“Preferred Subscribers” are to the certain “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and accredited investors who are party to the Financing Transaction;

“Preferred Subscription Agreements” are to the subscription agreements entered into by Mondee and each of the investors in connection with the Financing Transaction;

“private placement shares” are to the 675,000 Class A ordinary shares outstanding as of the date of this prospectus that underlie our private placement units that we issued at a price of $10.00 per share in connection with the closing of our initial public offering or private placement shares that were issued as a matter of law upon the conversion of the ITHAX private placement warrants in connection with the Domestication, as the context requires;

“private placement warrants” are to the 337,500 private placement warrants outstanding as of the date of this prospectus that underlie our private placement units that we issued in connection with the closing of our initial public offering or the private placement warrants that were issued as a matter of law upon the conversion of the ITHAX private placement warrants in connection with the Domestication, as the context requires;

“private placement units” are to the 675,000 private placement units outstanding as of the date of this prospectus that were issued to the Sponsor and Cantor as part of the closing of our initial public offering at a price of $10.00 per unit (with the Sponsor purchasing 465,000 and Cantor purchasing 210,000 private placement units, respectively), which are substantially identical to the public units sold as part of the units in the initial public offering, subject to certain limited exceptions;

“pro forma” are to giving pro forma effect to the Business Combination, including the Mergers and the PIPE Financing;

“public stockholders” are to holders of public shares, whether acquired in ITHAX’s initial public offering or acquired in the secondary market;

“public shares” are to the currently outstanding 838,468 Class A ordinary shares of ITHAX, whether acquired in ITHAX’s initial public offering or acquired in the secondary market;

“public warrants” are to the currently outstanding 12,075,000 redeemable warrants to purchase Class A ordinary shares of ITHAX that were issued by ITHAX in its initial public offering as part of the units at a price of $10.00 per unit, with each unit consisting of one Class A ordinary share and one-half of one public warrant, or the redeemable warrants to purchase New Mondee Common Stock that were issued as a matter of law upon the conversion of the ITHAX public warrants in connection with the Domestication, as the context requires;

“Registration Statement” are to the registration statement of which this prospectus forms a part;

“SEC” are to the Securities and Exchange Commission;

“Second Effective Time” are to the time at which the Second Merger became effective

“Second Merger” are to the time at which Mondee merged with and into Second Merger Sub, with Second Merger Sub surviving such merger as a wholly owned subsidiary of New Mondee;

“Second Merger Sub” are to ITHAX Merger Sub II, LLC, a Delaware limited liability company;

“Securities Act” are to the Securities Act of 1933, as amended;

“Selling Securityholders” means the selling securityholders named in this prospectus.

“Series A Preferred Stock” are to the 85,000 shares of newly designated Series A Preferred Stock, par value $0.0001 per share, of New Mondee that were sold as part of the Financing Transaction for $1,000 per share;

“Sponsor” are to ITHAX Acquisition Sponsor LLC, a Delaware limited liability company that was dissolved on September 13, 2022;

“Sponsor Support Agreement” are to that certain Sponsor Agreement, dated as of December 20, 2021, by and among the Sponsor, ITHAX and Mondee, as amended and modified from time to time;

“Subscription Agreements” are to the subscription agreements, entered into by ITHAX and each of the PIPE Investors in connection with the PIPE Financing;

“Transactions” are to collectively, the Second Merger, the First Merger, and the other transactions contemplated by the Business Combination Agreement;

“transfer agent” are to Continental, the Company’s transfer agent;

“trust account” are to the trust account established at the consummation of ITHAX’s initial public offering that holds the proceeds of the initial public offering and is maintained by Continental, acting as trustee;

“units” are to the units of ITHAX, each unit representing one Class A ordinary share and one-half of one warrant to acquire one Class A ordinary share, that were offered and sold by ITHAX in its initial public offering and in its concurrent private placement; and

“Warrants” are to the public warrants and the private placement warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding future events or future results, including those relating to the Business Combination; the benefits of the Business Combination; results of operations; financial condition; liquidity; prospects; growth; strategies and the markets in which Mondee operates, including estimates and forecasts of financial and operational metrics, projections of market opportunity and market share; future sales channels and strategies; and future expansion. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus include, for example, statements about:

●	changes in domestic and foreign business, market, financial, political, regulatory and legal conditions;
●	the Company’s ability to execute its business strategy, including monetization of its products;
●	the Company’s ability to implement its strategic initiatives and continue to innovate its existing services;
●	the Company’s projected financial information, growth rate and market opportunity;
●	the ability to maintain the listing of the New Mondee Common Stock on the Nasdaq Global Market, and the potential liquidity and trading of such securities;
●	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of New Mondee to grow and retain its key employees;
●	costs related to the Business Combination;
●	changes in applicable laws or regulations;
●	the Company’s ability to raise financing in the future and ability to continue as a going concern;
●	the Company’s success in retaining or recruiting, or changes required in, our officers, key employees or directors after the Business Combination;
●	the Company’s ability to maintain relationships with customers and suppliers;
●	the Company’s officers and directors allocating their time to other businesses and potentially having conflicts of interest with the Company’s business;
●	the Company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing;
●	the Company’s financial performance;
●	the Company’s ability to expand or maintain its existing customer base;
●	the Company’s ability to remediate its material weaknesses and maintain an effective system of internal control over financial reporting;
●	the outcome of any legal proceedings that may be instituted against the Company;
●	the effect of COVID-19 on the foregoing;

●	unfavorable conditions in the Company’s industry, the global economy or global supply chain, including financial and credit market fluctuations, international trade relations, pandemics (such as the COVID-19 pandemic), political turmoil, natural catastrophes, warfare (such as the conflict involving Russia and Ukraine), and terrorist attacks; and
●	other factors detailed under the section entitled “Risk Factors.”

We caution you that the foregoing list does not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, operating results, financial condition and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Moreover, the forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. You should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It does not contain all the information you should consider before investing in New Mondee Common Stock or Warrants. You should read this entire prospectus carefully, including the sections titled “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Where You Can Find Additional Information,” “Unaudited Pro Forma Condensed Combined Financial Information,” and our consolidated financial statements and related notes included elsewhere in this prospectus, before making an investment decision. In this prospectus, unless the context requires otherwise, all references to “we,” “our,” “us,” “New Mondee,” and the “Company” refer to Mondee Holdings, Inc. and its consolidated subsidiaries.

Mondee Holdings, Inc.

We are a rapid-growth, travel technology company and marketplace with a portfolio of globally recognized brands in the leisure and corporate travel sectors. We provide state-of the art technologies, operating systems and services that seamlessly enable travel transactions to better serve travelers directly or through travel affiliates. Our platforms currently provide over 50,000 travel affiliates and millions of consumers with modern applications and efficient operating systems, which access differentiated travel inventory. This travel inventory is among the industry’s broadest, covering network and low-cost air carriers, a broad spectrum of accommodations including hotels, ground transportation and ancillary products such as travel insurance, much of it at directly negotiated rates. The feature-rich platforms provide all modern consumer engagement services such as conversational commerce, seamless connectivity and 24/7 assistance, as well as operating systems with full financial technology, insurance and marketing technology services built in.

We have scaled our business rapidly by adding a large base of travel agent customers and extensive private fare content to its modern technology platforms through a series of acquisitions. Since our inception, we have made fourteen accretive business acquisitions, including four large North American, EMEA and Asian market ticket consolidators. We expanded the travel content available on our platform by entering further relationships with other travel market suppliers, including network airlines, low-cost carriers, hotel aggregators and lodging properties, creating an efficient global travel marketplace. This technology led enhancement and scaling of its platforms accelerated our growth in global markets, customer reach, revenue and profit. The company is also well positioned for the growth of the gig economy and work-from- anywhere lifestyle, with its subscription based self-service applications backed by 24/7 support services.

Our principal executive office is located currently at 10800 Pecan Park Blvd., Suite 315, Austin, TX 78750. Our telephone number is (650) 646-3320. For additional information, see “Business of Mondee.”

Background

On July 18, 2022, ITHAX, our legal predecessor and a special purpose acquisition company, consummated the previously announced Business Combination with Mondee Holdings II, Inc., pursuant to which, upon the Mergers, Mondee merged with and into Second Merger Sub, which survived as a wholly-owned subsidiary of ITHAX. The Business Combination was approved by ITHAX’s stockholders at an extraordinary general meeting held on July 15, 2022.

In connection with the closing of the Business Combination, our Certificate of Incorporation was amended and restated to, among other things, change ITHAX’s name to “Mondee Holdings, Inc.” and authorize the issuance of up to 750,000,000 shares of New Mondee Common Stock and 250,000,000 shares of New Mondee Preferred Stock. For more information, see the section titled “Description of Securities.”

On July 18, 2022, our Class A Common Stock, formerly those of ITHAX, began trading on Nasdaq under the symbol “MOND”.

Implications of Being an Emerging Growth Company

We are an emerging growth company, as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies. As an emerging growth company, we can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of ITHAX’s initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means, among other things, the market value of our common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Smaller Reporting Company

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Even if we are no longer an emerging growth company, to the extent we qualify as a smaller reporting company, we may continue to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not smaller reporting companies, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares of common stock held by non-affiliates exceeds $250 million as of the prior June 30th, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our shares of common stock held by non-affiliates exceeds $700 million as of the prior June 30th.

Recent Developments

Preferred Financing

On September 29, 2022, we completed a private placement of our newly designated Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), and warrants to purchase shares of New Mondee Common Stock (collectively, the “Financing Transaction”), pursuant to the terms of those certain Subscription Agreements, dated September 29, 2022 (the “Preferred Subscription Agreements”), by and between the Company and certain investors (each individually, a “Preferred Subscriber,” and collectively, the “Preferred Subscribers”) thereto, that certain Registration Rights Agreement, dated September 29, 2022 (the “Preferred Registration Rights Agreement”), by and between the Company and the Subscribers, and that certain Warrant Agreement, dated September 29, 2022 by and between the Company and Continental Stock Transfer & Trust Company (the “Financing Transaction Warrant Agreement”). We have also granted holders of the Series A Preferred Stock the right to cause us to purchase the shares of Series A Preferred Stock any time after the fifth anniversary of the consummation of the Financing Transaction at a price equal to the stated value plus accrued and unpaid dividends. In accordance with the terms and conditions of the Preferred Subscription Agreement, the Company sold to the Preferred Subscribers 85,000 shares of Series A Preferred Stock at a purchase price of $1,000 per share, together with warrants to purchase 1,275,000 shares of New Mondee Common Stock (the “Preferred Financing Warrants”). In connection with the private placement, we received gross proceeds of $85 million, before deducting transaction expenses.

Sponsor Dissolution

On September 13, 2022, the Sponsor dissolved and distributed its securities on a pro rata basis to its members and permitted assignees. As a result of the dissolution, (i) Orestes Fintiklis received (1) 2,866,671 shares of New Mondee common stock, (2) 260,000 shares of New Mondee Common Stock held by ITHAX Acquisition Sponsor Cy Ltd., a company organized under the laws of Cyprus and for whom Mr. Fintiklis is the controlling shareholder, and (3) 174,375 private warrants originally issued to the Sponsor pursuant to the Private Placement Units Agreement; (ii) Dimitrios Athanasopoulos received (1) 433,915 shares of New Mondee Common Stock, (2) 17,437 private warrants issued to the Sponsor pursuant to the Private Placement Units Agreement, and (3) 19,500 shares of New Mondee Common Stock that represent the pro rata ownership of ITHAX Sponsor Cy Ltd.; (iii) Alex Argyros received (1) 141,305 shares of New Mondee Common Stock, (2) 5,812 private warrants issued to the Sponsor pursuant to the Private Placement Units Agreement, and (3) 6,500 shares of New Mondee Common Stock that represent the pro rata ownership of ITHAX

Sponsor Cy Ltd; (iv) Antonios Achilleoudis received (1) 423,915 shares of New Mondee Common Stock, (2) 17,438 private warrants issued to the Sponsor pursuant to the Private Placement Units Agreement, and (3) 19,500 shares of New Mondee Common Stock that represent the pro rata ownership of ITHAX Sponsor Cy Ltd.; (v) George Faros received 400,000 shares; (vi) Faros Captial Holdings Ltd., a limited company wholly owned by George Faros, received (1) 23,915 shares of New Mondee Common Stock, (2)17,438 private warrants issued to the Sponsor pursuant to the Private Placement Units Agreement, and (3)19,500 shares of New Mondee Common Stock that represent the pro rata ownership of ITHAX Sponsor Cy Ltd.; (vii) The Whole Year Inn, LLC received 392,137 shares of New Mondee Common Stock; (viii) Gemini Investments Holding, LP received 490,171 shares of New Mondee Common Stock; and (viii) Sunset Harbours, LP received 490,171 shares of New Mondee Common Stock.

Issuer Tender Offer and Consent Solicitation

On September 16, 2022, we commenced (i) an offer to each holder of its outstanding Warrants to receive $0.65 in cash (the “Offer Purchase Price”), without interest, for each outstanding Warrant tendered by the holder pursuant to the offer (the “Offer to Purchase”) and (ii) a solicitation of consents (the “Consent Solicitation”) from holders of the outstanding Warrants to amend that certain Amended and Restated Warrant Agreement, which governs all of the Warrants (the “Warrant Amendment”). If approved, the Warrant Amendment would permit us to redeem each Warrant that is outstanding upon the closing of the Offer to Purchase for $0.01 in cash, without interest, which is approximately 98% less than the purchase price applicable to the Offer to Purchase.

Pursuant to the terms of the Amended and Restated Warrant Agreement, the consent of holders of at least a majority of the outstanding Public Warrants is required to approve the Warrant Amendment as it relates to the Public Warrants and the consent of holders of at least a majority of the outstanding Private Placement Warrants is required to approve the Warrant Amendment as it relates to the Private Placement Warrants.

The Offer to Purchase and Consent Solicitation expired one minute after 11:59 p.m., Eastern Time, on October 17, 2022 (the “Expiration Date”). Assuming 100% participation in the Offer to Purchase, we will need approximately $8.05 million to purchase all of the outstanding Warrants at the Offer Purchase Price per Warrant. We estimate that the total amount of cash required to complete the Offer to Purchase and Consent Solicitation at 100% participation, including the payment of any fees, expenses and other related amounts incurred in connection with the Offer to Purchase and Consent Solicitation will be approximately $8.41 million, all of which will be funded by us from our existing and available cash reserves. Although this will have a negative impact on our liquidity, we do not believe this impacts our ability to continue as a going concern.

As of the Expiration Date, Continental Stock Transfer & Trust Company has indicated (i) 10,741,390 outstanding Public Warrants, or approximately 89.1% of the outstanding Public Warrants, were validly tendered in and not withdrawn prior to the expiration of the Offer, and therefore such Public Warrants consented to the Warrant Amendment and (ii) none of the outstanding Private Placement Warrants were validly tendered in and not withdrawn prior to the expiration of the Offer, and therefore none of the Private Placement Warrants consents to the Warrant Amendment. The Company paid an aggregate of $6,981,903.50 in cash in exchange for such Public Warrants. Because consents were received from holders of more than 50% of the Company’s Public Warrants, the Warrant Amendment was approved as it relates to the Public Warrants. Because no consents were received from any holder of the Company’s Private Placement Warrants, the Warrant Amendment was not approved as it relates to the Private Placement Warrants.

Accordingly, on October 18, 2022, the Company and the Warrant Agent entered into the Warrant Amendment, which permits the Company to redeem each Public Warrant that is outstanding upon the closing of the Offer for $0.01 in cash, without interest (the “Offer Redemption Price”), which Offer Redemption Price is approximately 98% less than the Offer Purchase Price. Pursuant to the Warrant Amendment, the Company has the right to redeem not less than all of the Public Warrants at any time while such warrants are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the registered holders of the outstanding Public Warrants at least five days prior to the date of redemption fixed by the Company. The Company exercised its right to redeem all remaining outstanding Public Warrants in accordance with the terms of the Warrant Amendment, and which redemption closed on November 2, 2022.

TCW Amendment No. 8

On October 24, 2022, the Company, and certain of its subsidiaries, on the one hand, and TCW Asset Management Company, a Delaware limited liability company and the lenders from time to time party to the Financing Agreement (“TCW” and collectively, the “Lenders”), on the other hand, entered into Waiver, Consent and Amendment No. 8 (the “TCW Amendment”) to that certain financing agreement, dated as of December 23, 2019, with (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “TCW Agreement”).

The TWC Amendment (i) implements the transition from a LIBOR based interest rate to secured overnight financing rate (“SOFR”) based interest rate, (ii) provides for a transition to a future benchmark rate in the event that SOFR is no longer available, and (iii) permits the Company to make the cash payments necessary to consummate the repurchase of the Company’s outstanding public warrants announced on September 16, 2022 (the “Repurchase of Warrants”), so long as prior to the later of January 20, 2023 and one business day after the consummation of the sale and issuance of 25,000 shares of Series A Preferred Stock of the Company, the Company repurchases from the Lenders, on a pro rata basis, not less than 50,000 shares of New Mondee Common Stock of the Company at a price per share of $10.00 (or if Mondee Holdings, LLC has not yet distributed to the Lenders the shares of New Mondee Common Stock, then the Company repurchases from the Lenders, on a pro rata basis, not less than 153,846.16 of the class G units of Mondee Holdings, LLC, issued on July 18, 2022 at price per unit of $3.25) (the “Repurchase Condition”).

Pursuant to the TCW Amendment, the Lenders also: (1) consented to the payment of a portion of the interest originally due on June 30, 2022 (the “June Interest Payment”) at a rate per annum of up to 2.5% by capitalizing such interest; (2) waived the failure by the Company to make a cash payment of (A) the June Interest Payment by September 30, 2022, and (B) the principal payment due on September 30, 2022 by September 30, 2022; (3) consented to the creation and issuance of up to an additional 35,000 shares of Series A Preferred Stock and waived the mandatory prepayment obligations under the TCW Agreement with respect to such issuance; and (4) consented to the consummation of the Repurchase of Warrants, subject to the Repurchase Condition.

Nasdaq Listing

As previously disclosed, on July 18, 2022, the Company received written notice from the Nasdaq Listing Qualifications Department (the “Staff”) indicating that the Staff had determined to delist the Company’s securities from Nasdaq due the Company’s failure to evidence compliance with certain of the applicable initial listing criteria immediately upon completion of the business combination by and between the Company and ITHAX Acquisition Corp. on July 18, 2022. Specifically, the Staff noted that (i) the Company’s Class A common stock did not satisfy the 1.1 million unrestricted publicly held shares and the $20 million market value of unrestricted publicly held shares requirements for initial listing and (ii) the Company’s warrants to purchase shares of Class A common stock, as governed by the Amended and Restated Warrant Agreement, dated as of July 18, 2022, by and between the Company and Continental Stock Transfer & Trust Company (the “Warrants”) did not qualify for initial listing since the security underlying the Warrant, the Class A common stock, did not qualify for initial listing on Nasdaq. The Company requested a hearing before the Nasdaq Hearings Panel (the “Panel”), subsequent to which the Panel granted the Company an extension, through October 21, 2022 to evidence full compliance with all applicable criteria for initial listing on Nasdaq.

On October 25, 2022, the Company received formal notice from Nasdaq indicating that the Company has demonstrated compliance with all applicable criteria for initial listing on Nasdaq, as set forth in Nasdaq Listing Rule 5405, as required by Nasdaq IM-5101-2 (the “Nasdaq Determination Letter”).

On October 26, 2022, the Staff filed a Form 25-NSE with the Securities and Exchange Commission to remove the Warrants from listing and registration on Nasdaq, notwithstanding the previously issued Nasdaq Determination Letter. While the Company disagrees with Nasdaq’s determination to delist the Warrants, Nasdaq has broad discretionary authority, under Listing Rule 5100, to delist securities. The Company’s Class A common stock remain listed on Nasdaq under the symbol “MOND”.

EBG Partnership

In June 2022, Mondee entered into a strategic partnership with Entertainment Benefits Group, LLC (“EBG”), an unrelated third party, to access EBG’s network of members and to provide reciprocal access to travel technology, complementary distribution networks and expanded travel and entertainment offerings. EBG is a leading e-commerce solutions provider and a market leader in merchandising thousands of attractions and activities, live events, hotel rooms, flights, vacation packages as well as other brands and services, through private employer and membership-based programs and other direct distribution channels. As part of the partnership, Mondee and EBG will cross-sell to their distribution networks, and EBG will have access to Mondee’s technology platform.

Summary of Risk Factors

New Mondee’s business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this prospectus summary. The following is a summary of the principal risks faced by New Mondee:

Risks Related to Our Financial Condition and Status as an Emerging Growth Stage Company

We have experienced substantial growth over a limited period of time, which makes it difficult to forecast its future results of operations. If we are unable to manage and expand our growth or execute our growth strategies effectively, our business and prospects may be materially and adversely affected.

Risks Related to Our Business and Industry

The COVID-19 pandemic has had, and may continue to have, a material adverse impact on the travel industry, which could materially affect our business, liquidity, financial condition and operating results. Our liquidity and ongoing access to capital could be materially and negatively affected by the impacts of the COVID-19 pandemic. We have incurred negative cash flows and have had significant losses in the past and we may not be able to obtain additional capital.

Risks Related to Our Dependence on Third Parties

Our business depends on our relationships with travel agencies, airlines and other travel businesses and third parties. Our business and results of operations could be adversely affected if one or more of our major travel suppliers suffers a deterioration in its financial condition or restructures its operations or as a result of consolidation in the travel industry, loses bookings and revenue.

Risks Related to Employee Matters, Managing Our Growth and Other Risks Related to Our Business

Our success depends in large part on our ability to attract and retain high quality management and operating personnel, and if we are unable to attract, retain and motivate well-qualified employees, our business could be negatively impacted. We may not be able to accurately predict our future capital needs, and we may not be able to obtain additional financing to fund our operations on the terms and in the manner previously obtained. We may be unable to successfully close potential acquisitions, or successfully integrate the operations of such target businesses, if acquired, which could have an adverse impact on our business.

Risks Related to Intellectual Property, Information Technology, Data Security and Privacy

If we fail to develop new and innovative technologies or enhance our existing technologies and grow our systems and infrastructure in response to changing client demands and rapid technological change, our business may suffer. Cybersecurity attacks or security breaches could adversely affect our ability to operate, could result in personal information and our proprietary information being lost, stolen, made inaccessible, improperly disclosed or misappropriated and may cause us to be held liable or subject to regulatory’ penalties and sanctions and to litigation (including class action litigation), which could have a material adverse effect on our reputation and business.

Risks Related to Government Regulation, Tax and Litigation Matters

We may be unable to prevent unlawful or fraudulent activities in our operations, and we could be liable for such fraudulent or unlawful activities. We are subject to taxes in many jurisdictions globally. We are subject to anti-corruption, anti-money laundering, and economic sanctions laws and regulations in the jurisdictions in which we operate, including the U.S. Foreign Corrupt Practices Act (“FCPA”) and regulations administered and enforced by the U.S. Treasury’ Department’s Office of Foreign Assets Control (“OFAC”). Failure to comply with these laws and regulations could negatively impact our business, results of operations and financial condition. We are and, from time to time we may be, involved in legal proceedings and may experience unfavorable outcomes, which could affect our business and results of operations.

Risks Related to Our Organization and Structure

We are currently relying on the “controlled company” exemption under the Nasdaq Stock Market Listing Rules, pursuant to which “controlled companies” are exempt from certain corporate governance requirements otherwise applicable under Nasdaq listing rules and, as a result, will qualify for, and may rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to stockholders of companies that are subject to such requirements.

Risks Related to Ownership of Our Common Stock

If we fail to comply with the listing requirements of Nasdaq, we would face possible delisting, which would result in a limited public market for our securities and make obtaining future debt or equity financing more difficult for us. An active trading market for the New Mondee Common Stock may never develop or be sustained, which may cause shares of the New Mondee Common Stock to trade at a discount to the price implied by the Business Combination and make it difficult to sell shares of New Mondee Common Stock. The market price of the New Mondee Common Stock may be volatile and fluctuate substantially, which could cause the value of your investment to decline and the exercise of outstanding public warrants may further dilute your investment. Ownership is concentrated among executive officers and directors of New Mondee, including New Mondee’s Chief Executive Officer.

Risks Related to New Mondee’s Business Following the Business Combination

We has incurred significant increased costs as a result of the Business Combination and will incur significant increased costs as a result of being a public company, and our management will be required to devote substantial time to new compliance initiatives.

THE OFFERING

Issuer	Mondee Holdings, Inc.
Issuance of shares New Mondee Common Stock
Shares of New Mondee Common Stock issuable upon exercise of Preferred Financing Warrants	Up to 1,275,000 shares of New Mondee Common Stock
Exercise Price of the Preferred Financing Warrants	$11.50 per share, subject to adjustment as described herein.

Resale of Preferred Financing Warrants and shares of New Mondee Common Stock

Shares of New Mondee Common Stock offered by the Selling Securityholders hereunder	Up to 1,275,000 shares of New Mondee Common Stock that may be issued upon exercise of the Preferred Financing Warrants.

Preferred Financing Warrants offered by the Selling Securityholders hereunder	Up to 1,275,000 Preferred Financing Warrants.
Redemption	The Preferred Financing Warrants are not redeemable by the Company. See the section of this prospectus titled “Description of Securities - Preferred Financing Warrants” for further discussion.
New Mondee Common Stock outstanding after the consummation of this offering (assuming the exercise of all Preferred Financing Warrants)	82,641,160 shares

Use of Proceeds

We will not receive any proceeds from the sale of our securities offered by the Selling Securityholders. We will receive up to an aggregate of approximately $14.7 million from the exercise of all Preferred Financing Warrants, assuming the exercise in full of such Preferred Financing Warrants for cash. The likelihood that warrant holders will exercise the Preferred Financing Warrants and any cash proceeds that we would receive is dependent upon the market price of New Mondee Common Stock. If the market price for New Mondee Common Stock is less than $11.50 per share, we believe warrant holders will be unlikely to exercise their Preferred Financing Warrants. We expect to use any net proceeds from the exercise of the Preferred Financing Warrants, if any, for general corporate purposes. See the section titled “Use of Proceeds” for more information.

Risk Factors

See the section titled “Risk Factors” beginning on page 15 of this prospectus and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in New Mondee Common Stock and Preferred Financing Warrants.

Market for New Mondee Securities	New Mondee Common Stock are listed on Nasdaq under the symbol “MOND”.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks and uncertainties described below. Our business, operating results, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of the risks actually occur, our business, operating results, financial condition and prospects could be adversely affected. In that event, the market price of the New Mondee Common Stock and Preferred Financing Warrants could decline, and you could lose part or all of your investment. The risks discussed below may not prove to be exhaustive and are based on certain assumptions that later may prove to be incorrect or incomplete. Mondee may face additional risks and uncertainties that are not presently known to such entity, or that are currently deemed immaterial, which may also impair our business or financial condition.

Unless the context otherwise requires, any reference in this section of this prospectus to “the Company,” “we,” “us,” or “our” refers to New Mondee and its consolidated subsidiaries following the Business Combination.

Risks Related to Our Financial Condition and Status as an Early Stage Company

We have experienced substantial growth over a limited period of time, which makes it difficult to forecast its future results of operations.

Since 2015, we have experienced substantial growth in net revenue as a result of organic activities as well as through a series of acquisitions. During the period from 2015 to 2019, net revenues derived from business activity at the beginning of the period generated a cumulative annual growth rate (“CAGR”) of approximately 40%, and when including the contribution from businesses acquired during the period, a CAGR of approximately 62%. In light of this substantial growth within a limited period of time, our historical results should not be considered indicative of our future performance. Furthermore, our ability to accurately forecast results of operations in the future is limited and subject to a number of uncertainties, including our ability to plan for and model future growth and our ability to develop new products and services. In future periods, our growth could slow or decline for a number of reasons, including but not limited to slowing demand, increased competition, changes to technology, inability to scale up our technology, a decrease in the growth of the market, or our failure, for any reason, to continue to take advantage of growth opportunities.

We have also encountered, and will continue to encounter, risks and uncertainties frequently experienced by growing companies in rapidly changing industries. If our assumptions regarding these risks and uncertainties and its future growth are incorrect or change, or if we do not address these risks successfully, our operating and financial results could differ materially from its expectations, and its business could suffer.

If we are unable to manage and expand our growth or execute our growth strategies effectively, our business and prospects may be materially and adversely affected.

We may not be able to scale our business quickly enough to meet customer and market demand, which could result in lower profitability or cause it to fail to execute on its business strategies. In order to grow our business, we will need to continue to evolve and scale our business and operations to meet customer and market demand. Evolving and scaling our business and operations places increased demands on our management as well as its financial and operational resources to:

●	attract new customers and grow our customer base;
●	maintain and increase the rates at which existing customers use New Mondee’s platform, sell additional products and services to our existing customers, and reduce customer churn;
●	invest in our platform and product offerings;
●	effectively manage organizational change;
●	accelerate and/or refocus research and development activities;
●	increase sales and marketing efforts;
●	broaden customer-support and services capabilities;

●	maintain or increase operational efficiencies;
●	implement appropriate operational and financial systems; and
●	maintain effective financial disclosure, controls and procedures.

If we cannot evolve and scale its business and operations effectively, we may not be able to execute our business strategies in a cost-effective manner and its business, financial condition, profitability and results of operations could be adversely affected.

We may experience significant fluctuations in our operating results and rates of growth.

Even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all. Our success will depend upon our ability to successfully expand its solutions and services, retain customers, bring in new customers and retain critical talent.

Our business depends on our marketing efficiency and the general effectiveness of our marketing efforts.

Our success relies on efficiently marketing to corporate entities, travel agents, travel management companies and end consumers. Our business to business marketing aims to drive activity and attract businesses to our platforms and websites, and our business to business to consumer marketing aims to drive engagement with these businesses, travelers and end users of our products.

We may be successful in attracting new customers and/or members in the form of corporations, travel agents, travel management companies or entities. However, there is a risk that these customers’ end consumers will not engage with or use our products at a rate where we will see a significant revenue increase from such customers because we depend on their relationships with our corporate customers, travel agents and travel management companies to help drive this engagement.

We rely on the value of our brands, and the costs of maintaining and enhancing our brand awareness are increasing.

We invest considerable financial and human resources in our brands in order to retain and expand our customer base in existing and emerging markets. We expect that the cost of maintaining and enhancing our brands will continue to increase, and given the economic uncertainty and unpredictability around when the travel industry will recover, decisions we make on investing in brands could be less effective and costlier than expected.

In recent years, certain online travel companies and metasearch websites expanded their offline and digital advertising campaigns globally, increasing competition for share of voice, and we expect this activity to continue in the future. We are also pursuing and expect to continue to pursue long-term growth opportunities, particularly in emerging markets, which have had and may continue to have a negative impact on our overall marketing efficiency. Our efforts to preserve and enhance customer awareness of our brands may not be successful, and even if we are successful in our branding efforts, such efforts may not be cost-effective or as efficient as they have been historically, resulting in less direct traffic and increased customer acquisition costs. Moreover, branding efforts with respect to some brands within the New Mondee portfolio have in the past, and may in the future, result in marketing inefficiencies and may negatively impact growth rates of other brands within our portfolio. In addition, our decisions over allocation of resources and choosing to invest in branding efforts for certain brands in our portfolio at the expense of not investing in, or reducing our investments in, other brands in our portfolio could have an overall negative financial impact. If we are unable to maintain or enhance customer awareness of our brands and generate demand in a cost-effective manner, it would have a material adverse effect on our business and financial performance.

Risks Related to Mondee’s Business and Industry

The COVID-19 pandemic has had, and may continue to have, a material adverse impact on the travel industry, which could materially affect our business, liquidity, financial condition and operating results.

In response to the COVID-19 pandemic, many governments around the world have implemented, and continue to implement, a variety of measures to reduce the spread of COVID-19, including travel restrictions and bans, instructions to residents to practice social distancing, quarantine advisories, shelter-in-place orders, required closures of non-essential businesses and additional restrictions on businesses as part of re-opening plans. These government mandates have had a significant negative impact on the travel industry and many of the travel suppliers on which our business relies, as well as on our workforce, operations and clients. While many existing restrictions have begun to be lifted, there remains uncertainty around the impact of the new variants of COVID-19, if additional restrictions may be initiated, if there will be changes to travel behavior patterns when government restrictions are fully lifted, the continued efficacy of existing vaccines against the new variants and the timing of distribution and administration of vaccines globally.

The COVID-19 pandemic and the resulting economic conditions and government orders forced many of our travel suppliers, including airlines and hotels, to pursue cost reduction measures and seek financing, including government financing and support, in order to reduce financial distress and continue operating, and to curtail drastically their service offerings. The COVID-19 pandemic has resulted, and may continue to result, in the restructuring or bankruptcy of certain of those travel suppliers, and renegotiation of the terms of our agreements with them. In addition, the COVID-19 pandemic resulted in a material decrease in business and consumer spending and an unprecedented decline in transaction volumes in the global travel industry. Our financial results and prospects are largely dependent on these transaction volumes. As a result, our financial results for the year ended December 31, 2020 and the results for the 2021 fiscal year were significantly and negatively impacted, with a material decline in total revenues, net income, cash flow from operations and Adjusted EBITDA, as compared to 2019. This downward trend could continue for an unpredictable period.

Starting as of the fourth quarter of 2020, many COVID-19 vaccines were approved for widespread distribution across the world. Nevertheless, notwithstanding widespread vaccine distribution across the world, new variants of COVID-19, such as the Delta and Omicron variants have been identified in the second half of 2021 and early 2022. Accordingly, there remains uncertainty around the path to full economic and travel recovery from the COVID-19 pandemic due to the challenging logistics of distributing the vaccines globally, adoption of vaccines globally, travel restrictions, as well as the unknown impact of the new variants of COVID-19. As a result, we are unable to predict accurately the impact that the COVID-19 pandemic will have on our business going forward. While travel has historically been resilient to macroeconomic events, with the continued spread of COVID-19 and other variants throughout the world, the COVID-19 pandemic and its effects could continue to have an adverse impact on our business, financial condition, results of operations and cash flows for the foreseeable future. Recent trends have shown that the widespread distribution and adoption of effective vaccines, as well as treatments, help encourage a return to travel, but the timing and further extent of those developments remains uncertain, particularly in light of the identification of new variants of COVID-19.

We have incurred negative cash flows from operating activities and significant losses from operations in the past and if we are not able to raise additional capital when desired and on reasonable terms, our business, results of operations, and financial condition could be adversely affected.

We have incurred negative cash flows from operating activities and significant losses from operations in the past as reflected in our accumulated deficit of $190 million as of December 31, 2021. We believe that current cash and cash equivalents, as well as the $15.0 million unused line of credit, will be sufficient to fund our operations for at least the next 12 months. Our future capital requirements, however, will depend on many factors, including the on-going effects of the COVID-19 pandemic, consolidation of the travel industry, changes in the general market conditions for travel services, and future business combinations. We may in the future enter into arrangements to acquire or invest in complementary businesses, services, and technologies, including intellectual property rights. From time to time, we may seek to raise additional funds through equity and debt. If we are unable to raise additional capital when desired and on terms acceptable to us, our business, results of operations, and financial condition could be adversely affected.

Our liquidity and ongoing access to capital could be materially and negatively affected by the impacts of the COVID-19 pandemic.

Our continued access to sources of liquidity depends on multiple factors, including global economic conditions, the condition of global financial markets, the availability of sufficient amounts of financing and our operating performance. Since the COVID-19 pandemic, there has been increased volatility in the financial and securities markets, which has generally made access to capital less certain and has increased the cost of obtaining new capital. We intend to use the proceeds of the Business Combination to refinance substantially all or a substantial portion of our current outstanding indebtedness. However, we may need to obtain debt financing in the future to fund our operations, and there is no guarantee that such debt financing will be available in the future, or that it will be available on commercially reasonable terms, in which case we may need to seek other sources of funding. In addition, the terms of future debt agreements could include restrictive covenants, which could restrict our business operations.

The COVID-19 pandemic and the measures taken to contain it have and will continue to have an adverse impact on our financial condition and results of operations, if measures taken by management to ameliorate the impact of these COVID-19 related uncertainties are not successful or sufficient we may be unable to continue to fund our operations, develop our platform, or discharge our liabilities in the normal course of business.

Our negative cash flows from operating activities and significant losses from operations during the COVID-19 pandemic, as well as our growth plans, create the need for additional capital. There are uncertainties surrounding our ability to raise such capital, and our financial condition could be adversely affected. The continued COVID-19 pandemic and measures taken to contain it, including, but not limited to, voluntary and mandatory quarantines, stay-at-home orders, travel restrictions and advisories, limitations on gatherings of people and reduced operations and extended closures of businesses have and may continue to have an adverse impact on travel transaction volumes resulting in a material decline in net revenues, net income, cash flow from operations and Adjusted EBITDA, as compared to pre-COVID-19 pandemic results. To address the adverse impact of the COVID-19 pandemic, management have taken specific actions including, renegotiating certain terms and conditions of our loans with our lenders to defer interest payments and thereby manage our cash; raising additional capital through external borrowings; restructuring accounts payable to accommodate a longer time horizon for payment; as well as investing in and developing our platform to increase operating efficiencies and to reduce labor expenses.

While there is current evidence of the travel market transactions recovering, management will continue to monitor impacts on travel transaction volumes of the COVID-19 virus and future variants on a real-time basis and will update and immediately enact initiatives to scale the business infrastructure and operating expenses up or down as appropriate to ensure optimal earnings and cash flows in future periods. In addition, management will coordinate with suppliers, operating partners and its financial partners to attempt to arrange adequate capital to withstand potential COVID-19 induced volume variability. If we are unable to raise additional capital, increase operating efficiencies or reduce expenses we may be unable to continue to fund our operations, develop our platform, or discharge our liabilities in the normal course of business.

We have pledged substantially all of the assets of the Company and its Parent under the TCW Agreement. If the Lenders accelerate the repayment of borrowings, we may not have sufficient assets to repay them and we could experience a material adverse effect on our financial condition and results of operations.

On December 23, 2019, the Company, entered into a financing agreement (as amended from time to time, the “TCW Agreement”) with TCW (‘Lenders’) consisting of a $150 million multi-draw term loan in aggregate, of which the first draw was for a principal amount of $95 million. On February 6, 2020, the Company entered into a first amendment to the TCW Agreement and an incremental joinder with TCW for an aggregate principal amount of $55 million. These facilities are guaranteed by the Company and Mondee Holdings LLC and are secured by substantially all of the assets of the Company. To date, the Company has entered into a number of amendments to the TCW Agreement, including amendments that changed the repayment terms. However, if for whatever reason we unable to make scheduled payments when due or to repay such indebtedness by the schedule maturity date, we would seek the further consent of our Lenders to modify such terms. Although our Lenders have previously agreed to eight prior modifications of the TCW Agreement, there is no assurance that it will agree to any such modification and could then declare an event of default. Upon the occurrence of an event of default under the TCW Agreement, the Lenders could elect to declare all amounts outstanding thereunder to be immediately due and payable. We have pledged substantially all of the assets of the Company under the TCW Agreement. If the Lenders accelerate the repayment of borrowings, we may not have sufficient assets to repay them and we could experience a material adverse effect on our financial condition and results of operations.

Consolidation in the travel industry may result in lost bookings and reduced revenue.

Consolidation among travel providers, including airline mergers and alliances, may increase competition from distribution channels related to those travel providers and place more negotiating leverage in the hands of those travel providers to attempt to lower booking fees further and to lower commissions. Examples include the merger of United and Continental Airlines, the merger of American Airlines and US Airways, the acquisition of AirTran Airways by Southwest Airlines, the merger of British Airways and Iberia and subsequent acquisitions of Aer Lingus and Vueling and the acquisition of Virgin America by Alaska Air Group. In addition, cooperation has increased within the oneworld, SkyTeam and Star Alliance. Changes in ownership of travel providers may also cause them to direct less business towards us. If we are unable to compete effectively, our suppliers could limit our access to their content, including exclusive content, and favorable fares and rates and other incentives, which could adversely affect our results of operations. Mergers and acquisitions of airlines may also result in a reduction in total flights and overall passenger capacity and higher fares, which may adversely affect the ability of our business to generate revenue.

Consolidation among travel agencies and competition for clients may also adversely affect our results of operations, since we compete to attract and retain clients. In addition, decisions by airlines to surcharge the channel represented by travel management companies and travel agencies, for example, by surcharging fares booked through or passing on charges to travel management companies and travel agencies, or introduction of such surcharges to fares booked through the Global Distribution Systems through which a material share of our content is sourced, could have an adverse impact on our business, particularly in regions in which our GDS is a significant source of bookings for an airline choosing to impose such surcharges.

To compete effectively, we may need to increase incentives, pre-pay incentives, discount or waive product or service fees or increase spending on marketing or product development. Further, as consolidation among travel providers increases, the potential adverse effect of a decision by any particular significant travel provider (such as an airline) to withdraw from or reduce its participation in our services also increases. The COVID-19 pandemic has increased the risk that the third parties we work with may voluntarily or involuntarily declare bankruptcy or otherwise cease or limit their operations, which could harm our business and results of operations. In particular, the potential harm to our business and results of operations is greater if there are bankruptcies or closures of larger partners such as airlines.

Adverse changes in general market conditions for travel services, including the effects of macroeconomic conditions, terrorist attacks, natural disasters, health concerns, civil or political unrest or other events outside our control could materially affect our business, liquidity, financial condition and operating results.

Our revenue is derived from the global travel industry and would be significantly impacted by declines in, or disruptions to, travel activity, particularly air travel. Global factors over which we have no control but which could impact our clients’ willingness to travel and, depending on the scope and duration, cause a significant decline in travel volumes include, among other things:

●	widespread health concerns, epidemics or pandemics, such as the COVID-19 pandemic, the Zika virus, H1N1 influenza, the Ebola virus, avian flu, SARS or any other serious contagious diseases;
●	global security concerns caused by terrorist attacks, the threat of terrorist attacks, or the precautions taken in anticipation of such attacks, including elevated threat warnings or selective cancellation or redirection of travel;
●	cyber-terrorism, political unrest, the outbreak of hostilities or escalation or worsening of existing hostilities or war;
●	natural disasters or severe weather conditions, such as hurricanes, flooding and earthquakes;
●	climate change-related impact to travel destinations, such as extreme weather, natural disasters and disruptions, and actions taken by governments, businesses and supplier partners to combat climate change;
●	the occurrence of travel-related accidents or the grounding of aircraft due to safety concerns; and
●	adverse changes in visa and immigration policies or the imposition of travel restrictions or more restrictive security procedures.
●	Any decrease in demand for consumer or business travel could materially and adversely affect our business, financial condition and results of operations.

Our business and financial performance is affected by macroeconomic conditions. Travel expenditures are sensitive to personal and business-related discretionary spending levels and tend to decline or grow more slowly during economic downturns, including during periods of slow, slowing or negative economic growth, higher unemployment or inflation rates, weakening currencies and concerns over government responses such as higher taxes or tariffs, increased interest rates and reduced government spending. Concerns over government responses to declining economic conditions such as higher taxes and reduced government spending could impair consumer and business spending and adversely affect travel demand. In addition, our relative exposure to certain sectors versus the broader economy may mitigate or exacerbate the effect of macroeconomic conditions. The global travel industry, which historically has grown at a rate in excess of global GDP growth during economic expansions, has experienced cyclical downturns in the past in times of economic decline or uncertainty. Future adverse economic developments in areas such as employment levels, business conditions, interest rates, tax rates, environmental impacts, fuel and energy costs and other matters could reduce discretionary spending and cause the travel industry to contract. The uncertainty of macroeconomic factors and their impact on client behavior, which may differ across regions, makes it more difficult to forecast industry and client trends and the timing and degree of their impact on our markets and business, which in turn could adversely affect our ability to effectively manage our business and could materially and adversely affect our business, financial condition and results of operations.

Our international business exposes us to geo-political and economic risks associated with doing business in foreign countries. We have operations in the U.S., Canada, India, Thailand, and several other countries worldwide, and we indirectly provide services to travelers worldwide through our partners and affiliates. Our international operations can pose complex management, compliance, foreign currency, legal, tax, labor, data privacy and economic risks that we may not adequately address, including changes in the priorities and budgets of international travelers and geo-political uncertainties, which may be driven by changes in threat environments and potentially volatile worldwide economic conditions, various regional and local economic and political factors, risks and uncertainties, as well as U.S. foreign policy. We are also subject to a number of other risks with respect to our international operations, including:

●	the absence in some jurisdictions of effective laws to protect our intellectual property rights;
●	multiple and possibly overlapping and conflicting tax laws;
●	duties, taxes or government royalties, including the imposition or increase of withholding and other taxes on the activities of, and remittances and other payments by, our non-U.S. subsidiaries;
●	restrictions on movement of cash;
●	the burden of complying with a variety of national and local laws;
●	political instability;
●	currency fluctuations;
●	longer payment cycles;
●	price controls or restrictions on exchange of foreign currencies;
●	trade barriers; and
●	potential travel restrictions.

The existence of any one of these risks could harm our international business and, consequently, our operating results. Additionally, operating in international markets requires significant management attention and financial resources. We cannot be certain that the investment and additional resources required to operate in other countries will produce desired levels of revenue or net income.

Complaints from travelers or negative publicity about our services can diminish client confidence and adversely affect our business.

Client complaints or negative word-of-mouth or publicity about our services or operations could severely diminish client confidence in and use of our services. To maintain good client relations, we must ensure that our travel advisors and partners and affiliates provide prompt, accurate and differentiated client service. Effective client service requires significant personnel expense and investment in developing programs and technology infrastructure to help our travel advisors, partners and affiliates carry out their functions. These expenses, if not managed properly, could significantly impact our profitability. Failure to properly manage our travel advisors, partners and affiliates could compromise our ability to handle client complaints effectively. If we do not handle client complaints effectively, our reputation and brand may suffer, and we may lose our customers’ confidence, which could reduce revenues and profitability.

Our indebtedness could adversely affect our business and growth prospects.

We have existing indebtedness, and we may be able to incur additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. Although the agreements governing our existing indebtedness contain restrictions on the incurrence of additional indebtedness and liens, these restrictions are subject to several significant qualifications and exceptions and, under certain circumstances, the amount of indebtedness that could be incurred in compliance with these restrictions could be substantial. If we do so, the risks related to our high level of debt could increase. Specifically, our high level of debt could have important consequences, including the following:

●	it may be difficult for us to satisfy our obligations, including debt service requirements under our outstanding debt;
●	our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions or other general corporate purposes may be impaired;
●	a substantial portion of cash flow from operations is required to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures, future business opportunities and other purposes;
●	we could be more vulnerable to economic or business downturns, adverse industry conditions and other factors affecting our operations, and our flexibility to plan for, or react to, changes in our business or industry is more limited;
●	our ability to capitalize on business opportunities and to react to competitive pressures, as compared to our competitors, may be compromised due to our high level of debt and the restrictive covenants in our existing or future indebtedness;
●	the Company’s ability to receive distributions from its subsidiaries and to pay taxes, expenses and dividends may be adversely affected by the terms of our debt;
●	increases in interest rates would increase the cost of servicing our debt; and
●	our ability to borrow additional funds or to refinance debt may be limited.

Moreover, in the event of a default under any of our indebtedness, the holders of our indebtedness could elect to declare such indebtedness be due and payable and/or elect to exercise other rights, any of which could have a material adverse effect on our liquidity and our business, financial condition and results of operations.

We rely on internet search engines and application marketplaces to drive traffic to our platform, certain providers of which offer products and services that compete directly with ours. If links to our websites and apps are not displayed prominently, traffic to our platform could decline and our business would be negatively affected.

The number of consumers we attract to our platform is due in large part to how and where information from, and links to, our websites are displayed on search engine results pages, or SERPs. The display, including rankings, of search results can be affected by a number of factors, many of which are not in our control. Search engines frequently change the logic that determines the placement and display of the results of a user’s search, such that the purchased or algorithmic placement of links to our websites can be negatively affected. A search engine could alter its search algorithms or results causing our websites to place lower in search query results. For example, Google, a significant source of traffic to our websites, frequently promotes its own competing products in its search results, which has negatively impacted placement of references to our company and our websites on the SERP. If a major search engine changes its algorithms in a manner that negatively affects the search engine ranking of our websites or those of our travel partners, or if competitive dynamics impact the cost or effectiveness of SEO or SEM in a negative manner, our business and financial performance would be adversely affected. Furthermore, our failure to successfully manage our SEO and SEM strategies and/or other traffic acquisition strategies could result in a substantial decrease in traffic to our websites, as well as increased costs to the extent we replace free traffic with paid traffic.

We also rely on application marketplaces, or app stores such as Apple’s App Store and Google’s Play, to drive downloads of our apps. In the future, Apple, Google or other marketplace operators may make changes that make access to our products more difficult or may limit our access to information that would restrict our ability to provide the best user experience. For example, Google has entered various aspects of the online travel market, including by establishing a flight metasearch product and hotel metasearch product as well as reservation functionality. Our apps may receive unfavorable treatment compared to the promotion and placement of competing apps, such as the order in which they appear within marketplaces. In addition, Apple has announced new features that limit who has access to consumer data, including location information. Similarly, if problems arise in our relationships with providers of application marketplaces, traffic to our website and our user growth could be harmed.

The widespread adoption of teleconference and virtual meeting technologies could reduce the number of in-person business meetings and demand for travel and our services, which could adversely affect our business, financial condition and results of operations.

Our business and growth strategies rely in part upon our clients’ continued need for in-person meetings and conferences. Due to the COVID-19 pandemic, teleconference and virtual meeting technologies have become significantly more popular and many businesses have substituted these technologies for part or all of their in-person meetings and conferences. Even if and when the spread of COVID-19 is contained and travel and other restrictions are lifted, we cannot predict whether businesses will continue to choose to substitute these technologies for part or all of their in-person meetings and conferences and whether employer and employee attitudes toward business travel will change in a lasting way. Should businesses choose to continue to substitute these technologies for part or all of their in-person meetings and conferences and the preferences of our clients shift away from in-person meetings and conferences, it would adversely affect our business, financial condition and results of operations.

We operate in an increasingly competitive global environment and could fail to gain, or could lose, market share if we are unable to compete effectively with our current or future competitors.

The travel industry, and the business travel services industry, are highly competitive, and if we cannot compete effectively against the number and type of sellers of travel-related services, we may lose sales to our competitors, which may adversely affect our financial results and performance. We currently compete, and will continue to compete, with a variety of travel and travel-related companies, including other corporate travel management service providers, consumer travel agencies and emerging and established online travel agencies. We also compete with travel suppliers, such as airlines and hotels, where they market their products and services directly to travelers through platforms used by consumers to book and fulfill travel, including by offering more favorable rates, exclusive products/services and loyalty points to travelers who purchase directly from such travel suppliers through B2C channels. B2C may include business travelers who purchase travel outside of a company-sponsored and managed channel, or whose companies do not have such a channel. We compete, to a lesser extent, with credit card loyalty programs, online travel search and price comparison services, facilitators of alternative accommodations such as short-term home or condominium rentals and social media and e-commerce websites.

Some of our competitors may have access to more financial resources, greater name recognition and well- established client bases in their target client segments, differentiated business models, technology and other capabilities or a differentiated geographic coverage, which may make it difficult for us to retain or attract new clients.

We cannot assure you that we will be able to compete successfully against any current, emerging and future competitors or provide sufficiently differentiated products and services to our client and traveler base. Increasing competition from current and emerging competitors, consolidation of our competitors, the introduction of new technologies and the continued expansion of existing technologies may force us to make changes to our business models, which could materially and adversely affect our business, prospects, financial condition and results of operations. If we cannot compete effectively against the number and type of sellers of travel-related services, we may lose sales to our competitors, which may adversely affect our financial results and performance.

Our failure to quickly identify and adapt to changing industry conditions, trends or technological developments may have a material and adverse effect on us.

Certain results and trends related to our business and the travel industry more generally are based on preliminary data and assumptions, and as a result, are subject to change and may differ materially from what we expect. We present certain results and trends in this prospectus related to our business and the travel industry more generally, which are based on an analysis of then-available or preliminary data, and the results, related findings or conclusions are subject to change. No assurance can be given that these results and trends, or that our expectations surrounding our business or the travel industry, will be accurate. These risks are heightened by the uncertainty of the COVID-19 pandemic and its impact on the travel industry and our business. Further, unanticipated events and circumstances may occur and change the outlook surrounding our business and the travel industry in material ways. Accordingly, certain of our expectations related to our business and the travel industry more generally may not occur as expected, if at all, and actual results or trends presented may differ materially from what we expect.

Operating as a public company will require us to incur substantial costs and will require substantial management attention. In addition, key members of our management team have limited experience managing a public company.

As a public company, we will face increased legal, accounting, administrative and other costs and expenses that we did not incur as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements require us to carry out activities we have not done previously. For example, we have created new board committees and adopted new internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, see the risk factor below titled “ITHAX identified a material weakness in internal control over financial reporting. This material weakness could continue to adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner”), we could incur additional costs rectifying those issues, and the existence of those issues could harm our reputation or investor perceptions of us. It may also be more expensive to obtain director and officer liability insurance. Risks associated with our status as a public company may make it more difficult to attract and retain qualified persons to serve on our Board or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require us to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs. In addition, we may be subject to stockholder activism, which can lead to additional substantial costs, distract management, and impact the manner in which we operate our business in ways that we cannot currently anticipate. As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which may result in threatened or actual litigation, including by competitors.

Our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage our transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to the management and growth of New Mondee. We may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the U.S. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the U.S. may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.

Our failure to maintain effective internal controls over financial reporting could harm us.

Our management is responsible for establishing and maintaining adequate internal controls over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. Under standards established by the Public Company Accounting Oversight Board (“PCAOB”), a deficiency in internal controls over financial reporting exists when the design or operation of a control does not allow management or personnel, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. The PCAOB defines a material weakness as a deficiency, or combination of deficiencies, in internal controls over financial reporting, such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented, or detected and corrected, on a timely basis. The PCAOB defines a significant deficiency as a deficiency, or a combination of deficiencies, in internal controls over financial reporting that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of a registrant’s financial reporting. We cannot assure you that material weaknesses and control deficiencies will not be discovered in the future. Our failure to maintain effective disclosure controls and internal controls over financial reporting could have an adverse effect on our business and could cause investors to lose confidence in our financial statements, which could cause a decline in the price of the New Mondee Common Stock, and we may be unable to maintain compliance with the Nasdaq listing standards. If we fail to maintain an effective system of internal controls, the accuracy and timing of our financial reporting may be adversely affected, and our liquidity and access to capital markets may be adversely affected, and we may be subject to regulatory investigations and penalties.

Risks Related to Our Dependence on Third Parties

Our business depends on our relationships with travel agencies, travel management companies and other travel businesses and third parties.

If we are unable to maintain existing, and establish new, arrangements with travel suppliers, or if our travel suppliers and partners reduce or eliminate the commission and other compensation they pay us, our business and results of operations would be negatively impacted. Our business is dependent on our ability to maintain our relationships and arrangements with existing travel suppliers, such as airlines, hotels, car rentals, hotel consolidators, destination services companies and GDSs, as well as our ability to establish and maintain relationships with new travel suppliers. Adverse changes in key arrangements with our travel suppliers, including an inability of any key travel supplier to fulfill its payment obligation to us in a timely manner, increasing industry consolidation, changes in travel suppliers’ booking practices regarding groups, or our inability to enter into or renew arrangements with these parties on favorable terms, if at all, could reduce the amount, quality, pricing and breadth of the travel services and products that we are able to offer, which could adversely affect our business, financial condition and results of operations.

We generate a significant portion of our revenue from commissions and incentive payments from travel suppliers, especially airline suppliers, and GDSs. If, as a result of a reduction in volumes from airlines shifting volume away from GDSs to the International Air Transport Association’s New Distribution Capacity, or any other reason, travel suppliers or GDSs reduce or eliminate the commissions, incentive payments or other compensation they pay to us, our revenue may decline unless we are able to adequately mitigate such reduction by increasing the service fee we charge to our travelers or increasing our transaction volume in a sustainable manner. However, an increase in service fees may also result in a loss of potential travelers.

Although we generally maintain formal contractual relationships with our travel suppliers, we do currently, and may continue to, maintain more informal arrangements with certain travel suppliers, such as airlines, GDSs, hotels and other travel product companies, which can be terminated with or without notice and which can create uncertainty with respect to the agreed terms including pricing. If these arrangements are terminated unexpectedly, or there is disagreement regarding the terms of the agreement with such travel supplier, our financial results or operations could be negatively impacted.

We cannot assure you that our agreements or arrangements with our travel suppliers or travel-related service providers will continue or that our travel suppliers or travel-related service providers will not reduce commissions, terminate their contracts, make their products or services unavailable to us or default on or dispute their payment or other obligations with us, any of which could reduce our revenue and margins or may require us to initiate legal or arbitral proceedings to enforce contractual payment obligations, which may materially and adversely affect our business, financial condition and results of operations.

Our business and results of operations could be adversely affected if one or more of our major travel suppliers suffers a deterioration in its financial condition or restructures its operations or as a result of consolidation in the travel industry, loses bookings and revenue.

A substantial portion of our revenue is affected by the prices charged by our travel suppliers, including airlines, GDS service providers, hotels, destination service providers and car rental suppliers, and the volume of products offered by our travel suppliers. As a result, if one or more of our major suppliers suffers a deterioration in their financial condition or restructures their operations, it could adversely affect our business, financial condition and results of operations.

In particular, as a substantial portion of our revenue depends on our sale of airline flights, we could be adversely affected by changes in the airline industry, including consolidations or bankruptcies and liquidations, and in many cases, we have no control over such changes. Consolidation among travel suppliers, including airline mergers and alliances, may increase competition from direct distribution channels related to those travel suppliers and place more negotiating leverage in the hands of those travel suppliers to attempt to lower booking fees and to lower commissions. Changes in ownership of travel suppliers may also cause them to direct less business towards us. If we are unable to compete effectively, our suppliers could limit our access to their content, including exclusive content, and favorable fares and rates and other incentives, which could adversely affect our results of operations. Mergers and acquisitions of airlines may also result in adjustments to routes, a reduction in total flights and overall passenger capacity and changes in fares, which may adversely affect the ability of our business to generate revenue.

Travel suppliers’ use of alternative distribution models, such as direct distribution models, could adversely affect our business.

Some of our travel suppliers, including some of our largest airline clients, have sought to increase usage of direct distribution channels. For example, these travel suppliers are trying to move more client traffic to their proprietary websites. This direct distribution trend enables them to apply pricing pressure on intermediaries and negotiate travel distribution arrangements that are less favorable to intermediaries. With travel suppliers’ adoption of certain technology solutions over the last decade, air travel suppliers have increased the proportion of direct bookings relative to indirect bookings. In the future, airlines may increase their use of direct distribution, which may cause a material decrease in their use of our services. Travel suppliers may also offer travelers advantages through their websites such as special fares and bonus miles, which could make their offerings more attractive than those available from us.

In addition, with respect to ancillary products, travel suppliers may choose not to comply with the technical standards that would allow ancillary products to be immediately distributed via intermediaries, thus resulting in a delay before these products become available through us relative to availability through direct distribution. In addition, if enough travel suppliers choose not to develop ancillary products in a standardized way with respect to technical standards our investment in adapting our various systems to enable the sale of ancillary products may not be successful.

Companies with close relationships with end consumers, like Facebook, as well as new entrants introducing new paradigms into the travel industry, such as metasearch engines, like Google, may promote alternative distribution channels by diverting client traffic away from intermediaries and travel agents, which may adversely affect our business.

Risks Related to Employee Matters, Managing Our Growth and Other Risks Related to Our Business

Our success depends in large part on our ability to attract and retain high quality management and operating personnel, and if we are unable to attract, retain and motivate well-qualified employees, our business could be negatively impacted.

Our ability to identify, hire and retain senior management and other qualified personnel is critical to our results of operations and future growth. Much of our future success depends on the continued service, availability and performance of our senior management and other qualified personnel, particularly our professionals with experience in the travel industry. Any of these individuals may choose to terminate their employment with us at any time. The loss of any of these individuals could harm our business and reputation, especially if we have not been successful in developing adequate succession plans. Our business is also dependent on our ability to retain, hire and motivate talented, highly skilled personnel across all levels of our organization. We may experience higher compensation costs to retain senior management and qualified personnel that may not be offset by improved productivity or increased sales. If we are unable to continue to successfully attract and retain key personnel, our business may be harmed.

As we continue to grow, including from the integration of employees and businesses acquired in connection with previous or future acquisitions, we may find it difficult to hire, integrate, train, retain and motivate personnel who are essential to our future success.

We may not be able to accurately predict our future capital needs, and we may not be able to obtain additional financing to fund our operations on the terms and in the manner previously obtained.

We may need to raise additional funds in the future. Any required additional financing may not be available on terms acceptable to us, or at all. If we raise additional funds by issuing equity securities or convertible debt, investors may experience significant dilution of their ownership interest, and the newly issued securities may have rights senior to those of the holders of the New Mondee Common Stock. If we raise additional funds by obtaining loans from third parties, the terms of those financing arrangements may include negative covenants or other restrictions on our business that could impair our operational flexibility and would also require us to incur interest expense. Higher interest rates could increase debt service requirements on our current variable rate indebtedness, and on any debt we subsequently incur, and could reduce funds available for operations, future business opportunities or other purposes. If we need to repay debt during periods of rising interest rates, we could be required to refinance our then-existing debt on unfavorable terms or liquidate one or more of our assets to repay such debt at times which may not permit realization of the maximum return on such assets and could result in a loss. The occurrence of either or both of such events could materially and adversely affect our profitability, cash flows and results of operations. If additional financing is not available when required or is not available on acceptable terms, we may have to scale back our operations, and we may not be able to expand our business, take advantage of business opportunities or respond to competitive pressures, which could negatively impact our revenue and the competitiveness of our services.

Our success is subject to the development of new products and services over time.

Our growth occurs organically and through mergers and acquisitions. Although we develop products in-house by adding new features and improving upon existing technology, we heavily rely on mergers and acquisitions to expand our customer base.

We pursue growth opportunities by acquiring complementary businesses, solutions or technologies through strategic transactions, investments or partnerships. The identification of a suitable acquisition, strategic investment or strategic partnership candidate can be costly and time consuming and can distract our management team from its current operations. If such strategic transactions require us to seek additional debt or equity financing, we may not be able to obtain such financing on terms favorable to New Mondee or at all, and such transactions may adversely affect our liquidity and capital structure. Any strategic transaction might not strengthen our competitive position, may increase some of its risks, and may be viewed negatively by our customers, partners or investors.

Even if we successfully complete a strategic transaction, we may not be able to effectively integrate the acquired business, technology, systems, control environment, solutions, personnel or operations into our business. We may experience unexpected changes in how we are required to account for strategic transactions pursuant to U.S. GAAP and may not achieve the anticipated benefits of any strategic transaction. We may sustain unexpected costs, claims or liabilities that it incurs during the strategic transaction or that we assume from the acquired company, or we may discover adverse conditions post acquisition for which we have limited or no recourse.

We may be unable to successfully close potential acquisitions, or successfully integrate the operations of such target businesses, if acquired, which could have an adverse impact on our business.

Acquisitions have been and are expected to continue to be a critical part of our growth strategy. The travel service industry is highly competitive, and we face competition for acquisition opportunities from many other entities, including financial investors, some of which are significantly larger, have greater resources and lower costs of capital and are well established and have extensive experience in identifying and completing acquisitions. This competitive market for a small number of business opportunities may make it more challenging to identify and successfully capitalize on acquisition opportunities that meet our investment objectives. The identification of suitable acquisition candidates can be difficult, time-consuming and costly, and we may not complete acquisitions successfully that we target in the future. Our business is subject to regulation in the U.S. and the other jurisdictions in which we operate, and any failure to comply with such regulations or any changes in such regulations could adversely affect us. If we cannot identify and purchase a sufficient quantity of profitable businesses at favorable prices, or if we are unable to finance acquisition opportunities on commercially favorable terms, our business, financial condition or results of operations could be materially adversely affected.

Acquisition activity presents certain risks to our business, operations and financial condition, and we may not realize the financial and strategic goals contemplated at the time of a transaction. Our ability to successfully implement our acquisition strategy will depend on our ability to identify, negotiate, complete and integrate acquisitions, and, if necessary, to obtain satisfactory debt or equity financing to fund those acquisitions.

Mergers and acquisitions are inherently risky, and any mergers and acquisitions that we complete may not be successful. The process of integrating an acquired company’s business into our operations and investing in new technologies is challenging and may result in expected or unexpected operating or compliance challenges, which may require significant expenditures and a significant amount of our management’s attention that would otherwise be focused on the ongoing operation of our business. The potential difficulties or risks of integrating an acquired company’s business include the following, among others, which risks can be magnified when one or more integrations are occurring simultaneously or within a small period of time:

●	the effect of the acquisition on our financial and strategic positions and our reputation;
●	risk that we are unable to obtain the anticipated benefits of the acquisition, including synergies, economies of scale, revenues and cash flow;
●	retention risk with respect to key clients, service providers and travel advisors, and challenges in retaining, assimilating and training new employees;
●	potential increased expenditure on human resources and related costs;
●	retention risk with respect to an acquired company’s key executives and personnel;
●	potential disruption to our ongoing business;
●	especially high degree of risk for investments in immature businesses with unproven track records and technologies, with the possibility that we may lose the value of our entire investments or incur additional unexpected liabilities;
●	risk of entering new jurisdictions and becoming subject to foreign laws and regulations not previously applicable to us;
●	potential diversion of cash for an acquisition, ongoing operations or integration activities that would limit other potential uses for cash including IT, infrastructure, marketing and other investments;
●	the assumption of known and unknown debt and other liabilities and obligations of the acquired company;
●	potential integration risks related to acquisition targets that do not maintain internal controls and policies and procedures over financial reporting as would be required of a public company, which may amplify our risks and liabilities with respect to our ability to maintain appropriate internal controls and procedures;
●	inadequacy or ineffectiveness of an acquired company’s disclosure controls and procedures and/or environmental, health and safety, anti-corruption, human resources or other policies and practices;
●	challenges in reconciling accounting issues, especially if an acquired company utilizes accounting principles different from those that we use; and
●	challenges in complying with newly applicable laws and regulations, including obtaining or retaining required approvals, licenses and permits.

We anticipate that any future acquisitions we may pursue as part of our business strategy may be partially financed through additional debt or equity. If new debt is added to current debt levels, or if we incur other liabilities, including contingent liabilities, in connection with an acquisition, the debt or liabilities could impose additional constraints and requirements on our business and operations, which could materially adversely affect our financial condition and results of operations. If we are not able to obtain such necessary financing, it could have an impact on our ability to consummate a substantial acquisition and execute our growth strategy.

Any due diligence conducted by us in connection with potential future acquisitions may not reveal all relevant considerations or liabilities of the target business, which could have a material adverse effect on our financial condition or results of operations.

We intend to conduct such due diligence as we deem reasonably practicable and appropriate based on the facts and circumstances applicable to any potential acquisition. The objective of the due diligence process will be to identify material issues which may affect the decision to proceed with any one particular acquisition target or the consideration payable for an acquisition. We also intend to use information revealed during the due diligence process to formulate our business and operational planning for, our valuation of and integration planning for, any target company or business. While conducting due diligence and assessing a potential acquisition, we may rely on publicly available information, if any, information provided by the relevant target company to the extent such company is willing or able to provide such information and, in some circumstances, third party investigations. We cannot assure you that the due diligence undertaken with respect to a potential acquisition will reveal all relevant facts that may be necessary to evaluate such acquisition or to formulate a business strategy. Furthermore, the information provided during due diligence may be incomplete, inadequate or inaccurate. As part of the due diligence process, we will also make subjective judgments regarding the results of operations, financial condition and prospects of a potential opportunity. If the due diligence investigation fails to correctly identify material issues and liabilities that may be present in a target company or business, or if we consider such material risks to be commercially acceptable relative to the opportunity, and we proceed with an acquisition, we may subsequently incur substantial impairment charges or other losses.

Risks Related to Intellectual Property, Information Technology, Data Security and Privacy

If we fail to develop new and innovative technologies or enhance our existing technologies and grow our systems and infrastructure in response to changing client demands and rapid technological change, our business may suffer.

The travel industry is subject to changing client preferences and demands relating to travel and travel- related services, including in response to constant and rapid technological change. These characteristics are changing at an even greater pace as travel providers seek to address client needs and preferences resulting from the COVID-19 pandemic. If we are unable to develop or enhance technology in response to such changes, products or technologies offered or developed by our competitors may render our services less attractive to travelers.

Our ability to provide best-in-class service to our travelers depends upon the use of sophisticated information technologies and systems, including technologies and systems used for reservation systems, communications, procurement and administrative systems. As our operations grow in both size and scope, we continuously need to improve and upgrade our systems and infrastructure to offer and provide support for an increasing number of travelers and travel providers enhanced products, services, features and functionality, while maintaining the reliability and integrity of our systems and infrastructure. We may fail to effectively scale and grow our systems and infrastructure to accommodate these increased demands. Further, our systems and infrastructure may not be adequately designed with the necessary reliability and redundancy to avoid performance delays or outages that could be harmful to our business, or could contain errors, bugs or vulnerabilities.

Our future success also depends on our ability to understand, adapt and respond to rapidly changing technologies in the travel industry that will allow us to address evolving industry standards and to improve the breadth, diversity and reliability of our services. For example, technological platforms that include the use of artificial intelligence (“AI”) to analyze known traveler data and preferences to develop a tailored travel plan are being developed. As they are in the early stages, we must understand and respond to the potential impacts of such technology. We may not be successful, or may be less successful than our current or new competitors, in developing such technology, which would negatively impact our business and financial performance.

If we are not able to maintain existing systems, obtain new technologies and systems, or replace or introduce new technologies and systems as quickly as our competitors or in a cost-effective manner, our business and operations could be materially adversely affected. Also, we may not achieve the benefits anticipated or required from any new technology or system or be able to devote financial resources to new technologies and systems in the future.

Cybersecurity attacks or security breaches could adversely affect our ability to operate, could result in personal information and our proprietary information being lost, stolen, made inaccessible, improperly disclosed or misappropriated and may cause us to be held liable or subject to regulatory’ penalties and sanctions and to litigation (including class action litigation), which could have a material adverse effect on our reputation and business.

We, and our travel suppliers and third party service providers on our behalf, collect, use and transmit a large volume of personal information, which pose a tempting target for malicious actors who may seek to carry out cyber-attacks against us or our suppliers or service providers. The secure transmission of client information over the internet is essential in maintaining the confidence of travel suppliers and travelers. Substantial or ongoing data security breaches or cyber-attacks, whether instigated internally or externally on our system or other internet-based systems, expose us to a significant risk of loss, theft, the rendering inaccessible, improper disclosure or misappropriation of this information, and resulting regulatory actions, litigation (including class action litigation) and potential liability, damages and regulatory fines and penalties, and other related costs (including in connection with our investigation and remediation efforts), which could significantly affect our reputation and harm our business. Further, some of our third party service providers, travel suppliers and other third parties may receive or store information, including client information provided by us. Our travel suppliers currently require most travelers to pay for their transactions with their credit card, especially in the U.S.

Increasingly sophisticated technological capabilities pose greater cybersecurity threats and could result in a cyber-attack or a compromise or breach of the technology that we use to protect client transaction data.

We incur material expense to protect against cyber-attacks and security breaches and their consequences, and we may need to increase our security-related expenditures to maintain or increase our systems’ security in the future. However, despite these efforts, our security measures may not prevent cyber-attacks or data security breaches from occurring, and we may ultimately fail to detect, or accurately assess the severity of, a cyber-attack or security breach or not respond quickly enough. In addition, to the extent we experience a cyber-attack or security breach, we may be unsuccessful in implementing remediation plans to address exposure and future harms. It is possible that computer circumvention capabilities, new discoveries or advances or other developments, which change frequently and often are not recognized until launched against a target, could result in a compromise or breach of client data, even if we take all reasonable precautions, including to the extent required by law. These risks are likely to increase as we expand our offerings, expand internationally, integrate our products and services, and store and process more data, including personal information and other sensitive data. Further, if any of our third party service providers, travel suppliers or other third parties with whom we share client data fail to implement adequate data-security practices or fail to comply with our terms and policies or otherwise suffer a network or other security breach, our clients’ information may be improperly accessed, used or disclosed. We maintain a comprehensive portfolio of insurance policies to meet both our legal obligations and to cover perceived risks within our business, including those related to cybersecurity. We believe that our coverage and the deductibles under these policies are adequate for the risks that we face.

If a party (whether internal, external, an affiliate or unrelated third party) is able to circumvent our data security systems or those of the third parties with whom we share client information or engage in cyber-attacks, such cyber-attacks or data breaches could result in such party obtaining our proprietary information, the loss, theft or inaccessibility of, unauthorized access to, or improper use or disclosure of, our clients’ data and/or significant interruptions in our operations. Cyber-attacks and security breaches could also result in severe damage to our IT infrastructure, including damage that could impair our ability to offer our services. In addition, cyber-attacks or security breaches could result in negative publicity, damage our reputation, divert management’s time and attention, increase our expenditure on cybersecurity measures, expose us to risk of loss or litigation and possible liability, subject us to regulatory penalties and sanctions (and lead to further enhanced regulatory oversight), or cause travelers and potential travel suppliers to lose confidence in our security and choose to use the services of our competitors, any of which would have a material adverse effect on our brands, market share, results of operations and financial condition.

Third parties may claim that the operation of our business infringes on their intellectual proprietary rights. These claims could be costly to defend, result in injunctions and significant damage awards and limit our ability to use key technologies in the future (or require us to implement workarounds), which may cause us to incur significant costs, prevent us from commercializing our products and services or otherwise have a material adverse effect on our business.

In recent years, in the markets in which we operate, there has been considerable patent, copyright, trademark, domain name, trade secret and other intellectual property development activity, as well as litigation, based on allegations of infringement, misappropriation or other violations of intellectual property. Furthermore, individuals and groups can purchase patents and other intellectual property assets for the purpose of making claims of infringement to extract settlements from companies like ours. We may be subject to claims of alleged infringement, misappropriation or other violation of the intellectual property rights of our competitors or other third parties in the operation of our businesses, including for our use of third party intellectual property rights or our internally developed or acquired intellectual property, technologies and content. We cannot guarantee we have not, do not or will not infringe, misappropriate or otherwise violate the intellectual property rights of others. If we were to discover that our products or services infringe, misappropriate or otherwise violate the intellectual property rights of others, we may need to obtain licenses or implement workarounds that could be costly. We may not be able to obtain the necessary licenses on acceptable terms, or at all, or be able to implement workarounds successfully. Moreover, if we are sued for infringement, misappropriation or other violation of a third party’s intellectual property rights and such claims are successfully asserted against us, we could be required to pay substantial damages or ongoing royalty payments or to indemnify our licensees, or could be enjoined from offering our products or services or using certain technologies or otherwise be subject to other unfavorable circumstances. Accordingly, our exposure to damages resulting from such claims could increase and this could further exhaust our financial and management resources. Further, during the course of any litigation, we may make announcements regarding the results of hearings and motions, and other interim developments. If securities analysts and investors regard these announcements as negative, the market price of the New Mondee Common Stock may decline. Even if intellectual property claims do not result in litigation or are resolved in our favor, these claims (regardless of their merit) and the time and resources necessary to resolve them, could divert the resources of our management and require significant expenditures. Any of the foregoing could prevent us from competing effectively and could have an adverse effect on our business, operating results, and financial condition.

Our failure to adequately protect our intellectual property may negatively impact our ability to compete effectively against competitors in our industry.

Our success and ability to compete depend, in part, upon our intellectual property, including our brands, technology and database. In the U.S. and other jurisdictions, we rely on a combination of copyright, trademark, patent, and trade secret laws, as well as license and confidentiality agreements and internal policies and procedures to protect our intellectual property. Even with these precautions, however, it may be possible for another party to infringe, copy or otherwise obtain and use our owned or licensed intellectual property without our authorization or to develop similar intellectual property independently, particularly in those countries where effective trademark, domain name, copyright, patent and trade secret protection may not be available. Even where effective protection is available, policing unauthorized use of our intellectual property is difficult and expensive. If it becomes necessary for us to litigate to protect these rights, any proceedings could be burdensome and costly, could result in counterclaims challenging our ownership of intellectual property or its validity or enforceability or accusing us of infringement, and we may not prevail. We cannot be certain that the steps that we have taken or will take in the future will prevent misappropriation or infringement of intellectual property used in our business. Unauthorized use and misuse of our intellectual property or intellectual property we otherwise have the rights to use could reduce or eliminate any competitive advantage we have developed, potentially causing us to lose sales or actual or potential clients, or otherwise harm our business, resulting in a material adverse effect on our business, financial condition or results of operations, and we cannot assure you that legal remedies would adequately compensate us for the damage caused by unauthorized use.

Any significant IT systems-related failures, interruptions or security breaches or any undetected errors or design faults in IT systems could result in limited capacity, reduced demand, processing delays, privacy risks and loss of customers, suppliers or marketplace merchants and a reduction of commercial activity.

We rely on IT systems to service our clients and enable transactions to be processed on our platforms.

If we are unable to maintain and improve our IT systems and infrastructure, this may result in system interruptions, defects and slowdowns. In the event of system interruptions and/or slow delivery times, prolonged or frequent service outages or insufficient capacity that impedes us from efficiently providing services to travelers, we may lose travelers and revenue or incur liabilities. Further, errors, bugs, vulnerabilities, design defects, or technical limitations within our IT Systems may lead to negative experiences for our clients, compromised ability to perform services in a manner consistent with our terms, contracts, or policies, delayed product introductions or enhancements, compromised ability to protect the data of our users, other clients, employees and business partners and/or our intellectual property or other data, or reductions in our ability to provide some or all of our services. Our IT systems are vulnerable to damage, interruption or fraudulent activity from various causes, any of which could have a material adverse impact on our business, financial condition or results from operations including:

●	power losses, computer systems defects or failure, errors, bugs or vulnerabilities, computer viruses and other contaminants, internet and telecommunications or data network failures, losses and corruption of data and similar events;
●	operator error, penetration by individuals seeking to disrupt operations, misappropriate information or perpetrate fraudulent activity and other physical or electronic breaches of security;
●	the failure of third party software, systems or services that we rely upon to maintain our own operations;
●	lack of cloud computing capabilities and other technical limitations; and
●	natural disasters, fires, pandemics, wars and acts of terrorism.
●	In addition, we are dependent upon software, equipment and services provided and/or managed by third parties in the operation of our business. We currently rely on a variety of third party systems, service providers and software companies, including GDSs and other electronic central reservation systems used by airlines, various channel managing systems and reservation systems used by other travel suppliers, as well as other technologies used by payment gateway providers. In particular, we rely on third parties for:
●	the hosting of our websites;
●	the hosting of websites of our travel suppliers, which we may rely on;

●	certain software underlying our technology platform;
●	transportation ticketing agencies to issue transportation tickets and travel assistance products, confirmations and deliveries;
●	assistance in conducting searches for airfares and to process air ticket bookings;
●	processing hotel reservations for hotels not connected to our management systems;
●	processing credit card, debit card and net banking payments;
●	providing computer infrastructure critical to our business;
●	providing after hours travel management services; and
●	providing client relationship management services.

Any disruption or failure in the software, equipment and services provided and/or managed by these third parties, or errors, bugs or vulnerabilities, could result in performance delays, outages or security breaches that could be harmful to our business. Generally, our third party IT service providers have disaster recovery and business continuity plans relating to the services provided to us. However, if certain system failures occur, we may not be able to switch to back-up systems immediately, and the time to fully recover could be prolonged.

In the event that the performance of such software, equipment or services provided and/or managed by third parties deteriorates or our arrangements with any of these third parties related to the provision and/or management of software, equipment or services are terminated, we may not be able to find alternative services, equipment or software on a timely basis, on commercially reasonable terms, or at all. Even if we are able to find alternative services, equipment or software, we may not be able to do so without significant cost or disruptions to our business, and our relationships with our travelers may be adversely impacted. Our failure to secure agreements with such third parties, or the failure of such third parties to perform under such agreements, may have a material adverse effect on our business, financial condition or results of operations.

We may have inadequate insurance coverage or insurance limits to compensate for losses from a major interruption, and remediation may be costly and have a material adverse effect on our operating results and financial condition. Any extended interruption or degradation in our technologies or systems could significantly curtail our ability to conduct our business and generate revenue.

There are various risks associated with the facilitation of payments from consumers, including risks related to fraud, compliance with evolving rules and regulations and reliance on third parties.

Our results have been and will likely continue to be negatively impacted by consumer purchases made using fraudulent credit cards, claims the consumer did not authorize the purchase or consumers who have closed bank accounts or have insufficient funds in their bank accounts to satisfy payments. We may be held liable for accepting fraudulent credit cards on our platforms or in connection with other fraudulent transactions on our platforms, as well as other payment disputes with consumers. Accordingly, we calculate and record an allowance for the resulting chargebacks. We must also continually implement and evolve measures to detect and reduce the risk of fraud, in particular as these methods become increasingly sophisticated. If we are unable to successfully combat the use of fraudulent credit cards on our platforms, our business, profit margins, results of operations and financial condition could be materially adversely affected.

We believe that an important component of our future success will be our ability to offer consumers their preferred method of payment in the most efficient manner on all our platforms, and as a result, we are processing more of our transactions on a merchant basis where we facilitate payments from travelers through the use of credit cards and other payment methods (such as PayPal, Alipay, Paytm and WeChat Pay). While processing transactions on a merchant basis allows us to process transactions for properties that do not otherwise accept credit cards and to increase our ability to offer a variety of payment methods and flexible transaction terms to consumers, we incur additional payment processing costs (which are typically higher for foreign currency transactions) and other costs related to these transactions, such as costs related to fraudulent payments and transactions and fraud detection. As we expand our payments services to consumers and business partners, in addition to the revenues from these transactions, we may experience a significant increase in these costs, and our results of operations and profit margins could be materially adversely affected, in particular if we experience a significant increase in non-variable costs related to fraudulent payments and transactions.

As a greater percentage of our transactions involve us processing payments, our global systems and processes must be managed on a larger scale, which adds complexity, administrative burdens and costs, and increases the demands on our systems and controls, which could adversely affect our results of operations. In addition, as our payment processing activities continue to develop, we expect to be subject to additional regulations, including financial services regulations, which we expect to result in increased compliance costs and complexities, including those associated with the implementation of new or advanced internal controls. For example, the E.U.’s Payment Services Directive 2 has further complicated the authentication process for accepting credit cards. As a result of this directive, payments made on our platforms by consumers in the European Economic Area are subject to Strong Customer Authentication, which requires the consumer to engage in additional steps to authenticate their transaction. This new requirement could cause consumer transactions to take longer to process or otherwise inconvenience the consumer, which could result in consumers choosing not to utilize our platforms as often or at all. The implementation of this process has resulted and may continue to result in increased compliance costs and administrative burdens for us.

Other new or expanded regulations that could apply to us as our payments activities evolve include those relating to money transmission licenses, anti-money laundering, card scheme associations, sanctions, banking, privacy and security of our processes, among others. Compliance with this changing regulatory environment creates significant additional compliance costs and burdens, and it could lead us to modify our business plans or operations, any of which could negatively impact our business, results of operations and profit margins.

We are also subject to payment card association rules and obligations under our contracts with the card schemes and our payment card processors, including the Payment Card Industry Data Security Standard (the “Standard”). Under the Standard and these association rules and obligations, if information is compromised, we could be liable to payment card issuers for associated expenses and penalties, and in some cases, we could be restricted in our ability to accept payment cards. Under certain circumstances in our agreements with the card schemes and in relation to the Standard, we are also subject to periodic audits, self- assessments and other assessments of our compliance with the rules and obligations of the payment card associations and the Standard, which could result in additional expenses and administrative burdens. In addition, if we fail to follow payment card industry security standards, even if no consumer information is compromised, we could incur significant fines or experience a significant increase in payment card transaction costs. Additionally, compliance with the Standard may not prevent all security incidents. If we are fined or required to pay additional processing fees, or if our ability to accept payment cards is restricted in any way as a result of our failure to comply with these payment card industry rules, or otherwise, it could adversely impact our business, results of operations and profit margins.

We rely on banks, card schemes and other payment processors to execute certain components of the payments process. We generally pay these third parties interchange fees and other processing and gateway fees to help facilitate payments from consumers to travel service providers. As a result, if we are unable to maintain our relationships with these third parties on favorable terms, or if these fees are increased for any reason, our profit margin, business and results of operations could be harmed. Additionally, if these third parties experience service disruptions or if they cease operations (whether as a result of the COVID-19 pandemic or otherwise), consumers and travel service providers could have difficulty making or receiving payments, which could adversely impact our reputation, business and results of operations.

In addition, in the event that one of our major travel service providers voluntarily or involuntarily declares bankruptcy or otherwise ceases or limits operations, we could experience an increase in chargebacks from customers with travel reservations with such travel service provider, and we could experience financial loss from certain prepayments made to such travel service provider if we are not able to recover the prepayment. The COVID-19 pandemic and its resulting impact on travel demand, the travel industry and the economy increases the risk of insolvency or disruption to the ability of our travel service providers to provide services, and in some cases, has already resulted in the insolvency or closure of travel service providers. As a result, if one of our major travel service providers declares bankruptcy or ceases or limits operations, or if many travel service providers declare bankruptcy or cease or limit operations, it could adversely impact our business and results of operations.

Our use of “open source” software could adversely affect our ability to protect our proprietary software and subject us to possible litigation.

We use open source software in connection with our software development. From time to time, companies that use open source software have faced claims challenging the use of open source software and/or demanding compliance with open source license terms. We could be subject to suits by parties claiming ownership of what we believe to be open source software, or claiming non-

compliance with open source licensing terms. Some open source licenses require licensees who distribute software containing, linking to or derived from open source software to make publicly available the source code of such distributed software, which in some circumstances could be valuable proprietary code, license our software for free or permit others to make derivative works based on such software. While we have implemented policies to ensure that no open source software is used in a manner that would require us to disclose our proprietary source code, license our software for free or permit others to make derivative works based on it, there can be no guarantee that such use could not inadvertently occur. Any requirement to disclose our proprietary source code, license it for free or license it for purposes of making derivative works, and any requirement to pay damages for breach of contract and/or intellectual property infringement may have a material adverse effect on our business, results of operations or financial condition, and could help our competitors develop services that are similar to or better than ours.

Our processing, storage, use and disclosure of personal data, including of travelers and our employees, exposes us to risks stemming from possible failure to comply with governmental law and regulation and other legal obligations.

In our processing of travel transactions, we or our travel suppliers and third party service providers collect, use, analyze and transmit a large volume of personal information. There are numerous laws with a significant impact on our operations regarding privacy, cyber security and the storage, sharing, use, analysis, processing, transfer, disclosure and protection of personal information and consumer data, the scope of which are changing, subject to differing interpretations, and may be inconsistent between states within a country or between countries. For example, the European General Data Protection Regulation, became effective on May 25, 2018, and has resulted and will continue to result in significantly greater compliance burdens and costs for companies with users and operations in the EU. The GDPR imposes numerous technical and operational obligations on processors and controllers of personal data and provides numerous protections for individuals in the EFT, including, but not limited to, notification requirements for data breaches, the right to access personal information and the right to delete personal information. The GDPR provides data protection authorities with enforcement powers which include the ability to restrict processing activities and impose fines of up to 20 million Euros or up to 4% of the annual global turnover of the infringer, whichever is greater. In addition, the GDPR imposes strict rules on the transfer of personal data out of the EFT to a “third country,” including the U.S. (and, pending a potential adequacy decision by the European Data Protection Board, the UK, as further discussed below). These obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other requirements or our practices.

Additionally, the UK’s exit from the EU has created uncertainty with regard to the regulation of data protection in the UK. The UK Data Protection Act contains provisions, including its own derogations, for how the GDPR is applied in the UK. The UK Data Protection Act has been enacted alongside the UK GDPR. From the beginning of 2021 (when the transitional period following Brexit expired), we have been required to continue to comply with GDPR and also the UK Data Protection Act and the UK GDPR, under which the applicable entities may be subject to fines for non-compliance that are of the same amount as provided for in the GDPR. The relationship between the UK and the EFT remains uncertain, including, for example, the role of the UK’s supervisory authority and how data transfers between the UK and the EFT and other jurisdictions will be treated. In February 2021, the European Commission proposed to issue the UK with an “adequacy” decision to facilitate the continued free flow of personal data from the EFT member states to the UK. This decision is subject to the review and/or approval of the European Data Protection Board and a committee composed of EFT member state representatives. More recently, in May 2021, the European Parliament issued a resolution asking the Commission to modify its draft decisions on whether or not the UK data protection is adequate and personal data can safely be transferred there. Accordingly, the UK currently remains a “third country” for the purposes of data transfers from the EU to the UK following the expiration of the personal data transfer grace period (from January 1, 2021) set out in the EU and UK Trade and Cooperation Agreement, unless the adequacy decision is adopted in favor of the UK. If an adequacy decision is not adopted in respect of the personal data transfers between the EU and the UK, then alternative contractual measures to transfer data to the UK from the EU will need to be implemented. These changes will increase our overall risk exposure, and we may also incur costs to comply with any new requirements and restrictions for data transfers.

Further, we are subject to evolving laws and regulations that dictate whether, how, and under what circumstances we can transfer, process and/or receive personal data. For example, in July 2020, the Court of Justice of the European Union invalidated the “EU-US Privacy Shield,” a framework for transfers of personal data from the European Economic Area to the United States. While the same CJEU decision considered and left intact the Standard Contractual Clauses, another mechanism to safeguard data transfers from the EU to third countries, including the U.S., reliance on SCCs is subject to enhanced due diligence on the data importer’s national laws, according to the CJEU. Additional measures may have to accompany the SCCs for a transfer to be compliant. If a new transatlantic data transfer framework is not adopted and we are unable to continue to rely on SCCs or validly rely upon other alternative means of data transfers from the European Economic Area or the United Kingdom to the U.S. and other countries where safeguards for transfers of personal data are required under the GDPR (and UK GDPR), we may be unable to operate material portions of our business in the European Economic Area or the United Kingdom as a result of the CJEU’s ruling and related guidance of competent European and national agencies, which would materially and adversely affect our business, financial condition, and results of operations. Additionally, if we are restricted from sharing data among our products and services, or if we are restricted from sharing data with our travel suppliers and third party service providers, it could affect our ability to provide our services or the manner in which we provide our services. Our current data transfer practices may also be more closely reviewed by supervisory authorities and could become subject to private actions.

In the U.S., the California Consumer Privacy Act became effective on January 1, 2020, and limits how we may collect and use personal information, including by requiring companies that process information relating to California residents to make disclosures to consumers about their data collection, use and sharing practices, provide consumers with rights to know and delete personal information and allow consumers to opt out of certain data sharing with third parties. The CCPA also creates an expanded definition of personal information, imposes special rules on the collection of consumer data from minors, and provides for civil penalties for violations, as well as a private right of action for data breaches that is expected to increase the likelihood and cost of data breach litigation. The potential effects of this legislation are far-reaching and may require us to modify our data processing practices and policies and incur substantial costs and expenses in compliance and potential ligation efforts. Further, the California Privacy Rights Act, which will go into effect in 2023, creates certain additional rights for California residents. For example, the CPRA creates the new category of “sensitive personal information,” which covers data types such as precise geolocation information, biometric information, race and ethnicity, and information regarding sex life or sexual orientation. The CPRA also creates new rights for California residents to direct a business to limit the use and disclosure of such information to that which is necessary to perform the services reasonably expected by the consumer and to request that a company correct inaccurate personal information that is retained by the company. The Virginia Consumer Data Protection Act, which will go into effect in 2023, gives new data protection rights to Virginia residents and imposes additional obligations on controllers and processors of consumer data similar to the CCPA and CPRA. Other states have signed into law or are considering legislation governing the handling of personal data, indicating a trend toward more stringent privacy legislation in the U.S. In addition to the existing framework of data privacy laws and regulations, the U.S. Congress, U.S. state legislatures and many states and countries outside the U.S. are considering new privacy and security requirements that would apply to our business. Compliance with current or future privacy, cyber security, data protection, data governance, account access and information and cyber security laws requires ongoing investment in systems, policies and personnel and will continue to impact our business in the future by increasing our legal, operational and compliance costs and could significantly curtail our collection, use, analysis, sharing, retention and safeguarding of personal information and restrict our ability to fully maximize our closed-loop capability, deploy data analytics or Al technology or provide certain products and services, which could materially and adversely affect our profitability. We or our third party service providers could be adversely affected if legislation or regulations are expanded to require changes in our or our third party service providers’ business practices or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively affect our or our third party service providers’ business, results of operations or financial condition.

As a merchant that processes and accepts cards for payment, we have adopted and implemented internal controls over the use, storage and security of card data pursuant to the Payment Card Industry Data Security Standards. We assess our compliance with the PCI DSS rules on a periodic basis and make necessary improvements to our internal controls. If we fail to comply with these rules or requirements, we may be liable for card issuing banks’ costs, subject to fines and higher transaction fees, and lose our ability to accept credit and debit card payments from our clients, or facilitate other types of online payments, and our business and operating results could be adversely affected. For existing and future payment options we offer to both our corporate clients and travel suppliers, we may become subject to additional regulations and compliance requirements, including obligations to implement enhanced authentication processes, which could result in significant costs to us and our travel suppliers and reduce the ease of use of our payments options.

While we have taken steps to comply with privacy, cyber security, data protection, data governance, account access and information and cyber security laws and PCI-DSS, any failure or perceived failure by us, our third party service providers, our independent travel advisors or our partners or affiliates to comply with the privacy policies, privacy- or cyber security-related obligations to travelers or other third parties, or privacy- or cybersecurity-related legal obligations could result in potentially significant regulatory and/or governmental investigations and/or actions, litigation, fines, sanctions, monetary penalties and damages, ongoing regulatory monitoring and increased regulatory scrutiny, client attrition, diversion of management’s time and attention, decreases in the use or acceptance of our cards and damage to our reputation and our brand, all of which could have a material adverse effect on our business and financial performance. In recent years, there has been increasing regulatory enforcement and litigation activity in the areas of privacy, data protection and information and cyber security in the U.S., the EU and various other countries in which we operate.

We are subject to payment-related risks.

As a merchant that processes and accepts cards for payment, we have adopted and implemented internal controls over the use, storage and security of card data pursuant to the Payment Card Industry Data Security Standards. We assess our compliance with the PCI DSS rules on a periodic basis and make necessary improvements to our internal controls. If we fail to comply with these rules or requirements, we may be liable for card issuing banks’ costs, subject to fines and higher transaction fees, and lose our ability to accept credit and debit card payments from our clients, or facilitate other types of online payments, and our business and operating results could be adversely affected. For existing and future payment options we offer to both our corporate clients and travel suppliers, we may become subject to additional regulations and compliance requirements, including obligations to implement enhanced authentication processes, which could result in significant costs to us and our travel suppliers and reduce the ease of use of our payments options.

While we have taken steps to comply with privacy, cyber security, data protection, data governance, account access and information and cyber security laws and PCI-DSS, any failure or perceived failure by us, our third party service providers, our independent travel advisors or our partners or affiliates to comply with the privacy policies, privacy- or cyber security-related obligations to travelers or other third parties, or privacy- or cybersecurity-related legal obligations could result in potentially significant regulatory and/or governmental investigations and/or actions, litigation, fines, sanctions, monetary penalties and damages, ongoing regulatory monitoring and increased regulatory scrutiny, client attrition, diversion of management’s time and attention, decreases in the use or acceptance of our cards and damage to our reputation and our brand, all of which could have a material adverse effect on our business and financial performance. In recent years, there has been increasing regulatory enforcement and litigation activity in the areas of privacy, data protection and information and cyber security in the U.S., the EU and various other countries in which we operate.

Risks Related to Government Regulation, Tax and Litigation Matters

We may be unable to prevent unlawful or fraudulent activities in our operations, and we could be liable for such fraudulent or unlawful activities.

We are operating in a transitional period in which we are going from a private to public company, and we are learning how to meet internal control needs at the same time. As a newly public company, there is a risk that these internal controls over fraudulent or unlawful activities may not be wholly sufficient. For example, in 2017, the then-CFO of Rocketrip committed fraud by embezzling approximately $110,000 from Rocketrip by making payments to a fake vendor. Also, the former CFO of HariWorld Travel personally collected certain accounts receivable and did not return such collections to Mondee.

We also may acquire companies where fraud may have taken place, which could make us liable for such activities. Please see Risk Factor titled “Any due diligence conducted by us in connection with potential future acquisitions may not reveal all relevant considerations or liabilities of the target business, which could have a material adverse effect on our financial condition or results of operations” for further information.

New Mondee is subject to taxes in many jurisdictions globally.

We are subject to a variety of taxes in many jurisdictions globally, including the United States, India, Thailand and Canada. We are also subject to income and non-income taxes in the United States at the federal, state and local levels, and in many other countries. Significant judgment is required in determining its worldwide provision for taxes.

In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. We operate in numerous countries where its tax returns are subject to audit and adjustment by local tax authorities. Because we operate globally, the nature of the uncertain tax positions is often very complex and subject to change, and the amounts at issue can be substantial. It is inherently difficult and subjective to estimate such amounts, as New Mondee has to determine the probability of various possible outcomes. We re-evaluate uncertain tax positions on a quarterly basis. This evaluation is based on factors including, but not limited to, changes in facts or circumstances, changes in tax law, effectively settled issues under audit and new audit activity. Although we believe our tax estimates are reasonable, the final determination of tax audits could be materially different from its historical tax provisions and accruals. Our effective tax rate may change from year to year based on changes in the mix of activities and income allocated or earned among various jurisdictions, tax laws in these jurisdictions, tax treaties between countries, its eligibility for benefits under those tax treaties, and the estimated values of deferred tax assets and liabilities. Such changes could result in an increase in the effective tax rate applicable to all or a portion of its income which would reduce its profitability.

We establish reserves for our potential liability for U.S. and non-U.S. taxes, including sales, occupancy and value-added taxes, consistent with applicable accounting principles and in light of all current facts and circumstances. These reserves represent our best estimate of its contingent liability for taxes. The interpretation of tax laws and the determination of any potential liability under those laws are complex, and the amount of our liability may exceed our established reserves.

New tax laws, statutes, rules, regulations or ordinances could be enacted at any time and existing tax laws, statutes, rules, regulations and ordinances could be interpreted, changed, modified or applied adversely to us. These events could require us to pay additional tax amounts on a prospective or retroactive basis, as well as require us to pay fees, penalties or interest for past amounts deemed to be due. New, changed, modified or newly interpreted or applied laws could also increase its compliance, operating and other costs, as well as the costs of our products and services. For example, on December 22, 2017, the Tax Cuts and Jobs Act, was signed into law. The TCJA contains significant changes to the U.S. corporate income tax system, including a reduction of the federal corporate income tax rate from 35% to 21%, a limitation of the tax deduction for interest expense to 30% of adjusted taxable income (as defined in the TCJA), base erosion provisions related to intercompany foreign payments and global low-taxed income, a one- time taxation of offshore earnings at reduced rates in connection with the transition of U.S. international taxation from a worldwide tax system to a partially territorial tax system, the elimination of U.S. tax on foreign earnings (subject to certain important exceptions), and the modification or repeal of many business deductions and credits. It is possible that U.S. tax law will be further modified by the Biden administration by increasing corporate tax rates, eliminating or modifying some of the provisions enacted in the TCJA or other changes that could have an adverse effect on our operations, cash flows and results of operations and contribute to overall market volatility.

Application of existing tax laws, rules or regulations are subject to interpretation by taxing authorities.

The application of domestic and international income and non-income tax laws, rules and regulations to our historical and new products and services is subject to interpretation by the relevant taxing authorities. Given a focus on revenue generation, taxing authorities have become more aggressive in their enforcement of such laws, rules and regulations, resulting in increased audit activity and audit assessments and legislation, including new taxes on our technology platform and digital services. As such, potential tax liabilities may exceed our current tax reserves or may require us to modify its business practices and incur additional cost to comply, any of which may have a material adverse effect on our business.

The enactment of legislation implementing changes in taxation of domestic or international business activities, the adoption of other corporate tax reform policies, or changes in tax legislation or policies could materially affect our financial position and results of operations.

Many of the statutory laws, rules, and regulations imposing taxes and other obligations were enacted before the growth of the digital economy. Certain jurisdictions have enacted new tax laws, rules, and regulations directed at taxing the digital economy and multi-national businesses. If existing tax laws, rules, or regulations change, by amendment or new legislation, with respect to occupancy tax, sales tax, value-added taxes, goods and services tax, digital services tax, withholding taxes, revenue based taxes, unclaimed property, or other tax laws applicable to the digital economy or multi-national businesses, the result of these changes could increase our tax liabilities. Potential outcomes include, prospectively or retrospectively, additional responsibility to collect and remit indirect taxes, including on behalf of travel suppliers, imposition of interest and penalties, multiple levels of taxation, and an obligation to comply with information reporting laws or regulations requiring us to provide information about travel suppliers, customers, and transactions on our technology platform. The outcome of these changes may have an adverse effect on our business or financial performance. Demand for our products and services may decrease if we pass on such costs to the consumer; tax reporting and compliance obligations may result in increased costs to update or expand our technical or administrative infrastructure, or effectively limit the scope of our business activities if we decide not to conduct business in particular jurisdictions.

Taxing authorities have focused legislative efforts on tax reform, transparency, and base erosion prevention. As a result, policies regarding corporate income and other taxes in various jurisdictions are under heightened scrutiny, and tax reform legislation is being proposed or enacted in several jurisdictions. In general, changes in tax laws may affect our effective tax rate, increase our tax liabilities and impact the value of deferred tax balances. Since releasing its interim report in 2018, the Organization for Economic Co- operation and Development (“OECD”) has proposed measures to address corporate tax challenges of the digital economy. These measures include “Pillar One and Pillar Two” reports that focus on nexus, profit allocation, and minimum tax proposals. As the OECD continues its evaluation of these proposals, several territories have enacted or proposed measures to impose new digital services taxes on companies. These taxes are incremental to taxes historically incurred by the Company and result in taxation of the same revenue in multiple countries. The enacted and proposed measures may have an adverse effect on our business or financial performance.

Our tax liabilities in the future may also be adversely affected by changes to our operating structure, changes in the mix of revenue and earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax balances or the discontinuance of beneficial tax arrangements in certain jurisdictions. We continue to work with relevant governmental authorities and legislators, as appropriate, to clarify our obligations under existing, new and emerging tax laws, rules and regulations. However, due to the increasing pace of legislative changes and the scale of our business activities, any substantial changes in tax policies, enforcement activities or legislative initiatives may materially and adversely affect our business, the taxes we are required to pay, our financial position and results of operations.

Our business is subject to regulation in the U.S. and the other jurisdictions in which we operate, and any failure to comply with such regulations or any changes in such regulations could adversely affect us.

We are subject to various regulations in the U.S. and the international jurisdictions in which we operate. In addition, we maintain travel licenses and/or registrations in the jurisdictions that require them. We are required to renew our licenses, typically on an annual basis, and to do so, we must satisfy the licensee renewal requirements of each jurisdiction. Failure to satisfy any of the requirements to which our licensed entities are subject could result in a variety of regulatory actions ranging from a fine, a directive requiring remedial action, suspension of a license or, ultimately, revocation of a license.

We are subject to other laws and regulations on matters as diverse as anti-bribery and anti-corruption laws, internal controls over financial reporting, regulation by the DOT regarding the provision of air transportation, data privacy and protection, taxation, environmental protection, anti-trust, wage-and-hour standards, headcount reductions and employment and labor relations. In addition, certain of our clients have government contracts that subject them and us to governmental reporting requirements.

Supervision efforts and the enforcement of existing laws and regulations impact the scope and profitability of our existing business activities, limit our ability to pursue certain business opportunities and adopt new technologies, compromise our competitive position, and affect our relationships with partners, merchants, vendors and other third parties. Moreover, regulatory authorities have relatively broad discretion to grant, renew and revoke licenses and approvals and to implement regulations. Accordingly, such regulatory authorities could prevent or temporarily suspend us from carrying on some or all of our activities or otherwise penalize us if our practices were found not to comply with the then current regulatory or licensing requirements or any interpretation of such requirements by the regulatory authority. New laws or regulations could similarly affect our business, increase our costs of doing business and require us to change certain of our business practices and invest significant management attention and resources, all of which could adversely affect our results of operations and financial condition.

If we fail to satisfy regulatory requirements, our financial condition and results of operations could be adversely affected, and we may be restricted in our ability to take certain capital actions (such as declaring dividends or repurchasing outstanding shares) or engage in certain business activities or acquisitions, which could compromise our competitive position.

Our international operations are also subject to local government laws, regulations and procurement policies and practices which may differ from U.S. government regulations. For example, in Europe, computerized reservation systems regulations or interpretations of regulations may:

●	increase our cost of doing business or lower our revenue;
●	limit our ability to sell marketing data;
●	impact relationships with travel agencies, airlines, rail companies, or others, impair the enforceability of existing agreements with travel agencies and other users of our system;
●	prohibit or limit us from offering services or products; or
●	limit our ability to establish or change fees.

Our business and financial performance could be adversely affected by unfavorable changes in or interpretations of existing laws, rules and regulations or the promulgation of new laws, rules and regulations applicable to us and our businesses, including those relating to travel, the provision of travel packages, the internet and online commerce, internet advertising and price display, consumer protection, licensing and regulations relating to the offer of travel insurance and related products, anti-corruption, anti-trust and competition, economic and trade sanctions, tax, banking, data security, the provision of payment services and privacy. For example, there are, and will likely continue to be, an increasing number of laws and regulations pertaining to the internet and online commerce that may relate to liability for information retrieved from or transmitted over the internet, display of certain taxes and fees, online editorial and user-generated content, user privacy, behavioral targeting and online advertising, taxation, liability for third-party activities and the quality of products and services. Additionally, certain foreign jurisdictions are considering regulations intended to address the issue of “overtourism,” including by restricting access to city centers or popular tourist destinations or limiting accommodation offerings in surrounding areas, such as by restricting the construction of new hotels or the renting of homes or apartments. Such regulations could adversely affect travel to, or our ability to offer accommodations in, such markets, which could negatively impact our business, growth and results of operations. Also, compliance with the European Economic Community (“EEC”) Council Directive on Package Travel, Package Holidays and Package Tours could be costly and complex, and could adversely impact our ability to offer certain packages in the EEC in the future.

Similarly, companies we acquired may not have been subject to U.S. laws until we acquired them. Until we are able to fully integrate our compliance processes into the operations of such acquired companies, we are at risk of the acquired company’s failure to comply with U.S. laws, rules and regulations. Failure by us and our subsidiaries to comply with these laws could subject us to government investigations, civil and criminal penalties and reputational harm, which could have a material adverse effect on our consolidated operating results and financial position. Further, we rely on third parties that we do not control, including travel suppliers, strategic partners, third party service providers and affiliates. If these third parties fail to meet our requirements or standards or the requirements or standards of applicable laws or governmental regulations, it could damage our reputation, make it difficult for us to operate some aspects of our business, or expose us to liability for their actions which could have an adverse impact on our business and financial performance.

We are subject to anti-corruption, anti-money laundering, and economic sanctions laws and regulations in the jurisdictions in which we operate, including the U.S. Foreign Corrupt Practices Act (“FCPA”) and regulations administered and enforced by the U.S. Treasury’ Department’s Office of Foreign Assets Control (“OFAC”). Failure to comply with these laws and regulations could negatively impact our business, results of operations and financial condition.

Civil and criminal penalties may be imposed for violations of the FCPA, anti-money laundering laws and regulations, and regulations administered and enforced by OFAC and similar laws and regulations. Although we have policies in place with respect to compliance with the FCPA and similar laws, anti-money laundering laws and economic sanctions laws and regulations, we cannot assure you that our directors, officers, employees and agents will comply with those laws and our policies, and we may be held responsible for any such non-compliance. If we or our directors or officers violate such laws or other similar laws governing the conduct of our business (including local laws), we or our directors may be subject to criminal and civil penalties or other remedial measures, which could harm our reputation and have a material adverse impact on our business, financial condition and results of operations. Any investigation of any actual or alleged violations of such laws could harm our reputation or have an adverse impact on our business, financial condition and results of operations. The SEC, Department of Justice (“DOJ”) and OFAC, as well as foreign regulatory authorities, have continued to increase the enforcement of economic sanctions and trade regulations, anti-money laundering, and anti-corruption laws, across industries. As regulations continue to evolve and regulatory oversight continues to increase, we cannot guarantee that our programs and policies will be deemed compliant by all applicable regulatory authorities.

Economic sanctions and embargo laws and regulations, such as those administered and enforced by OFAC, vary in their application, as they do not all apply to the same covered persons or proscribe the same activities, and such sanctions and embargo laws and regulations may be amended or strengthened over time. We cannot assure you that we will be in compliance with such laws, particularly as the scope of certain laws may be unclear and may be subject to changing interpretations.

We may engage with partners and third-party intermediaries to market our services and to obtain necessary permits, licenses, and other regulatory approvals. In addition, New Mondee or our third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. We can be held liable for the corrupt or other illegal activities of these third-party intermediaries, and of its employees, representatives, contractors, partners, and agents, even if we do not explicitly authorize such activities. We cannot provide any assurance that all of our employees and agents will not take actions in violation of its policies and applicable law, for which we may be ultimately held responsible.

In the future, we may acquire companies with business operations outside of the U.S., some of which may not have previously been subject to certain U.S. laws and regulations, including the FCPA, OFAC, or other anti-corruption, anti-money laundering and economic sanctions laws applicable to us. We may be held responsible for any violations of such laws by an acquired company that occurred prior to our acquisition, or subsequent to the acquisition but before we are able to institute our compliance procedures. The process of integrating an acquired company’s business into our operations is challenging, and we may have difficulty in implementing compliance procedures for newly applicable anti-corruption and economic sanctions laws.

Exchange rate fluctuations may negatively affect our results of operations.

Our functional and presentational currency is U.S. dollars and as a result, our consolidated financial statements are reported in U.S. dollars. We have acquired, and may in the future acquire, businesses that denominate their financial information in a currency other than the U.S. dollar and/or conduct operations or make sales in currencies other than U.S. dollars. When consolidating a business that has functional currency other than U.S. dollars, we will be required to translate the balance sheet and operational results of such business into U.S. dollars. Due to the foregoing, changes in exchange rates between U.S. dollars and other currencies could lead to significant changes in our reported financial results from period to period. Among the factors that may affect currency values are trade balances, levels of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political or regulatory developments. We currently do not engage in foreign currency hedging activities and although we may seek to manage our foreign exchange exposure, including by active use of hedging and derivative instruments, we cannot assure you that such arrangements will be entered into or available at all times when we wish to use them or that they will be sufficient to cover the risk.

We are and, from time to time we may be, involved in legal proceedings and may experience unfavorable outcomes, which could affect our business and results of operations.

We are, and in the future, may be, subject to material legal proceedings in the course of our business, including, but not limited to, actions relating to contract disputes, business practices, intellectual property and other commercial and tax matters. Such legal proceedings may involve claims for substantial amounts of money or for other relief or might necessitate changes to our business or operations, and the defense of such actions may be both time consuming and expensive. Further, if any such proceedings were to result in an unfavorable outcome, it could result in reputational damage and have a material adverse effect on our business, financial position and results of operations. Insurance may not cover such claims, may not provide sufficient payments to cover all of the costs to resolve one or more such claims and may not continue to be available on terms acceptable to us. A claim brought against us that is uninsured or underinsured could result in unanticipated costs, thereby leading analysts or potential investors to reduce their expectations of our performance, which could reduce the market price of the New Mondee Common Stock.

Our reported results of operations may be adversely affected by changes in accounting principles generally accepted in the U.S.

Generally accepted accounting principles in the U.S. are subject to interpretation by the Financial Accounting Standards Board, the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. Although we are not aware of any recently issued and not yet effective, or pending accounting standards that may impact us, a change in these principles or interpretations could have a significant effect on our reported results of operations, and may even affect the reporting of transactions completed before the announcement or effectiveness of a change.

Investments in us may be subject to foreign investment screening regulations which may impose conditions or limitations on certain investors.

Many jurisdictions continue to strengthen their foreign direct investment (“FDI”) screening regimes, and investments and transactions may be subject to review by FDI regulators if such investments are perceived to implicate national security policy priorities. Any review and approval of an investment or transaction by an FDI regulator may have outsized impacts on transaction certainty, timing, feasibility, and cost, among other things. FDI regulatory policies and practices are rapidly evolving, and in the event that an FDI regulator reviews the Business Combination, there can be no assurances that the Business Combination will be able to proceed on the terms currently proposed. An FDI regulator may seek to prevent the Business Combination, require the divestiture of some or all of our business operations, impose requirements on the management, control and conduct of our business, or impose limitations or restrictions on, or prohibit, investments by certain investors.

Risks Related to Our Organization and Structure

We currently rely on the “controlled company” exemption under Nasdaq Stock Market Listing Rules, pursuant to which “controlled companies” are exempt from certain corporate governance requirements otherwise applicable under Nasdaq listing rules.

The Nasdaq Stock Market Listing Rules exempt “controlled companies,” or companies of which more than 50% of the voting power is held by an individual, a group or another company, from certain corporate governance requirements. ITHAX relied on the controlled company exemption for certain of the above requirements, including the requirement that director nominees be selected or recommended to the ITHAX Board by a majority of its independent directors, or by a nominating committee that is composed entirely of independent directors. In addition, the Mondee Stockholder beneficially owns, in the aggregate, more than 50% of the combined voting power for the election of New Mondee’s Board. As a result, we will continue be a “controlled company” within the meaning of the Nasdaq listing rules. Accordingly, our stockholders will not be afforded the same protections generally as stockholders of other Nasdaq-listed companies with respect to corporate governance for so long as we rely on these exemptions from the corporate governance requirements.

Investment in new business strategies and acquisitions could disrupt our ongoing business and present risks not originally contemplated.

Our strategy involves evaluating and potentially entering complementary businesses. We have invested, and in the future may invest, in new business strategies and acquisitions. For example, we acquired Rocketrip in 2020 to increase our access to large corporate customers through an incentive platform that reduces corporate travel spending. We also have acquired, and in the future may acquire, businesses similar to those we already operate in an effort to expand our geographic markets, acquire technology or products or to otherwise improve or grow our business. Such endeavors may involve significant risks and uncertainties, including diversion of management’s attention from current operations, greater than expected liabilities and expenses, inadequate return on capital, new risks with which we are not familiar, legal compliance obligations that previously did not apply to us, integration risks and difficulties and unidentified issues not discovered in our investigations and evaluations of those strategies and acquisitions. As a result, entering new businesses involves risks and costs that could, if realized, have an adverse effect on our business, reputation, results of operations, profit margins, cash flows or financial condition, as well as on our ability to achieve the expected benefits of any such investments or acquisitions.

We may decide to make minority investments, including through joint ventures, in which we have limited or no management or operational control. The controlling person in such a case may have business interests, strategies or goals that are inconsistent with ours, and decisions of the company or venture in which we invested may result in harm to our reputation or business or adversely affect the value of our investment. A substantial portion of our goodwill and intangible assets were acquired in acquisitions. If we determine that any of our goodwill and intangible assets, or any goodwill or intangible assets acquired in future transactions, experiences a decline in value, we may be required to record an impairment which could materially, adversely affect our results of operations. Further, we may issue shares of New Mondee Common Stock in these transactions, which could result in dilution to our stockholders.

We may not be able to successfully integrate acquired businesses or combine internal businesses.

The integration of acquired businesses requires significant time and resources, and we may not manage these processes successfully. Further, as our businesses developed, our strategy evolved and market conditions changed, we have integrated businesses that had been managed independently, integrated certain functions across businesses and restructured or ceased operating certain assets or businesses, and we may do so in the future, including through divestitures. These integrations may be of varying degree, depending on many factors such as business compatibility, strategic goals or geographic location, among others. Integrations are complex, often involve additional or unexpected costs and create a variety of issues and risks, including:

●	disruption or harm to the businesses involved;
●	disruption to our other businesses, including as a result of the need for management to spend time and attention on the integration;
●	difficulty combining different company cultures, systems, reporting structures, titles and job descriptions and compensation schemes;

●	problems retaining key personnel, in particular at the acquired or integrated company;
●	loss of travel service providers or partners of the acquired business; and
●	difficulty implementing and maintaining effective controls, procedures and policies.

We may not successfully integrate companies or achieve the strategic, financial or operating objectives of the acquisition or integration, any of which could adversely affect our business, results of operations or the value of our acquisitions.

Delaware law and our Certificate of Incorporation and Bylaws contain certain provisions, including anti- takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

Our Certificate of Incorporation and bylaws of the Company (the “Bylaws”), and the DGCL, contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by the New Mondee Board and therefore depress the trading price of New Mondee Common Stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of the New Mondee Board or taking other corporate actions, including effecting changes in our management. Among other things, the Certificate of Incorporation and the Bylaws include provisions regarding:

●	the ability of the New Mondee Board to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;
●	the limitation of the liability of, and the indemnification of, our directors and officers;
●	removal of the ability of New Mondee stockholders to take action by written consent in lieu of a meeting such action has been recommended or approved pursuant to a resolution approved by the affirmative vote of all of the directors then in office;
●	the requirement that a special meeting of stockholders may be called only by a majority of the entire New Mondee Board, which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;
●	controlling the procedures for the conduct and scheduling of board of directors and stockholder meetings;
●	the ability of the New Mondee Board to amend the bylaws, which may allow the New Mondee Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the bylaws to facilitate an unsolicited takeover attempt; and
●	advance notice procedures with which stockholders must comply to nominate candidates to the New Mondee Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the New Mondee Board, and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the New Mondee Board or management.

The Certificate of Incorporation designates the Delaware Court of Chancery or the United States federal district courts as the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, stockholders, employees or agents.

The Certificate of Incorporation, provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for state law claims for (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of New Mondee to New Mondee or our stockholders, or any claim for aiding or abetting such an alleged breach; (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws, or to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws; (iv) any action asserting a claim against the Company or any current or former director, officer, employee, agent or stockholder, whether arising under the DGCL, the Certificate of Incorporation or the Bylaws, or such actions as to which the DGCL confer jurisdiction on the Delaware Court of Chancery; or (v) any action asserting a claim against the Company or any current or former director, officer, employee, agent or stockholder governed by the internal affairs doctrine. The foregoing provisions will not apply to any claims as to which the Delaware Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of such court, which is rested in the exclusive jurisdiction of a court or forum other than such court (including claims arising under the Exchange Act), or for which such court does not have subject matter jurisdiction, or to any claims arising under the Securities Act and, unless the Company consents in writing to the selection of an alternative forum, the United States District Court for the District of Delaware will be the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules or regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such Securities Act claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, United States District Court for the District of Delaware shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. There is uncertainty as to whether a court would enforce the forum provision with respect to claims under the federal securities laws.

This choice of forum provision in our Certificate of Incorporation may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, or other employees, which may discourage lawsuits with respect to such claims. There is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. It is possible that a court could find these types of provisions to be inapplicable or unenforceable, and if a court were to find the choice of forum provision contained in the Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations and financial condition. Furthermore, investors cannot waive compliance with the federal securities laws and rules and regulations thereunder

Risks Related to Ownership of New Mondee Common Stock

If we fail to comply with the listing requirements of Nasdaq, we would face possible delisting, which would result in a limited public market for our securities and make obtaining future debt or equity financing more difficult for us.

The Company’s Class A common stock are listed on Nasdaq under the symbol “MOND”. Nasdaq may delist the New Mondee Common Stock from trading on its exchange for failure to meet the continued listing standards.

As previously disclosed in the Company’s current report on Form 8-K, filed July 18, 2022, we received written notice (the “Notice”) from the Staff of the Listing Qualifications Department (the “Staff”) of Nasdaq stating that the Staff has determined that we have not complied with the requirements of IM-5101-2 because the Company did not demonstrate that its New Mondee Common Stock complies with (a) the minimum 1,100,000 Unrestricted Publicly Held Shares requirement in Listing Rule 5405(a)(2) (the “Unrestricted Publicly Held Shares Requirement”) and (b) the minimum $20 million in Market Value of Unrestricted Publicly Held Shares requirement in Listing Rule 5405(b)(3)(B) (the “Market Value of Unrestricted Publicly Held Shares Requirement” and, together with the Unrestricted Publicly Held Shares Requirement, the “Exchange Requirements”) and (ii) the Company’s warrants do not qualify for initial listing since the security underlying the warrant, the New Mondee Common Stock, does not qualify. The Notice indicated that the Company’s New Mondee Common Stock and warrants would be suspended from Nasdaq on July 27, 2022. The Company requested a hearing before a Hearings Panel (the “Panel”) on July 25, 2022, which took place on August 26, 2022. On September 1, 2022, the Hearings Panel granted our request for an extension to October 21, 2022 to evidence compliance with all initial listing rules as required under Nasdaq Listing Rule 5405(a), during which extension period the New Mondee Common Stock and warrants will continue to be listed on Nasdaq.

On October 25, 2022, the Company received formal notice from Nasdaq indicating that the Company has demonstrated compliance with all applicable criteria for initial listing on Nasdaq, as set forth in Nasdaq Listing Rule 5405, as required by Nasdaq IM-5101-2. On October 26, 2022, the Staff filed a Form 25-NSE with the Securities and Exchange Commission to remove the Warrants from listing and registration on Nasdaq, notwithstanding the previously issued Nasdaq Determination Letter. While the

Company disagrees with Nasdaq's determination to delist the Warrants, Nasdaq has broad discretionary authority, under Listing Rule 5100, to delist securities. The Company's Class A common stock remain listed on Nasdaq under the symbol "MOND".

However, if our Class A common stock is delisted from trading on Nasdaq in the future for failure to meet the listing standards, we and our stockholders could face significant adverse consequences including:

●	a limited availability of market quotations for our securities;
●	reduced liquidity for our securities;
●	a determination that New Mondee Common Stock is a “penny stock,” which will require brokers trading in our New Mondee Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
●	a limited amount of news and analyst coverage; and
●	decreased ability to issue additional securities or obtain additional financing in the future.

An active trading market for the New Mondee Common Stock may never develop or be sustained, which may cause shares of the New Mondee Common Stock to trade at a discount to the price implied by the Business Combination and make it difficult to sell shares of New Mondee Common Stock.

New Mondee Common Stock is listed under the symbol “MOND” on the Nasdaq. However, we cannot assure you that an active trading market for the New Mondee Common Stock will develop on that exchange or elsewhere or, if developed, that any market will be sustained. Accordingly, we cannot assure you of the likelihood that an active trading market for the New Mondee Common Stock will develop or be maintained, the liquidity of any trading market, your ability to sell your shares of the New Mondee Common Stock when desired or the prices that you may obtain for your shares. Additionally, the New Mondee Common Stock likely will not be eligible to be included in certain stock indices because of our dual class voting structure. For example, certain index providers have announced restrictions on including companies with multiple- class share structures in certain of their indexes. S&P, Dow Jones and FTSE Russell have each announced changes to their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500. These changes exclude companies with multiple classes of shares from being added to these indices.

Certain existing stockholders purchased securities in New Mondee at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in New Mondee may not experience a similar rate of return.

Certain stockholders in the Company, including certain of the Selling Securityholders, acquired shares of New Mondee Common Stock or warrants in the Company at prices below the current trading price of our New Mondee Common Stock, and may experience a positive rate of return based on the current trading price.

Prior to the Business Combination, Legacy Mondee equity holders subscribed for an aggregate of 60,800,000 shares of New Mondee Common Stock at purchase prices ranging between approximately $3.99 per share and $9.91 per share. In addition, following the consummation of the Business Combination, each ITHAX ordinary share issued and outstanding immediately prior to the Business Combination was automatically canceled and converted into newly issued shares in New Mondee Common Stock in accordance with the terms of the Business Combination Agreement. The Sponsor paid an aggregate of $25,000 for the 5,854,700 ITHAX Class B ordinary shares owned by the Sponsor, its directors and certain other advisors and/or affiliates of the Sponsor to whom the Sponsor has transferred such Class B ordinary shares. Following the Business Combination, each ITHAX Class B ordinary share was converted on a one-for-one basis to shares of New Mondee Common Stock. In connection with the PIPE Financing, the PIPE Investors paid $70,000,000 to purchase an aggregate of 7,000,000 shares of New Mondee Common Stock for $10.00 per share. The Sponsor and Cantor Fitzgerald & Co. paid $6,750,000 in the aggregate to purchase an aggregate of 337,500 private placement warrants, each exercisable to purchase one ITHAX Class A ordinary share at $11.50, subject to adjustment. In connection with the Business Combination, the 337,500 private placement warrants were exchanged for 337,500 warrants of New Mondee with an exercise price of $11.50 per share, the exercise of which will result in the issuance of 337,500 shares of New Mondee Common Stock. For more details on the foregoing transactions, see “Certain Relationships and Related Person Transactions.” On September 13, 2022, the Sponsor dissolved and distributed its shares of New Mondee Common Stock and warrants to members of the sponsor (the "Sponsor Members") on a pro rata basis. For more details on the dissolution and pro-rata distribution of the Sponsor's securities, see

"Recent Developments." On November 1, 2022, the last reported sale price of our shares of New Mondee Common Stock as reported on Nasdaq was $9.23 per share. Holders of our warrants are less likely to exercise their warrants to the extent that the exercise prices of their warrants exceed the market price of our New Mondee Common Stock. There is no guarantee that the Preferred Financing Warrants will be in the money prior to their expiration, and as such, the Preferred Financing Warrants may expire worthless. As such, any cash proceeds that we may receive in relation to the exercise of the Preferred Financing Warrants overlying shares being offered for sale in this prospectus will be dependent on the trading price of our New Mondee Common Stock.

Given the relatively lower purchase prices that some of our shareholders paid to acquire shares of New Mondee Common Stock, these stockholders, some of whom are our Selling Securityholders, in some instances will earn a positive rate of return on their investment, which may be a significant positive rate of return, depending on the market price of our shares at the time that such stockholders choose to sell their shares of New Mondee Common Stock. Investors who purchase our shares of New Mondee Common Stock on the Nasdaq following the Business Combination may not experience a similar rate of return on the securities they purchase due to differences in the purchase prices and the current trading price. Based on the last reported sale price of our New Mondee Common Stock referenced above and their respective purchase prices, Legacy New Mondee equity holders may experience potential profit of up to $5.24 per share.

Concentration of ownership among our executive officers, directors and their respective affiliates may limit other stockholders’ ability to influence corporate matters and delay or prevent a third party from acquiring control over New Mondee.

The executive officers and directors of New Mondee, excluding Prasad Gundumogula, who serves as New Mondee’s Chief Executive Officer, and their respective affiliates beneficially own, in the aggregate, approximately 5.4% of outstanding New Mondee Common Stock. Mr. Gundumogula beneficially owns more than 81% of the outstanding shares of New Mondee Common Stock, which includes shares he is deemed to beneficially own through his control of Mondee Holdings, LLC, the sole holder of capital stock of Mondee, as well as the 6,000,000 Earn-Out Shares that he received upon the closing of the Business Combination. This significant concentration of ownership may have a negative impact on the trading price for the New Mondee Common Stock because investors often perceive disadvantages in owning stock in companies where there is a concentration of ownership in a small number of stockholders. In addition, these stockholders will be able to exercise influence over all matters requiring stockholder approval, including the election of directors and approval of corporate transactions, such as a merger or other sale of us or our assets. This concentration of ownership could limit other stockholders’ ability to influence corporate matters and may have the effect of delaying or preventing a change in control, including a merger, consolidation or other business combination, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, even if that change in control would benefit the other stockholders.

The market price of the New Mondee Common Stock may be volatile and fluctuate substantially, which could cause the value of your investment to decline.

The trading price of the New Mondee Common Stock is likely to be volatile and could be subject to fluctuations in response to various factors, some of which are beyond our control. These fluctuations could cause you to lose all or part of your investment in the New Mondee Common Stock. Factors that could cause fluctuations in the trading price of the New Mondee Common Stock include the following:

●	price and volume fluctuations in the overall stock market from time to time;
●	volatility in the trading prices and trading volumes of travel industry stocks;
●	changes in operating performance and stock market valuations of other travel companies generally, or those in our industry in particular;
●	sales of shares of the New Mondee Common Stock by stockholders or by us;
●	failure of securities analysts to maintain coverage of us, changes in financial estimates by securities analysts who follow our company or our failure to meet these estimates or the expectations of investors;
●	the financial projections we may provide to the public, any changes in those projections or our failure to meet those projections;

●	announcements by us or our competitors of new offerings or platform features;
●	the public’s reaction to our press releases, other public announcements and filings with the SEC;
●	rumors and market speculation involving us or other companies in our industry;
●	actual or anticipated changes in our results of operations or fluctuations in our results of operations;
●	the COVID-19 pandemic and its impact on the travel industry;
●	actual or anticipated developments in our business, our competitors’ businesses or the competitive landscape generally;
●	litigation involving us, our industry or both, or investigations by regulators into our operations or those of our competitors;
●	developments or disputes concerning our intellectual property or other proprietary rights;
●	announced or completed acquisitions of businesses, services or technologies by us or our competitors;
●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;
●	changes in accounting standards, policies, guidelines, interpretations or principles;
●	any significant change in our management;
●	general economic conditions and slow or negative growth of our markets; and
●	other factors described in this “Risk Factors” section.

In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

If securities analysts do not publish research or reports about our business or if they publish negative evaluations of the New Mondee Common Stock, the market price and trading volume of the New Mondee Common Stock could decline.

The trading market for the New Mondee Common Stock will rely, in part, on the research and reports that industry or financial analysts publish about us or our business. We do not currently have, and may never obtain, research coverage by industry or financial analysts. If no, or few, analysts commence coverage of us, the trading price of the New Mondee Common Stock would likely decrease. Even if we do obtain analyst coverage, if one or more of the analysts covering our business downgrade their evaluations of the New Mondee Common Stock, the price of the New Mondee Common Stock could decline. If one or more of these analysts cease to cover the New Mondee Common Stock, we could lose visibility in the market for the New Mondee Common Stock, which in turn could cause our stock price to decline.

The Preferred Financing Warrants included in this prospectus will become exercisable for New Mondee Common Stock, which will increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

As a result of the Financing Transaction, outstanding Preferred Financing Warrants to purchase an aggregate of 1,275,000 shares of New Mondee Common Stock and outstanding Preferred Financing Warrants to purchase 1,275,000 shares of New Mondee Common Stock are exercisable in accordance with the terms of the warrant agreement governing those securities. These Preferred Financing Warrants are exercisable at any time commencing on September 29, 2022 and ending on September 29, 2027 (i.e., the fifth anniversary of the completion of the Financing Transaction), subject to certain limitations and exceptions. The exercise price of these Preferred Financing Warrants is $11.50 per share. To the extent such Preferred Financing Warrants are exercised, additional shares of New Mondee Common Stock will be issued, which will result in dilution to the holders of New Mondee Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such Preferred Financing Warrants may be exercised could adversely affect the market price of New Mondee Common Stock. However, there is no guarantee that the Preferred Financing Warrants will be in the money prior to their expiration, and as such, the Preferred Financing Warrants may expire worthless.

The exercise price for our Preferred Financing Warrants is $11.50 per share, which exceeds the market price of New Mondee Common Stock, which was $9.23 per share based on the closing price of New Mondee Common Stock on the Nasdaq on November 1, 2022. The likelihood that warrant holders will exercise the Preferred Financing Warrants and any cash proceeds that we would receive is dependent upon the market price of New Mondee Common Stock. If the market price for New Mondee Common Stock is less than $11.50 per share, we believe warrant holders will be unlikely to exercise their Preferred Financing Warrants.

The Series A Preferred Stock has rights, preferences and privileges that will not be held by, and will be preferential to, the rights of holders of New Mondee Common Stock, which could adversely affect the liquidity and financial condition of the Company, and may result in the interests of the holders of Series A Preferred Stock differing from those of the holders of New Mondee Common Stock.

The Series A Preferred Stock ranks senior to shares of our New Mondee Common Stock with respect to liquidation preferences. Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series A Preferred Stock will be entitled to receive distributions out of our assets in an amount per share equal to $1,000 plus all accrued and unpaid dividends before any distributions shall be made on any shares of New Mondee Common Stock.

In addition, holders of Series A Preferred Stock will be entitled to dividends at a rate equal to SOFR plus 7% per annum (which rate increases to SOFR plus 10.50% per annum beginning on the second anniversary of the consummation of the Financing Transaction).

The preferential rights described above could result in divergent interests between the holders of shares of Series A Preferred Stock and the holders of New Mondee Common Stock.

You may experience future dilution as a result of future equity offerings or if we issue shares subject to options, warrants, stock awards or other arrangements.

In order to raise additional capital, we may in the future offer additional shares of New Mondee Common Stock or other securities convertible into or exchangeable for New Mondee Common Stock. We may sell shares or other securities in any other offering at a price per share that is less than the current market price of our securities, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The sale of additional shares of New Mondee Common Stock or other securities convertible into or exchangeable for New Mondee Common Stock would dilute all of our stockholders, and if such sales of convertible securities into or exchangeable into New Mondee Common Stock occur at a deemed issuance price that is lower than the current exercise price of our outstanding Preferred Financing Warrants sold to the Preferred Subscribers in September 2022, the exercise price for those warrants would adjust downward to the deemed issuance price pursuant to price adjustment protection contained within those warrants.

Risks Related to the Business Combination and New Mondee

Litigation or legal proceedings could expose New Mondee, to significant liabilities and have a negative impact on New Mondee’s respective reputations or business, as applicable.

New Mondee may become subject to claims, litigation, disputes and other legal proceedings from time to time. We evaluate these claims, litigation, disputes and other legal proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, we may establish reserves, as appropriate. These assessments and estimates are based on the information available to each management team at the time of its respective assessment and involve a significant amount of management judgment. Actual outcomes or losses may differ materially from our assessments and estimates.

Under the terms of the DB Engagement Letter, ITHAX agreed to indemnify and hold harmless and its directors, officers, agents, and employees and each other person, if any, who controls Deutsche Bank, within the meaning of the Securities Act, against any and all claims, losses, damages, liabilities, costs, and expenses as incurred arising related to or arising out of or in connection with, in each case, any actual or proposed transactions giving rise to or contemplated by the DB Engagement Letter or Deutsche Bank’s engagement under the DB Engagement Letter. Accordingly, if any claims, litigation, disputes or other legal proceedings are brought by third parties against Deutsche Bank in relation to the services it provided to ITHAX under any of these agreements, then New Mondee may be liable to pay for or reimburse Deutsche Bank for the losses and costs it incurs, unless such claims, losses, damages, liabilities, costs, or expenses arise primarily and directly out of or are based primarily or directly upon any action or failure to act by Deutsche Bank that is found in a final and non-appealable judicial determination by a court of competent jurisdiction (or settlement tantamount thereto) to constitute willful misconduct or gross negligence on the part of such indemnified party.

Even when not merited or whether or not New Mondee ultimately prevails, the defense of these lawsuits may divert management’s attention, and we may incur significant expenses in defending these lawsuits. The results of litigation and other legal proceedings are inherently uncertain, and adverse judgments or settlements in some of these legal disputes may result in adverse monetary damages, penalties or injunctive relief against any New Mondee, which could negatively impact any of our financial positions, cash flows or results of operations. An unfavorable outcome of any legal dispute could imply that New Mondee becomes liable for damages or may have to modify its business model.

Further, any liability or negligence claim against New Mondee in US courts may, if successful, result in damages being awarded that contain punitive elements and therefore may significantly exceed the loss or damage suffered by the successful claimant. Any claims or litigation, even if fully indemnified or insured, could damage our reputation and make it more difficult to compete effectively or to obtain adequate insurance in the future. A settlement or an unfavorable outcome in a legal dispute could have an adverse effect on New Mondee’s business, financial condition, results of operations, cash flows and/or prospects.

Furthermore, while New Mondee maintains insurance for certain potential liabilities, such insurance does not cover all types and amounts of potential liabilities and is subject to various exclusions as well as caps on amounts recoverable. Even if we believe a claim is covered by insurance, insurers may dispute its entitlement to recovery for a variety of potential reasons, which may affect the timing and, if the insurers prevail, the amount of our recovery.

The Business Combination may be subject to U.S. foreign investment regulations, which may impose conditions on, prevent, or un-wind the consummation of the Business Combination. Such conditions or limitations could also potentially make New Mondee Common Stock less attractive to investors or cause our future investments to be subject to U.S. foreign investment regulations.

Investments that involve the acquisition of, or investment in, a U.S. business by a non-U.S. investor may be subject to U.S. laws that regulate foreign investments in U.S. businesses and access by foreign persons to technology developed and produced in the United States. These laws include Section 721 of the Defense Production Act of 1950, as amended by the Foreign Investment Risk Review Modernization Act of 2018, and the regulations at 31 C.F.R. Parts 800 and 802, as amended, administered by the Committee on Foreign Investment in the United States (“CFIUS”).

Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on, among other factors, the nature and structure of the transaction, including the level of beneficial ownership interest and the nature of any information or governance rights involved. For example, investments that result in “control” of a “U.S. business” by a “foreign person” (in each case, as such terms are defined in 31 C.F.R. Part 800) always are subject to CFIUS jurisdiction. Significant CFIUS reform legislation, which was fully implemented through regulations that became effective in 2020, expanded the scope of CFIUS’s jurisdiction to investments that do not result in control of a U.S. business by a foreign person, but afford certain foreign investors certain information or governance rights in a U.S. business that has a nexus to “critical technologies,” “covered investment critical infrastructure,” and/or “sensitive personal data” (in each case, as such terms are defined in 31 C.F.R. Part 800).

The investments by Sponsor and foreign persons controlling certain PIPE Investors in connection with the Business Combination resulted in investments in us by non-U.S. persons that could be considered by CFIUS to be covered investments or minority interests that could result in a covered control transaction that CFIUS would have authority to review. For example, Mr. Fintiklis, who is a Cypriot national and a permanent resident of the United States, served as the Chief Executive Officer of ITHAX and currently serves as a director of New Mondee, controls Ithaca Capital Partners 6 LLC, a Delaware limited liability company and one of the managing members of the Sponsor. The other managing member of the Sponsor was GMDA Capital Opportunities Ltd, an entity organized under the laws of Cyprus. Certain PIPE Investors are also foreign persons or controlled by foreign persons.

CFIUS or another U.S. governmental agency could choose to review the Business Combination or past or proposed transactions involving new or existing foreign investors in New Mondee, even if a filing with CFIUS is or was not required at the time of such transaction. There can be no assurances that CFIUS or another U.S. governmental agency will not choose to review the Business Combination. Any review and approval of an investment or transaction by CFIUS may have outsized impacts on transaction certainty, timing, feasibility, and cost, among other things. CFIUS policies and agency practices are rapidly evolving, and in the event that CFIUS reviews the Business Combination or one or more proposed or existing investment by investors, there can be no assurances that such investors will be able to maintain, or proceed with, such investments on terms acceptable to the parties to the Business Combination or such investors. Among other things, CFIUS could seek to impose limitations or restrictions on, or prohibit, investments by such investors (including, but not limited to, limits on purchasing New Mondee Common Stock, limits on information sharing with such investors, requiring a voting trust, governance modifications, or forced divestiture, among other things) or CFIUS could order us to divest all or a portion of Mondee if we had proceeded without first obtaining CFIUS clearance.

We may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the share price of our securities, which could cause you to lose some or all of your investment.

We cannot assure you that the due diligence conducted in relation to Mondee has identified all material issues or risks associated with Mondee, its business or the industry in which it competes. As a result of these factors, we may incur additional costs and expenses and we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence has identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. If any of these risks materialize, this could have a material adverse effect on our financial condition and results of operations and could contribute to negative market perceptions about our securities or New Mondee. Accordingly, any New Mondee stockholders could suffer a reduction in the value of their shares and warrants. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the registration statement or prospectus relating to the Business Combination contained an actionable material misstatement or material omission.

Our warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement governing our warrants. As a result of the SEC Statement, we reevaluated the accounting treatment of our 12,075,000 public warrants and 337,500 private placement warrants, and determined to classify the warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings.

As a result, included on ITHAX’s balance sheets as of June 30, 2022 and December 31, 2021 contained elsewhere in this prospectus are derivative liabilities related to embedded features contained within our warrants. Accounting Standards Codification 815, Derivatives and Hedging (“ASC 815”), provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate quarterly, based on factors, which are outside of our control. Due to the recurring fair value measurement, we expect that we will recognize non-cash gains or losses on our warrants each reporting period and that the amount of such gains or losses could be material. The impact of changes in fair value on earnings may have an adverse effect on the market price of our securities. As a result of the consummation of the Offer to Purchase and Consent Solicitation and subsequent redemption of public warrants that were not tendered in the Offer to Purchase, there are no public warrants outstanding as of November 2, 2022.

ITHAX identified a material weakness in internal control over financial reporting. This material weakness could continue to adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with GAAP. Our management is likewise required, on a quarterly basis, to evaluate the effectiveness of our internal controls and to disclose any changes and material weaknesses identified through such evaluation in those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

As described elsewhere in this prospectus, ITHAX identified a material weakness in internal control over financial reporting related to our complex financial instruments. As a result of this material weakness, ITHAX’s management concluded that its internal control over financial reporting was not effective as of June 30, 2022.

Any continued failure to maintain such internal control over our financial reporting control could adversely impact our ability to report our financial position and results from operations on a timely and accurate basis. If our financial statements are not accurate, investors may not have a complete understanding of our operations. Likewise, if our financial statements are not filed on a timely basis, we could be subject to sanctions or investigations by the stock exchange on which our common stock is listed, the SEC or other regulatory authorities. In either case, there could result a material adverse effect on our ability to consummate the initial business combination.

As a result of the material weakness described above, we face potential for litigation or other disputes which may include, among others, claims under federal and state securities laws, contractual claims or other claims arising from the material weakness in our internal control over financial. As of the date of this prospectus, we have no knowledge of any such litigation or dispute.

We can give no assurance as to our ability to timely remediate the material weakness identified, if at all; that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls; or that any litigation or dispute will not arise in the future.

The Preferred Financing Warrants may never be in the money, and they may expire worthless and the terms of the Preferred Financing Warrants may be amended in a manner adverse to a holder if holders of at least 50% of the then-outstanding Preferred Financing Warrants approve of such amendment.

The Preferred Financing Warrants were issued in registered form under a warrant agreement between Continental and the Company, as warrant agent, and the Company. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or correct any mistake and to provide for the delivery of Alternative Issuance pursuant to Section 4.4 of the warrant agreement, but otherwise requires the approval by the holders of at least a majority of the then-outstanding Preferred Financing Warrants to make any change. Accordingly, we may amend the terms of the Preferred Financing Warrants in a manner adverse to a holder if holders of at least a majority of the then-outstanding Preferred Financing Warrants approve of such amendment. Although our ability to amend the terms of the Preferred Financing Warrants with the consent of at least a majority of the then-outstanding Preferred Financing Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash, shorten the exercise period or decrease the number of shares of New Mondee Common Stock purchasable upon exercise of a warrant.

New Mondee is subject to changing laws and regulations regarding regulatory matters, corporate governance and public disclosure that have increased New Mondee’s costs and the risk of non-compliance.

New Mondee will be subject to rules and regulations by various governing bodies, including, for example, the SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and will likely continue to result in, increased general and administrative expenses and a diversion of management time and attention from seeking a business combination target.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to New Mondee’s disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

USE OF PROCEEDS

All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

Assuming the exercise of all Preferred Financing Warrants being offered pursuant to this prospectus for cash, we will receive an aggregate of approximately $14.7 million but will not receive any proceeds from the sale of the shares of New Mondee Common Stock issuable upon such exercise. The exercise price for our Preferred Financing Warrants is $11.50 per share, which exceeds the market price of New Mondee Common Stock, which was $9.23 per share based on the closing price of New Mondee Common Stock on the Nasdaq on November 1, 2022. The likelihood that warrant holders will exercise the Preferred Financing Warrants and any cash proceeds that we would receive is dependent upon the market price of New Mondee Common Stock. If the market price for New Mondee Common Stock is less than $11.50 per share, we believe warrant holders will be unlikely to exercise their Preferred Financing Warrants. We expect to use any net proceeds from the exercise of the Preferred Financing Warrants, if any, for general corporate purposes. We will have broad discretion over the use of any proceeds from the exercise of the Preferred Financing Warrants. There is no assurance that the holders of the Preferred Financing Warrants will elect to exercise for cash any or all of such Preferred Financing Warrants . To the extent that any Preferred Financing Warrants are exercised on a “cashless basis,” we would not receive any proceeds from the exercise of such Preferred Financing Warrants.

Except as otherwise provided in the Registration Rights Agreement, the Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included in the Proxy Statement/Prospectus. In this section, the historical financial information presented for ITHAX is for Mondee Holdings, Inc. (f/k/a ITHAX Acquisition Corp.), and the historical financial information presented for Mondee is for Mondee Holdings II, Inc. and Subsidiaries.

Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 requires pro forma adjustments that depict the accounting for the transaction (“Transaction Accounting Adjustments”) and allows optional pro forma adjustments that present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”).

ITHAX and Mondee are collectively referred to herein as the “Companies,” and the Companies, subsequent to the Business Combination and the PIPE Investment, are referred to herein as “New Mondee.”

In addition, the related party loan receivable was settled upon the consummation of the Business Combination by delivery of New Mondee Common Stock and through the acquisition of Metaminds Technologies Pvt. Ltd (“Metaminds”) assets. On July 18, 2022, the Company entered into an Asset Purchase Agreement (the “Agreement”) with Metaminds Technologies Pvt. Ltd., (“Seller”) to acquire substantially all of Metaminds assets. The Company acquired Metaminds, an entity under common control for a purchase price of $2 million. Management is currently evaluating the impact and values of all major classes of assets and liabilities acquired from the transaction, including the information required for contingencies. The transaction adjustment of $2 million reflected in additional paid-in-capital is based on provisional amounts since management believes that the expected net assets acquired are insignificant compared to this transaction.

The unaudited pro forma condensed combined balance sheet as of June 30, 2022, combines the historical consolidated balance sheet of ITHAX and the historical consolidated balance sheet of Mondee on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on June 30, 2022.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 and for the year ended December 31, 2021 combines the historical consolidated statements of operations of ITHAX and Mondee on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2021, the beginning of the earliest period presented:

●	The Business Combination of ITHAX with and into Mondee, with Mondee surviving such Business Combination as a wholly owned subsidiary of New Mondee;
●	The PIPE Financing and related adjustment;
●	The redemption of 23,311,532 shares of ITHAX from ITHAX public shareholders who elected to have their shares redeemed in connection with the Business Combination for an aggregate redemption price of $233,586;
●	The settlement of a related party loan receivable immediately upon completion of the Business Combination by the delivery of New Mondee Common Stock;

●	All outstanding shares of Mondee common stock were cancelled and converted in to shares of New Mondee using a conversion ratio calculated in accordance with the terms of the Business Combination Agreement, and certain shareholders have received the contingent right to receive Earn-Out Shares based on specified terms in the Earn-Out agreement;
●	All outstanding ITHAX Class A (after the redemption described above) and Class B ordinary shares were cancelled and converted into shares of common stock of New Mondee.
●	The unvested Incentive stock units converted to New Mondee common stock in connection with the consummation of the Business;
●	The asset purchase agreement with Metaminds; and
●	Amendment 7 to the TCW loan reflecting a Debt modification.

The historical financial information of ITHAX was derived from the audited consolidated financial statements of ITHAX as of and for the year ended December 31, 2021, as well as the unaudited condensed consolidated financial statements of Mondee Holdings, Inc. (f/k/a ITHAX Acquisition Corp.) for the six months ended June 30, 2022, included in the Proxy Statement/Prospectus. The historical financial information of Mondee was derived from the audited consolidated financial statements of Mondee as of and for the year ended December 31, 2021, as well as the unaudited condensed consolidated financial statements of Mondee for the six months ended June 30, 2022, included in the Proxy Statement/Prospectus. This information should be read together with ITHAX’s and Mondee’s audited and unaudited financial statements and related notes, the sections titled “ITHAX’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Mondee’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what New Mondee’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of New Mondee. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments after recording actual redemptions totaling 23,311,532 shares of ITHAX represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with accounting principles generally accepted in the United States of America. Under this method of accounting, ITHAX is treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Mondee issuing shares for the net assets of ITHAX, accompanied by a recapitalization. The net assets of ITHAX is recognized at historical cost, with no goodwill or other intangible assets recorded.

This unaudited condensed combined pro forma balance sheet represents the scenario in which the outstanding principal and interest on the related party loan receivable is settled by the delivery of New Mondee Common Stock equal to the fair market value of the obligation to Mondee Inc. in full satisfaction of the outstanding principal and interest immediately upon consummation of the Business Combination. The transaction accounting adjustment of $22,181 will have an impact reducing the related party loan receivable and increasing the Treasury Stock of New Mondee.

Unaudited Pro Forma Condensed Combined Balance Sheet As of June 30, 2022

(in thousands, except share and per share amounts)

	ITHAX (Historical)	Mondee (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$157	$10,932	$8,304	3(a)	$19,393
Restricted short-term investments	—	8,476	—		8,476
Trade accounts receivable	—	20,260	—		20,260
Contract assets	—	8,110	—		8,110
Prepaid and other current assets	35	12,421	(8,591)	3(i)	3,865
Total current assets	192	60,199	(287)		60,104
Property and equipment, net	—	10,029	—		10,029
Investments held in Trust Account	241,937	—	(241,937)	3(a)(1)	—
Goodwill	—	66,420	—		66,420
Intangible assets, net	—	60,539	—		60,539
Loan receivable from related parties	—	22,310	(22,310)	3(h)	—
Operating lease right-of-use-assets	—	2,275	—		2,275
Other non-current assets	—	1,994	—		1,994
Total assets	$242,129	$223,766	$(264,534)		$201,361
Liabilities and stockholders’ (deficit) equity
Accounts payable	$—	$29,740	$—		$29,740
Amounts payable to related parties	—	1,552	—		1,552
Paycheck Protection Program (PPP) and other government loans, current portion	—	50	—		50
Accrued expenses and other current liabilities	682	21,743	(8,807)	3(g)	13,618
Deferred revenue	—	6,743	—		6,743
Long term debt, current portion	—	15,454	(7,713)	3(l)	7,741
Total current liabilities	682	75,282	(16,520)		59,444
Deferred income taxes	—	604	—		604
Loan payable to related parties	—	195	—		195
PPP and other government loans	—	199	—		199
Long term debt excluding current portion	—	166,097	(39,123)	3(l)	126,974
Deferred revenue excluding current portion	—	13,138	—		13,138
Operating lease liabilities	—	1,648	—		1,648
Other long-term liabilities	—	2,543	—		2,543
Deferred business combination fees	7,033	—	(7,033)	3(k)	—
Warrant liability	3,600	—	(3,502)	3(e)(2)	98
Deferred underwriting fee	9,083	—	(9,083)	3(a)(4)	—
Total liabilities	20,398	259,706	(75,261)		204,843
Common stock subject to possible redemption	241,937	—	(241,937)	3(b)	—
ITHAX Class A Ordinary Shares	1	—	(1)	3(c)	—
ITHAX Class B Ordinary Shares	6	—	(6)	3(c)(2)	—
New Mondee Common Stock	—	—	52	3(d)	52
Treasury Stock	—	—	(20,310)	3(j)	(20,310)
Additional paid-in capital	—	163,626	60,576	3(e)	224,202
Accumulated other comprehensive income (loss)	—	(445)	—		(445)
Retained earnings (accumulated deficit)	(20,213)	(199,121)	12,353	3(f)	(206,981)
Total stockholders’ (deficit) equity	(20,206)	(35,940)	52,664		(3,482)
Total liabilities and stockholders’ (deficit) equity	$242,129	$223,766	$(264,534)		$201,361

Unaudited Pro Forma Condensed Combined Statement of Operations
for the Six Months Ended June 30, 2022

(in thousands, except share and per share amounts)

	ITHAX (Historical)	Mondee (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue, net	$—	$80,303	$—		$80,303
Operating expenses
General and administrative expenses	7,862	4,465	—		12,327
Sales and other expenses	—	6,378	—		6,378
Marketing expenses	—	49,018	—		49,018
Personnel expenses, including stock based compensation	—	11,324	944	3(m)	12,268
Information technology expenses	—	2,464	—		2,464
Provision for doubtful accounts receivable and contract assets	—	86	—		86
Depreciation and amortization	—	5,586	—		5,586
Total operating expenses	7,862	79,321	944		88,127
Loss from operations	(7,862)	982	(944)		(7,824)
Interest income	337	261	(593)	3(p)	5
Interest expense	—	(12,830)	(1,531)	3(r)	(14,361)
Gain on extinguishment of PPP loan	—	2,009	—		2,009
Other income (expense)	3,103	764	(299)	3(o)	3,568
Loss before income taxes	(4,422)	(8,814)	(3,367)		(16,603)
Provision from income taxes	—	(290)	—		(290)
Net income (loss)	(4,422)	(9,104)	(3,367)		(16,893)
Other comprehensive income (loss)	—	—	—		—
Total comprehensive income (loss)	$(4,422)	$(9,104)	$(3,367)		$(16,893)
Basic and diluted income (loss) per share, Class A Ordinary shares subject to possible redemption	$(0.14)	$—	$—		$—
Weighted average shares outstanding, Class A Ordinary shares subject to possible redemption	24,150,000
Basic and diluted income (loss) per share, Non-redeemable Ordinary shares	$(0.14)	$—	$—		$—
Weighted average shares outstanding, Non-redeemable Ordinary shares	6,712,500
Basic and diluted income (loss) per share	N/A	N/A	$—		$(0.23)
Weighted average shares outstanding, basic and diluted	N/A	N/A			73,319,968	3(n)

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2021

(in thousands, except share and per share amounts)

	ITHAX (Historical)	Mondee (Historical)	Transaction Accounting Adjustments			Pro Forma Combined
Revenue, net	$—	$93,194		$—			$93,194
Operating expenses
General and administrative expenses	834	7,455		—			8,289
Sales and other expenses	—	11,165		92	3(m)		11,257
Marketing expenses	—	54,611		—			54,611
Personnel expenses, including stock based compensation	—	23,422		1,014	3(m)		24,436
Information technology expenses	—	4,058		—			4,058
Provision for doubtful accounts receivable and contract assets	—	1,874		—			1,874
Depreciation and amortization	—	12,861		—			12,861
Total operating expenses	834	115,446		1,106			117,386
Loss from operations	(834)	(22,252)		(1,106)			(24,192)
Interest income	100	505		(607)	3(p)		(2)
Interest expense	—	(23,683)		(2,917)	3(s)		(26,600)
Gain on extinguishment of PPP loans	—	5,868		—			5,868
Other income (expense)	4,045	980		(4,283)	3(q)		742
Income (Loss) before income taxes	3,311	(38,582)		(8,913)			(44,184)
Provision from income taxes	—	(323)		—			(323)
Net income (loss)	3,311	(38,905)		(8,913)			(44,507)
Other comprehensive loss	—	(311)		—			(311)
Total comprehensive income (loss)	$3,311	$(39,216)		$(8,913)			$(44,818)
Basic and diluted income per share, Class A Ordinary shares subject to possible redemption	$0.12	$—		$—			$—
Weighted average shares outstanding, Class A Ordinary shares subject to possible redemption	22,098,904	—		—			—
Basic income per Ordinary share, Class A and Class B Ordinary shares	$0.12	$—	$			$
Weighted average shares outstanding, Class A Ordinary shares	6,588,288	—		—			—
Diluted income per Ordinary share, Class A and Class B Ordinary shares	$0.12	$—		$—			$—
Weighted average shares outstanding, Diluted Class A and Class B Ordinary shares	6,655,171	—		—			—
Basic and diluted loss per share	N/A	N/A		$—			$(0.61)
Weighted average shares outstanding, basic and diluted	N/A	N/A		—			73,145,568	3(n)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Description of the Business Combination

On December 20, 2021, ITHAX entered into a Business Combination Agreement by and among Merger Sub I, LLC (“Merger Sub I”), Ithax Merger Sub II, LLC (“Merger Sub II”) and Mondee, with the Business Combination being consummated on July 18, 2022.

Upon the closing of the Business Combination, subject to the terms and conditions contained in the Business Combination Agreement, ITHAX has acquired a minority interest in New Mondee, and the existing Mondee Shareholders in the aggregate, own a majority voting interest in New Mondee. Following the closing, the Company has changed its name to Mondee Holdings, Inc.

At the effective time of the Business Combination (the “Effective Time”), by virtue of the Business Combination and without any action on the part of ITHAX, Merger Sub I, Merger Sub II and New Mondee or the holders of any of New Mondee’s securities:

a)	each Mondee Common Share that is issued and outstanding immediately prior to the Effective Time was converted into the right to receive the number of shares of Common Stock of the New Mondee equal to the Exchange Ratio (defined as the Closing Merger Consideration divided by Mondee outstanding shares), rounded down to the nearest whole share, for a total of 60,800,000 shares of New Mondee Common Stock (defined as the Merger Consideration), plus the contingent right of certain shareholders to receive the Earn-Out Consideration following the closing of the Business Combination (as defined in greater detail below);
b)	all shares of common stock of Mondee held in treasury of Mondee and all shares of Mondee common stock owned by any direct or indirect wholly owned subsidiary of Mondee immediately prior to the Business Combination was cancelled without any conversion thereof;
c)	the issuance and sale of 7,000,000 shares of New Mondee Common Stock immediately prior to the Business Combination for an aggregate cash purchase price of $70 million, or $10.00 per share. Of the 7 million shares of New Mondee Common Stock to be issued pursuant to the Subscription Agreements, the Sponsor, affiliates and/or assignees have agreed to purchase approximately 7.1% of New Mondee Common Stock on the same terms and conditions of the PIPE Investors at a price of $10.00 per share. The Subscription Agreements contain customary representations, warranties, covenants and agreements of ITHAX, and the PIPE Investors and are subject to customary closing conditions and termination rights;
d)	each issued and outstanding share of common stock of Second Merger Sub was converted into and became one validly issued, fully paid and nonassessable share of common stock of the surviving corporation;
e)	603,750 Class B ordinary Shares held by the Sponsor were forfeited in connection with the Business Combination in accordance with terms of the Business Combination Agreement.

The following summarizes consideration to Mondee at the closing of the Business Combination:

Shares transferred at Closing	60,800,000
Value per share	$10
Total Share Consideration(1)	$608,000,000
(1)	Excludes 9,000,000 Earn-Out Shares that may be issued pursuant to the Earn-Out Agreement, subject to the conditions set forth therein and an aggregate of 331,600 of shares of New Mondee Common Stock issuable upon the Closing to certain executive officers of Mondee. See “Beneficial Ownership of Securities” for more information.

Note 2 — Basis of presentation

The unaudited pro forma condensed combined financial information has been adjusted to include transaction accounting adjustments, which reflect the application of the accounting required by U.S. GAAP, linking the effects of the Business Combination, described above, to the ITHAX and Mondee historical financial statements. The Company has elected not to present Management’s Adjustments and are only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with accounting principles generally accepted in the United States of America, or GAAP. Under this method of accounting, ITHAX is treated as the “acquired” company for accounting purposes. A reverse recapitalization does not result in a new basis of accounting, and the financial statements of the combined entity represent the continuation of the financial statements of Mondee. Mondee is deemed the accounting predecessor and New Mondee is the successor SEC registrant, which means that Mondee’s financial statements for previous periods is disclosed in New Mondee’s future periodic reports filed with the SEC. The consolidated assets, liabilities and results of operations of Mondee is now the historical financial statements of New Mondee, and ITHAX’s assets, liabilities and results of operations is consolidated with Mondee beginning on the acquisition date. Mondee has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Mondee’s pre-combination stockholders have the majority of the voting power in the post- Business Combination company;
●	Mondee’s stockholders have the ability to appoint a majority of the New Mondee Board;
●	Mondee’s management team is considered the management team of the post-Business Combination company;
●	Mondee’s prior operations is comprised of the ongoing operations of the post-Business Combination company;
●	Mondee is the larger entity based on historical revenues and business operations; and
●	The post-Business Combination company has assumed Mondee’s operating name.

The unaudited pro forma condensed combined balance sheet as of June 30, 2022, assumes that the Business Combination occurred on June 30, 2022. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 and six months ended June 30, 2022 presents the pro forma effect of the Business Combination as if it had been completed on January 1, 2021. These periods are presented on the basis of Mondee being the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of June 30, 2022 has been prepared using, and should be read in conjunction with, the following:

●	ITHAX’s unaudited condensed consolidated balance sheet as of June 30, 2022 and the related notes for the six months ended June 30, 2022, included in the Proxy Statement/Prospectus; and
●	Mondee’s unaudited condensed consolidated balance sheet as of June 30, 2022 and the related notes for the six months ended June 30, 2022, included in the Proxy Statement/Prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments (“Transaction Accounting Adjustments”). As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of New Mondee. They should be read in conjunction with the audited financial statements and notes thereto of each of ITHAX and Mondee included in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments as based on the statutory rate in effect for the historical periods presented. Management believes this unaudited pro forma condensed combined financial information to not be meaningful given the combined company has incurred significant losses during the historical periods presented.

The following table summarizes the pro forma common stock shares outstanding at Closing on a combined basis:

	Pro Forma Combined
	Number of Outstanding Shares	Percentage of Outstanding Shares
Mondee Stockholder(1)	60,800,000	80.7%
Initial Shareholders(2)	6,502,500	8.6%
Cantor	210,000	0.3%
Former ITHAX Class A Public Shareholders	838,468	1.1%
PIPE Investors	7,000,000	9.3%
Total	75,350,968	100%
(1)	Excludes the 9,000,000 shares of New Mondee Common Stock that New Mondee may issue to the Members pursuant to the Earn-Out Agreement and an aggregate of 331,600 of shares of New Mondee Common Stock issuable upon the Closing to certain executive officers of Mondee. See “Beneficial Ownership of Securities” and “Mondee’s Executive and Director Compensation — Employment Agreements with our Named Executive Officers” for more information. The aggregate number of shares to the Mondee Stockholder includes up to 2,031,000 shares of New Mondee common stock that may be transferred to Mondee, Inc (a subsidiary of the Company) by Prasad Gundumogula in full or partial satisfaction of the Mondee Group Note, as amended. See “Unaudited Pro Forma Condensed Combined Financial Information” and the notes thereto included elsewhere in this Report and “Certain Relationships and Related Person Transactions — Mondee — Mondee Group Note.”
(2)	Excludes the shares purchased by the Sponsor in the PIPE Financing. The 7,000,000 shares purchased by PIPE investors is reflected separately above.

Upon consummation of the Business Combination, certain holders of New Mondee capital stock, immediately prior to consummation of the Business Combination will have the contingent right to receive Earn-Out Shares. The aggregate number of Earn-Out Shares is 9,000,000 shares of New Mondee Common Stock. The Earn-Out Shares will be issued following the Business Combination, as further described below.

The Earn-Out Shares are issuable following the consummation of the Business Combination as follows: (a) one-third (1/3) shares of New Mondee Common Stock if the closing share price of a share of New Mondee Common Stock is equal to or exceeds $12.50 for 20 trading days in any 30 consecutive trading day period at any time during the period beginning on the first anniversary of the closing and ending on the fourth anniversary of the closing, (b) one-third (1/3) shares of New Mondee Common Stock if the closing share price of a share of New Mondee Common Stock is equal to or exceeds $15.00 for 20 trading days in any 30 consecutive trading day period at any time during the period beginning on the first anniversary of the closing and ending on the fourth anniversary of the closing and (c) one-third (1/3) shares of New Mondee Common Stock if the closing share price of a share of New Mondee Common Stock is equal to or exceeds $18.00 for 20 trading days in any 30 consecutive trading day period at any time during the period beginning on the first anniversary of the closing and ending on the fourth anniversary of the closing.

The issuance of such Earn-Out Shares would dilute the value of all shares of New Mondee Common Stock outstanding at that time. Assuming the current capitalization structure, the approximately 3,000,000 Earn-Out Shares that would be issued upon meeting the $12.50 Earn-Out threshold, would represent approximately 3% of total shares outstanding at Closing. Assuming the current capitalization structure, the total shares of an additional approximately 3,000,000 Earn-Out Shares that would be issued upon meeting the $15.00 Earn-Out threshold, would represent approximately 3% of total shares outstanding at Closing. Assuming the current capitalization structure, the total shares of approximately 3,000,000 Earn-Out Shares that would be issued upon meeting the $18.00 Earn-Out threshold, would represent an additional approximately 3% (approximately 9% if all thresholds are met) of total shares outstanding at Closing.

The Company has concluded that the Earn-Out Shares issuable to holders of New Mondee capital stock are accounted for as liability instruments under ASC 815-40. As terms are subject to change, the unaudited pro forma condensed combined financial information does not give effect to the impacts from such Earn-Out Shares issuable.

Note 3 — Transaction Accounting Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2022

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2022 are as follows:

3(a) Represents transaction accounting adjustments to cash and cash equivalents balance of the Company:

Transaction Accounting Adjustments
ITHAX cash held in Trust Account(1)	$241,937
PIPE Financing(2)	70,000
Payment of transaction costs(3)	(19,597)
Payment of deferred underwriting fees(4)	(9,083)
Redemption of ITHAX Public Shareholders(5)	(233,586)
TCW Prepayment(6)	(41,200)
TCW 3rd Party Cost(7)	(167)
Total transaction accounting adjustments	$8,304
(1)	Represents the reclassification of cash held in the Trust Account to cash and cash equivalents that became available following the Business Combination, and prior to redemptions.
(2)	Represents the issuance, in a private placement consummated concurrently with the closing of the Business Combination, to PIPE investors of 7,000,000 shares of ITHAX Class A Common Stock at $10 per share, for an aggregate purchase price of $70.0 million.
(3)	Represents payment of other transaction costs of $10.9 million incurred by Mondee for legal, financial advisory and other professional fees incurred in consummating the Business Combination. The unaudited pro forma condensed combined balance sheet reflects Mondee costs as a reduction of cash with a corresponding decrease in additional paid-in capital of $11.4 million. Additionally, this includes transaction costs incurred by ITHAX in the amount of $8.7 million. The unaudited pro forma condensed combined balance sheet reflects payment of these costs as a reduction of cash, with a corresponding decrease in additional paid-in capital and an increase in accumulated deficit.
(4)	Represents payment of deferred underwriting fees incurred as part of ITHAX’s IPO committed to be paid upon the consummation of the Business Combination with a corresponding increase in accumulated deficit.
(5)	Represents the redemption of 23,311,532 shares of ITHAX from ITHAX public shareholders who elected to have their shares redeemed in connection with the Business Combination for an aggregate redemption price of $233,586.
(6)	Represents the prepayment of $41.2 million which includes $40 million of principal SPAC prepayment and a 3% fee charged on the prepayment. The SPAC prepayment is related to the TCW loan pursuant to the seventh amendment dated July 18, 2022
(7)	Represents the 3rd party cost of $167 thousand related to the TCW loan pursuant to the seventh amendment dated July 18, 2022.

3(b) Represents the reclassification of $241.9 million of ITHAX public shares from mezzanine equity to permanent equity, prior to redemptions. The unaudited pro forma condensed balance sheet reflects the reclassification with a corresponding increase of $241.9 million to additional paid in-capital and an increase of $0.02 million to ITHAX Class A Common Stock.

3(c) The following table represents the impact of the Business Combination on ITHAX Class A Common Stock:

Transaction Accounting Adjustments
Conversion and recapitalization of ITHAX Stock(1)	$(31)
ITHAX’s Domestication(2)	6
Reclassification of ITHAX’s redeemed shares to ITHAX Class A common stock3(b)	24
Total transaction accounting adjustments	$(1)
(1)	The adjustment reflects recapitalization of ITHAX’s shares (exchange of New Mondee shares for ITHAX shares).
(2)	The adjustment reclassifies par value of ITHAX’s Class B Ordinary Shares to Class A Ordinary Shares as a result of ITHAX’s domestication.

3(d) The following table represents the impact of the Business Combination on New Mondee Common Stock:

Transaction Accounting Adjustments
PIPE Offering3(a)(2)	$7
Conversion and Recapitalization of ITHAX & Mondee Stock(1)	68
Redemption of ITHAX Public Shareholder(e)(5)	(23)
Total transaction accounting adjustments	$52
(1)	The adjustment reflects recapitalization of Mondee and ITHAX shares (exchange of New Mondee shares for ITHAX and Mondee shares).

3(e) The following table represents the impact of the Business Combination on additional paid -in capital:

	Transaction Accounting Adjustments
Payment of Mondee and ITHAX transaction costs3(a)(3)	$(12,348)	(4)
Reclassification of ITHAX’s redeemable shares to ITHAX Class A Common Stock3(b)	241,913
PIPE Financing3(a)(2)	69,993
Elimination of historical ITHAX accumulated deficit(1)	(20,213)
Reclassification of ITHAX Public Warrants(2)	$3,502
Conversion and Recapitalization of ITHAX & Mondee Stock3(c)(1)	(37)
Incentive Units Vesting Upon IPO(3)	944
Redemption of ITHAX Public Shareholders(5)	(230,928)
Issuance of Class G Units(6)	9,750
Metaminds Purchase Price Consideration(7)	(2,000)
Total transaction accounting adjustments	$60,576
(1)	Reflects the reclassification of ITHAX’s historical accumulated deficit to additional paid-in-capital in connection with the consummation of the Business Combination.
(2)	Reflects the reclassification of $3.5 million of warrant liabilities associated with ITHAX’s public warrants to additional paid-in capital. Upon the consummation of the Business Combination, New Mondee has a single class equity structure, and the public warrants qualify as equity instruments under ASC 815, Derivatives and Hedging.
(3)	Reflects the calculated valuation of the Incentive stock units under the Black Scholes Model to additional paid-in-capital in connection with the consummation of the Business Combination.

(4)	The $12.3 million in transaction costs is comprised of $11.4 million and $994 thousand related to Mondee and ITHAX, respectively.
(5)	Represents the redemption of 23,311,532 shares of ITHAX from ITHAX public shareholders who elected to have their shares redeemed in connection with the Business Combination. The aggregate redemption price was $233,586, of which $23 was recorded to New Mondee Common Stock and $230,928 was recorded to additional paid-in capital. The $230,928 net effect on additional paid-in capital includes both the $233,586 from the redemption of shares and the offsetting $2,635 of transaction costs allocated to the warrant liability.
(6)	Reflects the issuance of 3,000,000 Class G units at a stock value of $3.25 in association with Amendment 7 of the TCW debt agreement.
(7)	Represents the purchase price consideration of $2 million to acquire the assets and liabilities of Metamind Technologies Pvt. Ltd. This is a common control transaction.

3(f) Reflects the reclassification of ITHAX’s historical accumulated deficit to additional paid -in-capital in connection with the consummation of the Business Combination, offset by the incentive stock units adjusted to reflect the New Mondee Profit sharing units vested in connection with the consummation of the Business Combination and offset by $0.1 million of transaction cost pertaining to public warrants allocation.

3(g) Reflects the transaction cost incurred as of June 30, 2022 recorded within accrued expenses, other current liabilities, deferred legal fee, and deferred printer fee.

3(h) Represents $20.3 million settlement of the related party loan receivable by delivery of New Mondee Common Stock, as applicable on consummation of the Business Combination. On the unaudited pro forma condensed balance sheets, such adjustment reflects repayment of the loan receivable in accordance with the terms of the agreement, as the same may be amended. See “Certain Relationships and Related Person Transactions — Mondee — Mondee Group Note.”

On July 18, 2022, Mondee entered into an asset purchase agreement with Metaminds Technologies Private Limited (“Metaminds”) to acquire substantially all of the assets of the Company for a purchase consideration of $2 million. Management is currently evaluating the impact and values of all major classes of assets and liabilities acquired from the transaction, including the information required for contingencies.

3(i) Reflects the transaction costs incurred as of June 30, 2022 recorded within other current assets.

3(j) Reflects 2,031,000 shares of New Mondee Common Stock assumed at a fair value of $10 delivered to the Company as repayment upon the settlement of the related party loan receivable on consummation of the Business Combination. On the unaudited pro forma condensed balance sheets, such adjustment reflects repayment of the loan receivable in accordance with the terms of the agreement, as the same may be amended. See “Certain Relationships and Related Person Transactions — Mondee — Mondee Group Note.”

3(k) Represents payment of transaction costs incurred by ITHAX for financial advisory and other professional fees incurred in consummating the Business Combination. The unaudited pro forma condensed combined balance sheet reflects ITHAX costs as a reduction of cash with a corresponding decrease in additional paid-in capital.

3(l) Represents the prepayment of $41.2 million which includes $40 million of principal SPAC prepayment and a 3% fee charged on the prepayment. The SPAC prepayment is related to the TCW loan pursuant seventh amendment dated July 18th, 2022. The $1.2 million SPAC prepayment fee was partially offset by $451 thousand related to its amortization. Additionally, the TCW debt recognized issuance cost associated with the distribution of Class G units of $9.8 million which was partially offset by $3.7 million related to its amortization.

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2021 and six months ended June 30, 2022

3(m) Represents New Mondee Profit sharing units vested in connection with the consummation of the Business Combination. This is a non-recurring item.

3(n) The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of post-business combination shares of Common Stock outstanding at the closing of the Business Combination and the PIPE Financing assuming they each occurred on January 1, 2021, as fully described in Note 4. For the issuance of additional shares in connection with the Business Combination, the calculations assume the shares were outstanding at the beginning of the periods presented. When assuming redemptions, the calculations are adjusted to eliminate such shares for the entire periods.

The Company excluded warrants underlying public units of 12,075,000 and warrants underlying private units of 337,500 from the computation of diluted net loss per share attributable to common shareholders for all redemption scenarios because these warrants represent contingently issuable shares. Contingently issuable shares should be included in EPS only when there is no circumstance under which those shares would not be issued. If the transaction does not go through, these shares will not be issued. These warrants are not shares that will or must be issued to consummate the transaction.

Further, the per share pro forma net loss excludes the impact of outstanding and unexercised public and Private Placement Warrants as the inclusion of these would have been anti-dilutive.

3(o) Represents the portion of capitalized transaction costs, incurred by ITHAX for the Business Combination, allocated to the derivative warrant liabilities at $299 thousand, which are expensed in the unaudited condensed combined pro forma statement of operations and reduce retained earnings. This is a non-recurring item.

3(p) The $593 thousand is comprised of the elimination of the interest income earned on the related party loan receivable of $256 thousand and the elimination of the income earned on the money market fund of $337 thousand that is not expected to continue after the business combination for the year ended June 30, 2022. The $607 thousand is comprised of the elimination of the interest income earned on the related party loan receivable of $507 thousand and the elimination of the income earned on the money market fund of $100 thousand that is not expected to continue after the business combination for the year ended December 31, 2021.

On the unaudited pro forma condensed statement of operations, the related party loan reflects repayment of the loan receivable in accordance with the terms of the agreement, as the same may be amended. See “Certain Relationships and Related Person Transactions — Mondee — Mondee Group Note.”

3(q) Represents the portion of capitalized transaction costs, incurred by ITHAX for the Business Combination, allocated to the derivative warrant liabilities at $4.3 million, which are expensed in the unaudited condensed combined pro forma statement of operations and reduce retained earnings. This is a non-recurring item.

3(r) The $1.5 million is comprised of the amortization expense related to the issuance of Class G units in connection with Amendment 7 of the TCW Loan totaling $1.2 million, the amortized SPAC prepayment issuance cost of $149 thousand, and the 3rd party cost associated with the TCW debt modification of $167 thousand. The 3rd party cost is a non-recurring item.

3(s) The $2.9 million is comprised of the amortization expense related to the issuance of Class G units in connection with Amendment 7 of the TCW Loan totaling $2.5 million, the amortized SPAC prepayment issuance cost of $301 thousand, and the 3rd party cost associated with the TCW debt modification of $167 thousand. The 3rd party cost is a non-recurring item.

4. Net loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2021. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented (amounts in thousands, except share and per share data).

The 9 million Earnout Shares, issuable in three equal tranches to the certain Equity holders have been excluded from basic and diluted pro forma net loss per share as such shares are contingently issuable until the Earnout Triggering Events have occurred.

	Six Months Ended June 30, 2022	Year Ended December 31, 2021
	Pro Forma Combined	Pro Forma Combined
Unaudited Pro Forma Net Loss	$(16,893)	$(44,507)
Basic weighted average shares outstanding	73,319,968	73,145,568
Net loss per share- Basic and Diluted	$(0.23)	$(0.61)
Basic weighted average shares outstanding
Mondee Stockholder	60,800,000	60,800,000
Initial Shareholders	6,502,500	6,502,500
Cantor	210,000	210,000
Former ITHAX Class A Public Shareholders	838,468	838,468
PIPE Investors	7,000,000	7,000,000
Treasury Stock	(2,031,000)	(2,205,400)
Total	73,319,968	73,145,568

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

As a result of the closing of the Business Combination, the financial statements of Mondee Holdings II, Inc. are now the financial statements of New Mondee. Thus, the following discussion and analysis of our financial condition and results of operations of Mondee Holdings II, Inc. prior to the Business Combination and New Mondee following the completion of the Business Combination should be read together with Mondee Holdings II, Inc.’s consolidated financial statements and the related notes appearing elsewhere in this prospectus. The discussion and analysis should also be read together with the pro forma financial information as of the years ended December 31, 2021 and 2020 included in this prospectus. See “Unaudited Pro Forma Condensed Combined Financial Information.” This discussion includes both historical information and forward-looking statements based upon current expectations that involve risk, uncertainties and assumptions. New Mondee’s actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the section titled “Risk Factors” starting on page 15 and elsewhere in this prospectus. New Mondee’s historical results are not necessarily indicative of the results that may be expected for any period in the future.

Overview

We are a rapid-growth, technology-first travel marketplace with a portfolio of globally recognized brands in the leisure, retail and corporate travel sectors.

New Mondee provides state-of-the art technologies, operating systems and services that modernize travel market transactions to better serve travelers seeking enhanced life-style choices directly or through travel affiliates. These technology-led platforms, combined with our distribution network, access to global travel inventory and its extensive, negotiated travel content, create a modern travel marketplace, that includes financial technology and insurance, marketing technology, and conversational commerce platforms. The Company believes this modern travel marketplace provides enhanced options to the increasingly discerning traveler, on efficient consumer-friendly distribution platforms that support its travel supplier partners in utilizing highly perishable travel inventory.

In addition to the rapid development of a modern travel marketplace, the Company is increasingly focused on expanding its marketplace to the gig economy segment of the travel market. The Company believes gig workers are seeking more flexible, diverse content travel services and that its platform is well suited to serve them.

From its founding, the Company began building a leading international wholesale travel business through acquisitions and deployment of our technology platform. We have continued to enhance our technology, expand our market reach and increase our travel market penetration with a combination of organic and inorganic initiatives and transactions. Most recently we acquired companies with subscription product, expanded hotel and retail consumer services and additional global content.

The successful execution of this combined organic and inorganic acquisition business strategy has enhanced New Mondee’s modern travel marketplace and we believe positions us well for the emerging travel business opportunities.

We generate revenue primarily from sales of airline tickets and other travel products and have begun adding subscription fees with some services. Primarily all of the Company’s revenue today is generated by providing omni-channel travel services that result in airline ticket and ancillary sales. Revenue is received in the form of ticket markup, supplier commission or ticketing or ancillary fees, fintech revenue, as well as incentive payments from airlines, Global Distribution Systems (“GDS”) service providers, and banks and financial institutions, which New Mondee leverages in its payment processing and settlement platforms. The Company fulfills and settles the reservations booked through affiliated travel agents or directly by travelers.

Historically, we have financed our operations primarily through financing activities, however we did not obtain further financing during the six months ended June 30, 2022. We have raised an aggregate of $0.0 million and $3.6 million for the six months ended June 30, 2022 and 2021, respectively. We incurred a net loss of $9.1 million and our operations provided $0.2 million in cash for the six months ended June 30, 2022. We incurred a net loss of $25.4 million, including the impacts of COVID-19, and used $1.8 million in cash from operating activities for the six months ended June 30, 2021. We did not acquire any businesses during the six months ended June 30, 2022.

Impact of COVID-19

The continued global pandemic of novel coronavirus (“COVID-19”) has resulted and will likely continue to result in significant disruptions to the global economy, as well as businesses and capital markets around the world. In response to the pandemic, Governments, healthcare and other organizations around the world have imposed, and may impose in the future, various measures, including but not limited to, voluntary and mandatory quarantines, stay-at-home orders, travel restrictions and advisories, limitations on gatherings of people, reduced operations and extended closures of businesses.

With respect to the Company, since our business and prospects are largely dependent on travel transaction volumes, that have and will continue to be adversely affected by these and other measures to mitigate risk associated with COVID-19, our financial results for the year ended December 31, 2020 were significantly and negatively impacted, with a material decline in total revenues, net income, cash flow from operations and Adjusted EBITDA. Mondee withstood these unprecedented impacts in the form of airline and traveler cancellations, customer chargebacks, and refunds. However, we took measures to mitigate or control risks associated with COVID-19 and reduce costs and manage cashflow. In particular, we (a) renegotiated certain terms and conditions of our loans with our lenders to defer interest payments and thereby managed our cash; (b) raised additional capital through external borrowings; (c) restructured accounts payable to accommodate a longer time horizon for payment; and (d) invested in and developed our platform to increase operating efficiencies and to reduce labor expenses. Our financial results for the six months ended June 30, 2022 improved from the negatively impacted fiscal 2020 as the travel industry began to rebound. Revenues for the six months ended June 30, 2022 was $43.3 million higher than the six months ended June 30, 2021 as vaccination rates increased and COVID-19 travel restrictions began to lift around the world.

During 2020, Mondee also applied for and received a loan of $4.3 million from the U.S. Small Business Administration Paycheck Protection Program (“PPP”), all of which was forgiven in August 2021. Mondee and Rocketrip each applied for second tranches of the PPP in January 2021 and received, in aggregate $3.6 million. In November 2021, Rocketrip’s second tranche of $1.6 million was forgiven. In May 2022, Mondee’s second tranche of $2.0 million was forgiven.

A global travel recovery began during the second half of 2021 and is generally continuing into 2022, based somewhat on the development, rapid approval and more widespread use of many COVID-19 vaccines. Nevertheless, notwithstanding widespread vaccine distribution across the world, new variants of COVID-19, such as the Delta and Omicron variants have been identified in the second half of 2021 and early 2022, impacting the pace of the nascent recovery. Accordingly, there remains uncertainty and volatility around the path to full economic and travel recovery from the COVID-19 pandemic due to deployment and adoption of vaccines globally, changing travel restrictions, as well as the potential impact of the new variants of COVID-19. As a result, we are unable to predict accurately the impact that the COVID-19 pandemic will have on the pace of recovery of our business going forward.

See “Risk Factors” for further discussion of the possible impact of COVID-19 on our business.

Business Combination and Public Company Costs

On December 20, 2021, Mondee signed a Business Combination Agreement (“BCA”) with ITHAX Acquisition Corp (“ITHAX”), Ithax Merger Sub I, LLC (“First Merger Sub”), a Delaware limited liability company and wholly owned subsidiary of ITHAX, Ithax Merger Sub II (“Second Merger Sub”), LLC a Delaware limited liability company and wholly owned subsidiary of ITHAX. On July 18, 2022, First Merger Sub merged with and into Mondee, with Mondee surviving such merger as a wholly owned subsidiary of New Mondee (the “First Merger”), and at the time the First Merger became effective, immediately following the First Merger, Mondee merged with and into Second Merger Sub, with Second Merger Sub surviving such merger as a wholly owned subsidiary of New Mondee (“the Second Merger”).

The Business Combination was accounted for as a reverse recapitalization. Under this method of accounting, ITHAX was treated as the acquired company for financial statement reporting purposes. Upon consummation of the First Merger, Second Merger, and the PIPE Financing, the most significant change in the Company’s future reported financial position and results was an estimated increase in cash (as compared to Mondee’s condensed consolidated balance sheet at June 30, 2022) of $8.3 million.

The sale of New Mondee securities in the public market, including sales pursuant to this prospectus, or the perception that such sales could occur, could harm the prevailing market price of such securities. These sales, or the possibility that such sales could occur, also might make it more difficult for the Company to sell equity securities in the future at a time and at a price that it deems appropriate. Resales of the Company’s securities may cause the market price of such securities to drop significantly, even if the Company’s business is doing well. Prasad Gundumogula controls 82.6% of outstanding shares, and upon expiration of certain lock-up restrictions entered into in connection with the Business Combination that will expire six months following the Business Combination will be able to sell any or all of such shares for so long as the registration statement of which this prospectus forms a part is available for use. Sale of a significant number of these securities in the public market, or the perception that such sales could occur, could reduce the market price of securities.

Factors affecting our performance

The COVID-19 pandemic has had, and may continue to have, a material impact on the expansion of the global gig economy and remote worker populations, which could provide a material business leverage opportunity for New Mondee with commensurate operating and revenue performance results.

The COVID-19 pandemic caused a fundamental and potentially permanent shift of business practices globally to the adoption of remote and virtual work environments. This, among other generational factors, rapidly increased the proliferation of the global gig economy, creating larger fragmented pools of remote, part- time and home-based gig workers. In many industries, and especially in travel, this has created a significant market white space for remote and home-based business solutions which are largely technology enabled. We believe New Mondee’s micro-services and self-service modern technology platforms and operating systems, combined with its affiliate and travel agent market segment focus, extensive high-value content access and consumer-friendly apps, give us a material early-to-market advantage in this market white space. This may provide us with significant market growth and penetration opportunities for an unpredictable period of time, which could result in a potentially material increase in transactions. Since our financial results and prospects are largely dependent on these transaction volumes we may see a commensurate positive impact on our operating and financial performance.

The COVID-19 pandemic has had, and may continue to have, a material adverse impact on the travel industry, which could materially affect our business, liquidity, financial condition and operating results.

The COVID-19 pandemic and the resulting economic conditions and government orders forced many of our travel suppliers, including airlines and hotels, to pursue cost reduction measures and seek financing, including government financing and support, in order to reduce financial distress and continue operating, and to curtail drastically their service offerings. In addition, the COVID-19 pandemic resulted in a material decrease in business and consumer spending and an unprecedented decline in transaction volumes in the global travel industry. Our financial results are largely dependent on these transaction volumes. As a result, our financial results for the six months ended June 30, 2022 and 2021, and the years ended December 31, 2021 and 2020 were impacted in total revenues, net income, cash flow from operations and Adjusted EBITDA, as compared to 2019. Financial results began to improve in 2021 and continued to trend upward through the first six months ended June 30, 2022.

Our liquidity and ongoing access to capital could be materially and negatively affected by the impacts of the COVID-19 pandemic.

We have incurred negative cash flows from operating activities and significant losses from operations in the past as reflected in our accumulated deficit of $190 million and $199 million as of December 31, 2021 and June 30, 2022, respectively. We believe that the cash on hand, cash generated from operating activities, available line of credit, additional investments obtained through the Business Combination, including the $70,000 PIPE investments, cash held by ITHAX of $157, and $8,351 net of redemptions, as well as the $85,000 of proceeds from the Series A Preferred Stock Financing Transaction will satisfy the Company’s working capital and capital requirements for at least the next twelve months. Our future capital requirements, however, will depend on many factors, including the on-going effects of the COVID-19 pandemic, consolidation of the travel industry, changes in the general market conditions for travel services, and future business combinations. We may in the future enter into arrangements to acquire or invest in complementary businesses, services, and technologies, including intellectual property rights. From time to time, we may seek to raise additional funds through equity and debt. If we are unable to raise additional capital when desired and on reasonable terms, our business, results of operations, and financial condition could be adversely affected.

Our continued access to sources of liquidity depends on multiple factors, including global economic conditions, the condition of global financial markets, the availability of sufficient amounts of financing and our operating performance. Since the COVID-19 pandemic, there has been increased volatility in the financial and securities markets, which has generally made access to capital less certain and has increased the cost of obtaining new capital. However, there is no guarantee that we will not need to obtain debt financing in the future to fund our operations, or that such debt financing will be available in the future, or that it will be available on commercially reasonable terms, in which case we may need to seek other sources of funding.

Adverse changes in general market conditions for travel services, including the effects of macroeconomic conditions, terrorist attacks, natural disasters, health concerns, civil or political unrest or other events outside our control could materially affect our business, liquidity, financial condition and operating results.

Our revenue is derived from the global travel industry and would be significantly impacted by declines in, or disruptions to, travel activity, particularly air travel. Global factors over which we have no control but which could impact our clients’ willingness to travel and, depending on the scope and duration, cause a significant decline in travel volumes include, among other things:

●	widespread health concerns, epidemics or pandemics, such as the COVID-19 pandemic, the Zika virus, H1N1 influenza, the Ebola virus, avian flu, SARS or any other serious contagious diseases;
●	global security concerns caused by terrorist attacks, the threat of terrorist attacks, or the precautions taken in anticipation of such attacks, including elevated threat warnings or selective cancellation or redirection of travel;
●	cyber-terrorism, political unrest, the outbreak of hostilities or escalation or worsening of existing hostilities or war;
●	natural disasters or severe weather conditions, such as hurricanes, flooding and earthquakes;
●	climate change-related impact to travel destinations, such as extreme weather, natural disasters and disruptions, and actions taken by governments, businesses and supplier partners to combat climate change;
●	the occurrence of travel-related accidents or the grounding of aircraft due to safety concerns; and
●	adverse changes in visa and immigration policies or the imposition of travel restrictions or more restrictive security procedures.
●	Any decrease in demand for consumer or business travel could materially and adversely affect our business, financial condition and results of operations.

Our operating results are impacted by our ability to manage costs and expenses while achieving a balance between making appropriate investments to grow revenue while driving increased profitability.

Cost and expense management will have a direct impact on our financial performance. New Mondee may look to drive revenue growth through investments in marketing, technology, and acquisitions to increase its net revenue, product offerings, revenue per transaction, and ultimately market share. These investments will need to be weighed against creating a more cost-efficient business to reduce operating expenses as a percentage of revenue.

To address the adverse impact of the COVID-19 pandemic, management have taken specific actions including, renegotiating certain terms and conditions of our loans with our lenders to defer interest payments and thereby manage our cash; raising additional capital through external borrowings; restructuring accounts payable to accommodate a longer time horizon for payment; as well as investing in and developing our platform to increase operating efficiencies and to reduce labor expenses.

While there is current evidence of the travel market transactions recovering, management will continue to monitor impacts on travel transaction volumes of the COVID-19 virus and future variants on a real-time basis and will update and immediately enact initiatives to scale the business infrastructure and operating expenses up or down as appropriate to ensure optimal earnings and cash flows in future periods. In addition, management will coordinate with suppliers, operating partners and its financial partners to attempt to arrange adequate capital to withstand potential COVID-19 induced volume variability.

Use of Transaction Volumes

Transaction volume represents the gross value of transactions handled by our platform between a third party seller or service provider and the ultimate customer. We generate revenue from service fees earned on these transactions and, accordingly our revenue increases or decreases based on the increase or decrease in either or both the number or value of transactions we process. Revenue will increase as a result of an increase in the number of customers using New Mondee’s platform and/or as a result of an increase in service fees from higher value services offered on the platform. As an example of one of these two factors, while transaction volume was flat from 2020 to 2021, revenue increased from $66.0 million to $93.0 million as a result of an increase in transaction value, driven by our development of new revenue streams such as fintech revenue as well as the addition of subscription based and other ancillary revenues. Management considers that transaction volume has a strong correlation to the opportunity to realize revenue and is therefore a useful unit of measurement for investors.

Comparability of Financial Information

The Company’s results of operations and statements of assets and liabilities may not be comparable between year 2020 and 2021 as a result of the Business Combination.

Lastly, the 2020 and 2021 annual financial results were more severely impacted by the COVID-19 pandemic, an event that occurred out of the ordinary course of business, in comparison with the financial results during the first six months of 2022. The travel industry began to recover during 2021 as vaccination rates increased, infection rates decreased, and restrictions began to lift, and continues to trend upwards towards pre-pandemic travel activity during the first six months of 2022.

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with GAAP, we believe the following non- GAAP measures are useful in evaluating our operating performance. We use the Adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non- GAAP financial measure, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook.

We consider Adjusted EBITDA and Unlevered Free Cash Flow to be important non-GAAP financial measures because they illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that the use of Adjusted EBITDA and Unlevered Free Cash Flow are helpful to our investors in assessing the health of our business and our operating performance.

However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided below for the non-GAAP financial measures to the most directly comparable financial measures stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA and Unlevered Free Cash Flow

Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance, while management believes Unlevered Free Cash Flow is relevant to investors as it provides a measure of cash generated internally that is available for debt service and to fund inorganic growth or acquisitions. Management believes that these measures provide useful information to investors regarding the Company’s operating performance. The Company believes that these measures are used by many investors, analysts and rating agencies as a measure of performance. By reporting these measures, the Company provides a basis for comparison of our business operations between current, past and future periods by excluding items that the Company does not believe are indicative of our core operating performance. Financial measures that are non-GAAP should not be considered as alternatives to operating income, cash flows from operating activities or any other performance measures derived in accordance with GAAP as measures of operating performance, or cash flows as measures of liquidity. These measures have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.

Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes. We define Adjusted EBITDA as net loss before depreciation and amortization, provision for income taxes, interest expense (net), other income net, stock-based compensation, and gain on forgiveness of PPP loans.

Unlevered Free Cash Flow is defined as cash used in operating activities less capital expenditures plus cash paid for interest.

The following table reconciles net loss to Adjusted EBITDA for the three and six months ended June 30, 2022 and 2021, and the years ended December 31, 2021 and 2020, respectively:

	Three Months Ended June 30,		Six Months Ended June 30,		Years Ended December 31,
	2022	2021	2022	2021	2021	2020
	($in thousands)
Net loss	$(2,113)	$(13,078)	$(9,104)	$(25,429)	$(38,905)	$(41,734)
Interest expense, (net)	6,467	5,685	12,569	11,110	23,178	19,902
Stock-based compensation expense	81	3,771	161	3,771	3,936	15
Depreciation and amortization	2,769	3,305	5,586	6,520	12,861	11,414
Provision for income taxes	236	55	290	120	323	(14,042)
Gain on forgiveness of PPP loans	(2,009)	—	(2,009)	—	(5,868)	—
Other expense (income), net	(915)	26	(764)	35	(980)	17
Adjusted EBITDA	$4,516	$(236)	$6,729	$(3,873)	$(5,455)	$(24,428)

Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures. In evaluating Adjusted EBITDA, you should be aware that in the future we may not incur expenses similar to the adjustments in this presentation. Lastly, Adjusted EBITDA can obfuscate the one- time impacts of events that happen out of the ordinary course of business, such as the COVID-19 impact on 2021’s Adjusted EBITDA.

We believe the presentation of Unlevered Free Cash Flow is relevant and useful for investors because it makes it easier to compare our results with the results of other companies that have different financing and capital structures. Unlevered Free Cash Flow is the gross free cash flow from operations that the company can use to expand operations, pay debt holders, or pay equity and other stakeholders.

Unlevered Free Cash Flow has the same limitations as Adjusted EBITDA, in that it does not consider the capital structure of the company.

The following table reconciles net cash used in operating activities to Unlevered Free Cash Flows for the three and six months ended June 30, 2022 and 2021, and for the years ended December 31, 2021 and 2020, respectively:

	Three Months Ended June 30,		Six Months Ended June 30,		Years Ended December 31,
	2022	2021	2022	2021	2021	2020
	($in thousands)
Net cash provided by (used in) operating activities	$(3,254)	$219	$164	$(1,810)	$(15,673)	$(3,662)
Capital expenditures	(1,754)	(902)	(3,472)	(2,089)	(4,022)	(4,061)
Cash paid for interest	90	51	94	102	6,740	316
Unlevered free cash flow	$(4,915)	$(632)	$(3,214)	$(3,797)	$(12,955)	$(7,407)

Basis of presentation

Mondee currently conducts its business through two operating segments, namely Travel Marketplace (transactional business serving the end travelers directly or through travel affiliates) and SAAS Platform. Substantially, all our long-lived assets are maintained in, and our losses are attributable to, the United States of America. See Note 1 and 14 in the accompanying audited consolidated financial statements for the years ended December 31, 2021 and 2020 for more information on basis of presentation and operating segments, respectively.

Components of results of operation

Revenues, net

The company currently has four material revenue streams: transactional revenue, incentive revenue, Fin- Tech program revenue, and subscription services revenue.

We generate transactional revenue primarily by airline ticket sales which includes mark-up fees as well as commissions from the sale of ancillary products such as travel insurance, seats, and bags. The Company also derives transactional revenue from hotel and rental car commission. The Company generates backend incentives from airlines for achieving volume targets. The Company also generates booking incentives from the three separate global distribution systems (“GDS”) service providers and supplier direct systems, who host the airlines’ inventory that New Mondee uses to sell to New Mondee’s marketplace. New Mondee earns incentives from Fin-Tech programs held with banks and financial institutions, which New Mondee leverages in its payment processing and settlement platforms. The Fin-Tech programs include a wide array of payment options, such as credit cards, wallets, and alternate payment methods; and next generation fraud protection tools. In most cases, revenue is recognized at the time of booking, as the Company is in an agent position and thus not responsible for the delivery of travel and has no significant obligations following the sale.

Revenue by Segments

	Three Months Ended June 30,		Six Months Ended June 30,		Years Ended December 31,
	2022	2021	2022	2021	2021	2020
	($in thousands)
Travel Marketplace	$42,397	$23,467	$79,758	$36,617	$92,038	$65,057
Subscription Based Platform	253	90	545	434	1,156	739
Total revenue	$42,650	$23,557	$80,303	$37,051	$93,194	$65,796

New Mondee’s corporate platform, Rocketrip, is a corporate enterprise travel solution that helps companies save on travel costs by empowering and rewarding employees of large companies to make cost-saving decisions. Rocketrip charges an annual Software-as-a-Service (“SaaS”) fee to generate real-time Prices-to- Beat for its customers’ travelers, as well as to implement and manage a rewards program for travelers whose travel expense is below the Price-to-Beat. Although collected upfront, Rocketrip recognizes the SaaS fee over the course of that contract year.

See “— Critical Accounting Policies and Estimates — Revenue Recognition” for a more detailed discussion of our revenue recognition policy

Sales and Other Expenses

Sales and other expenses are generally variable in nature and consist primarily of: (1) credit cards and other payment processing fees associated with merchant transactions; (2) fees paid to third parties that provide call center, website content translations, fraud protection services, and other services; (3) offshore customer support and (4) customer chargeback provisions.

Marketing expenses

We rely on marketing channels to generate a significant amount of traffic to our websites. Marketing expenses consist primarily of the costs of: (1) advertising, including digital and physical advertising and (2) affiliate marketing programs. We intend to continue to make significant investments in our marketing organization to drive additional revenue, further penetrate the market and expand our global customer base. As a result, we expect our marketing expenses to increase in absolute dollars as we expect to invest in growing and training our sales force and broadening our brand awareness.

General and Administrative

General and administrative expenses consist primarily of: (1) occupancy and office expenses; (2) fees for outside professionals, including legal and accounting services; (3) audit and tax fees; and (4) other miscellaneous expenses. We expect to incur additional general and administrative expenses as a result of operating as a public company, including expenses related to compliance with the rules and regulations of the SEC and stock exchange listing standards, additional insurance expenses (including directors’ and officers’ insurance), investor relations activities and other administrative and professional services. We also expect to increase the size of general and administrative functions to support the growth of our business. However, we anticipate general and administrative expenses to decrease as a percentage of revenue over the long term.

Personnel Expenses

Personnel expenses consist of compensation to our personnel, including salaries, bonuses, payroll taxes, and employee health and other benefits. We expect to incur additional personnel expenses as a result of operating as a public company, including expanding head count through organic growth as well as increasing headcount through business combinations. However, we anticipate personnel expenses to decrease as a percentage of revenue over the long term.

Information Technology

Information technology expenses consist primarily of: (1) software license and system maintenance fees; (2) outsourced data center and web hosting costs; (3) payments to contractors; and (4) data communications and other expenses associated with operating the Company’s services. We expect to incur additional information technology expenses as a result of operating as a public company, including expanding our operations through growth of our online booking platform and hosting fees. We also expect to increase the size of information technology expenses to support the growth of our business. However, we anticipate information technology expenses to decrease as a percentage of revenue over the long term.

Depreciation and Amortization

Depreciation and amortization expenses consist of: (1) amortization of intangible assets with determinable lives; (2) depreciation of computer equipment; (3) amortization of internally developed and purchased software; and (4) depreciation of furniture and office equipment. We expect to incur additional depreciation and amortization expenses as a result of operating as a public company, including expanding our operations through capital expenditures and purchases of long-lived assets, as well as potential impacts of a continued mergers and acquisitions strategy. However, we anticipate depreciation and amortization expenses to decrease as a percentage of revenue over the long term.

Other income (Expense)

Other income (expense) consists primarily of: (1) interest income; (2) interest expense; and (3) other interest and expense. Interest expense relates to interest on loans and amortization of debt issuance costs. We record interest income from our related party loan. Other expenses include realized gains and losses on foreign currency exchange.

Benefit from (Provision for) Income Taxes

The company is subject to payment of federal and state income taxes in the U.S. and other forms of income taxes in other jurisdictions. Consequently, the company determines its consolidated provision for income taxes based on tax obligations incurred using the asset and liability method. Under this method, deferred tax assets and liabilities are calculated based upon the temporary differences between the condensed consolidated financial statement and income tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The deferred tax assets are recorded net of a valuation allowance when, based on the weight of available evidence, the company believes it is more likely than not that some portion or all of the recorded deferred tax assets will not be realized in future periods.

The company evaluates uncertain tax positions to determine if it is more likely than not that they would be sustained upon examination. The company records a liability when such uncertainties fail to meet the more likely than not threshold.

A U.S. shareholder is subject to current tax on “global intangible low-taxed income” (“GILTI”) of its controlled foreign corporations (“CFCs”). The Company is subject to tax under GILTI provisions and includes its CFCs income in its U.S. income tax provision in the period the CFCs earn the income.

Results of Operations

Comparison of Three and Six Months Ended June 30, 2022 and 2021

We have derived this data from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. This information should be read in conjunction with our unaudited condensed consolidated financial statements and related notes included elsewhere in this prospectus. The results of historical periods are not necessarily indicative of the results of operations for any future period. The following tables set forth our unaudited condensed consolidated statement of operations as well as other financial data management considers meaningful for 2022 and 2021:

	Three Months Ended June 30,				Six Months Ended June 30,
	2022	2021	$Change	% Change	2022	2021	$Change	% Change
	($in thousands)
Revenues, net	$42,650	$23,557	$19,093	81%	$80,303	$37,051	$43,252	117%
Operating expenses:
Marketing expenses	25,847	12,833	13,014	101%	49,018	21,075	27,943	133%
Sales and other expenses	3,554	3,130	424	14%	6,378	4,337	2,041	47%
Personnel expense	5,752	8,527	(2,775)	(33)%	11,324	12,662	(1,338)	(11)%
General and administrative expense	2,025	1,228	797	65%	4,465	2,915	1,550	53%
Information technology expense	1,158	1,088	70	6%	2,464	2,113	351	17%
Provision for doubtful accounts receivable and contract assets	(121)	758	(879)	(116)%	86	1,593	(1,507)	(95)%
Depreciation and amortization	2,769	3,305	(536)	(16)%	5,586	6,520	(934)	(14)%
Total Operating Expenses	$40,984	$30,869	$10,115	33%	$79,321	$51,215	$28,106	55%
Net (loss) Income from operations	$1,666	$(7,312)	$8,978	(123)%	$982	$(14,164)	$15,146	(107)%
Other income (expense):
Interest income	134	128	6	5%	261	252	9	4%
Interest expense	(6,601)	(5,813)	(788)	14%	(12,830)	(11,362)	(1,468)	13%
Gain on extinguishment of PPP loan	2,009	—	2,009	N/A	2,009	—	2,009	N/A
Other (expense) income, net	915	(26)	941	(3,619)%	764	(35)	799	(2,283)%
Total other expense	(3,543)	(5,711)	2,168	(38)%	(9,796)	(11,145)	1,349	(12)%
Net loss before income taxes	(1,877)	(13,023)	11,146	(86)%	(8,814)	(25,309)	16,495	(65)%
Benefit from (provision for) income taxes	(236)	(55)	(181)	329%	(290)	(120)	(170)	142%
Net loss	$(2,113)	$(13,078)	$10,965	(84)%	$(9,104)	$(25,429)	$16,325	(64)%

	Three Months Ended June 30,				Six Months Ended June 30,
	2022	2021	$ Change	% Change	2022	2021	$ Change	% Change

	($in thousands)
Revenues, net	$42,650	$23,557	$19,093	81%	$80,303	$37,051	$43,252	117%

Revenues, net for the three and six months ended June 30, 2022 increased by $19.1 million and $43.3 million, or 81% and 117%, compared to the same periods in 2021. The increase was primarily driven by significant improvement in travel demand trends starting in fiscal 2021 and continuing through fiscal 2022, as the COVID-19 pandemic recovery continues to improve. Specifically, transactional revenues increased by $9.0 million and $25.0 million during the three and six months ended June 30, 2022, compared to the same periods in 2021. GDS incentives and other service revenues increased by $4.0 million and $7.4 million during the three and six months ended June 30, 2022, compared to the same periods in 2021. Further, Airline incentive revenues increased by $2.9 million and $6.2 million during the three and six months ended June 30, 2022, compared to the same periods in 2021.

Operating Expenses and Other (Income) Expense

	Three Months Ended June 30,				Six Months Ended June 30,
	2022	2021	$Change	% Change	2022	2021	$Change	% Change
	($in thousands)
Marketing expenses	$25,847	$12,833	$13,014	101%	$49,018	$21,075	$27,943	133%
Sales and other expenses	3,554	3,130	424	14%	6,378	4,337	2,041	47%
Personnel expense	5,752	8,527	(2,775)	(33)%	11,324	12,662	(1,338)	(11)%
General and administrative expense	2,025	1,228	797	65%	4,465	2,915	1,550	53%
Information technology expense	1,158	1,088	70	6%	2,464	2,113	351	17%
Provision for doubtful accounts receivable and contract assets	(121)	758	(879)	(116)%	86	1,593	(1,507)	(95)%
Depreciation and amortization	2,769	3,305	(536)	(16)%	5,582	6,520	(934)	(14)%
Interest income	(134)	(128)	(6)	5%	(261)	(252)	(9)	4%
Interest expense	6,601	5,813	788	14%	12,830	11,362	1,468	13%
Gain on extinguishment of PPP loan	(2,009)	—	(2,009)	100%	(2,009)	—	(2,009)	100%
Other (income) expense, net	(915)	26	(941)	(3,619)%	(764)	35	(799)	(2,283)%
	$44,527	$36,580	$7,947	22%	$89,117	$62,360	$26,757	43%

Marketing Expenses

Marketing expenses for the three and six months ended June 30, 2022 increased by $13.0 million and $27.9 million, or 101% and 133%, respectively, compared to the same periods in 2021. The increase was primarily driven by an increase in affiliate marketing and web advertising spend as travel demand increased during the period as the industry has been recovering from the COVID-19 pandemic.

Sales and Other Expenses

Sales and Other Expenses for the three and six months ended June 30, 2022 increased by $0.4 million and $2.0 million, or 14% and 47%, respectively, compared to the same periods in 2021. The increase was primarily driven by credit card fees associated with merchant transactions, which grew by 47% over prior period, consistent with the increase net revenue growth. Credit card fees are correlated with the volume of business to consumer sales.

Personnel Expense

Personnel expenses for the three and six months ended June 30, 2022 decreased by $2.8 million and $1.3 million, or 33% and 11%, respectively, compared to the same periods in 2021. The decrease was primarily attributable to a reduction in stock-based compensation attributed to grants with upfront vesting offered to employees in 2021. The Company did not offer any grants or units in 2022. The decrease is offset by an increase in salary cost due to the additional employees hired from Metaminds in April 2022.

General and Administrative

General and administrative expenses for the three and six months ended June 30, 2022 increased by $0.8 million and $1.6 million, or 65% and 53%, respectively, compared to the same periods in 2021. The increase was primarily attributable to an increase in audit and tax fees, professional service fees, and legal expenses incurred in preparation for the ITHAX Business Combination.

Information Technology

Information technology expenses for the three and six months ended June 30, 2022 increased by $0.1 million and $0.4 million, or 6% and 17%, respectively, compared to the same periods in 2021. The increase was primarily due to an increase in web hosting and software costs and expenses.

Provision for doubtful accounts

Provision for doubtful accounts for the three and six months ended June 30, 2022 decreased by $0.9 million and $1.5 million, or 116% and 95%, respectively, compared to the same periods in 2021. The decrease was driven by a reduction in collection times and risk of receivables not being collectable compared to the first six months of 2021, which were severely impacted by the COVID-19 pandemic.

Depreciation and amortization

Depreciation and amortization expenses for the three and six months ended June 30, 2022 decreased by $0.5 million and $0.9 million, or 16% and 14%, respectively, compared to the same periods in 2021. The decrease was primarily due to certain customer relationships and acquired technology intangible assets being fully amortized during the year ended 2021.

Interest Income

Interest income for the for the three and six months ended June 30, 2022 increased by $6 thousand and $9 thousand, or 5% and 4%, respectively, compared to the same periods in 2021. The increase was immaterial.

Interest expense

Interest expense for the three and six months ended June 30, 2022 increased by $0.8 million and $1.5 million, or 14% and 13%, respectively, compared to the same periods in 2021. The increase was driven by an increase in the Company’s outstanding debt balance as paid-in-kind interest continues to accrue towards the outstanding debt balance.

Other (income)/expense

Other income for the three and six months ended June 30, 2022 increased by $0.9 million and $0.8 million, or 3,619% and 2,283%, respectively, compared to the same periods in 2021. The decrease was primarily due the reduction in the fair value of the LBF earnout liability.

Income Taxes

	Three Months Ended June 30,				Six Months Ended June 30,
	2022	2021	$ Change	% Change	2022	2021	$ Change	% Change
	($in thousands)
Benefit from (provision for) income taxes	(236)	(55)	(181)	329%	(290)	(120)	(170)	142%

The provision for income taxes for the three and six months ended June 30, 2022 increased by $0.2 million and $0.2 million, or 329% and 142%, respectively, compared to the same periods in 2021, mainly driven by the difference in booked income in within the Indian subsidiary for the prior periods compared to the effective tax rate projected for the India subsidiary in 2022.

Our effective tax rate for 2021 was lower than the 21% federal statutory income tax rate due to the valuation allowance recorded on the net deferred tax assets, partially offset by state income taxes.

Our effective tax rate for 2020 was higher than the 21% federal statutory income tax rate because of the state income taxes and the impact of the valuation allowance release arising from the non-taxable deferred goodwill acquired through the CTS acquisition. Additionally, the valuation allowance recorded on the net deferred tax assets partially reduced the effective tax rate.

Comparison of Years Ended December 31, 2021 and 2020

We have derived this data from our consolidated financial statements included elsewhere in this prospectus. This information should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. The results of historical periods are not necessarily indicative of the results of operations for any future period. The following tables set forth our consolidated statement of operations as well as other financial data management considers meaningful for 2021 and 2020:

	For the year ended December 31,
	2021	2020	$ Change	% Change

	($ in thousands)
Revenues, net	$93,194	$65,796	$27,398	42%
Operating expenses:
Marketing expenses	54,611	39,501	15,110	38%
Sales and other expenses	11,165	14,434	(3,269)	(23)%
Personnel expense	23,422	20,658	2,764	13%
General and administrative expense	7,455	7,736	(281)	(4)%
Information technology expense	4,058	3,255	803	25%
Provision for doubtful accounts receivable and contract assets	1,874	4,655	(2,781)	(60)%
Depreciation and amortization	12,861	11,414	1,447	13%
Total Operating Expenses	$115,446	$101,653	$13,793	14%
Loss from operations	$(22,252)	$(35,857)	$13,605	(38)%
Other income (expense):
Interest income	505	508	(3)	(1)%
Interest expense	(23,683)	(20,410)	(3,273)	16%
Gain on forgiveness of PPP loans	5,868	—	5,868	N/A
Other (expense) income, net	980	(17)	997	(5,865)%
Total other expense	(16,330)	(19,919)	3,589	(18)%
Net loss before income taxes	(38,582)	(55,776)	17,194	(31)%
Benefit from (provision for) income taxes	(323)	14,042	(14,365)	(102)%
Net loss	$(38,905)	$(41,734)	$2,829	(7)%

Revenues, net

	Year Ended December 31,
	2021	2020	$ Change	% Change

	($ in thousands)
Revenues, net.	$93,194	$65,796	$27,398	42%

Revenues, net for the year ended December 31, 2021 increased by $27.4 million or 42% from $65.8 million in 2020 to $93.2 million in 2021. The increase was primarily driven by significant improvement in travel demand trends since 2020, which was severely impacted by the COVID-19 pandemic.

Operating Expenses and Other (Income) Expense

	For the year ended December 31,
	2021	2020	$ Change	% Change

	($ in thousands)
Marketing expenses	$54,611	$39,501	$15,110	38%
Sales and other expenses	11,165	14,434	(3,269)	(23)%
Personnel expense	23,422	20,658	2,764	13%
General and administrative expense	7,455	7,736	(281)	(4)%
Information technology expense	4,058	3,255	803	25%
Provision for doubtful accounts receivable and contract assets	1,874	4,655	(2,781)	(60)%
Depreciation and amortization	12,861	11,414	1,447	13%
Interest Income	(505)	(508)	3	(1)%
Interest expense	23,683	20,410	3,273	16%
Gain on extinguishment of PPP loans	(5,868)	—	(5,868)	N/A
Other (income) expense, net	(980)	17	(997)	(5,865)%
	$131,776	$121,572	$10,204	8%

Marketing Expenses

Marketing expenses for the year ended December 31, 2021 increased by $15.1 million or 38% from $39.5 million in 2020 to $54.6 million in 2021. The increase was primarily driven by an increase in affiliate marketing and web advertising spend as travel demand increased since 2020, which was severely impacted by the COVID-19 pandemic.

Sales and Other Expenses

Sales and other expenses for the year ended December 31, 2021 decreased by $3.3 million or 23% from $14.4 million in 2020 to $11.2 million in 2021. The decrease was primarily driven by a significant decrease in chargebacks from customers as fewer cancellations were made compared to 2020, which was severely impacted by the COVID-19 pandemic.

Personnel Expense

Personnel expenses for the year ended December 31, 2021 increased by $2.8 million or 13% from $20.7 million in 2020 to $23.4 million in 2021. The increase was primarily attributable to an increase in stock-based compensation expense incurred from profit interest awards issued to the Company’s employees and an increase in employee bonuses.

General and Administrative

General and administrative expenses for the year ended December 31, 2021 decrease by $0.3 million or 4% from $7.7 million in 2020 to $7.5 million in 2021. The decrease was primarily attributable to a $0.8 million decrease in rent expense as the Company continued to decrease the amount of rental office space and employ a virtual work environment and a $0.4 million decrease in miscellaneous expenses. The decreases were partially offset by a $1.2 million increase in legal, professional, audit and tax service fees incurred as the Company prepares for the ITHAX business combination.

Information Technology

Information technology expenses for the year ended December 31, 2021 increased by $0.8 million or 25% from $3.3 million in 2020 to $4.1 million in 2021. The increase was primarily due to $1.2 million increase in web hosting, software costs and expenses, partially offset by a $0.3 million decrease in outsourced costs.

Provision for doubtful accounts

Provision for doubtful accounts for the year ended December 31, 2021 decreased by $2.8 million or 60% from $4.7 million in 2020 to $1.9 million in 2021. The decrease was driven by a reduction in collection times and risk of receivables not being collectable compared to 2020, which was severely impacted by the COVID-19 pandemic.

Depreciation and amortization

Depreciation and amortization expense for the year ended December 31, 2021 increased by $1.4 million or 13% from $11.4 million in 2020 to $12.9 million in 2021. The increase was primarily due to additional amortization expense incurred from intangible assets acquired during 2020.

Interest Income

Interest income for the year ended December 31, 2021 decreased by $3 thousand, or 1%, from $508 thousand in 2020 to $505 thousand in 2021. The decrease was immaterial.

Interest expense

Interest expense for the year ended December 31, 2021, increased by $3.3 million or 16% from $20.4 million in 2020 to $23.7 million in 2021. The increase was driven by an increase in the Company’s outstanding debt balance as paid-in-kind interest continues to accrue towards the outstanding debt balance.

Gain on extinguishment of PPP loans

Gain on extinguishment of PPP loans for the year ended December 31, 2021, increased by $5.9 million or 100% from $0.0 million in 2020 to $5.9 million in 2021. The Company received forgiveness on its PPP loans obtained in April 2020 as well as the forgiveness on the PPP loans obtained by its subsidiary in February 2021.

Other (income)/expense

The Company earned $1.0 million in other income during the year ended December 31, 2021 and incurred $17 thousand in other expense during the year ended December 31, 2020. The change was primarily due to outstanding shortfall and other fees that were waived by one of the Company’s GDS operators.

Income Taxes

	Year Ended December 31,
	2021	2020	$ Change	% Change
	($ in thousands)
Benefit from (provision for) income taxes	$(323)	$14,042	$(14,365)	(102)%

The benefit from (provision for) income taxes for the year ended December 31, 2021 decreased by $14.4 million or 102% from a $14.0 million benefit in 2020 to a $0.3 million expense in 2021.

Our effective tax rate for 2021 was lower than the 21% federal statutory income tax rate due to the valuation allowance recorded on the net deferred tax assets, partially offset by state income taxes.

Our effective tax rate for 2020 was higher than the 21% federal statutory income tax rate because of the state income taxes and the impact of the valuation allowance release arising from the non-taxable deferred goodwill acquired through the CTS acquisition. Additionally, the valuation allowance recorded on the net deferred tax assets partially reduced the effective tax rate.

Liquidity and Capital Resources

Sources of Liquidity

As of June 30, 2022, we had cash and cash equivalents totaling $10.9 million, which were held for working capital purposes, as well as restricted short-term investments of $8.5 million and $15 million available line of credit. Our cash equivalents are comprised primarily of cash checking accounts. To date, our principal sources of liquidity have been payments received from our revenue arrangements and financing arrangements with banks and financial institutions.

On December 23, 2019, the Company, entered into a financing agreement (the “TCW Agreement”) with TCW Asset Management Company LLC (“TCW”) consisting of a $150 million multi-draw term loan in aggregate, of which the first draw was for a principal amount of $95 million. Additionally, on the same day, the Company entered a revolving credit facility (‘LOC’) with an aggregate principal amount not exceeding $15 million. Undrawn balances available under the revolving credit facility are subject to commitment fees of 1%. These facilities are guaranteed by the Company and its Parent, Mondee Holdings LLC and are secured by substantially all of the assets of the Company and its Parent. No amounts on the revolving credit facility have been drawn down as of June 30, 2022 and 2021.

On February 6, 2020, the Company entered into a first amendment to the TCW Agreement and an incremental joinder with TCW for an aggregate principal amount of $55 million. On May 1, 2020, the Company entered into a second amendment with TCW, which modified the Applicable Margin of any Reference Rate Loan, or any portion thereof, to 9.50% per annum and any LIBOR Rate Loan, or any portion thereof, to 10.50%, increased from 8.50% and 9.50%, respectively, prior to the second amendment taking effect. The increase was due to the Company renegotiating the terms of the TCW Agreement as a result of the COVID-19 pandemic. In addition, the Parent issued 2.5 million of Class G Preferred units to TCW as part of the second amendment to the TCW Agreement, with an aggregate value of $6.5 million. The Company incurred $15.1 million in debt issuance cost and debt discount for the year ended December 31, 2020 related to this offering. The funds drawn from the $55 million term loan were primarily used to pay for the CTS acquisition, MS Loan, Mondee Group LLC Loan, and for other working capital purposes.

On June 22, 2021, the Company entered into a fourth amendment with TCW, which specifies that if Company does not secure $25 million in financing, or enter into a change of control agreement, by June 30, 2022 then the Company must issue 3,600,000 Class G units to TCW. In connection with the fourth amendment and in consideration thereof, the Company incurred an amendment fee of $1.8 million, which was paid in kind and added to the outstanding principal balance.

On December 31, 2021, the Company entered into a fifth amendment with TCW to increase the Applicable Margin by 1% and capitalize interest during the period of October 1, 2021 to March 31, 2022. Additionally, quarterly installments for loan repayment were deferred until June 30, 2022. The modification is only in effect through June 30, 2022, at which time the Applicable Margin will revert to the original percentages.

Beginning on April 1, 2021, 5% Payment in Kind (“PIK”) interest has been accrued on the outstanding principal balance by increasing the principal amount over the term of the loan. On July 2, 2021, the PIK interest rate decreased to 4%. The PIK rate eventually increased to 12.25% beginning October 1, 2021. The effective interest rate of the TCW Agreement for three months ended June 30, 2022, and June 30, 2021 is 15.52% and 15.48%, respectively.

On April 15, 2022, the Company entered into a sixth amendment and waiver with TCW to request to have waived certain defaults and also to make certain revisions to the TCW Agreement. The revisions pertained to updating Unadjusted EBITDA, Leverage Ratio and Fixed Charge Coverage Ratio (each as defined therein).

On July 8, 2022, the Company entered into a seventh amendment to the TCW Agreement, pursuant to which, among other things, (i) TCW consented to the Business Combination, the change of the name of the Company from “ITHAX Acquisition Corp.” to “Mondee Holdings, Inc.,” and a further extension of the loan repayment schedule, and (ii) the Company agreed to execute joinders for Mondee Holdings, Inc. and Mondee Holdings II, Inc. to become borrowers under the TCW Agreement. The seventh amendment further provides that the quarterly repayment of interest and quarterly principal repayment have been extended to September 30, 2022, and Closing Date, respectively. Additionally, the amendment extended the trigger date to issue 3,600,000 of Class G units related to the consummation of the transaction to July 31, 2022. In the event the company completes the consummation of the business by or before July 31, 2022 the Company will be subject issue up to 3,000,000 in Class G units which is dependent on the aggregate amount of the loan after giving effect to the business combination. On July 17, 2022, the Company entered into an amendment to the seventh amendment to the TCW Agreement, pursuant to which, among other things, TCW consented to reduce the amount of the loans required to be prepaid at closing to $40 million. On July 18, 2022, based on the prepayment of $41,200,000 aggregate amount of the loans, the Company issued 3,000,000 Class G units to TCW.

On October 24, 2022, the Company, entered into an eighth amendment to the to the TCW Agreement, pursuant to which, among other things, the Company (i) implemented the transition from a LIBOR based interest rate to secured overnight financing rate (“SOFR”) based interest rate, (ii) provided for a transition to a future benchmark rate in the event that SOFR is no longer available, and (iii) permits the Company to make the cash payments necessary to consummate the repurchase of the Company’s outstanding public warrants announced on September 16, 2022. Pursuant to the eighth amendment, the Lenders also: (1) consented to the payment of a portion of the interest originally due on June 30, 2022 at a rate per annum of up to 2.5% by capitalizing such interest; (2) waived the failure by the Company to make a cash payment of (A) the June Interest Payment by September 30, 2022, and (B) the principal payment due on September 30, 2022 by September 30, 2022; (3) consented to the creation and issuance of up to an additional 35,000 shares of Series A Preferred Stock and waived the mandatory prepayment obligations under the TCW Agreement with respect to such issuance; and (4) consented to the consummation of the Repurchase of Warrants, subject to the Repurchase Condition.

On April 13, 2020, Mondee, Inc., was granted a loan from JP Morgan Chase Bank in the aggregate amount of $4.3 million pursuant to the PPP under the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”). In January 2021, the Company was granted a Second Draw PPP Loan in the amount of $2 million. In February 2021, the Company was granted another Second Draw PPP Loan in the amount of $1.6 million. As the legal form of the PPP loan is debt, the company accounted for the loan as debt under ASC 470 Debt. In November 2021, the $1.6 million PPP loan was forgiven, and in May 2022, the $2.0 million PPP loan was forgiven. Refer to the “Impact of COVID-19” section for further details.

The Company has prepared its condensed consolidated financial statements assuming that the Company will continue as a going concern. The Company is required to make debt repayments aggregating to $15,454 and $9,128 up to June 30, 2023 and June 30, 2024, respectively. As of June 30, 2022, current liabilities are $75,282 and current assets are $60,199. Given that the Company has historically generated recurring net losses, it may be unable to make such specified debt repayments from operations when the balance is due. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As of June 30, 2022, the Company has $10,932 of un-restricted cash and $15,000 in unused line of credit. Upon completion of the Business Combination with ITHAX in July 2022 the Company’s consolidated cash balance increased due to the PIPE investments of $70,000, cash held by ITHAX of $157, and $8,351 net of redemptions. The increase was offset by a modified debt facility with TCW Asset Management Company LLC (“TCW”) which entailed a prepayment of some of its obligations totaling $41,200 in July 2022. The Company was also required to make various payments including SPAC transaction costs incurred and deferred underwriting commissions aggregating to $28,680 upon the close of the Business Combination. Further, for the six months ended June 30, 2022, the Company generated positive cash flows from operating activities and expects to continue for the next 12 months, despite the increases in costs of operating as a public company such as recurring audit fees and legal services.

As of the date on which these condensed consolidated financial statements were available to be issued, we believe that the cash on hand, cash generated from operating activities, available line of credit, and additional investments obtained through the Business Combination will satisfy the Company’s working capital and capital requirements, including the potential expenditure of up to $8.4 million in connection with the offer to purchase warrants, for at least the next twelve months and accordingly, substantial doubt about the Company’s ability to continue as a going concern is alleviated.

Cash Flow Summary for the Six Months Ended June 30, 2022 and 2021

The following table summarizes our cash flows for the periods presented:

	Six Months Ended June 30,
	2022	2021
	($ in thousands)
Net cash provided by/(used in) Operating activities	$164	$(1,810)
Net cash used in Investing activities	(3,472)	(1,809)
Net cash (used in)/ provided by Financing activities	(1,094)	3,205
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(172)	(92)
Net (decrease) in cash and cash equivalents	$(4,574)	$(506)

Operating Activities

During the six months ended June 30, 2022, cash provided by operating activities was $0.2 million. The primary factors affecting our operating cash flows during this period were offset of our net loss totaling $9.1 million, by non-cash charges of $11.8 million primarily consisting of payment in kind interest expense of $6.8 million and depreciation and amortization of $5.6 million. This reduction attributable to non-cash charges were offset by a $2.0 million gain on forgiveness of Mondee’s PPP loan. Cash provided from changes in our operating assets and liabilities was $2.5 million, primarily owing to $10.2 million increase in accounts payable and $11.2 million increase in accrued expenses and other current liabilities, partially offset by a $10.2 million increase in accounts receivable, $9.0 million increase in prepaid expense and other current assets, and $4.2 million increase in contract assets.

During the six months ended June 30, 2021, cash used in operating activities was $1.8 million. The primary factors affecting our operating cash flows during this period were our net loss of $25.4 million, offset by our non-cash charges of $20.0 million primarily consisting of payment in kind interest expense of $7.2 million and depreciation, amortization of $6.5 million, and stock-based compensation expense of $3.8 million. The cash provided from changes in our operating assets and liabilities was $3.4 million, which was primarily due to a $3.3 million increase in accounts payable, $3.0 million increase in accrued expenses and other current liabilities, and a $2.1 million decrease in contract assets, partially offset by a $4.1 million increase in accounts receivable.

Investing Activities

During the six months ended June 30, 2022, cash used in investing activities was $3.5 million, which was primarily due to the purchase of property and equipment.

During the six months ended June 30, 2021, cash used in investing activities was $1.8 million, which was primarily due to the purchase of property and equipment.

Financing Activities

During the six months ended June 30, 2022, cash used in financing activities was $1.1 million, primarily for the payment of deferred offering costs related to the Business Combination.

During the six months ended June 30, 2021, cash provided by financing activities was $3.2 million, primarily due to proceeds from the Company’s PPP loan.

Cash Flow Summary for Years Ended December 31, 2021 and 2020

The following table summarizes our cash flows for the periods presented:

	Year Ended December 31,
	2021	2020
	($ in thousands)
Net cash used in Operating activities	$(15,673)	$(3,662)
Net cash used in Investing activities	(3,112)	(37,710)
Net cash provided by Financing activities	3,077	61,087
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(311)	1
Net (decrease) increase in cash and cash equivalents	$(16,019)	$19,716

Operating Activities

During the year ended December 31, 2021, operating activities used $15.7 million in cash. The primary factors affecting our operating cash flows during this period were our net loss of $38.9 million, offset by our non-cash charges of $29.7 million primarily consisting of payment in kind interest expense of $14.6 million and depreciation and amortization of $12.9 million, stock-based compensation expense of $3.9 million, partially offset by the increase in accounts receivable of $6.7 million and the forgiveness of the PPP loans of $5.9 million.

During the year ended December 31, 2020, operating activities used $3.7 million in cash. The primary factors affecting our operating cash flows during this period were our net loss of $41.7 million, offset by our non-cash charges of $22.3 million primarily consisting of depreciation and amortization of $11.4 million, non-cash interest expense of $19.6 million, $(13.9) million in benefits for deferred taxes, and bad debt expense of $4.7 million. The cash provided from changes in our operating assets and liabilities was $15.8 million, which was primarily due to $19.6 million decrease in contract assets, $11.5 million decrease in accounts receivable, $1 million decrease in prepaid expense and other current assets, and a $2.4 million increase in accrued liabilities. These amounts were partially offset by a $20 million decrease in accounts payable.

Investing Activities

During the year ended December 31, 2021, cash used in investing activities was $3.1 million, of which $4.0 million was used for the purchase of property and equipment and $0.9 million was generated from the sale of restricted short-term investments.

During the year ended December 31, 2020, cash used in investing activities was $37.7 million, of which $34.9 million was used in business acquisitions, $4.1 million was used for the purchase of property and equipment, partially offset by cash generated from the sale of restricted short-term investments of $1.5 million.

Financing Activities

During the year ended December 31, 2021, cash provided by financing activities was $3.1 million, primarily from the proceeds from the second tranche of the PPP loans of $3.8 million partially offset by the repayment of debt of $0.6 million.

During the year ended December 31, 2020, cash provided by financing activities was $61.1 million, primarily from net proceeds from the issuance of long-term debt of $55 million, proceeds from issuance of Parent units of $11.6 million, and $4.3 million proceeds from a PPP loan. These amounts were partially offset by a $6.8 million payment of a related party note, a $1.8 million payment for a loan origination fee for long-term debt, and a $1.3 million repayment of long-term debt.

Off- Balance Sheet Arrangements

We had the following Off-Balance Sheet Arrangements as of June 30, 2022 and December 31, 2021:

	June 30,	December 31,
(In millions)	2022	2021
Letters of credit	$7.1	$7.3

No amount on the revolving credit facility have been drawn down as of June 30, 2022 and December 31, 2021.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily the result of fluctuations in interest rates and foreign currency exchange rates.

We do not believe that inflation has had a material effect on our business, results of operations or financial condition. Nonetheless, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs. Our inability or failure to do so could harm our business, results of operations or financial condition.

Interest Rate Risk

As of June 30, 2022, we had cash and cash equivalents of approximately $10.9 million, which consisted primarily of checking accounts, which carries a degree of interest rate risk. A hypothetical 10% change in interest rates would not have a material impact on our financial condition or results of operations due to the short-term nature of our investment portfolio.

Foreign Currency Exchange Risk

Our results of operations and cash flows are subject to fluctuations due to changes in foreign currency exchange rates. All our revenue is generated in U.S. dollars. Our expenses are generally denominated in the currencies of the jurisdictions in which we conduct our operations, which are primarily in the U.S. and to a lesser extent in Europe and Asia. Our results of operations and cash flows are, therefore, subject to fluctuations due to changes in foreign currency exchange rates and may be adversely affected in the future due to changes in foreign exchange rates. The effect of a hypothetical 10% change in foreign currency exchange rates applicable to our business would not have a material impact on our historical consolidated financial statements. To date, we have not engaged in any hedging strategies. As our international operations grow, we will continue to reassess our approach to manage our risk relating to fluctuations in currency rates.

Critical Accounting Policies and Estimates

The preparation of the condensed consolidated financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. We base our estimates on historical experience and on various other factors we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ materially from those estimates. Significant items subject to such estimates and assumptions include, but are not limited to, the useful lives of property and equipment, revenue recognition, allowances for doubtful accounts and customer chargebacks, the valuation of financial instruments, acquisition purchase price allocations, the valuation of intangible and other long- lived assets, income taxes, impairment of goodwill and indefinite life intangibles, capitalization of software development costs, determination of the incremental borrowing rate, and other contingencies.

The COVID-19 pandemic has created and may continue to create significant uncertainty in macroeconomic conditions, which may cause further business disruptions and adversely impact our results of operations. As a result, many of our estimates and assumptions required increased judgment and carry a higher degree of variability and volatility. As events continue to evolve and additional information becomes available, our estimates may change materially in future periods.

Deferred Offering Costs

Deferred offering costs, which consist of direct incremental legal, consulting, and accounting fees and printer costs relating to an anticipated public offering, are capitalized and will be offset against proceeds upon the consummation of the offering. As of June 30, 2022, the Company had deferred $9.0 million of deferred offering costs in prepaid assets on the condensed consolidated balance sheets. No amounts were capitalized as of December 31, 2021.

Revenues, net

Our revenues are generated by providing online travel reservation services, which principally allows travelers to book travel reservations with travel suppliers through our platforms. These services are primarily related to reservation of airline tickets. It also includes, to a lesser extent, services related to reservation of hotel accommodation, rental car, travel insurance and other travel products and services. While we generally refer to a consumer that books travel reservation services on our platforms as our customer, for accounting purposes; our customers are the travel suppliers. Our contracts with travel suppliers give them the ability to market their reservation availability without transferring responsibility to deliver the travel service to us. Therefore, we are an agent in a transaction and our revenues are presented on a net basis (that is, the amount billed to a traveler less the amount paid to a travel supplier) in the condensed consolidated statements of operations. Our revenue is earned through service fees, margins and commissions.

We earn incentives from airline companies which are recognized based on the achievement of targets set by contract, that mainly relate to the amount of airline ticket bookings that have been flown, and consequently are not subject to cancellation. We also receive incentives from our Global Distribution System (“GDS”) service providers based on the volume of segment bookings mediated by us through the GDS systems. In addition to the above travel-related revenue, we also generate revenue from incentives received from credit card companies for ancillary services based on the volume of transaction amount processed by us.

Revenue from service fee, margin and commission on sale of airline tickets is recognized when the traveler books the airline ticket as the performance obligation is satisfied by us on issuance of an airline ticket to the traveler. Revenue is recorded net of cancellation, refunds and chargebacks. In the event of cancellation of airline tickets, revenue recognized in respect of commissions and margins earned by us on such tickets is reversed and is netted off from the revenue earned during the fiscal period at the time the cancellation is made by the customers.

Revenue from commission and margin on other travel products and services is recognized when the traveler completes the reservation as our performance obligation is satisfied at that point.

Revenue relating to contracts with travel suppliers which include incentive payments from airline companies and GDS are accounted for as variable consideration when the amount of revenue to be recognized can be estimated to the extent that it is probable that a significant reversal of any incremental revenue will not occur. This revenue is recognized net of cancellations, refunds and shortfall penalty fees, as applicable, at a time when performance targets are achieved.

When an airline ticket is purchased, there is a risk of customer chargebacks including those related to fraud. We record estimates for chargebacks of our fees or margin or commission earned upon sale of airline tickets as variable consideration. We record estimates for losses related to chargebacks of the face value of tickets as an operating expense classified within sales and other expense. Reserves are recorded based on our assessment of various factors, including the amounts of actual chargeback activity during the current year.

Our ‘Rocketrip’ brand offers a corporate travel cost savings solution through its technology platform. We generate subscription and set-up revenue from customers who are provided access to our platform as software-as-a-service. Revenue is recognized over the term of the contract.

‘Tripplanet’ is an end-to-end business travel platform for small to medium sized businesses, membership organizations, associations, educational institutions, and NGOs. The platform combines New Mondee’s global content hub, marketplace, and conversational commerce engine to provide organizations discounted rates for airfare, hotels, and cars using our private platform. Individuals within these organizations can also utilize the platform for leisure travel. The platform is set up as a subscription base service where revenue is recognized over the term of the contract. Revenue from commission and margin on the travel bookings are recognized when the traveler completes the reservation as our performance obligation is satisfied.

‘Unpub’ provides consumer groups access to a subscription based private membership travel platform where they can purchase flights, reserve hotel rooms and rental cars, and receive member benefits. Revenue related to the subscription platform is recorded over the contract period. Revenue from commission and margin on the travel bookings are recognized when the traveler completes the reservation as our performance obligation is satisfied.

Income Taxes

The Company is subject to payment of federal and state income taxes in the U.S. and other forms of income taxes in other jurisdictions. Consequently, the Company determines its consolidated provision for income taxes based on tax obligations incurred using the asset and liability method. Under this method, deferred tax assets and liabilities are calculated based upon the temporary differences between the condensed consolidated financial statement and income tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The deferred tax assets are recorded net of a valuation allowance when, based on the weight of available evidence, the Company believes it is more likely than not that some portion or all of the recorded deferred tax assets will not be realized in future periods.

The Company evaluates uncertain tax positions to determine if it is more likely than not that they would be sustained upon examination. The Company records a liability when such uncertainties fail to meet the more likely than not threshold.

A U.S. shareholder is subject to current tax on “global intangible low-taxed income” (GILTI) of its controlled foreign corporations (CFCs). The Company is subject to tax under GILTI provisions and includes its CFCs income in its US income tax provision in the period the CFCs earn the income.

Recoverability of Goodwill and Indefinite and Definite-Lived Intangible Assets

Goodwill is not subject to amortization and is tested annually or more when events and circumstances indicate impairment may have occurred. In the evaluation of goodwill for impairment, we typically perform our qualitative assessment, prior to performing the quantitative analysis, to determine whether the fair value of the goodwill is more likely than not impaired. If a quantitative assessment is made we compare the fair value of the reporting unit to the carrying value and, if applicable, record an impairment charge based on the excess of the reporting unit’s carrying amount over its fair value.

We generally base our measurement of fair value of reporting units, on a blended analysis of the present value of future discounted cash flows and market valuation approach. The discounted cash flows model indicates the fair value of the reporting units based on the present value of the cash flows that we expect the reporting units to generate in the future. Our significant estimates in the discounted cash flows model include: our weighted average cost of capital; long-term rate of growth and profitability of our business; and working capital effects. The market valuation approach indicates the fair value of the business based on a comparison of the Company to comparable publicly traded firms in similar lines of business. Our significant estimates in the market approach model include identifying similar companies with comparable business factors such as size, growth, profitability, risk and return on investment and assessing comparable revenue and operating income multiples in estimating the fair value of the reporting units.

We believe the weighted use of discounted cash flows and market approach is the best method for determining the fair value of our reporting units because these are the most common valuation methodologies used within the travel and internet industries; and the blended use of both models compensates for the inherent risks associated with either model if used on a stand-alone basis.

In our evaluation of our indefinite-lived intangible assets, we typically first perform a qualitative assessment prior to performing the quantitative analysis, to determine whether the fair value of the indefinite- lived intangible asset is more likely than not impaired. An impairment charge is recorded for the excess of the carrying value of indefinite-lived intangible assets over their fair value, if necessary. We base our measurement of fair value of indefinite-lived intangible assets, which consist of trade name, using the relief- from-royalty method. This method assumes that the trade name has value to the extent that its owner is relieved of the obligation to pay royalties for the benefits received from them.

Intangible assets with definite lives and other long-lived assets are carried at cost and are amortized on a straight-line basis over their estimated useful lives of one to twenty years. We review the carrying value of long-lived assets or asset groups, including property and equipment, to be used in operations whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. Factors that would necessitate an impairment assessment include a significant adverse change in the extent or manner in which an asset is used, a significant adverse change in legal factors or the business climate that could affect the value of the asset, or a significant decline in the observable market value of an asset, among others. If such facts indicate a potential impairment, we would assess the recoverability of an asset group by determining if the carrying value of the asset group exceeds the sum of the projected undiscounted cash flows expected to result from the use and eventual disposition of the assets over the remaining economic life of the primary asset in the asset group. If the recoverability test indicates that the carrying value of the asset group is not recoverable, we will estimate the fair value of the asset group using appropriate valuation methodologies which would typically include an estimate of discounted cash flows. Any impairment would be measured as the difference between the asset groups carrying amount and its estimated fair value.

Assets held for sale, to the extent we have any, are reported at the lower of cost or fair value less costs to sell.

Recent Accounting Pronouncements

See Note 2 to our condensed consolidated financial statements included elsewhere in this prospectus for recently adopted accounting pronouncements and recently issued accounting pronouncements not yet adopted as of the date of this prospectus.

BUSINESS

References in this section to “we,” “our,” “us,” “the Company,” or “Mondee” generally refer to Mondee Holdings II, Inc. and its consolidated subsidiaries prior to the consummation of the Business Combination and to Mondee Holdings, Inc. (formerly ITHAX Acquisition Corp.) and its consolidated subsidiaries following the Business Combination.

Company Overview

Mondee is a rapid-growth, travel technology company and marketplace with a portfolio of globally recognized brands in the leisure and corporate travel sectors. Mondee provides state-of-the art technologies, operating systems and services that seamlessly enable travel transactions to better serve travelers directly or through travel affiliates. These technology-led platforms with access to global travel inventory and extensive negotiated travel content, combined with Mondee’s distribution network, create a modern travel marketplace. The company’s modern marketplace provides the increasingly discerning traveler with enhanced options on efficient consumer-friendly platforms while supporting its travel supplier partners in utilizing highly perishable travel inventory.

In addition to the rapid development of a modern travel marketplace, Mondee is increasingly focused on expanding its penetration of the gig economy segment of the travel market. The company believes its platforms are well suited to serve gig workers seeking more flexible, diverse content and travel services. The feature-rich platforms provide the necessary modern consumer engagement services such as conversational commerce, seamless connectivity and 24/7 assistance, as well as operating systems with current financial technology, insurance and marketing technology services built in.

The company scaled its business rapidly by adding a large base of travel agent customers and extensive private fare content to its modern technology platforms through a series of acquisitions. Since its inception, Mondee made fourteen accretive business acquisitions, including four large North American, EMEA and Asian market ticket consolidators. Management believes that Mondee’s ability to successfully integrate acquisitions is underpinned by its highly efficient operating systems which modernize the process for leisure travel providers to engage consumers and quickly access, search, sell and distribute segment-specific inventory. Mondee expanded the travel content available on its platform by entering further relationships with other travel market suppliers, including network airlines, low-cost carriers, hotel aggregators and lodging properties, creating an even broader global travel marketplace.

Management believes Mondee’s technology-led business model means the company is well-positioned to be a leading travel marketplace in the growing gig economy and recovering global travel market, by supplying modern operating systems for segment-targeted travel search, booking and service. The company has leveraged its position in the traditional travel distribution ecosystem to create a marketplace which offers a significant depth and breadth of content, transaction platform and innovative technology to maximize value for travelers, travel affiliates and suppliers. Mondee believes the three pillars of its business — technology, content and distribution — create a powerful competitive advantage that will protect the company’s market leadership and propel its future growth into the evolving traveler market segments.

Mondee Business

Mondee’s business is built around three areas, where its marketplace value is created — Technology, Content and Distribution.

Technology

Mondee’s technology platforms combine consumer-friendly applications and efficient operating systems with access to the company’s global content across all current and emerging market segments. These platforms offer the Mondee marketplace stakeholders feature-rich tools and services for all aspects of consumer engagement, transaction processing and business development.

The company’s platforms enable emerging stakeholders in the travel market — gig economy workers and travelers — to provide curated content and personalized travel experiences efficiently to discriminating value savvy consumers. Through a modern and intuitive user interface, these gig economy workers, gain access to Mondee’s global content as well as integrated marketing tools, conversational commerce, Fintech solutions, self-service booking and world class 24/7 support. Current hallmarks of Mondee’s consumer engaging technology features include seamless connectivity across mobile devices, email, SMS and chat, extending conversational commerce to the consumers platform of choice such as Facebook Messenger, WhatsApp, and Slack, while offering reward wallets, sustainability options and traveler safety features.

Mondee’s platforms also incorporate tools and services that increase revenue and profitability when compared to legacy distribution systems. The company’s product platforms, such as its TripPro platform that enables gig workers, are constantly enhanced with technologies such as conversational commerce, and continues to bring innovation to an industry still largely reliant upon an antiquated distribution infrastructure. In addition to best-in-class search, booking and transaction tools and service support, the company’s platforms currently incorporate a Fintech platform with an extensive selection of payment options, eWallet integrations, insurance and fraud protection. Further, Mondee’s technology offers a multi-channel marketing platform supporting marketplace participants growth and business development with fully integrated marketing campaigns and CRM tools. The end result is a more comprehensive, engaging and cost-effective transaction process for travel consumers, gig workers, affiliated travel agencies, home-based agents and other affiliates, designed to make them all more productive and competitive.

The company has further extended its technologies, platforms and services to develop and provide more modern traveler direct applications focused on corporations and the small to medium enterprise (“SME”), enterprise customer, member organization and affiliated consumer market segments with products and brands such as Rocketrip, TripPlanet and UnPub. In most instances, these applications are offered in subscription-based models to members of closed user groups seeking feature-rich gig economy services such as curated value-based content and personalized experiences in Mondee’s omni-channel engagement and delivery systems. These state-of-the-art traveler engaging applications are built to allow the company, its customers and suppliers to extend their reach into the emerging growth segments of the travel market.

Content

Mondee has negotiated rates and private content on a global scale which it combines with access to all other available travel inventory to create one of the industry’s leading Global Content Hubs (“GCH”). The GCH’s extensive private fare content is maintained exclusively on the company’s technology-led platforms and deployed efficiently to segment-specific markets through rules-based systems targeted to closed and subscriber user groups.

Although Mondee started as a marketplace for negotiated airfares and private content, the company transformed quickly into a one-stop shop for a wide variety of travel supplier inventory with near real time access to substantially all globally available content. To enhance its offerings, Mondee developed its private fares platform to allow negotiated rates and all other value-based supplier inventory to be provided to targeted market segments very efficiently in the GCH. The GCH platform was initially populated with negotiated fares from Mondee’s acquisitions and today maintains direct relationships or access to over 500 airlines, one million hotel and alternative hospitality accommodations, and the company continues to add new rental car, cruise and tour offerings. Mondee’s GCH fuels its travel marketplace, providing global content that caters to a wide range of consumer travel needs and life-style choices. In addition, the company offers individuals and small medium enterprises full service support when needed, with curated options and opportunities to save on travel bookings that fit the changing needs and life-style choices of the existing and emerging value-savvy travel cohorts.

Distribution

Mondee maintains strong partnerships with stakeholders at every stage in the chain of travel distribution.

The company offers its platforms, products and services to these target market segments today — affiliate travel workers and agencies, affiliated consumers, corporations, SMEs and enterprise customers — which comprised approximately the $1 trillion annual assisted and affiliated travel market in 2019. The end consumers of the distributor and affiliated consumer segments are primarily leisure travelers and individual subscribers, whereas customers in the corporate and SME segments are primarily businesses and membership organizations who coordinate travel for their employees and other constituents.

The company’s distributor target segment is comprised of the fragmented population of gig workers, home-based agents, traditional travel agents and travel management customers who plan, manage or otherwise service travel experiences for leisure travelers. Through both organic growth and strategic acquisitions, the company has created one of the industry’s leading distribution platforms with an infrastructure designed to grow quickly and at scale. Today, travel professionals partner with Mondee through the TripPro platform and services for access to the company’s extensive GCH and feature-rich operating systems to provide service to millions of end customers. The company is well positioned to continue expanding its distribution presence rapidly in the emerging gig travel segment with its modern TripPro “Travel Solution in a Box,” offering the complete suite of conversational commerce customer tools, content access, integrated marketing tools, Fintech solutions, self-service booking and 24/7 support all geared to building a gig travel community or business.

Mondee’s second target segment, affiliated consumers, is the gig economy’s discerning traveler focused on value-based offerings and personalized experiences, who pay subscription fees and affiliate with life-style consumer cohorts. Customers in this segment use the company’s subscription-based services TripPlanet and Unpub, which were launched in the second half of 2021, to access all Mondee services. These modern Apps seamlessly integrate global travel content with curated solutions at value-based prices, backed by world class 24/7 support services, that appeal to the gig economy’s value-savvy consumers. It also provides travel suppliers with a targeted network of individuals willing to fill largely excess capacity of seats on flights and hotel rooms in order to optimize load factors, revenue and profitability.

The company’s enterprise customer, corporate and SME target segment is served on its Rocketrip traveler rewards platform and TripPlanet product. Larger businesses are connected with travel suppliers through Rocketrip, which was founded in 2013 and acquired by Mondee in 2020. It is an enterprise travel platform with a shared-rewards price-to-beat feature helping companies reduce travel costs significantly by empowering and rewarding employees to make cost-saving decisions. By contrast, TripPlanet is a comprehensive, mobile App travel booking platform, catering to SMEs, nonprofits and other membership organizations. Both products also are backed by Mondee’s world class 24/7 support platform and services and provide value-pricing, detailed reporting and other features which were traditionally reserved only for larger corporations.

All stakeholders in travel distribution benefit from the Mondee platforms as they efficiently connect sellers of travel accommodations and products with today’s travel consumers. More importantly, this growing reliance on Mondee’s platforms and network creates an economic moat around its travel marketplace that the company believes is a significant competitive advantage for its shareholders.

All of Mondee’s products are supported by its seamless customer service. The company provides world class, end-to-end travel support service for customers and travelers through its technology led platforms, well-established processes and high efficiency operating tools. These services are currently deployed in Mondee’s 24/7 contact centers and operations facilities in several countries, including the US, Canada, India, Thailand, and several other countries worldwide. With over 1,000 travel professionals assisting consumers to research, plan and book the best travel options, the service centers also offer in transit support and other travel transaction services including itinerary changes, irregular operations assistance, cancellations, rebooking and rewards application, along with best practices conversational commerce capability.

Industry & Market

Prior to the COVID-19 pandemic, travel and tourism was one of the largest and fastest growing global economic sectors. Mondee believes these sectors represented approximately 10% of global GDP in 2019. Mondee believes that global travel spending of approximately $1.9 trillion industry at that time, is increasing at an annual rate of approximately 6% in recent years prior to the outbreak of the COVID-19 pandemic.

The travel bookings segment can be subdivided into Self-Service Consumer Travel and Assisted and Affiliated Consumer Travel. Self-Service Consumer Travel includes travel inventory sold to travelers by airlines and hotel companies directly, Online Travel Agencies and Metasearch companies. Mondee does not focus on this market segment.

Assisted and Affiliated Consumer Travel, on the other hand, includes inventory sold to a traveler through affiliates and curators such as travel agents, TMCs, corporations, call centers, associations and other membership organizations. Through these third parties, end consumers gain access to airline and hotel reservations, car reservations and other accommodations, which have been configured for specific trip or experience requirements and best-value priced. Mondee believes Assisted and Affiliated Consumer Travel accounted for $1 trillion in revenue in 2019. Mondee focuses on this segment of the travel bookings market, which is growing rapidly and is increasing in choice and complexity. According to IBIS Global Tourism GL Industry Report of August 2021 and Global Travel Agency Services GL Industry Report of August 2021, the global travel market is expected to grow by 9% on average year on year for the period 2021 and 2025, whilst in the same period the travel agency market is expected to grow by 11%.

Many of the traditional stakeholders providing Assisted and Affiliated Consumer Travel are still largely dependent on legacy distribution networks, archaic operating systems and rely on traditional booking methods that fail to align with modern consumers’ booking preferences and life-style requirements. They often lack transaction platforms and operating systems with current consumer engagement technologies and transaction services, thereby underserving the emerging consumer cohorts. Mondee believes these stakeholders generally fail to reach or satisfy significant segments of the rapidly emerging gig economy travel market, including small- and medium-sized businesses and most member organizations, creating significant white space market opportunities. It is in this Assisted and Affiliated Consumer Travel segment that Mondee’s platforms provide comprehensive solutions and a modern marketplace for both leisure and business travelers.

The Effect of COVID-19

Since March 2020, the COVID-19 pandemic severely restricted the level of economic activity around the world and has continued to have an unprecedented impact on the global travel industry. Government measures of imposing restrictions on travel and business operations or requesting individuals forgo activities outside of their homes to contain the spread of COVID-19, continue to limit leisure and business travel significantly below 2019 levels. While a general recovery in travel demand began in 2021 and is expected to continue through 2022, the pace and scope of the recovery is proving volatile with the emergence of new COVID-19 variants and other events impacting the global economy.

In early 2020, Mondee began to experience the effects of the pandemic. As the world locked down, to protect its business from near-term market disruptions and the prospect of a prolonged negative impact, Mondee applied for and received a loan of $4,292,000 from the U.S. Small Business Association Paycheck Protection Program (“PPP”), all of which was forgiven. Rocketrip also applied for and received a $1,514,000 loan prior to the acquisition of the company, which was forgiven post-acquisition. Mondee and Rocketrip then each applied for second tranches of the PPP in January 2021 and received, in aggregate, $3,576,000, none of which has yet to be forgiven.

Similarly, the company’s Canadian subsidiaries Skylink Travel Inc. and Leto Travel, Inc. (dba CTS Travel) applied for and received Canada Emergency Business Accounts (“CEBA”) loans equal to CAD$80,000 in the aggregate, and loans of CAD$250,000 in the aggregate under the Business Development Bank of Canada’s Highly Affected Sectors Credit Availability Program (“HASCAP”) in emergency assistance from the Canadian government.

In addition, Mondee quickly took action to reduce costs. In particular, the company (a) renegotiated its loan structure with lenders to defer interest payments to manage cash; (b) raised additional capital through equity financing; (c) restructured accounts payable to accommodate a longer time horizon; and (d) invested in and developed its platforms to increase operating efficiencies and to reduce labor expenses. Mondee’s swift management of expenses, together with its existing cash position, and the PPP, CEBA and HASCAP loan funds helped prudently manage the business through the effects of the pandemic during 2020 and 2021. In addition, while travel restrictions were at their tightest during the pandemic, the company took measures to invest in modernizing its platforms to best position Mondee for growth as the effect of the COVID-19 pandemic subsides. For example, during this period, Mondee acquired Rocketrip and launched Trip Planet to better serve gig travelers and distribution customers, as well as improve hotel inventory to growits share of the hotel accommodations market.

The COVID-19 pandemic also had a material impact on the expansion of the global gig economy and rise of the remote worker. Fundamental shifts have taken place in business practices globally with the significant adoption of remote and virtual work environments. This, among other generational factors, rapidly increased the proliferation of the global gig economy, creating larger fragmented pools of remote, part-time and home-based gig workers. In many industries, and especially in travel, this has created a significant market white space for remote and home-based business solutions which are comprehensive, seamless and technologically enabled. Mondee’s micro-services and self-service modern technology platforms and operating systems, combined with its affiliate and travel agent market segment focus, extensive high-value content access and consumer-friendly apps, give it a material early-to-market advantage in this market white space. This will provide the company with significant market growth and penetration opportunities.

Mondee Competitive Strengths

Management believes Mondee currently accounts for approximately 5% of the $70 billion private airfare market in North America and has a significant penetration in the travel agent segment. Mondee believes the following strengths are key to its ability to obtain and maintain its position as a market leader:

●	NextGen Travel Marketplace with unmatched access to extensive content and fares. Mondee’s distribution network connects over 50,000 travel affiliates and agents to more than 500 airlines and over one million hotel and alternative hospitality accommodations, and the company continues to expand its rental car, cruise and tour content to match emerging consumer demand. Mondee believes this distribution network enables it to broadly provide segment-targeted traveler access to its Global Content Hub (“GCH”) inventory, setting the company apart from its competitors. The flagship user-friendly platforms, TripPro, Rocketrip, TripPlanet and Unpub, then help travelers in target market segments take advantage of GCH inventory appropriately to maximize its value for all marketplace participants.
●	Modern disruptive technology platform and interface. Mondee’s travel ecosystem disrupts incumbent platforms by modernizing an industry still reliant on legacy technology infrastructure. The company’s technology platform increases the efficiency of transactions, provides great mobile accessibility, and incorporates modern marketing and Fintech tools. As an example, TripPro is a leading gig economy solution in the travel services market empowering gig workers with the comprehensive infrastructure necessary to build a successful work-from-anywhere travel constituency or business. Unpub is a comprehensive travel solution optimized for value-savvy consumers seeking life-style travel choices and who prefer a subscription-based service.
●	Significant barriers to entry and market leadership. The company’s market leadership is protected by a three-pronged moat of content, distribution and unique technology. Mondee’s platforms create efficiencies, which benefit its partners in the travel marketplace. As a result, both travel suppliers and affiliates rely on the company’s platforms to fuel transaction volume.
●	Proven management team. Mondee’s management team has 100+ years of combined experience in the travel industry, and its Founder and CEO, Prasad Gundumogula, is a seasoned entrepreneur with significant experience adding value to companies at the intersection of travel and technology. Under his leadership, Mondee has grown quickly, both organically and through several successfully integrated acquisitions. The management team’s growth mindset has successfully navigated the COVID-19 pandemic, and by reallocating resources to invest in further acquisitions and the development of its platform, Mondee is well-positioned to take advantage of the significant market recovery and emerging white-space growth opportunities that it anticipates will soon follow given the pent-up demand for travel globally.
●	Extensive organic and inorganic growth. Between 2015 and 2019, Mondee’s CAGR generated through organic growth was approximately forty percent (40%). When growth through the company’s strategic acquisitions is included, Mondee’s CAGR was approximately sixty-two percent (62%) during this same time period. Mondee believes the size of the private airfare market in 2019 was approximately $70 billion and that this growth led to a 2.4x expansion in the company’s share of gross revenues from the private airfare market in North America between 2015 and 2019 including acquisitions.
●	Proven track record of building scale through acquisitions. Mondee has successfully acquired and integrated 14 businesses, covering content, technology and distribution areas. This M&A activity has built scale and added capabilities to the company’s platforms. Further, Mondee has demonstrated an ability to integrate those companies into its existing platforms to fundamentally improve the acquired businesses.

Business Strategy for Future Growth

Mondee will continue to capitalize on its disruptive technology, extensive content and large, scalable distribution network to propel its future growth both organically and through acquisitions. The company believes this multi-pronged strategy best positions it to take advantage of the pent-up demand, changes and rapid growth of the travel market expected in the current recovery from the COVID-19 economic slowdown.

Technology

Mondee’s platform brings needed technological innovation to an industry which remains largely run on legacy distribution systems. The company plans to continue innovating and further disrupt the travel market by prioritizing the following growth-oriented actions:

●	Expand Its Leading Travel Platform for the Gig Economy. Mondee has prioritized the implementation and ongoing expansion of TripPro’s “Travel Solutions in a Box” offering, which will require the continued building of the infrastructure supporting the emerging gig travel economy. The company will equip gig workers with the full suite of business tools and efficiently provide them with full access to its travel content.
●	Extend the Platform to Serve SMEs. The company is using its technology to identify new customer segments, such as small businesses. According to Statista Number of SMEs Worldwide 2000-2020 published September 2021, there are over 200 million small-medium enterprises globally and Mondee estimates millions of these book online and receive no special treatment. The company believes its TripPlanet subscription-based service can help these small enterprises achieve savings on travel bookings while receiving superior customer service. The company launched TripPlanet’s direct subscription service to SMEs in the second half of 2021, and plans to prioritize the growth and refinement of this product.
●	Monetize New Features. The company believes it can maximize profits by implementing further add-on and ancillary booking features on its platform. Mondee’s customers select an ancillary, such as premium seat selection, trip insurance or fraud protection, when booking a flight, hotel, or other travel products. Mondee plans to further expand its platform with more of these lucrative features.

Content

The company already has an extensive high value inventory of travel content for both the business and leisure travel segments, however the following initiatives will help Mondee further expand the quality and depth of its future travel content offerings:

●	Expand Global Flight Content. To differentiate itself from competitors, Mondee will expand its extensive flight content by working with all airlines that need to fill planes quickly as the COVID-19 pandemic wanes. Most airlines reduced flights and capacity to partially offset the significant reduction in passenger traffic, rapid decrease in their load factors and steep increase in their losses. As the travel market recovery progresses and these airlines reopen their routes and reestablish capacity, they will need additional help to fill seats and increase load factors. Mondee has anticipated this need and has prioritized implementation of its content expansion.
●	Strengthen Hotel Inventory. Hotel bookings are a recent addition to the Mondee platform and presently account for less than 10% of its bookings. As such, the company will focus on expanding its hotel content by building relationships with additional hotels and other alternative lodging suppliers. Mondee believes its Unpub subscription-based product, will appeal to hoteliers hoping to fill last-minute hotel inventory. Additionally, the company plans to leverage its strength in airfare content to increase hotel demand by featuring hotel bookings as an add-on and/or bundled offering to primarily air transactions.
●	Add New Categories of Content. Mondee will prioritize the addition of new categories of travel content, such as cruises, dynamic packages, and entertainment, organically and through acquisitions. For example, travel affiliates currently initiate a majority of cruise bookings through offline channels and specialty distributors, therefore, the company can leverage its strong relationships with travel affiliates and its positioning with emerging gig workers worldwide to expand its cruise relationships and content.

Distribution

Mondee currently maintains a distribution network that includes over 50,000 travel affiliates and agents, enterprise corporate customers, and partners with direct channels to travelers. While the company’s distribution network is already large, it believes there is substantial room for growth in both the leisure and business travel sectors. Mondee plans to take the following actions to strengthen its worldwide travel distribution network:

●	Increase International Market Share. The company plans to expand its presence globally to become a leading operating system for global travel accommodations. Mondee plans to make international expansion a priority in 2022 and beyond.
●	Facilitate the Growth of the Gig Travel Economy. Mondee is now expanding TripPro’s new “Travel Solutions in a Box” offering, which will transform gig workers into 21st century travel providers. The company expects this new pool of gig workers will exponentially increase the travel provider market in the near future. Importantly, these gig workers will rely on Mondee’s platform to conduct this business, strengthening the company’s competitive advantage vis-à-vis legacy providers who do not have this technology. The company expects the new gig travel economy will also encourage travel suppliers desiring to sell their travel content through these new gig travel providers to use Mondee’s marketplace, which will further bolster its content and distribution network.
●	Unveil and Grow the Subscription-Based Affiliated Consumer Revenue Model. TripPlanet and Unpub will be the members-only subscription-based platforms giving value-savvy leisure travelers access to appropriate segment-targeted rates on flights and hotels. The modest annual subscription fee will provide Mondee with a recurring revenue stream and increase customer stickiness by supplying superior travel pricing combined with a loyalty rewards program and free ancillary packages. By targeting existing leisure travelers with various marketing and viral campaigns, the company believes Unpub will achieve rapid adoption and growth.
●	Expand SME Travel Market Share. Traditionally, only large enterprises have had access to value pricing, better service and reporting, but with TripPlanet, Mondee plans to provide this model efficiently to SMEs, nonprofits and other membership organizations. TripPlanet already brings a deep set of travel benefits and the company plans to grow this business by targeting more small businesses and non-business organizations. Mondee plans to further expand offerings to include new leisure travel benefits to employees and members of these enterprises.

Strategic and Accretive M&A

The company has historically built scale and added capabilities through M&A activity. It has demonstrated an ability to execute accretive and synergistic acquisitions as well as integrate and fundamentally improve its acquired businesses. Mondee expects to continue pursuing strategic opportunities that strengthen its platforms, expand the breadth and depth of its content, and enhance its distribution infrastructure.

In particular, among a number of emerging white-space and growth options, the company initially has identified potential opportunities that will grow its inventory of hotel and lodging, cruise and tour offerings. With even greater content offerings, Mondee plans to expand its dynamic packaging capabilities, and is assessing acquisition candidates with this expertise to enhance these functions on its platform. Also, the company has identified opportunities to increase its international footprint through the acquisition of distributors, aggregators and platforms based in Europe and other international markets.

Mondee will continue to actively monitor and evaluate these and future opportunities in its M&A pipeline in both the near- and mid-term.

Competition

The travel services industry is competitive. Travel suppliers, travel distributors and wholesalers, OTAs, travel agencies and corporate travel service providers all compete for a share of the overall travel market, and Mondee competes for its own share across multiple market segments. The following, however, are most relevant in the Assisted and Affiliated Customer Travel segment:

●	Larger Travel Agencies and Managed Travel Companies. This segment consists primarily of a few traditional consolidators, regional wholesalers and some larger international travel agencies, such as Flight Centre Travel Group, Internovos’ Travel Leaders Group, and Corporate Travel Management. These companies generally provide travel agents with private fare inventory utilizing primarily legacy distribution systems, which Mondee believes do not compete favorably with its modern technology platform. Most are often based outside the North American market with a specific area of geographic focus, whereas Mondee has comprehensive global content and supplier partnerships.
●	Corporate Travel Service Providers. There are a number of travel service providers that offer discounted fares and customer service to large corporations, such as TripActions and Egencia, who might compete directly with Mondee’s Rocketrip and TripPlanet services in certain market sub-segments. These corporate or otherwise managed travel companies, however, have not historically extended offerings to SMEs, nonprofits, associations and membership organizations, nor provided competitive subscription-based services. Mondee targets these corporate and SME customer groups with the same level of benefits and services typically afforded only to large corporations.

In the future, the company may face increased competition through the emergence of new competitors or business models. Some of Mondee’s competitors may have access to significant financial resources, greater name recognition and well-established client bases in their target customer segments, differentiated business models, technology and other capabilities, or a differentiated geographic coverage, which may make it more difficult for Mondee to attract new customers. Nevertheless, the company believes its extensive content, large and scalable distribution and innovative technology establish a significant and competitive advantage for its diverse product offerings that sustainably distinguishes Mondee from other market players.

Suppliers/Partners and Customers

Travel suppliers, such as airlines, hoteliers, rental car agencies, cruise companies, tour operators, insurance companies and all three major GDSs supply the company with travel content and ancillary products. Mondee has longstanding relationships with almost all global network and most low-cost carriers representing over 500 airlines, most international hotel and hospitality companies representing over one (1) million hotel and alternate hospitality accommodations, most international car rental companies and several other travel inventory and ancillary travel product suppliers.

Mondee’s customers and content consumers primarily fall into the three following categories:

●	Gig Economy Workers, Home Based Agents and Travel Agencies. The company currently provides travel inventory and other travel content to over 50,000 travel affiliates and agents worldwide through its TripPro service and, with the release of TripPro’s new gig economy feature, will also create a network of gig travel workers and home based agents that use Mondee’s platforms to deliver curated travel experiences to end consumers.
●	SMEs and other Organizations. Corporations and other organizations comprise another core group of Mondee’s customers. Rocketrip works with large-scale enterprise customers to motivate their employees with shared rewards to save costs on business travel by making more value-conscious travel choices. TripPlanet, on the other hand, provides comprehensive travel booking services on a subscription basis to employees and members of SMEs, nonprofits and other membership organizations. TripPlanet’s customer base currently includes access to over 4 million members.
●	Travel Consumers. Gig travelers and affiliated consumers make up the third primary group of Mondee’s customers. In addition to its current direct consumers supported by Mondee call centers, with the launch of Unpub, the company will sell travel inventory through a subscription-based service to value-savvy consumers in life-style affiliated cohorts.

Intellectual Property

Mondee’s intellectual property is an important component of its business. The company relies on a combination of domain names, trademarks, copyright, know-how and trade secrets, as well as contractual provisions and restrictions, to protect its intellectual property. As of December 31, 2021, Mondee has no active patents or patent applications, but intends to pursue patent protection to the extent it believes it would be beneficial and cost effective.

As of December 31, 2021, the company owned twelve (12) U.S. registered or pending trademarks and registered or pending trademarks in nine (9) other jurisdictions. Mondee also owns several domain names including “mondee.com” “trippro.com,” “rocketrip.com” and “tripplanet.com.”

The company relies on trade secrets and confidential information to develop and maintain its competitive advantage. Mondee seeks to protect its trade secrets and confidential information through a variety of methods, including confidentiality agreements with employees, third parties, and others who may have access to the company’s proprietary information. Mondee also requires key employees to sign invention assignment agreements with respect to inventions arising from their employment, and restrict unauthorized access to the company’s proprietary technology. In addition, Mondee has developed proprietary, AI-driven software that is protected through a combination of copyright and trade secrets.

Notwithstanding the company’s efforts to protect its intellectual property, there can be no assurance the measures taken will be effective or that its intellectual property will provide any competitive advantage. Mondee can provide no assurance that any patents will be issued from its pending applications or any future applications or that any issued patents will adequately protect its proprietary technology. The company’s intellectual property rights may be invalidated, circumvented or challenged. Furthermore, the laws of certain countries do not protect intellectual property and proprietary rights to the same extent as the laws of the United States and, as a result, Mondee may be unable to protect its intellectual property and other proprietary rights in certain jurisdictions. In addition, while the company has confidence in the measures it takes to protect and preserve its trade secrets, it cannot guarantee these measures will not be circumvented, or that all applicable parties have executed confidentiality or invention assignment agreements. In addition, such agreements can be breached, and may not have adequate remedies should any such breach occur. Accordingly, Mondee’s trade secrets may otherwise become known or be independently discovered by competitors.

Properties

Mondee is headquartered in Austin, Texas. Other domestic operations are located in the San Francisco bay area, several Southern California locations, Michigan, New York and elsewhere in the United States. The company also maintains offices in Canada, India, Thailand, as well as employees operating in several other locations.

The company continues to seek ways to reduce its global footprint in response to the COVID-19 pandemic while maintaining world class customer service. The COVID-19 pandemic has highlighted the ability to maintain most central business operations outside of traditional office space. Mondee believes its facilities are adequate and suitable for current business needs and expects to continue to reduce reliance on fixed office space in the future.

Sales and Marketing

The company’s marketing strategy includes brand, performance and viral marketing, such as word of mouth, peer-to-peer, micro-networking and crowd sourcing, as well as nurture marketing. Brand marketing, which may also include the company’s presence on social media platforms, increases awareness among potential customers, helping them understand the benefits of using Mondee’s platforms to book their travel experiences, including flights, hotels, cars, cruises and tours. The company deploys performance marketing strategies through digital and offline channels to drive additional traffic and transactions from high-intent prospective customers. An example of these marketing campaigns is the use of online marketing companies and platforms for paid clicks and conversion results. To increase the efficiency of its performance marketing initiatives, the company utilizes a Customer Relationship Management platform, which provides further opportunities to personalize marketing campaigns and target advertising to specific market segments. Mondee complements its brand and performance marketing with nurture initiatives through email and outbound communications to ensure the company retains high-value customers, increases brand loyalty and drives recurring transactions.

In addition to brand, performance and nurture marketing, Mondee engages in traditional public relations and communications activities, such as trade show participation, to strengthen its brand and enable it to be less reliant on performance marketing, reducing the company’s customer acquisition costs. The company’s communications team works across press and policy channels to share timely and important news about the company. They also oversee the execution of a consumer, product, corporate, and policy communications plan that supports Mondee’s brand strategy.

R&D

Mondee has a research and development culture that rapidly and consistently delivers high-quality enhancements to the functionality, usability, and performance of its platforms. As of December 31, 2021, the company has assembled a team of more than 125 highly skilled engineers, designers, product managers, and data scientists whose expertise spans a broad range of technical areas. Mondee embraces a DevOps culture and the company’s technology organization is structured as cross-functional agile delivery teams, integrating product management, engineering, data science, design, and system operations. Mondee utilizes a micro-services architecture that allows these teams to release updates rapidly and independently. The company focuses on creating rich customer experiences while also architecting for massive scale. Its web-based offerings are responsive, mobile-enabled and operating system-agnostic.

Mondee’s People and Culture

The company has adopted a high-performance culture. By staying true to these values, Mondee has created a business where talented people can do great work and drive value for all stakeholders. These values guide the company in individual everyday tasks to high-level strategic planning. They foster a culture of dialogue, collaboration, recognition, achievement and sense of family that contributes to Mondee’s long-term success.

Mondee engages and empowers its team with ongoing career, learning and development opportunities, fostering a growth mindset and culture where all voices are heard, and team members can build a strong bench of leaders for tomorrow’s business challenges. Continued growth and success will depend on the performance of the company’s current and future employees, including certain key team members. Recruitment and retention of these individuals is vital to growing the business and meeting the objectives of the company’s business plans. Mondee espouses the principle that all team members can bring their whole selves to work and thrive.

Importantly, Mondee’s values and the culture they inspire extend to the company’s relationships with every customer and corporate partner. Mondee fosters a long-term, personal rapport with each, which not only promotes high customer satisfaction but also fulfills the mission to change the way travelers experience the world. After more than ten years, the company believes its culture is real, valued, deeply ingrained, and sustained in part by robust and scalable training that helps create consistently positive customer interactions and experiences.

Legal Proceedings

Mondee is currently involved in, and may in the future be involved in, legal proceedings, claims, and government investigations in the ordinary course of business. These include proceedings, claims, and investigations relating to, among other things, regulatory matters, commercial matters, intellectual property, competition, tax, employment, pricing, discrimination, consumer rights, personal injury, and property rights.

Additionally, in connection with the Offer to Purchase and Consent Solicitation, one purported public warrant holder sent a demand letter to the Company. In connection with the Business Combination, two purported stockholders have sent demand letters to the Company. No amount of damages was stated in any of the demand letters. The Company believes that the threatened lawsuits are without merit and, if filed, the Company intends to defend the matter vigorously. The Company is currently unable to reasonably determine the outcome of any potential litigation or estimate any potential losses, and, as such, have not recorded a loss contingency.

Furthermore, in connection with its acquisition of certain assets of LBF, a former shareholder of LBF has sued LBF and Mondee, claiming he has not received fair compensation for his interests in the purchased assets. He is asserting certain contractual and tort claims against both LBF and Mondee. The status of this legal proceeding is currently ongoing.

Depending on the nature of the proceeding, claim, or investigation, the company may be subject to monetary damage awards, fines, penalties, or injunctive orders. Furthermore, the outcome of these matters could materially adversely affect Mondee’s business, results of operations, and financial condition. The outcomes of legal proceedings, claims, and government investigations are inherently unpredictable and subject to significant judgment to determine the likelihood and amount of loss related to such matters. While it is not possible to determine the outcomes, the company believes based on its current knowledge that the resolution of all such pending matters will not, either individually or in the aggregate, have a material adverse effect on the business, results of operations, cash flows or financial condition.

Regulatory Compliance

The company’s overall business approach and strategy includes rigorous attention to regulatory compliance, as its operations are subject to regulations in the following principal areas, across a wide variety of jurisdictions.

Travel Licenses and Regulation

Mondee maintains travel licenses and/or registrations in the jurisdictions in which they are required. The company is required to renew its licenses, typically on an annual basis, and to do so, must satisfy the licensee renewal requirements of each jurisdiction. Failure to satisfy any of the requirements to which its licensed entities are subject could result in a variety of regulatory actions ranging from a fine, a directive requiring remedial action, suspension of a license or, ultimately, revocation of a license.

In the United States, the company’s businesses are subject to regulation by the DOT under the U.S. Transportation Code and state agencies under state seller of travel laws, and the company must comply with various rules and regulations governing the holding out, offering, sale and arrangement of travel products and services as a travel agency and, in the case of the DOT, air transportation as a ticket agent. Failure to comply with these rules and regulations could also result in a variety of regulatory actions, including investigations, fines or directives requiring remedial action.

Mondee’s businesses also are subject to licensing requirements imposed by airline established organizations, including agent accreditation requirements by the Airline Reporting Corporation (“ARC”) in the United States and, in other countries, the International Air Transport Association (“IATA”). Pursuant to such accreditations, Mondee’s businesses are authorized to sell and issue tickets on behalf of various airlines, subject to agent rules set by the ARC and the IATA. The failure by the company’s businesses to comply with such rules could result in the suspension or revocation of its authority to sell and issue tickets on behalf of one or more airlines.

As Mondee continues to expand the reach of its products and brands into other regions, the company is increasingly subject to laws and regulations applicable to travel advisors or tour operators in those regions, including, in some countries, pricing display requirements, licensing and registration requirements, mandatory bonding and travel indemnity fund contributions, industry specific value-added tax regimes and laws regulating the provision of travel packages.

Privacy and Data Protection Regulation

In processing travel transactions and information about customers, the company receives and stores a large volume of personally identifiable data. The collection, storage, processing, transfer, use, disclosure and protection of this information are increasingly subject to legislation and regulations in numerous jurisdictions around the world, such as the European Union’s General Data Protection Regulation (“GDPR”) and variations and implementations of that regulation in the member states of the European Union, as well as privacy and data protection laws and regulations in various U.S. states and other jurisdictions, such as the California Consumer Privacy Act (as amended by the California Privacy Rights Act), the Canadian Personal Information Protection and Electronic Documents Act (“PIPEDA”), and the UK General Data Protection Regulation and the UK Data Protection Act.

Mondee incorporates a variety of technical and organizational security measures and other procedures and protocols to protect data within the company’s platforms and business services, including personally identifiable data pertaining to guests and employees, and Mondee is engaged in an ongoing process of evaluating and considering additional steps to maintain compliance with the California Consumer Privacy Act, GDPR, PIPEDA, the UK General Data Protection Regulation, and the UK Data Protection Act.

Employment

The company is also subject to laws governing its relationship with employees, including laws governing wages and hours, benefits, immigration and workplace safety and health.

Other Regulation

Mondee’s business is subject to various other laws and regulations, involving matters such as income tax and other taxes, consumer protection, online messaging, advertising and marketing, the U.S. Foreign Corrupt Practices Act and other laws governing bribery and other corrupt business activities, and regulations aimed at preventing money laundering or prohibiting business activities with specified countries or persons. As the company expands into additional markets, it will be subject to additional laws and regulations.

The regulatory environment in each market is often complex, evolving and can be subject to significant change. Some relevant laws and regulations are inconsistent, ambiguous and could be interpreted by regulators and courts in ways that could adversely affect the company’s business, results of operations, and financial condition. Moreover, certain laws and regulations have not historically been applied to an innovative hospitality provider such as Mondee, which often makes their application to its business uncertain. For additional information regarding the laws and regulations that affect the company’s business, see the section titled “Risk Factors” in this prospectus.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Certain Relationships and Related Person Transactions Prior to the Business Combination — ITHAX

Class B Ordinary Shares

On October 6, 2020, the Sponsor paid $25,000, or approximately $0.005 per share, to cover certain offering and formation costs in consideration of 5,031,250 Class B ordinary shares, par value $0.001 per share. On October 16, 2020, the Sponsor transferred an aggregate of 20,000 Class B ordinary shares to Mr. Guimarães and Mr. Vir, with each of them receiving 10,000 Class B ordinary shares. In addition, on October 28, 2020, the Sponsor and Mr. Syllantavos entered into a securities assignment agreement, pursuant to which the parties agreed that Mr. Syllantavos would pay the Sponsor $41,250 and in exchange the Sponsor would transfer to him 10,000 Class B ordinary shares and (ii) immediately following ITHAX’s initial business combination, transfer a total of 4% of the outstanding Class A ordinary shares then held by the Sponsor to Mr. Syllantavos, with such percentage to include the 10,000 Class B ordinary shares he already holds. On January 27, 2021, ITHAX effectuated a stock dividend of 0.2 shares for each share outstanding, resulting in an aggregate of 6,037,500 Class B ordinary shares outstanding. On July 18, 2022, the Sponsor transferred 206,550 Class A ordinary shares to Mr. Syllantavos pursuant to the terms of the above referenced securities assignment agreement.

Private Placement Units

Simultaneously with the closing of the initial public offering, pursuant to those certain private placement units purchase agreements with each of Cantor and the Sponsor, ITHAX issued an aggregate of 675,000 private placement units to the Sponsor and Cantor (465,000 private placement units to the Sponsor and 210,000 private placement units to Cantor), at a purchase price of $10.00 per private placement unit, or $6,750,000 in the aggregate. Each private placement unit consists of one Class A ordinary share and one-half of one redeemable private placement warrant, with each whole private placement warrant exercisable for one Class A ordinary share at a price of $11.50 per share, subject to adjustment, as described in the final prospectus filed with the SEC on February 1, 2021 No underwriting discounts or commissions were paid with respect to the sale of the private placement units. The issuance of the private placement units was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. The private placement units (including the underlying securities) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until August 18, 2022 (i.e., 30 days after the completion of our initial business combination).

Promissory Note

On October 6, 2020, ITHAX issued an unsecured promissory note (the “Promissory Note”) to the Sponsor, pursuant to which ITHAX could borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) December 31, 2021 or (ii) the completion of the initial public offering. The then outstanding balance under the Promissory Note of $88,264 was repaid at the closing of the initial public offering on February 1, 2021. Borrowings are no longer available under the Promissory Note.

Expense Reimbursement

No compensation of any kind, including finder’s and consulting fees, will be paid to the Sponsor, its Officers and Directors, or their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our Audit Committee reviews on a quarterly basis all payments that were made by us to the Sponsor, Officers, Directors or their affiliates and determines which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

The Sponsor advanced $88,264 to cover expenses related to ITHAX’s initial public offering. The balance was repaid at the closing of the initial public offering.

PIPE Financing

Concurrently with the execution of the Business Combination Agreement, ITHAX entered into Subscription Agreements (the “Subscription Agreements”) with certain “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and accredited investors (together, the “Initial PIPE Investors”), pursuant to which the Initial PIPE Investors have agreed to subscribe for and purchase, and ITHAX has agreed to issue and sell to the Initial PIPE Investors, an aggregate of 5,000,000 shares of New Mondee Common Stock at a price of $10.00 per share, for aggregate gross proceeds of $50,000,000 (the “Initial PIPE Investment”). Subsequently, on April 21, 2022, ITHAX entered into a Subscription Agreement with an additional investor (the “Additional PIPE Investor” together with the Initial PIPE Investors the “PIPE Investors”) pursuant to which the Additional PIPE Investor agreed to subscribe for and purchase, and ITHAX has agreed to issue and sell to the Additional PIPE Investor, 2,000,000 shares of New Mondee Common Stock at a price of $10.00 per share, for gross proceeds of $20,000,000 (the “Additional PIPE Investment”). The aggregate gross proceeds to New Mondee from the Initial PIPE Investment and the Additional PIPE Investment are expected to equal $70,000,000 (the “PIPE Financing”). The offer and sale of the shares of New Mondee Common Stock to be issued in the PIPE Financing pursuant to the Subscription Agreements has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. ITHAX will grant the PIPE Investors certain registration rights in connection with the PIPE Financing. The PIPE Financing is to be consummated immediately prior to the First Effective Time and is contingent upon, among other things, the substantially concurrent Closing of the Transactions.

Registration Rights Agreement

Concurrently with the Closing of the Transactions, New Mondee, the Sponsor, certain former Stockholders of Mondee and certain other persons entered into a registration rights agreement (the “Registration Rights Agreement”), which will become effective at the Closing, pursuant to which, among other things, the parties thereto have been granted certain customary registration rights with respect to their respective shares of New Mondee Common Stock. An aggregate of 74,300,000 shares of New Mondee Common Stock are subject to resale registration rights. Such shares include (i) the 7,000,000 PIPE Shares; (ii) the 60,800,000 Merger Consideration shares; and (iii) an aggregate of up to 6,500,000 Earn-Out Shares.

Additionally and pursuant to the Registration Rights Agreement, the holders of any shares of the New Mondee Common Stock (the “Lock-Up Shares”) issued to the Sponsor prior to the Closing or to the Mondee Stockholder in connection with the Business Combination Agreement, or to the Members (as defined below) in connection with the Earn-Out Agreement (as defined below), may not transfer any Lock-Up Shares during the period beginning on the Closing Date and ending on the date that is the earlier of (A) six (6) months after the Closing Date, (B) the date on which the closing price of the New Mondee Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading-day period commencing at least ninety (90) calendar days following the Closing Date and (C) the date on which ITHAX consummates a sale, merger, liquidation, exchange offer or other similar transaction after the Closing, which results in the stockholders immediately prior to such transaction having beneficial ownership of less than fifty percent (50%) of the outstanding voting securities of the combined company. However, the Company may choose to release one or more of the Selling Securityholders from the applicable lock-up periods, if the Company decides it is in the best interests of the Company and its stockholders, which would allow for earlier sales of shares of New Mondee Common Stock in the public market. For example, the Company currently has a small public float of approximately 819,468 shares of New Mondee Common Stock and may need to increase its public float in order to comply with Nasdaq listing standards. In addition, our small public float could limit the ability of large, institutional investors to invest in our equity, limit our ability to raise additional capital through sales of New Mondee Common Stock and limit the attractiveness of our equity to potential strategic partners. For these reasons or other unforeseen developments, the Company could determine that it is in the best interests of the Company and its stockholders to release some of its existing stockholders from their applicable lock-up obligations.

Amended and Restated Warrant Agreement

Concurrently with the Closing, New Mondee and Continental entered into an amended and restated warrant agreement (the “Amended and Restated Warrant Agreement”), pursuant to which (i) all references to ITHAX warrants will be revised to become references to warrants of New Mondee; and (ii) the outstanding warrants will be adjusted pursuant to the terms of the existing warrant agreement, such that the warrants will be exercisable for New Mondee Common Stock, in lieu of the ITHAX Class A ordinary shares previously issuable and receivable upon the exercise of rights under the existing warrant agreement.

Earn-Out Agreement

Pursuant to the Business Combination Agreement, ITHAX entered into an earn-out agreement (the “Earn-Out Agreement”) with certain signatories thereto (the “Members”), pursuant to which ITHAX has agreed, among other things that in connection with and upon the First Merger, New Mondee will issue to the Members up to 9,000,000 shares of New Mondee Common Stock (the

“Earn-Out Shares”), with the Earn- Out Shares vesting over the four-year period following Closing based on the achievement of certain milestones related to the trading price of New Mondee Common Stock set forth in the Earn-Out Agreement. Upon the closing of the Business Combination, Prasad Gundumogula, who is the Chief Executive Officer of New Mondee received 6,000,000 of these Earn-Out Shares. In connection with that certain employment agreement, dated August 23, 2022 and effective as of July 19, 2022, by and between the Company and Orestes Fintiklis, the Company’s Chief Corporate Strategy and Business Development Officer and a member of the Company’s Board of Directors, the Company agreed to issue to Mr. Fintiklis 900,000 Earn-Out Shares. There are 1,600,000 Earn-Out Shares remaining, which are unallocated but reserved for issuance to parties that may be designated by the Chief Executive Officer in accordance with the terms of the Earn-Out Agreement.

Stockholder Support Agreement

Pursuant to the Business Combination Agreement, Mondee and the Mondee Stockholder entered into a Support Agreement (the “Stockholder Support Agreement”) with ITHAX, pursuant to which the Mondee Stockholder has, among other things, agreed to vote to adopt and approve the Business Combination Agreement and all other documents and transactions contemplated thereby. The Stockholder Support Agreement will terminate upon the termination of the Business Combination Agreement if the Closing does not occur.

Sponsor Support Agreement

In connection with the execution of the Business Combination Agreement, ITHAX entered into a sponsor support agreement with the Sponsor and Mondee (the “Sponsor Support Agreement”), pursuant to which the Sponsor has agreed to, among other things, vote all of its 6,472,500 ordinary shares in favor of the approval of the Transactions and to waive any redemption rights with respect to any ordinary shares held by it. The Sponsor did not receive separate consideration for its waiver of redemption rights in the Sponsor Support Agreement. In addition, the Sponsor has agreed that 603,750 Class B ordinary shares issued in connection with ITHAX’s initial public offering (which were converted to 603,750 shares of New Mondee Class B Common Stock in connection with the Domestication) would be forfeited if the minimum cash condition contemplated by the Business Combination Agreement was not satisfied as of the Closing. Since the minimum cash condition was waived and not satisfied, the Sponsor forfeited 603,750 shares of New Mondee Class B Common Stock at Closing in accordance with the terms of the Sponsor Support Agreement.

Certain Relationships and Related Person Transactions Prior to the Business Combination — Mondee

Unless the context otherwise requires, any reference in this section of this prospectus to “Mondee,” “we,” “us” or “our” refers to Mondee and its consolidated subsidiaries prior to the consummation of the Business Combination.

MetaMinds Services Agreement

Metaminds Technologies Pvt. Ltd. and Metaminds Software Solutions Ltd, corporations limited by shares organized under the laws of India, and Metaminds Global Solutions Inc. (“Metaminds”), provide certain consulting services to Mondee and its Subsidiaries in the areas of software development, fulfillment and other support, pursuant to that certain Amended and Restated Services Agreement dated September 26, 2011 and made effective as of April 16, 2010. During the years ended December 31, 2021 and 2020, transactions with Metaminds amounted to $2,640,000 and $4,031,000, respectively. Prasad Gundumogula (“Gundumogula”) and Gundumogula’s wife, Madhuri Pasam (“Pasam”) own Metaminds. Prior to acquisition of certain assets and liabilities of Metaminds Technologies, Mondee hired all employees of Metaminds Technologies and Metaminds Software in April 2022. There were no services rendered by Metaminds Technologies for offshore IT, offshore software development, or sales support for three months ended June 30, 2022.

On July 18, 2022, the Company entered into an Asset Purchase Agreement (the “Agreement”) with Metaminds Technologies Pvt. Ltd., (“Seller”), Gundumogula and Pasam, and Mondee Group, LLC (“Mondee Group”) where the Company acquired the assets and liabilities of Metaminds Technologies for a purchase consideration of $2,000,000. Mondee Group is a separate entity that is owned by both Gundumogula and Pasam. Gundumogula is the Chief Executive Officer of Mondee and a material shareholder. Gundumogula and Pasam serve on the Board of Directors of Mondee, Inc. and certain of its subsidiaries.

We secured financing pursuant to that certain Financing Agreement dated as of December 23, 2019 (as amended, the “TCW Financing Agreement”) by and among Mondee, certain affiliates and subsidiaries thereof, certain lenders from time to time party thereto (“Lenders”) and TCW Asset Management Company LLC, as agent for lenders (“Agent”). See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Sources of Liquidity” elsewhere in this Prospectus for further information.

Services Provided by Fly.com and FlyEx, Inc.

Gundumogula owns Fly Holding LLC and FlyEx, Inc., and each of these companies provide free services to Mondee and certain of our affiliates and subsidiaries pursuant to revocable, unwritten arrangements. Fly Holding LLC runs Fly.com, a metasearch engine that routes web traffic and phone calls to us. Fly.com also provides Mondee with certain pricing information. FlyEx Inc. has developed an application based on the sharing economy model, which supports TripPro, the gig economy service on our platform.

Mondee Group Note

Mondee Group LLC (“Mondee Group”) is a limited liability company owned by Gundumogula. Mondee Holdings LLC extended a loan to Mondee Group in the original principal amount of $19,282,363.27 pursuant to that certain Secured Non-Recourse Promissory Note, dated as of March 25, 2016 (the “Mondee Group Note”). The Mondee Group Note was subsequently transferred to Mondee, Inc. In connection therewith, the parties entered into a Pledge and Security Agreement dated as March 25, 2016, pursuant to which, among other things, Mondee Group pledged 14,708 Class A Units to (the “Mondee Group Class A Units”), and granted a security interest in all of Mondee Group’s rights, title and interest in and to, the Mondee Group Class A Units and any proceeds therefrom. On consummation of the Business Combination, the Mondee Group Note was in accordance with its terms, as the same may be amended.

On May 18, 2022, the parties entered into a First Amendment to Secured Non-Recourse Promissory Note (the “Amendment”) with respect to the Mondee Group Note. Pursuant to the Amendment, the principal and interest on the Mondee Group Note may be repaid, at the sole discretion and election of Mondee Group, in cash, units of the Parent (or New Mondee Common Stock received in redemption of, as a distribution on or in exchange for the units of the Parent in connection with the closing of the Business Combination) or a combination of both. As set forth above, the Mondee Group Note was repayable at the closing of the Business Combination. Should Mondee Group exercise its option to repay the Mondee Group Note solely in New Mondee Common Stock the maximum aggregate amount of New Mondee Common Stock that may be transferred thereby in satisfaction of the outstanding principal and interest thereunder, would not exceed 2.5% of the issued and outstanding shares of New Mondee Common Stock.

On July 18, 2022 the related party loan receivable was settled upon the consummation of the Business Combination by receipt of the right to New Mondee Common Stock and through the acquisition of certain assets and liabilities of Metaminds Technologies Pvt. Ltd. The total amount settled, including interest incurred, was $22,335,782. The purchase price paid for the acquisition of certain assets and liabilities of Metaminds Technologies Pvt. Ltd was $2,000,000 and the remaining balance was received in the form of New Mondee Common Stock shares.

UATP Servicing Agreement

Pursuant to a UATP Servicing Agreement dated May 11, 2021, the Company sold certain airline tickets using prepaid UATP credit cards arranged by Mondee Group, in exchange for a service fee equal to 10% of the revenue derived from the sale of such airline tickets. Mondee Group led the fund raising and arranged the funds that were used to purchase prepaid UATP credit cards at a discount from their face value from a certain airline.

ExploreTrip Loan Agreement

Pursuant to that certain Loan Agreement, dated October 16, 2012 (the “ExploreTrip Loan Agreement”), Gundumogula extended a loan to ExploreTrip, Inc., a Delaware corporation (“ExploreTrip”), a wholly-owned subsidiary of Mondee. At the time the ExploreTrip Loan Agreement was executed, the loan amount was equal to $189,000. Gundumogula may demand repayment of this loan at any time. Prasad Gundumogula is the Chief Executive Officer of Mondee as well as a material shareholder.

Unit Issuance Agreement

Mondee Holdings, LLC (“Mondee Holdings”) will issue up to 3,600,000 Class G Units of Mondee Holdings to Lenders, in accordance with each Lender’s pro rata portion for each LOI Unit Issuance Date (of which there are four), pursuant to the Unit Issuance Agreement (the “Original Unit Issuance Agreement”) dated as of December 31, 2021. Lenders include: West Virginia Direct Lending LLC; TCW Skyline Lending LP; NJ/ TCW Direct Lending LLC; TCW Brazos Fund LLC; TCW Direct Lending Structured Solutions 2019 LLC; US Specialty Insurance Company; Safety National Casualty Corp; Reliance Standard Life Insurance Company; and North Haven Credit Partners. The Original Unit Issuance Agreement was amended, effective as of December 31, 2021, to amend the definition of “Transaction Units,” and revise the frequency of “Transaction Trigger Dates.” On July 8, 2022, Mondee Holdings and the Lenders entered into an Amended and Restated Unit Issuance Agreement, the amendment extended the trigger date to issue 3,600,000 of Class G units related to the consummation of the transaction to July 31, 2022. In the event the company completes the consummation of the business by or before July 31, 2022 the company will be subject to issue up to 3,000,000 in Class G units which is dependent on the aggregate amount of the loan after giving effect to the business combination. On July 17, 2022, based on the prepayment of $41,200,000 aggregate amount of the loans, the Company issued 3,000,000 Class G units to the Lenders. On October 24, 2022, Mondee Holdings entered into an eighth amendment to the to the TCW Agreement, pursuant to which, among other things, permits Mondee Holdings to make the cash payments necessary to consummate the repurchase of the Company’s outstanding public warrants announced on September 16, 2022, so long as prior to the later of January 20, 2023 and one business day after the consummation of the sale and issuance of 25,000 additional shares of Series A Preferred Stock, Mondee Holdings repurchases from the Lenders, on a pro rata basis, not less than 50,000 shares of New Mondee Common Stock at a price per share of $10.00 (or if Mondee Holdings has not yet distributed to the Lenders the shares of New Mondee Common Stock, then Mondee Holdings repurchases from the Lenders, on a pro rata basis, not less than 153,846.16 of the Class G units issued on July 18, 2022 at price per unit of $3.25).

MANAGEMENT

Unless the context otherwise requires, any reference in this section of this prospectus to “New Mondee” refers to New Mondee and its consolidated subsidiaries after giving effect to the Business Combination.

Executive Officers and Directors

The following table sets forth the names, ages, and positions of our executive officers and directors as of the date of this prospectus:

Name	Age*	Position
Executive Officers
Prasad Gundumogula	47	Founder, Chief Executive Officer, and Director (Chairman)
Orestes Fintiklis	42	Chief Corporate Strategy and Business Development Officer and Director (Vice-Chairman)
Dan Figenshu	44	Chief Financial Officer
Venkat Pasupuleti	59	Chief Technology Officer
Jim Dullum	69	Chief Operating Officer
Non-Employee Directors
Asi Ginio	49	Director
Mona Aboelnaga Kanaan	54	Director
Roopa Purushothaman	44	Director
Noor Sweid	41	Director
Pradeep Udhas	63	Director
*	As of May 13, 2022.

Set forth below is information concerning directors and executive officers of New Mondee upon completion of the Business Combination.

Executive Officers

Prasad Gundumogula, 47, is the co-founder of Mondee and served as Chairman of the Board and Chief Executive Officer since 2015. Mr. Gundumogula serves as the Chief Executive Officer and Chairman of the Board of Directors of New Mondee. Under his stewardship, Mondee has emerged as a rapid-growth travel technology company and market place with a portfolio of globally recognized brands, grown substantially in revenue, and executed some key strategic acquisitions that expanded the portfolio to fuel future growth. Prior to his current role, Mr. Gundumogula served as Chief Operating Officer, Chief Technology Officer of Mondee, where he crafted Mondee’s vision, as well as played foundational roles in executing this vision. Prior to Mondee’s founding, Mr. Gundumogula was the Founder and CEO of Explore Trip Inc, where he pioneered a world-class system-based travel technology solution and state-of-the-art content hub platform. Previously, Mr. Gundumogula founded Metaminds Global Solutions, where he created highly scalable logistics systems and Artificial & Business Intelligence based solutions that added value to companies such as Lowe’s and Mercedes Benz. Mr. Gundumogula is a seasoned entrepreneur with an excellent track record of founding multiple transformative ventures and nurturing them from startups to multi-millions dollar businesses. Mr. Gundumogula holds both a master’s degree and a bachelor’s degree in computer science from Andhra University. We believe Mr. Gundumogula is qualified to serve as a director of New Mondee due to his experience in the industry and deep knowledge of the Company as its founder.

Orestes Fintiklis, 42, serves as Chief Corporate Strategy and Business Development Officer and as Vice-Chairman of the Board of New Mondee. Mr. Fintiklis served as ITHAX’s Chief Executive Officer from October 2020 until the Closing Date and Chairman of ITHAX’s Board from January 2021 until the Closing Date. He has more than 15 years of experience in hospitality investment and asset management and is the Founder and Managing Partner of Ithaca Capital Partners, a private equity real estate investment management company. In the past four years alone, Ithaca has acquired and/or asset-managed five hospitality businesses, including the acquisition of iconic and award-winning hotels such as the JW Marriott Panama and W Hotel Bogota (which, in 2021, readers of Condé Nast Traveler voted as the No. 1 best hotel in South America). He oversees all aspects of Ithaca, including sourcing, acquisitions, structuring, strategy, asset management and disposals. Prior to Ithaca, Mr. Fintiklis joined Dolphin Capital Partners in June 2007, and served as a partner from December 2013 to January 2017. Dolphin Capital Partners raised approximately $600 million of equity since June 2007 and raised and invested a total of approximately $1.1 billion of equity since December 2005 into multiple hotels and resorts. Prior to that, he was an attorney at Clifford Chance LLC in London and Brussels from August 2004 to August 2006. Mr. Fintiklis has a bachelor’s degree in law (Jurisprudence) from Oxford University (England), where he graduated first in his class, and holds a Master’s Degree in Business Administration with distinction from INSEAD Business School (France). He is a director in multiple hospitality and real estate private companies and is an active member of Young Presidents Organization, a chief executive leadership organization. We believe that Mr. Fintiklis is qualified to serve as a director of New Mondee due to his extensive investment background, experience as an executive, and his global network of business contacts.

Dan Figenshu, 44, served as Mondee’s Chief Financial Officer since September 2021, and serves as the Chief Financial Officer of New Mondee. Mr. Figenshu is currently responsible for overseeing all financial, accounting, SEC reporting, and treasury functions at Mondee. Prior to his current role, he served as Chief Operating Officer / Chief Financial Officer of Rocketrip, Inc., which was acquired by Mondee in September 2020. At Rocketrip, a venture-backed travel-tech start-up, he oversaw finance, accounting, legal, human resources, and operations. Before joining Rocketrip in 2017, Mr. Figenshu led finance organizations at two different media companies: Mic Network, Inc. and Glenn Beck’s The Blaze, where he also sat on the Board of Directors. Earlier in his career, he held finance and operations leadership roles at Random House and Simon & Schuster. Mr. Figenshu has more than 20 years of finance and operations experience in companies ranging from Series-A startups tomulti-billion dollar media conglomerates. Mr. Figenshu received his bachelor’s degree in finance from the Wallace E. Carroll School of Management at Boston College.

Venkat Pasupuleti, 59, served as Mondee’s Chief Technology Officer since January 2017, and currently serves as the Chief Technology Officer of New Mondee. He leads the technology team that drives innovation and transformation in the industry through disruptive technology platforms. Prior to joining the company, Mr. Pasupuleti served as Chief Operations Officer of Explore Trip Inc. where he played a critical role in operations and in the development of a world-class, expert, system-based travel technology solution. Prior to that, Mr. Pasupuleti served as Vice President at Avesta Computers, leading the West Coast operations and Program Management services. Earlier, Mr. Pasupuleti was founder and CEO of Zoom Interview Inc, which developed a new generation technology skill assessment platform. Earlier in his career, he served as Program Director and Country Head at e2e technologies Inc, where he was responsible for M&A, Strategic Consulting and Program Management practices, and prior to that, he served as Head — Business Applications Group at Mastek, a global IT solutions company. Mr. Pasupuleti received a Bachelor’s Degree in Commerce from Andhra University and a Master’s Degree in Management from Bombay University.

Jim Dullum, 69, served as Mondee’s Chief Operating Officer since November 2021 and on Mondee’s Advisory Board from 2012 to 2016. Mr. Dullum currently serves as the Chief Operating Officer of New Mondee. Prior to joining the Company, Mr. Dullum headed the Global Travel & Transportation Business for EDS, an HP company that became the largest processor of airline reservation transactions by 2007, through acquisitions and outsourcing of airline and global distribution system (GDS) operations and a leading provider of IT services to global airline, hotel, logistics and other travel companies. Subsequently, Mr. Dullum was an advisor to Travel port Worldwide Limited, has been Chief Operating Officer of Fare portal, Inc., a travel technology company and one of the largest Online Travel Agencies (OTAs), as well as Managing Partner of Fieldstone Equity, a private equity and business management firm since its co-founding in 2010. Mr. Dullum was also a Principal and Business Development Leader of Business Travel International of Americas (BTIA), which merged to become BCD, one of the largest global Travel Management Companies (TMCs). He started, operated and sold Execunet Travel, a corporate travel company that developed one of the first transactional front-end systems on an airline GDS, has been the Vice-Chairman of Citi corp CIMS, a travel information and transaction provider for travel agencies, and also has been CEO of Corvus Consulting, a travel marketing automation consulting business that has since been sold to Citi corp. Mr. Dullum sits on the Advisory Board of the Georgia Institute of Technology School of Mechanical Engineering, holds a Bachelor of Science in Mechanical Engineering (cum laude) from Georgia Institute of Technology and has an MBA from Harvard Graduate School of Business.

Non-Employee Directors

Asi Ginio serves as a director of New Mondee. Mr. Ginio has over 20 years of experience with Tourico Holidays Inc., a global travel wholesale and bedbank company that he co-founded in April 1999 (“Tourico”), and has served as the Chief Product Officer, Chief Operating Officer and Chief Executive Officer. In 1999, Mr. Ginio established the Tourico Holidays product development team and deployed its unique Permanent Room Block “PRB” strategy, which created a new industry standard and significantly improved the company value proposition and profit margins. In 2013, Mr. Ginio helped establish Tourico Holidays Travel Academy (“THTA”) which offers an exclusive opportunity for college graduates to jumpstart careers in the travel industry and Travel Global Systems (“TGS”), a proprietary travel software company. From January 2013 to May 2017, he oversaw Tourico’s global distribution and revenue management of over 35,000 direct hotel contracts and 4500 worldwide clients, including online travel agencies, airlines, rewards programs, tour operators, travel clubs and more. In June 2017, Tourico was acquired by Cinven Limited and Canada Pension

Plan Investment Board and Mr. Ginio was selected as Hotelbed’s Commercial Strategy Director and Tourico Holidays Chief Executive Officer. Under his leadership, Tourico grew to become the third largest bedbank company with over 760 employees in 39 locations and over $1 billion in sales. Mr. Ginio holds a B.Sc in Hotel Management from Johnson and Wales University in Rhode Island and is a mentor at NYU Tisch Center HI Hub Incubator. We believe Mr. Ginio is qualified to serve as a director of New Mondee due to his experience as an executive in the global travel wholesale and bedbank industry.

Mona Aboelnaga Kanaan serves as a director of New Mondee. Ms. Aboelnaga Kanaan is Managing Partner at K6 Investments LLC, a private investment firm she founded in 2011, which invests globally in the financial services, technology, consumer products and entertainment industries. Earlier in her career, Ms. Aboelnaga Kanaan was President and Chief Executive Officer of Proctor lnvestment Managers LLC (“Proctor”), a private equity firm she co-founded in 2002, which invested in traditional and alternative asset management companies. Ms. Aboelnaga Kanaan oversaw Proctor’s strategic development, acquisition program, and international distribution strategy. She sold Proctor to National Bank of Canada in 2006 and continued as Proctor’s President and Chief Executive Officer until 2013. Currently, Ms. Aboelnaga Kanaan serves as a member of the board of directors of Webster Financial Corporation (NYSE: WBS), where she chairs the technology committee and is a member of the executive and risk committees. She is the first US- based member of the board of Perpetual Limited (ASX: PPT), an Australian-based diversified global financial services company, and serves on the investment and people committees. With a passion for financial inclusion and innovation, Ms. Aboelnaga Kanaan also serves as a director and audit committee chair of FinTech Acquisition Corp Vl (NASDAQ: FTVI), on the Board of Advisors of Ibancar, a FinTech company specializing in collateralized auto lending in Spain, and on the Advisory Board and FinTech Task Force of Dubai-based VC Fund, Global Ventures. Previously, she served as a director of Siguler Guff Small Business Credit Opportunities Fund and Peridiem Global Investors (on behalf of National Australia Bank). Ms. Aboelnaga Kanaan is a Trustee of The Chapin School, the Fashion Institute of Technology of the State University of New York, and International House, New York (a graduate student housing non-profit organization), and a member of the Council on Foreign Relations. She is also a Leadership Fellow of the National Association of Corporate Directors. We believe Ms. Aboelnaga Kanaan is qualified to serve as a director of New Mondee because she is an experienced chief executive officer, entrepreneur, private equity investor, and corporate director with over 30 years of experience in the financial services sector and over 21 years of experience in leadership roles.

Roopa Purushothaman serves as a director of New Mondee. Ms. Purushothaman has served as the Chief Economist and Head of Policy Advocacy at Tata Sons Private Limited since September 2017. Previously, she was MD and Head of Research at Everstone Capital, an investment group that manages assets in excess of $6 billion across private equity, real estate, green infrastructure, credit and venture capital. Until 2006, she was a Vice President and Economist at Goldman Sachs, where she co-authored the widely read report, “Dreaming with BRICs: The Path to 2050.” In 2018, Ms. Purushothaman also co-authored the book “Bridgital Nation: Solving Technology’s People Problem,” written with N. Chandrasekaran, the Chairman of the Tata Group. She has served on the Prime Minister of India’s Advisory Council on Urban Infrastructure and is the founder of Avasara Leadership Institute, a non-profit educational institution focusing on accelerating academic and leadership outcomes for adolescent girls in India. Avasara has worked with over 2,000 girls through after-school programs, scholarship programs and Avasara Academy, a residential secondary school. Ms. Purushothaman has a B.A. in International Studies and Ethics, Politics, and Economics from Yale University and a Masters of Science Economics from the London School of Economics. We believe Ms. Purushothaman is qualified to serve as a director of New Mondee due to her economic expertise and background in private equity and real estate.

Noor Sweid serves as a director of New Mondee. Ms. Sweid has been the founder and general partner of Global Ventures, a Dubai-based venture capital firm, since 2018. She is a founder, investor, and operator. Identified by Forbes magazine as one of the “World’s Top 50 Women in Tech,” Ms. Sweid’s previous roles include chief investment officer at The Dubai Future Foundation from 2016 until 2017, and founder of ZenYoga studio chain (acquired by Cedarbridge) from 2006 until 2014. Furthermore, she was the first Arab woman to scale, conduct an initial public offering of and operate a public company in the MENA region, listing Depa PLC, an interior solutions company on the NASDAQ Dubai and the London Stock Exchange (DEPA:DU) for approximately US$1.1 billion in April 2008. Additionally, Ms. Sweid has been the chairperson of the Middle East Venture Capital Association since 2018, a director for TechWadi since 2017, a director for the Karman Fellowship since 2021, and a director for the Global Private Capital Association since 2022. Ms. Sweid has also been the independent board director for Clue Health since 2020. Ms. Sweid holds a bachelors’ degrees in Finance and Economics from Boston College, an MBA from MIT Sloan, and began her career as a biotechnology and pharmaceutical strategy consultant in the US. She is a fellow of the inaugural class of the Finance Leaders Fellowship and a member of the Aspen Global Leadership Network, and is recognized as a Young Global Leader by the World Economic Forum. We believe Ms. Sweid is qualified to serve as a director of New Mondee because of her extensive management history and experience in technology sectors.

Pradeep Udhas serves as a director of New Mondee. Mr. Udhas currently serves as a Senior Advisor at KPMG India, which he co-founded in 1994. In his 28 years of service at KPMG India, Mr. Udhas served as a Senior Partner and various other senior positions. Previously, he served as the Managing Partner for Greater Pacific Capital, a UK based private equity firm’s India operations from May 2008 to May 2010. From May 2000 to October 2004, Mr. Udhas served as the Founder and CEO of e2e Technologies, a United States-based solution architecture firm. Prior to that, he was a Director in IBM, US serving many positions from 1984 to 1993. Mr. Udhas currently serves as a member of the Founder’s Circle of Avasara Leadership Academy, and as a member of the board of The Indus Entrepreneurs, a global entrepreneur mentorship organization, based out of Silicon Valley. He previously served on the executive council of NASSCOM, an Indian IT industry think-tank from April 2000 to April 2002, on the advisory board of St. Xavier’s College, Mumbai from April 2012 to May 2014, and on the national board of the Indo-American Chamber of Commerce from September 2012 to September 2014. In February 2022, Mr. Udhas co-founder the Lorraine Music Academy, a music education technology (“Edtech”) and entertainment firm. Mr. Udhas holds a BS of Biology from St. Xavier’s College, Mumbai and MBA Information Technology from Union College, New York. We believe Mr. Udhas is qualified to serve as a director of New Mondee due to his financial background and extensive experience in technology leadership and strategic growth.

Family Relationships

There are no family relationships among any of New Mondee’s directors or executive officers.

Board Composition

New Mondee’s business and affairs are organized under the direction of the New Mondee Board. The New Mondee Board will meet on a regular basis and additionally as required.

In accordance with the terms of the Bylaws, New Mondee’s Board may establish the authorized number of directors from time to time by resolution. New Mondee’s Board consists of 7 members. In accordance with the Bylaws, New Mondee’s Board will be divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. New Mondee’s Board is divided among the three classes as follows:

●	the Class I Directors are Asi Ginio, and Noor Sweid, and their terms will expire at the annual meeting of stockholders to be held in 2023;
●	the Class II Directors are Pradeep Udhas, Roopa Purushothaman, and Mona Aboelnaga Kanaan, and their terms will expire at the annual meeting of stockholders to be held in 2024; and
●	the Class III Directors are Orestes Fintiklis and Prasad Gundumogula, and their terms will expire at the annual meeting of stockholders to be held in 2025.

As nearly as possible, each class will consist of one-third of the Directors.

The division of New Mondee’s Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Director Independence

Our Board has determined that each of the directors on our Board, other than Prasad Gundumogula and Orestes Fintiklis, qualify as “independent directors,” as defined under the rules of Nasdaq, and our Board consists of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq relating to director independence requirements. In addition, we are subject to the rules of the SEC and Nasdaq relating to the membership, qualifications, and operations of the audit committee, as discussed below. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with New Mondee and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of securities of New Mondee by each non-employee Director and the transactions described in the section titled “Certain Relationships and Related Person Transactions.”

Controlled Company Exemption

Immediately following the Closing, Mondee Stockholder beneficially owns, in the aggregate, more than 50% of the combined voting power for the election of New Mondee’s Board. As a result, New Mondee is a “controlled company” within the meaning of the

Nasdaq listing rules and may elect not to comply with certain corporate governance standards, including, but not limited to, requirements that:

●	a majority of New Mondee’s Board consist of directors who qualify as “independent” as defined under Nasdaq listing rules;
●	New Mondee’s Board have a compensation committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;
●	New Mondee’s Board have a nominating and corporate governance committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
●	New Mondee’s Board conduct an annual performance evaluation of the compensation committee and the nominating and corporate governance committee.

New Mondee may elect to rely on these and any additional exemptions for so long as it remains a “controlled company.” Accordingly, you may not have the same protections as those afforded to stockholders of companies that are subject to all of these corporate governance requirements. In the event that New Mondee ceases to be a “controlled company” and the shares of New Mondee Common Stock continue to be listed on Nasdaq, New Mondee will be required to comply with these requirements within the applicable transition periods. See “Risk Factors  — Risks Related to Our Organizational and Structure  — We currently rely upon the “controlled company” exemption under Nasdaq Stock Market Listing Rules, pursuant to which “controlled companies” are exempt from certain corporate governance requirements otherwise applicable under Nasdaq listing rules.”

Role of New Mondee’s Board in Risk Oversight/Risk Committee

One of the key functions of our Board will be informed oversight of our risk management process. Our Board does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the our Board will be responsible for monitoring and assessing strategic risk exposure and our Audit Committee will have the responsibility to consider and discuss major financial risk exposures and the stepsour management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee will also monitor compliance with legal and regulatory requirements. The Compensation Committee will also assess and monitor whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Committees of the New Mondee Board

Our Board reconstituted our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee upon the consummation of the Business Combination and adopted a new Charter for each of these Committees, which complies with the applicable requirements of current SEC and Nasdaq rules. We intend to comply with future requirements to the extent applicable. Following the consummation of the Business Combination, copies of the Charters for each Committee will be available on the investor relations portion of our website.

Audit Committee

The Audit Committee consists of three (3) or more members of the New Mondee Board, namely Pradeep Udhas, Roopa Purushothaman, and Mona Aboelnaga Kanaan, each of whom the Board has determined satisfies the independence requirements under Nasdaq listing standards and Rule 10A- 3(b)(1) of the Exchange Act. The Chair of the Audit Committee is Pradeep Udhas. New Mondee’s Board has determined that at least one (1) member of the Audit Committee, Pradeep Udhas, is an “Audit Committee financial expert” within the meaning of SEC regulations. Each member of the Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board has examined each Audit Committee Member’s scope of experience and the nature of their employment.

The primary purpose of the Audit Committee is to discharge the responsibilities of the New Mondee Board with respect to the corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee the independent registered public accounting firm. Specific responsibilities of the Audit Committee will include, but will not be limited to:

●	helping the New Mondee Board oversee corporate accounting and financial reporting processes;
●	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit the financial statements;
●	reviewing, discussing and resolving any audit problems or difficulties with management and the independent auditors;
●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, the interim and year-end operating results;
●	establishing and developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
●	monitoring and enforcing compliance with New Mondee’s Code of Ethics;
●	reviewing related person transactions;
●	obtaining and reviewing (1) a report by the independent registered public accounting firm at least annually that describes internal quality control procedures, (2) any material issues with such procedures and any steps taken to deal with such issues when required by applicable law, and (3) all relationships between the independent accountant and New Mondee or any of its subsidiaries to assess the independence of the independent auditors; and
●	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

The Compensation Committee consists of two (2) or more members of the Board, namely Roopa Purushothaman and Asi Ginio. The Chair of the Compensation Committee is Roopa Purushothaman. The Board has determined that each Member of the Compensation Committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary purpose of the Compensation Committee is to discharge the responsibilities of the New Mondee Board in overseeing the compensation policies, plans and programs and to review and determine the compensation to be paid to Executive Officers, Directors and other senior management, as appropriate. Specific responsibilities of the Compensation Committee will include, but not be limited to:

●	reviewing and approving annually the corporate goals and objectives applicable to the compensation of the chief executive officer and evaluating at least annually the chief executive officer’s performance in light of those goals and objectives;
●	reviewing and approving the compensation of the chief executive officer, other executive officers and senior management;
●	reviewing and administering the equity incentive plans and other benefit programs;
●	assisting in complying with reporting requirements related to executive compensation;
●	reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for the executive officers and other senior management; and

●	reviewing and establishing general policies relating to compensation and benefits of the employees, including the overall compensation philosophy.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of three (3) or more members, namely Mona Aboelnaga Kanaan, Noor Sweid, and Asi Ginio. The Chair of the Nominating and Corporate Governance Committee is Mona Aboelnaga Kanaan. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the Nasdaq listing standards.

Specific responsibilities of the Nominating and Corporate Governance Committee will include, but will not be limited to:

●	identifying and evaluating candidates, including the nomination of incumbent Directors for reelection and nominees recommended by stockholders, to serve on the New Mondee Board;
●	considering and making recommendations to the New Mondee Board regarding the composition and chairmanship of the committees of the New Mondee Board;
●	reviewing stockholder proposals and recommending New Mondee Board responses;
●	developing and making recommendations to the New Mondee Board regarding corporate governance guidelines and matters, including in relation to corporate social responsibility; and
●	overseeing periodic evaluations of the performance of the New Mondee Board, including its individual directors and committees.

Compensation Committee Interlocks and Insider Participation

None of the Members of New Mondee’s Compensation Committee has ever been an Executive Officer or employee of New Mondee. None of New Mondee’s Executive Officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more Executive Officers that will serve as a Member of New Mondee Board or Compensation Committee.

Code of Ethics

Our Board has adopted a Code of Ethics, applicable to all of New Mondee’s employees, Executive Officers and Directors. The Code of Ethics is available at the investors section of New Mondee’s website at https://www.mondee.com/investors. Information contained on or accessible through the website is not a part of this prospectus, and the inclusion of the website address in this prospectus is an inactive textual reference only. Any amendments to the Code of Ethics, or any waivers of its requirements, are expected to be disclosed as required by SEC and Nasdaq rules. The reference to New Mondee’s website address does not constitute incorporation by reference of the information contained at or available through New Mondee’s website, and you should not consider it to be a part of this prospectus.

EXECUTIVE AND DIRECTOR COMPENSATION

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us “ or “our” refer to the business of Mondee and its subsidiaries prior to the consummation of the Business Combination and to New Mondee and its subsidiaries following the consummation of the Business Combination.

ITHAX

The following disclosure concerns the compensation of ITHAX’s officers prior to the Business Combination. Unless the context otherwise requires, all references to “we,” “us,” or “our” in this section refer to ITHAX.

None of our executive officers or directors have received any cash compensation for services rendered to us. Our Sponsor, executive officers and directors, or any of their respective affiliates will not be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations to the extent such expenses exceed the amount required to be retained in the trust account, unless the Business Combination is consummated. Our audit committee will review on a quarterly basis all payments that may be made to our Sponsor, executive officers or directors, or our or their affiliates, if any. Any such payments prior to an initial business combination will be made from funds held outside the trust account. Other than quarterly audit committee review of any such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, if any, no compensation of any kind, including finder’s and consulting fees, will be paid by the company to our Sponsor, executive officers and directors, or any of their respective affiliates, prior to completion of our initial business combination. There have not been any material out-of-pocket expenses subject to reimbursement incurred or accrued as of the date of this prospectus, and we do not anticipate any such expenses to be incurred or accrued prior to Closing.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees have been fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials or tender offer materials furnished to our stockholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

MONDEE

Our Executive and Director Compensation

Our named executive officers for the fiscal year ended December 31, 2021, which consist of Chief Executive Officer, Chief Financial Officer, Chief Technology Officer and Chief Operating Officer are:

●	Prasad Gundumogula, our Chief Executive Officer;
●	Dan Figenshu, our Chief Financial Officer;

●	Venkat Pasupuleti, our Chief Technology Officer;
●	Jim Dullum, our Chief Operating Officer

The named executive officer and director compensation described in this section discusses our 2021 compensation programs. Following the consummation of the Business Combination, our compensation committee may choose to implement different compensation programs for our named executive officers and directors.

Summary Compensation Table

The following table provides information regarding the compensation provided to our named executive officers during the fiscal year ended December 31, 2021.

									Non-Equity	Non-Equity
									Deferred	Deferred
						Stock		Option	Incentive Plan	Compensation	All Other
		Salary		Bonus		Awards		Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)		($)		($)		($)	($)	($)	($)	($)
Prasad Gundumogula, Chief Executive Officer	2021	$0		$0		$3,743,774	(1)	$0	$0	$0	$0	$3,743,774
Dan Figenshu, Chief Financial Officer	2021	$280,000		$28,000	(2)	$0		$0	$0	$0	$0	$308,000
Venkat Pasupuleti, Chief Technology Officer	2021	$172,800		$0		$0		$0	$0	$0	$0	$172,800
Jim Dullum, Chief Operating Officer	2021	$300,000	(3)	$0		$0		$0	$0	$0	$0	$50,000	(4)
(1)	Mr. Gundumogula’s Stock Awards represent compensation he received for his role as Chief Executive Officer of the Company, but are issued in Mondee Holdings, LLC and not in the Company.
(2)	Mr. Figenshu’s cash bonus was received in 2021 as part of his previous role and the associated responsibilities as the Chief Operating Officer / Chief Financial Officer of Rocketrip.
(3)	Mr. Dullum is compensated at $25,000 per month on a consulting basis, until the Closing is complete, at which time he will be converted to a full-time employee of the Company.
(4)	Mr. Dullum’s base salary is $300,000 because he receives $25,000 a month until the Closing, but he was only compensated $50,000 in 2021 because he started his consulting work with Mondee in November 2021.

Narrative to the Summary Compensation Table

The compensation committee annually reviews and approves compensation for our named executive officers. The compensation committee considers recommendations by our Chief Executive Officer for the compensation of all other named executive officers. Compensation for our Chief Executive Officer typically has been recommended by the chairman of our Board, which is reviewed and subject to approval by the compensation committee.

Compensation paid based on performance, including any award under the current equity incentive plan, will be subject to a recoupment (“clawback”) policy. In the event of a restatement of incorrect financial results, this policy will enable the Board or the Compensation Committee to seek reimbursement from award recipients of any portion of an award that would not have been earned based on corrected financial results if fraud or willful misconduct contributed to such noncompliance.

Annual Base Salary

We believe that a competitive base salary is essential in attracting and retaining key executive talent. The base salary established for each of our named executive officers is intended to reflect each individual’s responsibilities, experience, position, prior performance and other discretionary factors deemed relevant by our compensation committee. Mr. Gundumogula waived his base salary in June 2020, to reduce our financial burden given the impacts of COVID-19.

The chart below reflects the actual base salaries approved by the compensation committee for our named executive officers during the fiscal year ended December 31, 2021.

Name	2021 Base Salary
Prasad Gundumogula, Chief Executive Officer	$0
Dan Figenshu, Chief Financial Officer	$280,000
Venkat Pasupuleti, Chief Technology Officer	$172,800
Jim Dullum, Chief Operating Officer	$300,000	(1)
(1)	Mr. Dullum’s base salary is $300,000 because he receives $25,000 a month until the Closing, but he was only compensated $50,000 in 2021 because he started his consulting work with Mondee in November 2021.

Employment Agreements with Our Named Executive Officers

Our named executive officers are each party to an employment agreement with us. The discussion below summarizes the material terms of the named executive officer employment agreements.

Employment Agreement with Prasad Gundumogula

In September 2011, Mondee entered into an employment agreement with Prasad Gundumogula to serve as its Chief Technology Officer. Pursuant to an amendment to the employment agreement effective June 2015, Mr. Gundumogula began serving as Chief Executive Officer, with a base salary of $300,000 per year. Pursuant to an amendment effective as of June 1, 2020 through December 31, 2021, Mr. Gundumogula waived his right to any cash salary or bonus, while he still maintains eligibility to participate in employee benefit or group insurance plans maintained from time to time by Mondee. In May 2022, Mr. Gundumogula entered into an employment agreement with Mondee, effective at the Closing. Under the terms of the new employment agreement, Mr. Gundumogula will serve as Chief Executive Officer with a base salary of $600,000 per year paid in cash in equal installments. The form of consideration may be changed with the approval of Mr. Gundumogula and the chair of the compensation committee. Mr. Gundumogula will be eligible to receive discretionary bonus compensation with a target amount of up to 50% of his base salary for each complete calendar year that he is employed by Mondee, commencing in 2022. The form of consideration may be in cash or equity and change at the discretion of the Board (or a committee thereof). Mr. Gundumogula will be awarded 100,000 shares of New Mondee Common Stock at the Closing in accordance with this provision. The employment agreement further provides that Mr. Gundumogula will receive a payment of $10 million upon termination if termination takes place within the first five years after the effective date of the employment agreement. Up to 50% of this payment upon termination may be paid in New Mondee Common Stock at the discretion of the Board (or a committee thereof). Mr. Gundumogula’s new employment agreement supersedes all prior agreements.

Employment Agreement with Dan Figenshu

In September 2021, Mondee entered into an employment agreement with Dan Figenshu, its Chief Financial Officer. Mr. Figenshu’s employment agreement provides for an annual base salary and eligibility to participate in employee benefit or group insurance plans maintained from time to time by Mondee. Additionally, Mr. Figenshu’s employment agreement provides for an initial grant of an equity award at Closing with a target value of $1,196,000, based on the price per share as of the Closing, which became fully vested at the time of Closing. Mr. Figenshu will be considered for annual equity awards in each subsequent year and the size and structures of any annual equity award granted to Mr. Figenshu will be established at the time of grant by the compensation committee. Mr. Figenshu’s base salary and his annual target bonus will be evaluated by the compensation committee on a regular basis during the normal course of business.

Employment Agreement with Venkat Pasupuleti

In January 2017, Mondee entered into an employment agreement with Venkat Pasupuleti, its Chief Technology Officer. In May 2022, Mr. Pasupuleti entered into an employment agreement with Mondee, effective at the Closing. Under the terms of the new employment agreement, Mr. Pasupuleti will serve as Chief Technology Officer with a base salary of $200,000 per year paid in cash in equal installments. Mr. Pasupuleti will be eligible to receive discretionary bonus compensation with a target amount of up to 50% of his base salary for each complete calendar year that he is employed by Mondee, commencing in 2022. The form of consideration may be in cash or equity and change at the discretion of the Board (or a committee thereof). Mr. Pasupuleti’s new employment agreement supersedes all prior agreements.

Employment Agreement with Jim Dullum

In November 2021, Mondee entered into a consulting agreement with Jim Dullum, its Chief Operating Officer. Mr. Dullum’s consulting agreement provides for a monthly fee of $25,000, and does not make him eligible to participate in employee benefit or group insurance plans maintained by Mondee. In May 2022, Mr. Dullum entered into an employment agreement with Mondee, effective at the Closing. Under the terms of the new employment agreement, Mr. Dullum will serve as Chief Operating Officer with a base salary of $300,000 per year paid in cash in equal installments. Mr. Dullum will be eligible to receive discretionary bonus compensation with a target amount of up to 50% of his base salary for each complete calendar year that he is employed by Mondee, commencing in 2022. The employment agreement also provides that Mr. Dullum will receive an award of 112,000 shares of New Mondee common stock (initially awarded pursuant to a prior employment arrangement) on Closing. The form of consideration may be in cash or equity and change at the discretion of the Board (or a committee thereof). Mr. Dullum’s new employment agreement supersedes all prior agreements.

Long-Term Incentive Compensation

Outstanding Equity Awards at December 31, 2021

There were no outstanding equity awards held by named executive officers as of December 31, 2021.

2022 Equity Incentive Plan

The following paragraphs provide a summary of the features of the 2022 Plan and its operation. However, this summary is not a complete description of all of the provisions of the 2022 Plan and is qualified in its entirety by the specific language of the 2022 Plan.

Share Reserve

We have reserved shares of Common Stock equal to 10% of our fully diluted capitalization for issuance under the 2022 Plan. In addition, on the first day of each calendar year beginning on January 1, 2023 and ending on January 1, 2032, the aggregate number of shares reserved for issuance under the 2022 Plan will be increased automatically by the number of shares equal to the lesser of (i) 3% of the total number of all classes of our outstanding shares of Common Stock on the immediately preceding December 31 and (ii) such lesser number (including zero) as may be determined by the Committee (as defined below).

Administration

The 2022 Plan will be administered by a committee duly authorized by the Board (the “Committee”). The committee will have the authority to construe and interpret the 2022 Plan, grant awards, and make all other determinations necessary or advisable for the administration of the plan. Awards under the 2022 Plan may be made subject to vesting, “performance conditions” or any other terms and conditions that the Committee deems necessary or advisable.

Eligibility

Our employees, consultants, and directors, and the employees, consultants and directors of our affiliates, will be eligible to receive awards under the 2022 Plan. The Committee will determine who will receive awards and the terms and conditions of such awards.

Term

The 2022 Plan will terminate 10 years from the date our Board adopted the plan, unless it is terminated earlier by our Board.

Award Forms and Limitations

The 2022 Plan authorizes the grant of stock awards, performance awards and other cash-based awards. Awards under the 2022 Plan are limited to the share reserve as described above under “Share Reserve.” The maximum number of shares subject to stock options that are intended to qualify as incentive stock options, or ISOs, under Section 422 of the Code, is equal to the initial share reserve (not including any subsequent adjustments).

Stock Options

The 2022 Plan provides for the grant of ISOs only to our employees or our affiliates. Options that are not classified as ISOs may be granted to our employees, directors, and consultants or our affiliates. The exercise price of each option must be at least equal to the fair market value of Common Stock on the date of grant. The exercise price of ISOs granted to 10% or more stockholders must be at least equal to 110% of the fair market value of Common Stock on the date of grant. Options granted under the 2022 Plan may be exercisable at such times and subject to such terms and conditions as the Committee determines. The maximum term of options granted under the 2022 Plan is 10 years (five years in the case of ISOs granted to 10% or more stockholders). Options may vest based on time or achievement of performance conditions, as determined by the Committee.

Stock Appreciation Rights

Stock appreciation rights provide for a payment, or payments, in cash or Common Stock, to the holder based upon the difference between the fair market value of Common Stock on the date of exercise and the stated exercise price of the stock appreciation right. The exercise price must be at least equal to the fair market value of Common Stock on the date the stock appreciation right is granted. Stock appreciation rights may vest based on time or achievement of performance conditions, as determined by the Committee.

Restricted Stock

The Committee may grant awards consisting of shares of Common Stock subject to restrictions on sale and transfer. The price (if any) paid by a participant for a restricted stock award will be determined by the Committee. Unless otherwise determined by the Committee at the time of award, vesting will cease on the date the participant no longer provides services to us and any unvested shares will be forfeited to or repurchased by us. The Committee may condition the grant or vesting of shares of restricted stock on the achievement of performance conditions and/or the satisfaction of a time-based vesting schedule.

Restricted Stock Units

There is no United States federal income tax consequences to either the participant or the employer upon the grant of restricted stock units. Generally, the participant recognizes ordinary income subject to withholding upon the receipt of cash and/or transfer of shares of Common Stock in payment of the restricted stock units in an amount equal to the aggregate of the cash received and the fair market value of the Common Stock so transferred. Subject to the deduction limitations described below, the employer generally is entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Generally, a participant recognizes ordinary income subject to withholding upon the payment of any dividend equivalents paid with respect to an award in an amount equal to the cash the participant receives. Subject to the deduction limitations described below, the employer generally is entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Other Stock-Based and Other Cash-Based Awards

The Committee may grant other stock-based awards and other cash-based awards to participants under the 2022 Plan in amounts and on terms and conditions determined by the Committee in its discretion. Such awards may be granted subject to vesting and other conditions or restrictions, or granted without being subject to any conditions or restrictions.

Additional Provisions

Awards granted under the 2022 Plan are not be transferable other than by will or by the laws of descent and distribution, or, in the case of an Award of Non-Qualified Stock Options, as determined by the Committee. In the event of a change in control (as defined in the Equity Incentive Plan), the Committee has the discretion to provide for any or all of the following actions: (i) awards may be continued, assumed, or substituted with new rights, (ii) awards may be cancelled for an amount of cash equal to the excess (if any) of the highest price per share of Common Stock paid in the change in control transaction over the aggregate exercise price of such awards, (iii) outstanding and unexercised stock options and stock-based Awards may be terminated before the change in control (in which case holders of such unvested awards would be given notice and the opportunity to exercise such awards), or (iv) vesting or lapse of restrictions may be accelerated. All 2022 Plan awards are equitably adjusted in the case of the division of stock and similar transactions.

ESPP

The following paragraphs provide a summary of the features of the ESPP and its operation. However, this summary is not a complete description of all of the provisions of the ESPP and is qualified in its entirety by the specific language of the ESPP.

Purpose and Eligibility

The ESPP is intended to assist our employees and any employee of our subsidiaries in acquiring share ownership interest in the Company and encourage them to remain in the employment of the Company or our subsidiaries.

Our eligible employees who have worked at the Company or an eligible subsidiary will be allowed to participate in the ESPP, provided that the administrator, in its discretion, may also exclude any or all of the following unless prohibited by applicable law, so long as any such exclusion is applied uniformly to all employees:

●	any employee who is customarily scheduled to work 20 hours or less per week;
●	any employee whose customary employment is not more than five months in a calendar year;
●	any employee that has not met a service requirement designated by the Administrator pursuant to Section 423 of the Code (which service requirement may not exceed two years);
●	any employee who is a highly compensated employee (within the meaning of Section 414(q) of the Code) or any highly compensated employee with compensation above a specified level, who is an officer, or who is subject to the disclosure requirements of Section 16(a) of the Exchange Act; and/or
●	any employee who is a citizen or resident of a jurisdiction outside the United States if the grant of the option is prohibited under the laws of the jurisdiction governing such Employee or compliance with the laws of the jurisdiction would cause any offering or option granted under the ESPP to violate the requirements of Section 423 of the Code.

Notwithstanding the foregoing, any employee who, after the granting of the option, would possess 5% or more of the total combined voting power or value of all classes of shares of the Company shall not be eligible. In addition, no employee shall be granted an option under the ESPP which permits the employee to purchase shares under all of our “employee stock purchase plans” that would accrue at a rate which exceeds $25,000 of fair market value of New Mondee Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

Administration

The ESPP is administered by the compensation committee of the Board or individuals who have been delegated authority by the compensation committee to administer the ESPP, subject to applicable laws. The administrator has full and exclusive authority to interpret the terms of the ESPP and determine eligibility, subject to the conditions of the ESPP, and make all other required determinations under the ESPP, as described below.

Share Reserve

The maximum aggregate number of shares that may be issued pursuant to the ESPP is equal to 1,610,944 shares (equal to 2% of the fully-diluted shares), subject to certain adjustments that may be made by the administrator.

Contributions and Purchases

The ESPP permits participants to purchase New Mondee Common Stock through contributions (in the form of payroll deductions or otherwise to the extent permitted by the administrator) of up to 8% of their eligible compensation (or, if less the $25,000 maximum per offering period), which includes a participant’s regular and recurring straight time gross earnings and other eligible compensation as defined in the ESPP. Subject to the eligibility requirements and dollar limits discussed above, a participant may purchase a maximum of $25,000 worth of shares of New Mondee Common Stock during each offering period. Subject to such limits, the administrator may increase or decrease, in its absolute discretion, the maximum number of shares of New Mondee Common Stock that a participant may purchase during future offering periods. Offering periods commence on a date determined by the administrator, and the administrator may, in its discretion, modify the terms of future purchase periods and offering periods, provided that no offering period may be longer than 27 months.

Amounts contributed and accumulated by the participant during any offering period are used to purchase shares of New Mondee Common Stock at the end of each offering period. The purchase price of the shares cannot be less than 85% of the lower of the fair market value of New Mondee Common Stock on the first trading day of the offering period or on the last trading day of the offering period.

Withdrawal and Termination of Participation

A participant may withdraw from the ESPP voluntarily at any time by filing a notice of withdrawal prior to the close of business on the date established by the administrator. A participant will be deemed to have elected to withdraw from the ESPP upon the termination of the participant’s employment for any reason or in the event the participant is no longer eligible to participate in the ESPP.

Restriction on Transfers

A participant may not transfer rights granted under the ESPP other than by will, the laws of descent and distribution or as otherwise provided under the ESPP.

Adjustments

In the event of certain changes in our capitalization, to prevent dilution or enlargement of the benefits or potential benefits available under the ESPP, the administrator will make adjustments, as it may deem equitable, to the number and class of shares that may be delivered, the applicable purchase price for shares, and/or the numerical share limits, pursuant to the ESPP.

Dissolution or Liquidation

In the event of our proposed liquidation or dissolution, any offering period then in progress will be shortened by setting a new exercise date, and will terminate immediately prior to such liquidation or dissolution unless otherwise determined by the administrator. The administrator will notify participants of the new exercise date in writing or electronically, at which time any participant’s purchase rights will be automatically exercised, unless the participant has earlier withdrawn from the offering period.

Certain Transactions

In the event of a merger, consolidation or similar transaction, an acquiring or successor corporation may assume or substitute each outstanding option. If the successor corporation refuses to assume or substitute for the outstanding option, the offering period then in progress will be shortened by setting a new exercise date. The administrator will notify each participant in writing or electronically that the exercise date has been changed and that the participant’s option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.

Foreign Participants

The administrator may provide special terms, establish supplements to, or amendments, restatements or alternative versions of the ESPP, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States.

Health, Welfare and Retirement Benefits

All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental and vision insurance plans, in each case on the same basis as all of our other employees in the applicable jurisdiction.

Non-Employee Director Compensation

We are in the process of entering into board services agreements with each of our non-employee directors. Under this agreement, we will pay each of our non-employee directors a cash retainer of $50,000 and 2,500 shares of New Mondee Common Stock in exchange for serving on the New Mondee Board. In addition, we will pay the chairs of each committee of the New Mondee Board an additional 2,500 shares of New Mondee Common Stock for their service. Our employee directors receive no additional compensation for serving on the New Mondee Board.

2021 Director Compensation Table

We did not pay or award any compensation to non-executive directors during the fiscal year ended December 31, 2021.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise indicated in the footnotes below, the following table sets forth information regarding the actual beneficial ownership of New Mondee Common Stock as of October 19, 2022 (the “Ownership Date”), and as adjusted to reflect the sale of the New Mondee Common Stock offered by us under this prospectus by:

●	each person who is known to us to own beneficially more than 5% of the Company’s Common Stock;
●	each of our executive officers and directors; and
●	all executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within sixty (60) days.

The amount of beneficial ownership for each individual or entity does not include shares of New Mondee Common Stock issuable upon exercise of (i) the warrants included in the units offered in ITHAX’s initial public offering or (ii) the private placement warrants. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all New Mondee Common Stock shown to be beneficially owned by them. Applicable percentages are based on 81,366,160 shares of New Mondee Common Stock issued and outstanding on the Ownership Date.

	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares
Name and Address of Beneficial Owner
Directors and Executive Officers Post-Business Combination(1)
Prasad Gundumogula(2)(3)	67,224,648	82.6%
Dan Figenshu	119,600	*
Venkat Pasupuleti	—	—
Jim Dullum	112,000	*
Orestes Fintiklis(4)	4,201,046	5.2%
Asi Ginio	*	*
Mona Aboelnaga Kanaan(5)	19,000	*
Roopa Purushothaman	—	—
Noor Sweid	—	—
Pradeep Udhas	—	—
All Executive Officers and Directors as a group (10 individuals)	71,676,294	88.1%
Greater than Five Percent Holders
Entities Affiliated with Morgan Stanley(6)	9,840,567	11.9%
FLY OCP LLC(7)	9,421,778	11.6%
Vajid Jafri(8)	4,743,299	5.8%

*Less than 1%.

(1)	Unless otherwise indicated, the business address of each of the individuals is 10800 Pecan Park Blvd., Suite 315, Austin, Texas 78750.
(2)	Consists of (i) 60,800,000 shares of New Mondee Common Stock held by Mondee Holdings LLC, which shares will be distributed on a pro rata basis by Mondee Holdings, LLC to all of its members in accordance with the amended and restated limited liability company agreement of Mondee Holdings, LLC (the “Pro Rata Distribution”), and (ii) 6,424,648 shares of New Mondee Common Stock held directly by Mr. Gundumogula (6,000,000 of which are Earn-Out Shares issued pursuant to the Earn- Out Agreement and remain subject to forfeiture until certain milestones are met in the Earn-Out Agreement, and 100,000 of which were purchased pursuant to the Subscription Agreement dated December 20, 2021). Prasad Gundumogula and his wife are the only directors of Mondee Holdings LLC. In addition, Mr. Gundumogula beneficially owns the requisite number of units of Mondee Holdings LLC required to approve transactions other than related party transactions between Mr. Gundumogula and

Mondee Holdings LLC. As such, Mr. Gundumogula has voting and investment discretion with respect to the shares of New Mondee Common Stock held of record by the Mondee Holdings LLC and may be deemed to have shared beneficial ownership of the shares of New Mondee Common Stock held directly by Mondee Holdings LLC. Upon consummation of the Pro Rata Distribution, Mr. Gundumogula will beneficially own 31,386,563 shares of New Mondee Common Stock, consisting of (i) 21,681,435 shares of New Mondee Common Stock held by Mondee Group LLC, and (ii) 9,705,128 shares held directly by Mr. Gundumogula. Mondee Group LLC is a limited liability company owned by Mr. Gundumogula.
(3)	Includes the right to receive 2,033,578 shares of New Mondee Common Stock in the Pro Rata Distribution that was transferred to Mondee, Inc. (a subsidiary of the Company) by Prasad Gundumogula in satisfaction of the Mondee Group Note, as amended. See “Unaudited Pro Forma Condensed Combined Financial Information” and the notes thereto included elsewhere in this prospectus and “Certain Relationships and Related Person Transactions — Mondee — Mondee Group Note.”
(4)	Includes (i) 3,766,671 shares of Class A common stock, (900,000 of which are Earn-Out Shares issued in connection with his employment agreement, and remain subject to forfeiture until certain milestones are met in the Earn-Out Agreement and the employment agreement), (ii) 260,000 shares of Class A common stock held by ITHAX Acquisition Sponsor Cy Ltd., a company organized under the laws of Cyprus and for whom Mr. Fintiklis is the controlling shareholder, and (iii) 174,375 private warrants originally issued to the Sponsor pursuant to the Private Placement Units Agreement dated January 27, 2021 and distributed to Mr. Fintiklis in connection with the dissolution of the Sponsor on September 13, 2022.
(5)	Consists of 19,000 shares of New Mondee Common Stock owned directly by Ms. Aboelnaga Kanaan’s spouse. As such, Ms. Aboelnaga Kanaan may be deemed to have shared beneficial ownership of such shares of New Mondee Common Stock owned directly by her spouse. Ms. Aboelnaga Kanaan disclaims beneficial ownership of any shares of New Mondee Common Stock other than to the extent she may have a pecuniary interest therein, directly or indirectly, by virtue of her inability to exercise voting or investment power over such shares of New Mondee Common Stock.
(6)	Consists of (i) 4,312,585 shares of New Mondee Common Stock that North Haven Credit Partners II L.P. is expected to hold directly upon completion of the Pro Rata Distribution, (ii) 375,000 Earn-Out Shares issued to NH Credit Partners III Holdings L.P. in connection with the Business Combination (which remain subject to forfeiture until certain milestones are met in the Earn-Out Agreement), (iii) 1,500,000 shares purchased by NH Credit Partners III Holdings L.P. pursuant to the Subscription Agreement, dated December 20, 2021, between the Company and NH Credit Partners III Holdings, L.P. (iv) 3,131,557 shares of New Mondee Common Stock that NH Expansion Credit Fund Holdings LP is expected to hold directly upon completion of the Pro Rata Distribution, (v) 371,425 shares of New Mondee Common Stock that NH Credit Partners III Holdings L.P. is expected to hold directly upon completion of the Pro Rata Distribution and (vi) 150,000 Preferred Financing Warrants issued to NH Credit Partners III Holdings L.P. pursuant to the Preferred Subscription Agreement. The address for these entities is 1585 Broadway, 39th Floor, New York, NY 10036.
(7)	Consists of (i) 500,000 shares purchased in the Subscription Agreement dated December 20, 2021, (ii) 125,000 Earn-Out Shares issued in connection with the Business Combination (which remain subject to forfeiture until certain milestones are met in the Earn-Out Agreement), and (iii) 8,796,778 shares that the Selling Securityholder is expected to hold directly upon the completion of the Pro Rata Distribution. The business address for Fly OCP LLC is c/o Origami Capital Partners, LLC, 191 N. Wacker Drive, Suite 2350, Chicago, IL 60606, Attn: Jeffrey Young.
(8)	Consists of 4,743,299 shares expected to be held by Vajid Jafri upon completion of the Pro Rata Distribution. The business address for Vajid Jafri is 592 Dory Ln., Redwood City, CA 94065.

SELLING SECURITYHOLDERS

This prospectus relates to the resale of up to (i) 1,275,000 shares of New Mondee Common Stock that may be issued upon exercise of the Preferred Financing Warrants and (ii) up to 1,275,000 Preferred Financing Warrants.

The Selling Securityholders may from time to time offer and sell any or all of the shares of New Mondee Common Stock and Preferred Financing Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the New Mondee Common Stock or Preferred Financing Warrants other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders, the aggregate number of shares of New Mondee Common Stock and number of Preferred Financing Warrants held by each Selling Securityholder immediately prior any sale of the shares of New Mondee Common Stock or Preferred Financing Warrants in this offering, the number of shares of New Mondee Common Stock and number of Preferred Financing Warrants that may be sold by each Selling Securityholder under this prospectus the aggregate number of shares of New Mondee Common Stock and Preferred Financing Warrants and that each Selling Securityholder will beneficially own after this offering.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Please see the section entitled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these securities.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

	Shares of Common Stock					Preferred Financing Warrants
	Beneficially Owned Prior to Offering		Number Registered	Beneficially Owned After Offering		Beneficially Owned Prior to Offering		Number Registered	Beneficially Owned After Offering
Name	Number	Percent	for Sale Hereby	Number	Percent	Number	Percent	for Sale Hereby	Number	Percent
Tuesday Investor LLC(1)	1,125,000	1.4%	1,125,000	0	—	1,125,000	88%	1,125,000	0	—
Entities Affiliated with Morgan Stanley (2)	9,840,567	11.9%	150,0000	9,690,567	11.7%	150,000	12%	150,000	0	—
(1)	Consists of (i) 1,125,000 shares of New Mondee Common Stock that may be issued upon the exercise of the Preferred Financing Warrants and (ii) 1,125,000 Preferred Financing Warrants. The business address for Tuesday Investor LLC is c/o Davidson Kempner Capital Management LP, Attention: Legal Counsel, 520 Madison Avenue, 30th Fl., New York, NY 10022. Tuesday Investor LLC, a Delaware limited liability company (“Tuesday”), is the record holder of the Preferred Financing Warrants of the Company. Madave Management LLC, a Delaware limited partnership (“Madave”), is the manager of Tuesday. Davidson Kempner Capital Management LP (“DKCM”), a Delaware limited partnership and a registered investment adviser with the U.S. Securities and Exchange Commission is responsible for the voting and investment decisions of Tuesday Investor LLC. DKCM GP LLC, a Delaware limited liability company, is the general partner of DKCM. The managing members of DKCM are Anthony A. Yoseloff, Eric P. Epstein, Conor Bastable, Shulamit Leviant, Morgan P. Blackwell, Patrick W. Dennis, Gabriel T. Schwartz, Zachary Z. Altschuler, Joshua D. Morris and Suzanne K. Gibbons (collectively, the “Managing Members”). Anthony A. Yoseloff, through DKCM, is responsible for the voting and investment decisions relating to the securities held by Tuesday Investor LLC reported herein and each of the foregoing, other than Tuesday, disclaims any beneficial ownership of such entities.

(2)	Consists of (i) 4,312,585 shares of New Mondee Common Stock that North Haven Credit Partners II L.P. is expected to hold directly upon completion of the Pro Rata Distribution, (ii) 375,000 Earn-Out Shares issued to NH Credit Partners III Holdings L.P. in connection with the Business Combination (which remain subject to forfeiture until certain milestones are met in the Earn-Out Agreement), (iii) 1,500,000 shares purchased by NH Credit Partners III Holdings L.P. pursuant to the Subscription Agreement, dated December 20, 2021, between the Company and NH Credit Partners III Holdings, L.P. (iv) 3,131,557 shares of New Mondee Common Stock that NH Expansion Credit Fund Holdings LP is expected to hold directly upon completion of the Pro Rata Distribution, (v) 371,425 shares of New Mondee Common Stock that NH Credit Partners III Holdings L.P. is expected to hold directly upon completion of the Pro Rata Distribution and (vi) 150,000 Preferred Financing Warrants issued to NH Credit Partners III Holdings L.P. pursuant to the Preferred Subscription Agreement. The business address for these entities is 1585 Broadway, 39th Floor, New York, NY 10036.

DESCRIPTION OF SECURITIES

The following description of New Mondee’s capital stock is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section, you should refer to the Certificate of Incorporation, the Bylaws, the Amended and Restated Warrant Agreement, and the Registration Rights Agreement, which are included as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of Delaware law.

Authorized Capitalization

General

The total amount of New Mondee’s authorized share capital consists of 750,000,000 shares of New Mondee Common Stock and 250,000,000 shares of New Mondee Preferred Stock. We have approximately 81,366,160 shares of New Mondee Common Stock outstanding.

The following summary describes all material provisions of New Mondee’s capital stock. You should read the Proposed Charter and the Proposed Bylaws.

Common Stock

Voting rights. Each holder of New Mondee Common Stock will be entitled to one (1) vote for each share of New Mondee Common Stock held of record by such holder on all matters voted upon by New Mondee stockholders, provided, however, that, except as otherwise required in the Certificate of Incorporation or by applicable law, the holders of New Mondee Common Stock will not be entitled to vote on any amendment to the Proposed Charter that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of New Mondee Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designation relating to any series of New Mondee Preferred Stock) or pursuant to the DGCL.

Dividend rights. Subject to the rights of the holders of New Mondee Preferred Stock and any other provisions of the Certificate of Incorporation, as it may be amended from time to time, holders of New Mondee Common Stock will be entitled to receive such dividends and other distributions in cash, stock or property of New Mondee when, as and if declared thereon by the New Mondee Board, in its discretion, from time to time out of assets or funds of New Mondee legally available therefor. See “— Preferred Stock,” below for more information regarding the dividend rights of the holders of New Mondee Preferred Stock.

Rights upon liquidation. Subject to the rights of holders of New Mondee Preferred Stock, in the event of any liquidation, dissolution or winding up of its affairs, whether voluntary or involuntary, after payment or provision for payment of our debts and any other payments required by law and amounts payable upon shares of New Mondee Preferred Stock ranking senior to the shares of New Mondee Common Stock upon such dissolution, liquidation or winding up, if any, our remaining net assets will be distributed to the holders of New Mondee Common Stock and the holders of any other class or series of capital stock ranking equally with the New Mondee Common Stock upon such dissolution, liquidation or winding up, equally on a per share basis.

Transfer Rights. Subject to applicable law and the transfer restrictions set forth in Article VII of the Proposed Bylaws, shares of New Mondee Common Stock and the rights and obligations associated therewith shall be fully transferable to any transferee.

Other rights. There are no redemption or sinking fund provisions applicable to the New Mondee Common Stock. The rights, preferences and privileges of holders of the New Mondee Common Stock will be subject to those of the holders of the New Mondee Preferred Stock that we may issue in the future.

Preferred Stock

In connection with the Financing Transaction, on September 29, 2022, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, establishing the rights, preferences, privileges, qualifications, limitations and restrictions relating to the Series A Preferred Stock. The Certificate of Designation became effective with the Secretary of State of the State of Delaware upon filing.

Dividend rights. Pursuant to the Certificate of Designation, the Series A Preferred Stock is not convertible into shares of New Mondee Common Stock. Holders of the Series A Preferred Stock shall be entitled to receive dividends with respect to each share of Series A Preferred Stock at a rate equal to the Secured Overnight Finance Rate (“SOFR”) plus 7% per annum (which rate increases to SOFR plus 10.50% annum beginning on the second anniversary of the consummation of the Financing Transaction), payable quarterly. The Company, at its option, may redeem for cash all, but not less than all, of the outstanding shares of Series A Preferred Stock at a redemption price determined pursuant to the terms of the Certificate of Designation (the “Redemption Price”). The Company has also granted holders of the Series A Preferred Stock the right to cause the Company to purchase the shares of Series A Preferred Stock any time after the fifth anniversary of the consummation of the Financing Transaction at a price equal to the stated value plus accrued and unpaid dividends. In the event a Non-Compliance Event (as defined in the Certificate of Designation) occurs, the stated value and the accrued but unpaid dividends shall each accrete by an additional 0.50% each month during the continuance of such Non-Compliance Event.

The Series A Preferred Stock will, with respect to dividend rights, rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and redemption rights, rank: (a) on a parity basis with each other class or series of any and all shares of, rights to purchase, warrants or options for, or other equivalents of or interests in (however designated) equity (“Capital Stock”) of the Company now existing or hereafter authorized, classified or reclassified, the terms of which expressly provide that such class or series ranks on a parity basis with the Series A Preferred Stock as to dividend rights, rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and (except as permitted hereby) redemption rights (such Capital Stock, “Parity Stock”); (b) junior to each other class or series of Capital Stock of the Company now existing or hereafter authorized, classified or reclassified, the terms of which expressly provide that such class or series ranks senior to the Preferred Stock as to dividend rights, rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and (except as permitted hereby) redemption rights (such Capital Stock, “Senior Stock”); and (c) senior to the New Mondee Common Stock and each other class or series of Capital Stock of the Company now existing or hereafter authorized, classified or reclassified, the terms of which do not expressly provide that such class or series ranks on a parity basis with, or senior to, the Series A Preferred Stock as to dividend rights, rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and (except as permitted hereby) redemption rights (such Capital Stock, “Junior Stock”).

Rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of Series A Preferred Stock shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock, and subject to the rights of the holders of any Senior Stock or Parity Stock issued in accordance with the Certificate of Designation and the rights of the Company’s existing and future creditors, to receive in full a liquidating distribution in cash and in the amount per share of Preferred Stock equal to the Redemption Price as of the date of such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Voting rights. Holders of Series A Preferred Stock shall not have any voting rights except in respect of such matters as set forth in the Certificate of Designation or otherwise required by applicable law. On any matter on which holders of Series A Preferred Stock are entitled to vote, the Holders shall vote separately as a single class with respect to the Series A Preferred Stock, in person or by proxy, at a meeting called for such purpose or by written consent without a meeting. Shares of Series A Preferred Stock held by an Excluded Holder (as defined in the Certificate of Designation) shall not be entitled to vote. The Series A Preferred Stock also have certain protective provisions, such as requiring the vote of a majority of Series A Preferred Stock to change or amend their rights, powers, privileges, limitations and restrictions. So long as the holder of the majority of the Series A Preferred Stock issued on the closing date of the Financing Transaction (the “Majority Preferred Investor”) continues to own at least 50% of the shares of Series A Preferred Stock then outstanding, the Majority Preferred Investor shall have the right to appoint one observer to the Company’s board of directors and any committee thereof, subject to the terms and conditions set forth in the Certificate of Designation.

Election of Directors and Vacancies

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of Directors of the Board shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board, but shall initially consist of seven Directors, which shall be divided into three (3) classes, designated Class I, II and III, respectively. The Board is authorized to assign Members of the Board already in office to such classes at the time the classification becomes effective.

Under the Bylaws, at all meetings of Stockholders called for the election of Directors, a plurality of the votes properly cast will be sufficient to elect such Directors to the Board.

Except as the DGCL may otherwise require and subject to the rights, if any, of the holders of any series of New Mondee Preferred Stock, in the interim between annual meetings of Stockholders or special meetings of Stockholders called for the election of Directors and/or the removal of one or more Directors and the filling of any vacancy in that connection, newly created directorships and any vacancies on the Board, including unfilled vacancies resulting from the removal of Directors, may be filled only by the affirmative vote of a majority of the remaining Directors then in office, although less than a quorum, or by the sole remaining Director. All Directors will hold office until the expiration of their respective terms of office and until their successors will have been elected and qualified. A Director elected or appointed to fill a vacancy resulting from the death, resignation or removal of a Director or a newly created Directorship will serve for the remainder of the full term of the class of Directors in which the new Directorship was created or the vacancy occurred and until his or her successor will have been elected and qualified.

Subject to the rights, if any, of the holders of any series of New Mondee Preferred Stock, any Director may be removed from office only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of voting stock (as defined below) of New Mondee then entitled to vote generally in the election of Directors, voting together as a single class. In case the New Mondee Board or any one or more Directors should be so removed, new Directors may be elected at the same time for the unexpired portion of the full term of the Director or Directors so removed only by the affirmative vote of a majority of the Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director, and not by the Stockholders, unless the Board determines by resolution that any such vacancies or newly created Directorships shall be filled by Stockholders.

In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by New Mondee, subject, nevertheless, to the provisions of the DGCL, the Certificate of Incorporation and to any Bylaws adopted and in effect from time to time; provided, however, that no bylaw so adopted will invalidate any prior act of the Directors which would have been valid if such bylaw had not been adopted.

Notwithstanding the foregoing provisions, any Director elected pursuant to the right, if any, of the holders of New Mondee Preferred Stock to elect additional Directors under specified circumstances will serve for such term or terms and pursuant to such other provisions as specified in the relevant Certificate of Designations related to the New Mondee Preferred Stock.

Quorum; Voting

The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise required by law or provided by the Certificate of Incorporation. If, however, such quorum will not be present or represented at any meeting of the Stockholders, the Chairperson or holders of a majority of the voting power present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented. At such adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting will be given to each Stockholder entitled to vote at such adjourned meeting. If after the adjournment a new record date for determination of Stockholders entitled to vote is fixed for the adjourned meeting, the New Mondee Board shall fix as the record date for determining Stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of Stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each Stockholder of record as of the record date so fixed for notice of such adjourned meeting. The Stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

Except as otherwise provided by statute or by applicable stock exchange rules, or by the Certificate of Incorporation or the Bylaws, in all matters other than the election of Directors, the affirmative vote of the majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter will be the act of the Stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or the Bylaws, Directors will be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the election of Directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or the Bylaws, a majority of the voting power of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, will constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute or by Certificate of Incorporation or the Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of the voting power of the outstanding shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting will be the act of such class or classes or series.

Delaware Anti-Takeover Statute

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless:

1.	the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder;
2.	the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or
3.	the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2/3 of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law.

Under the Certificate of Incorporation, New Mondee opted out of Section 203 of the DGCL and therefore is not subject to Section 203. However, the Proposed Charter contains similar provisions providing that New Mondee may not engage in certain “business combinations” with any “interested stockholder” for a three- year period following the time that the stockholder became an interested stockholder, unless:

●	prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or
●	at or subsequent to that time, the business combination is approved by the Board and by the affirmative vote of holders of at least 66⅔% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.

Under certain circumstances, DGCL 203 would make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring our company to negotiate in advance with the Board because the heightened stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Our Certificate of Incorporation provides that any person whose ownership of shares in excess of the 15% limitation set forth therein is the result of any action taken solely by the Company (provided, that such person shall be an “interested stockholder” if thereafter such person acquires additional shares of voting stock of ServiceMax, except as a result of further corporate actions not caused by such person) does not constitute “interested stockholders” for purposes of this provision.

Authorized but Unissued Capital Stock

Delaware law does not require Stockholder approval for any issuance of authorized shares. However, the listing requirements of the Nasdaq, which would apply if and so long as our Common Stock (or units or warrants) remains listed on the Nasdaq, require

Stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive Stockholders of opportunities to sell their shares of our Common Stock at prices higher than prevailing market prices.

Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals

Unless otherwise required by law, and subject to the rights, if any, of the holders of any series of Preferred Stock, extraordinary general meetings of the Stockholders, for any purpose or purposes, may be called only (i) by a majority of the Board or (ii) at any time when no annual meeting has been held for a period of thirteen (13) months after the Company’s last annual meeting, an extraordinary general meeting in lieu thereof may be held, and such extraordinary general meeting shall have, for the purposes of the Bylaws or otherwise, all the force and effect of an annual meeting. Unless otherwise required by law, written notice of a extraordinary general meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each Stockholder entitled to vote at such meeting, not less than ten (10) or more than sixty (60) days before the date fixed for the meeting. Business transacted at any extraordinary general meeting of Stockholders will be limited to the purposes stated in the notice.

The Bylaws also provide that unless otherwise restricted by the Certificate of Incorporation or the Bylaws, any action required or permitted to be taken at any meeting of the Board or of any Committee thereof may be taken without a meeting, if all Members of the Board or of such Committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or Committee.

In addition, the Bylaws require advance notice procedures for Stockholder proposals to be brought before an annual meeting of the Stockholders, including the nomination of Directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a Stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to the Company’s Secretary, of the Stockholder’s intention to bring such business before the meeting.

These provisions could have the effect of delaying until the next Stockholder meeting any Stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Amendment to Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s Certificate of Incorporation or bylaws is required to approve such amendment, unless a corporation’s Certificate of Incorporation or bylaws, as the case may be, requires a greater percentage.

Our Certificate of Incorporation provides however, in addition to the votes required by law, the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative of the holders of at least a majority of the total voting power of all of the then outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class.

●	the provisions regarding the preferred stock of the Company;
●	the provisions regarding the management of the Company, and the size of the Board, the election and removal of directors to the Board;
●	the provisions regarding the prohibition on action by the Stockholders by written consent in lieu of a meeting, which parties may call a extraordinary general meeting of the Stockholders, the manner for notice of a special meeting of the Stockholders, and the business to be brought before the extraordinary general meeting;
●	the provisions regarding the limited liability of directors of the Company; and
●	the provisions regarding exclusive forums for certain actions.

The Bylaws may be amended or repealed (A) by the affirmative vote of a majority of the entire Board then in office, without the assent or vote of any Stockholder (subject to any bylaw requiring the affirmative vote of a larger percentage of the members of the Board) or (B) without the approval of the Board, by the affirmative vote of the holders of any class or series of stock of the Company required by law or by the Certificate of Incorporation, such action by Stockholders requiring the affirmative vote of the holders of at least sixty-six and two-thirds percent (66⅔%) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of Directors, voting together as a single class.

Limitations on Liability and Indemnification of Officers and Directors

The Certificate of Incorporation limits the liability of the Directors of the Company to the fullest extent permitted by law, and both the Certificate of Incorporation and the Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into agreements to indemnify our Directors, Executive Officers and other employees as determined by the Board. Under the terms of such indemnification agreements, we will be required to indemnify each of our Directors and Officers, to the fullest extent permitted by applicable law. We will indemnify our Officers and Directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements will also require the Company, if so requested, to advance within a specified number of days of such request, all reasonable fees, expenses, charges and other costs that any of our Directors incur, provided that such Director will return any such advance if it is ultimately determined that such Director is not entitled to indemnification by us. Any claims for indemnification by our Directors and Officers may reduce our available funds to satisfy successful third-party claims against it and may reduce the amount of money available to it.

Exclusive Forum of Certain Actions

The Certificate of Incorporation requires, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, that derivative actions brought in the name of the Company, actions against current or former Directors, Officers, employees, agents or Stockholders for breach of fiduciary duty, actions arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws, actions to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws, actions asserting a claim against the Company or any current or former Director, Officer, employee, agent or Stockholder arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws or as to which the DGCL confers jurisdiction on the Delaware Court of Chancery, and actions asserting a claim against the Company or any current or former Director, Officer, employee, agent or Stockholder governed by the internal affairs doctrine of the law of the State of Delaware may be brought only in the Court of Chancery in the State of Delaware (or, if such court lacks subject matter jurisdiction, another state or federal court located within the State of Delaware); provided, however, that the foregoing shall not apply to any suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act, or any other claim for which the federal courts of the United States of America have exclusive jurisdiction. Unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complain asserting a cause of action arising under the Securities Act or the Exchange Act. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its Officers, Directors or Stockholders. Our Certificate of Incorporation, to the fullest extent permitted by law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our Directors or their respective affiliates, other than those Directors or affiliates who are our employees or if such corporate opportunity was offered to any non-employee Director (including any non-employee Director who serves as an Officer of the Company) expressly solely in his or her capacity as a Director or Officer of the Company. Our Certificate of Incorporation provides that, to the fullest extent permitted by law, none of the non-employee directors or their respective affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar business activities or lines of business in which we or any of our affiliates has historically engaged, now engages or proposes to engage or (ii) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that any non-employee director or his or her affiliates acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, herself or himself and for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we are financially or legally able or contractually permitted to undertake such opportunity, the opportunity, by its nature, would be in the line of our business or is of some practical advantage to us, and we have some interest or reasonable expectancy in such opportunity.

Warrants

New Mondee Public Warrants

Each whole warrant entitles the registered holder to purchase one share of New Mondee Common Stock at a price of $11.50 per whole share, subject to adjustment as discussed below, at any time commencing on August 18, 2022 (i.e., 30 days after the completion of ITHAX’s initial business combination), except as discussed in the immediately succeeding paragraph. Pursuant to the Amended and Restated Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of shares of New Mondee Common Stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will expire on July 18, 2027 (i.e., five years after the completion of the Business Combination), at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of New Mondee Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of New Mondee Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the satisfaction of certain obligations described below with respect to registration, or a valid exemption from registration is available. No public warrant will be exercisable for cash or on a cashless basis and New Mondee will not be obligated to issue any shares of New Mondee Common Stock upon exercise of a warrant, unless the share of New Mondee Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will New Mondee be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of New Mondee Common Stock underlying such unit.

Once the warrants become exercisable, we may call the Warrants for redemption (except as described herein with respect to the private placement warrants):

●	in whole and not in part;
●	at a price of $0.01 per Warrant;
●	upon not less than 30 days’ prior written notice of redemption, to each warrant holder; and
●	if, the reported last sale price of the shares of New Mondee Common Stock equal or exceed $18.00 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date New Mondee sends to the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may not exercise its redemption right if the issuance of shares of New Mondee Common Stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use its best efforts to register or qualify such shares under the blue sky laws of the state of residence in those states in which the warrants were offered.

If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the shares of New Mondee Common Stock may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, its management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are issued and outstanding and the dilutive effect on New Mondee Shareholders of issuing the maximum number of shares of New Mondee Common Stock issuable upon the exercise of its warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of New Mondee Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of New Mondee Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the New Mondee Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of New Mondee Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believes this feature is an attractive option if it does not need the cash from the exercise of the warrants after the Business Combination. If we call our warrants for redemption and its management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

On September 16, 2022, the Company commenced (i) an offer to each holder of its outstanding Warrants to receive $0.65 in cash (the “Offer Purchase Price”), without interest, for each outstanding Warrant tendered by the holder pursuant to the offer and (ii) a solicitation of consents from holders of the outstanding Warrants to amend that certain Amended and Restated Warrant Agreement, dated as of July 18, 2022, by and between the Company and Continental Stock Transfer & Trust Company, which governs all of the Warrants. The Offer to Purchase and Consent Solicitation expired one minute after 11:59 p.m., Eastern Time, on October 17, 2022 (the “Expiration Date”). As of the Expiration Date, (i) 10,741,390 outstanding Public Warrants, or approximately 89.1% of the outstanding Public Warrants, were validly tendered in and not withdrawn prior to the expiration of the Offer, and therefore such Public Warrants consented to the Warrant Amendment and (ii) none of the outstanding Private Placement Warrants were validly tendered in and not withdrawn prior to the expiration of the Offer, and therefore none of the Private Placement Warrants consents to the Warrant Amendment. The Company has paid an aggregate of $6,981,903.50 in cash in exchange for such Public Warrants. Because consents were received from holders of more than 50% of the Company’s Public Warrants, the Warrant Amendment was approved as it relates to the Public Warrants. Because no consents were received from any holder of the Company’s Private Placement Warrants, the Warrant Amendment was not approved as it relates to the Private Placement Warrants. The Warrant Amendment permits the Company to redeem each Warrant that is outstanding upon the closing of the Offer to Purchase for $0.01 in cash, without interest (the “Offer Redemption Price”), which is approximately 98% less than the Offer Purchas Price. Pursuant to the Warrant Amendment, the Company has the right to redeem not less than all of the Public Warrants at any time while such warrants are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the registered holders of the outstanding Public Warrant at least 5 days’ prior to the date of redemption fixed by the Company. The Company exercised its right to redeem all remaining outstanding Public Warrants in accordance with the terms of the Warrant Amendment, which redemption shall be consummated on November 1, 2022.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of shares of New Mondee Common Stock issued and outstanding immediately after giving effect to such exercise.

If the number of issued and outstanding shares of New Mondee Common Stock is increased by a capitalization payable in shares of New Mondee Common Stock, or by a stock split of shares of New Mondee Common Stock or other similar event, then, on the effective date of such capitalization, stock split or similar event, the number of shares New Mondee Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the issued and outstanding shares New Mondee Common Stock. A rights offering to holders of shares New Mondee Common Stock entitling holders to purchase shares of New Mondee Common Stock at a price less than the fair market value will be deemed a capitalization of a number of shares of New Mondee Common Stock equal to the product of (i) the number of shares of New Mondee Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of New Mondee Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of New Mondee Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of New Mondee Common Stock, in determining the price payable for shares of New Mondee Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of New Mondee Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of New Mondee Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are issued and outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of shares of New Mondee Common Stock on account of such shares of New Mondee Common Stock (or other shares of capital stock into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends of not greater than $0.50 per share per annum (subject to adjustment), then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each shares of New Mondee Common Stock in respect of such event.

If the number of issued and outstanding shares of New Mondee Common Stock is decreased by a consolidation, combination or reclassification of shares of New Mondee Common Stock or other similar event, then, on the effective date of such consolidation, combination, reclassification or similar event, the number of shares of New Mondee Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in issued and outstanding shares of New Mondee Common Stock.

Whenever the number of shares of New Mondee Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of New Mondee Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of New Mondee Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the issued and outstanding shares of New Mondee Common Stock (other than those described above or that solely affects the par value of such shares of New Mondee Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of the issued and outstanding shares of New Mondee Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of shares of New Mondee Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of New Mondee Common Stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of New Mondee Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of shares of New Mondee Common Stock in such a transaction is payable in the form of shares of New Mondee Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black- Scholes Warrant Value (as defined in the warrant agreement) of the warrant.

The warrants representing the right to purchase shares of New Mondee Common Stock were issued in registered form under the Amended and Restated Warrant Agreement between Continental, as warrant agent, and New Mondee. You should review a copy of the Amended and Restated Warrant Agreement, which is filed as an exhibit to this Registration Statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to these warrants. The Amended and Restated Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then issued and outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to New Mondee, for the number of warrants being exercised. The warrant holders neither have the rights or privileges of holders of shares of New Mondee Common Stock nor any voting rights until they exercise their warrants and receive shares of New Mondee Common Stock. After the issuance of shares of New Mondee Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share of New Mondee Common Stock held of record on all matters to be voted on by stockholders.

Warrants may be exercised only for a whole number of shares of New Mondee Common Stock. No fractional shares of commons stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share of New Mondee Common Stock, New Mondee will, upon exercise, round down to the nearest whole number the number of shares of New Mondee Common Stock to be issued to the warrant holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of New Mondee Common Stock pursuant to the Amended and Restated Warrant Agreement, the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the shares of New Mondee Common Stock, we (or surviving company) will use our best efforts to register under the Securities Act the security issuable upon the exercise of the warrants.

Private placement warrants

The private placement warrants (including the shares of New Mondee Common Stock issuable upon exercise of the private placement warrants) were not transferable, assignable or salable until August 18, 2022 (i.e., 30 days after the completion of the initial business combination) (except pursuant to limited exceptions, to New Mondee officers and directors and other persons or entities affiliated with the initial purchasers of the private placement units) and they will not be redeemable by New Mondee and will be exercisable on a cashless basis so long as they are held by the initial purchasers or their respective permitted transferees. If the private placement warrants are held by holders other than the initial purchasers or their respective permitted transferees, the private placement warrants will be redeemable by New Mondee and exercisable by the holders on the same basis as the warrants included in the units sold in ITHAX’s initial public offering. Any amendment to the terms of the private placement warrants or any provision of the Amended and Restated Warrant Agreement with respect to the private placement warrants will require a vote of holders of at least 50% of the number of the then outstanding private placement warrants.

If the initial purchasers, or their respective permitted transferees, of the private placement units elect to exercise the private placement warrants on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of New Mondee Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of New Mondee Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the shares of New Mondee Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the initial purchasers and their respective permitted transferees is because it is not known at this time whether such initial purchasers will be affiliated with New Mondee following the Business Combination. If such initial purchasers remain affiliated with New Mondee, their ability to sell New Mondee securities in the open market will be significantly limited. New Mondee anticipates that it will have policies in place that prohibit insiders from selling its securities except during specific periods. Even during such periods when insiders will be permitted to sell New Mondee securities, an insider cannot trade in New Mondee securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of New Mondee Common Stock received upon such exercise freely in the open market to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the initial purchasers and their respective permitted transferees to exercise such warrants on a cashless basis is appropriate.

Preferred Financing Warrants

In connection with the Financing Transaction, the Company sold warrants to purchase 1,275,000 shares of Common Stock (the “Preferred Financing Warrants”). Each whole warrant entitles the registered holder to purchase one share of New Mondee Common Stock at a price of $11.50 per whole share (the “Warrant Price”), subject to adjustment as discussed below, at any time commencing on September 29, 2022. The Preferred Financing Warrants will expire on September 29, 2027 (i.e., five years after the effective date of the Financing Transaction Warrant Agreement), at 5:00 p.m., New York City time, or earlier upon redemption or liquidation (the “Financing Transaction Expiration Date”), subject to extension to the extent that the Company extends the expiration date of the public warrants or the private placement warrants.

The warrants are not redeemable at the option of the Company.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.9% (or such other amount as a holder may specify) of shares of New Mondee Common Stock issued and outstanding immediately after giving effect to such exercise.

To the extent that the Company lowers the exercise price of the Company’s warrants subject to that certain Amended and Restated Warrant Agreement, dated as of July 18, 2022, the Company will lower the Warrant Price proportionately and in the same manner. If the number of issued and outstanding shares of New Mondee Common Stock is increased by a capitalization payable in shares of New Mondee Common Stock, or by a stock split of shares of New Mondee Common Stock or other similar event, then, on the effective date of such capitalization, stock split or similar event, the number of shares New Mondee Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the issued and outstanding shares New Mondee Common Stock. A rights offering to holders of shares New Mondee Common Stock entitling holders to purchase shares of New Mondee Common Stock at a price less than the fair market value will be deemed a capitalization of a number of shares of New Mondee Common Stock equal to the product of (i) the number of shares of New Mondee Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of New Mondee Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of New Mondee Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of New Mondee Common Stock, in determining the price payable for shares of New Mondee Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of New Mondee Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of New Mondee Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

If on or after the date hereof, we issue or sell any shares of New Mondee Common Stock, any debt or equity securities that are directly or indirectly convertible into or exercisable or exchangeable for shares of New Mondee Common Stock (“Convertible Securities”), or any rights, warrants or options to subscribe for or purchase any of the foregoing (“Options”) (including, in each case, the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of New Mondee Common Stock we issue upon exercise of the Preferred Financing Warrants or the Warrants or in connection with the exercise, conversion or exchange of any Convertible Securities or Options for which an adjustment was already made pursuant to the Financing Transaction Warrant Agreement) for a consideration per share (including upon exercise, exchange or conversion) of less than the Warrant Price then in effect (the “Applicable Price”, and any such issuance a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Warrant Price immediately after such Dilutive Issuance shall be equal to the quotient of (A) the sum of (x) the product of (I) the Warrant Price in effect immediately prior to such Dilutive Issuance, multiplied by (II) the aggregate number of shares of New Mondee Common Stock outstanding immediately prior to such Dilutive Issuance, calculated on a Fully-Diluted Basis, plus (y) the consideration, if any, received by the Company upon such issuance or sale (or, with respect to any Convertible Securities or Options, the exercise price or conversion price, as applicable, of such securities as of the date of such issuance or sale), divided by (B) the aggregate number of shares of New Mondee Common Stock outstanding immediately after such Dilutive Issuance, calculated on a Fully-Diluted Basis. Upon each such adjustment of the Warrant Price hereunder, the number of shares of New Mondee Common Stock purchasable upon the exercise of the Preferred Financing Warrants shall be equal to the quotient of (A) the Warrant Price in effect immediately prior to such Dilutive Issuance multiplied by the number of shares of New Mondee Common Stock that the holder of the Warrants would have been entitled to purchase upon exercise of the Preferred Financing Warrants (assuming an exercise for cash pursuant and without regard to any restriction or limitation on exercise) immediately prior to such adjustment, divided by (B) the Warrant Price resulting from such adjustment (such additional amount of shares after giving effect to this sentence, the “Additional Warrant Shares”). For purposes hereof, “Fully-Diluted Basis” means, when calculating the aggregate number of shares of New

Mondee Common Stock deemed outstanding as of the time of any applicable determination time, a basis that includes an aggregate number of shares of New Mondee Common Stock equal to the sum of (without duplication) (x) the aggregate number of shares of Common Stock outstanding as of such determination time, (y) the aggregate number of shares of New Mondee Common Stock that would be outstanding assuming the conversion, exchange and exercise of all outstanding Convertible Securities and Options as of such determination time and (z) the aggregate number of shares of New Mondee Common Stock underlying any outstanding Convertible Securities and Options as of such determination time.

On or after the date hereof, and without duplication for any adjustment pursuant to the Financing Transaction Warrant Agreement, if the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities or are convertible into or exercisable or exchangeable for shares of New Mondee Common Stock increases or decreases at any time, then the Warrant Price in effect at the time of such increase or decrease shall be adjusted to the Warrant Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold; provided that for the avoidance of doubt, no Additional Warrant Shares will be issued in connection with any such increase or decrease pursuant to the currently existing terms of the Warrants. No adjustment shall be made if such adjustment would result in an increase of the Warrant Price then in effect or a decrease in the number of shares of Common Stock then issuable under a Preferred Financing Warrant.

In addition, if, on or after the date hereof and on or prior to the Expiration Date, we declare or make any dividend or other distribution of our assets (or rights to acquire its assets) to holders of shares of New Mondee Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other asset by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), then, in each such case, each holder of the Financing Transaction Warrants shall be entitled to participate in such Distribution to the same extent that such holder would have participated therein if such holder had held the number of shares of New Mondee Common Stock acquirable upon complete exercise of the Preferred Financing Warrants immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of New Mondee Common Stock are to be determined for the participation in such Distribution. If at any time on or after the date hereof and on or prior to the Expiration Date the Company (i) grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of New Mondee Common Stock (the “Purchase Rights”), then each holder of Warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of New Mondee Common Stock acquirable upon complete exercise of its Warrants immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of New Mondee Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights, or (ii) conducts any Pro Rata Repurchase Offer, a holder of the Preferred Financing Warrants shall be permitted to (but shall not be obligated to) participate, in whole or in part, on an as-converted basis, provided that, notwithstanding any other provision hereof, such participation may at the election of such holder be conditioned upon the consummation of such transaction, in which case such participation shall not be deemed to be effective until immediately prior to the consummation of such transaction. For purposes hereof, “Pro Rata Repurchase Offer” means any offer to purchase shares of New Mondee Common Stock by the Company or any affiliate thereof pursuant to (i) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (ii) any other offer available to substantially all holders of New Mondee Common Stock (subject to satisfaction of any conditions to participation therein such as those relating to minimum holding percentages or accredited status) to purchase or exchange their shares of New Mondee Common Stock, in the case of both clauses (i) and (ii), whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person, or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a subsidiary of the Company), or any combination thereof, effected while the Preferred Financing Warrants are outstanding. The “effective date” of a Pro Rata Repurchase Offer shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer which is a Pro Rata Repurchase Offer or the date of purchase with respect to any Pro Rata Repurchase Offer that is not a tender or exchange offer.

If the number of issued and outstanding shares of New Mondee Common Stock is decreased by a consolidation, combination or reclassification of shares of New Mondee Common Stock or other similar event, then, on the effective date of such consolidation, combination, reclassification or similar event, the number of shares of New Mondee Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in issued and outstanding shares of New Mondee Common Stock.

Whenever the number of shares of New Mondee Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of New Mondee Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of New Mondee Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the issued and outstanding shares of New Mondee Common Stock (other than those described above or that solely affects the par value of such shares of New Mondee Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of the issued and outstanding shares of New Mondee Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of shares of New Mondee Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of New Mondee Common Stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of New Mondee Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of shares of New Mondee Common Stock in such a transaction is payable in the form of shares of New Mondee Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over- the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black- Scholes Warrant Value (as defined in the warrant agreement) of the warrant.

The Preferred Financing Warrants representing the right to purchase shares of New Mondee Common Stock were issued under the Financing Transaction Warrant Agreement between Continental, as warrant agent, and New Mondee. You should review a copy of the Financing Transaction Warrant Agreement, which is filed as an exhibit to this Registration Statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to these Preferred Financing Warrants. The Financing Transaction Warrant Agreement provides that the terms of the Preferred Financing Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then issued and outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to New Mondee, for the number of warrants being exercised. The warrant holders neither have the rights nor privileges of holders of shares of New Mondee Common Stock nor any voting rights until they exercise their warrants and receive shares of New Mondee Common Stock. After the issuance of shares of New Mondee Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share of New Mondee Common Stock held of record on all matters to be voted on by stockholders.

Warrants may be exercised only for a whole number of shares of New Mondee Common Stock. No fractional shares of commons stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share of New Mondee Common Stock, New Mondee will, upon exercise, round down to the nearest whole number the number of shares of New Mondee Common Stock to be issued to the warrant holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of New Mondee Common Stock pursuant to the Amended and Restated Warrant

Agreement, the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the shares of New Mondee Common Stock, we (or surviving company) will use our best efforts to register under the Securities Act the security issuable upon the exercise of the warrants.

Private placement units

Purchasers of the private placement units received one Class A ordinary share and one-half of one redeemable warrant, with each whole warrant exercisable for one Class A ordinary share at a price of $11.50 per share, subject to adjustment as provided herein. The price of each private placement unit was $10.00. In connection with the Domestication, each issued and outstanding private placement unit of ITHAX was cancelled and each holder shall be entitled to one share of New Mondee Common Stock and one-half of one warrant, with each whole warrant representing the right to purchase one share of New Mondee Common Stock at an exercise price of $11.50 per share on the terms and subject to the conditions set forth in the Amended and Restated Warrant Agreement.

Transfer Agent and Warrant Agent

The transfer agent for New Mondee Common Stock and warrant agent for our warrants is Continental.

Listing of Common Stock

The shares of New Mondee Common Stock are listed on Nasdaq under the symbol “MOND”.

Rule 144

A person who has beneficially owned restricted shares of New Mondee Common Stock or Preferred Financing Warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of New Mondee Common Stock or restricted Preferred Financing Warrants for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of securities that does not exceed the greater of:

●	1% of the then outstanding equity shares of the same class; and
●	the average weekly trading volume of New Mondee Common Stock or Preferred Financing Warrants, as applicable, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

While we were formed as a shell company, as a result of the Business Combination, we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain material U.S. federal income tax consequences of the purchase, ownership and disposition of New Mondee Common Stock and the purchase, ownership, disposition, exercise and lapse of the Preferred Financing Warrants. This discussion is limited to holders who hold New Mondee Common Stock or Preferred Financing Warrants as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

This discussion is based on the provisions of the Code, final, temporary and proposed U.S. Treasury regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions, all as of the date hereof, and all of which are subject to change, possibly with retroactive effect. There is no assurance that a change in law (including, but not limited to, proposed legislation) will not significantly alter the tax considerations described in this summary. No ruling has been requested or will be obtained from the IRS with respect to the statements made and the conclusions reached in the following summary. There can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This discussion does not address any tax laws other than the U.S. federal income tax laws, such as U.S. federal gift or estate laws, state, local or non-U.S. tax laws. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s circumstances. This discussion does not address the Medicare tax on net investment income, the alternative minimum tax, or special tax accounting rules under Section 451(b) of the Code, In addition, this discussion does not address all U.S. federal income tax consequences to holders that are subject to special rules, including, without limitation:

●	banks or other financial institutions;
●	tax-exempt entities;
●	insurance companies;
●	Brokers, dealers or traders in securities;
●	persons that are subject to the mark-to-market method of accounting rules for U.S. federal income tax;
●	partnerships or other pass-through entities or arrangements for U.S. federal income tax purposes or holders of interests therein;
●	regulated investment companies, mutual funds or real estate investment trusts;
●	“controlled foreign corporations” or “passive foreign investment companies;”
●	persons that acquired New Mondee Common Stock or Preferred Financing Warrants through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;
●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
●	former citizens or long-term residents of the United States;
●	persons that hold New Mondee Common Stock or Preferred Financing Warrants as a part of a straddle, hedge, integrated transaction or similar transaction;
●	persons that directly, indirectly or constructively own 5 percent or more (by vote or value) of New Mondee Common Stock; or
●	persons deemed to sell New Mondee Common Stock or Preferred Financing Warrants under the constructive sale provisions of the Code.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds New Mondee Common Stock or Preferred Financing Warrants, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership and certain determinations made at the partner level. If you are a partnership or a partner of a partnership holding New Mondee Common Stock or Preferred Financing Warrants, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of New Mondee Common Stock and the purchase, ownership, disposition, exercise and lapse of the Preferred Financing Warrants.

IF YOU ARE CONSIDERING THE PURCHASE OF NEW MONDEE COMMON STOCK OR PREFERRED FINANCING WARRANTS, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS CONCERNING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NEW MONDEE COMMON STOCK OR THE PURCHASE, OWNERSHIP, DISPOSITION, EXERCISE AND LAPSE OF PREFERRED FINANCING WARRANTS, AS APPLICABLE, AS WELL AS THE CONSEQUENCES TO YOU ARISING UNDER OTHER U.S. FEDERAL TAX LAWS AND STATE, LOCAL AND NON-U.S. TAX LAWS, INCLUDING ANY POTENTIAL CHANGES IN TAX LAWS.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of New Mondee Common Stock or Preferred Financing Warrants, that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity treated as a corporation) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more “United States persons” within the meaning of Section 7701(a)(30) of the Code who have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

Taxation of Distributions

If New Mondee makes a distribution in cash or other property to U.S. Holders of New Mondee Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid out of New Mondee’s current or accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions in excess of such current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its New Mondee Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of its New Mondee Common Stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Exchange or Other Taxable Disposition of New Mondee Common Stock or Preferred Financing Warrants” below.

Dividends made to a U.S. Holder that is treated as a corporation for U.S. federal income tax purposes generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends made to a non-corporate U.S. Holder may constitute “qualified dividend income” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the applicable holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. Holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Possible or Actual Constructive Distributions on the Preferred Financing Warrants

The terms of each Preferred Financing Warrant provide that a holder will be entitled to participate in distributions to holders of shares of New Mondee Common Stock, as discussed in this prospectus under “Description of Securities — Preferred Financing Warrants.” While the tax consequences of the participation in such distributions are not clear under current tax law, we intend to take the position that any such distribution is taxable to U.S. Holders of Preferred Financing Warrants in the same manner as distributions with respect to New Mondee Common Stock as described under “ U.S. Holders — Taxation of Distributions” above.

The terms of each Preferred Financing Warrant provide for an adjustment to the number of shares of New Mondee Common Stock for which the Preferred Financing Warrant may be exercised or to the exercise price of the Preferred Financing Warrant in certain events, as discussed in this prospectus under

“Description of Securities — Preferred Financing Warrants.” An adjustment that has the effect of preventing dilution generally is not a taxable event. Nevertheless, a U.S. Holder of Preferred Financing Warrants would be treated as receiving a constructive distribution from New Mondee if, for example, the adjustment increases the holder’s proportionate interest in New Mondee’s assets or earnings and profits (e.g., through an increase in the number of shares of New Mondee Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Preferred Financing Warrant) as a result of a distribution of cash or other property, such as other securities, to the holders of New Mondee Common Stock, or as a result of the issuance of a stock dividend to holders of New Mondee Common Stock, in each case which is taxable to such U.S. Holders as described under “ U.S. Holders — Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if such U.S. Holder received a cash distribution from New Mondee equal to the fair market value of such increased interest without any corresponding receipt of cash.

Gain or Loss on Sale, Exchange or Other Taxable Disposition of New Mondee Common Stock or Preferred Financing Warrants

Upon a sale or other taxable disposition of New Mondee Common Stock or Preferred Financing Warrants, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in such New Mondee Common Stock or Preferred Financing Warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for its New Mondee Common Stock or Preferred Financing Warrants so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its New Mondee Common Stock or Preferred Financing Warrants so disposed of. A U.S. Holder’s adjusted tax basis in its New Mondee Common Stock generally will equal the U.S. Holder’s acquisition cost (or, in the case of New Mondee Common Stock received upon exercise of a Preferred Financing Warrant, the U.S. Holder’s initial basis for such New Mondee Common Stock, as discussed below under “U.S. Holders — Exercise or Lapse or Redemption of a Private Warrant”), less any prior distributions with respect to such New Mondee Common Stock treated as a return of capital. A U.S. Holder’s adjusted tax basis in its Preferred Financing Warrants generally will equal the U.S. Holder’s acquisition cost, increased by the amount of any constructive distributions included in income by such U.S. Holder, as described above under “U.S. Holders — Possible Constructive Distributions.”

Exercise or Lapse of a Preferred Financing Warrant

Except as discussed below with respect to the cashless exercise of a Preferred Financing Warrant, a U.S. Holder will not recognize gain or loss upon the exercise of a Preferred Financing Warrant. The U.S. Holder’s tax basis in the share of New Mondee Common Stock received upon exercise of the Private Warrant generally will be an amount equal to the sum of the U.S. Holder’s adjusted tax basis in the Preferred Financing Warrant and the exercise price of such Private Warrant. It is unclear whether a U.S. Holder’s holding period for the New Mondee Common Stock received upon exercise of the Preferred Financing Warrant would commence on the date of exercise of the Preferred Financing Warrant or the day following the date of exercise of the Preferred Financing Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Preferred Financing Warrant. If a Preferred Financing Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such Holder’s tax basis in the Preferred Financing Warrant. The deductibility of capital losses is subject to certain limitations.

The tax consequences of a cashless exercise of a Preferred Financing Warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. In either case, a U.S. Holder’s tax basis in the New Mondee Common Stock received generally would equal the Holder’s tax basis in the Preferred Financing Warrant exercised. If a cashless exercise is not treated as a realization event, it is unclear whether a U.S. Holder’s holding period for the New Mondee Common Stock would commence on the date of exercise of the Preferred Financing Warrant or the following day. If, however, a cashless exercise is treated as a recapitalization, the holding period of the New Mondee Common Stock would include the holding period of the Preferred Financing Warrant.

It is also possible that a cashless exercise could be treated as a taxable exchange, in which case a U.S. Holder could be deemed to have surrendered a number of Preferred Financing Warrants having an aggregate fair market value equal to the aggregate exercise price of the total number of Preferred Financing Warrants being exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Preferred Financing Warrants deemed surrendered and the U.S. Holder’s tax basis in such Preferred Financing Warrants. Such gain or loss would be long-term or short-term depending on the U.S. Holder’s holding period in the Preferred Financing Warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the New Mondee Common Stock received would equal the sum of the U.S. Holder’s adjusted tax basis in the Preferred Financing Warrants exercised and the exercise price of such Preferred Financing Warrants. It is unclear whether a U.S. Holder’s holding period for the New Mondee Common Stock would commence on the date of exercise of the Preferred Financing Warrant or the day following the date of exercise of the Preferred Financing Warrant.

We intend to take the position that the cashless exercise is a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code However, because of the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the New Mondee Common Stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to distributions paid or deemed paid to a U.S. Holder and to the proceeds of the sale or other disposition of New Mondee Common Stock or Preferred Financing Warrants, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such Holder to a refund, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

Non-U.S. Holders

A “Non-U.S. Holder” is a beneficial owner of New Mondee Common Stock or Preferred Financing Warrants that (i) is, for U.S. federal income tax purposes, an individual, corporation (or other entity treated as a corporation), estate or trust and (ii) is not a U.S. Holder.

Taxation of Distributions

In general, any distributions made to a Non-U.S. Holder with respect to New Mondee Common Stock, to the extent paid out of New Mondee’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (or, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States), New Mondee or the applicable withholding agent will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable).

Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of New Mondee Common Stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the New Mondee Common Stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of New Mondee Common Stock or Preferred Financing Warrants” below.

Dividends paid to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if a tax treaty applies, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) will not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such effectively connected dividends generally will be subject to regular U.S. federal income tax as if the Non-U.S. Holder were a U.S. resident. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

Possible Actual or Constructive Distributions on the Preferred Financing Warrants

The terms of each Preferred Financing Warrant provide that a holder will be entitled to participate in distributions to holders of shares of New Mondee Common Stock, as discussed in this prospectus under “Description of Securities — Preferred Financing Warrants.” While the tax consequences of the participation in such distributions are not clear under current tax law, we intend to take the position that any such distribution is taxable to Non-U.S. Holders of Preferred Financing Warrants in the same manner as distributions with respect to New Mondee Common Stock as described under “Non-U.S. Holders — Taxation of Distributions” above.

The terms of each Preferred Financing Warrant provide for an adjustment to the number of shares of New Mondee Common Stock for which the Preferred Financing Warrant may be exercised or to the exercise price of the Preferred Financing Warrant in certain events, as discussed in this prospectus under “Description of Securities — Warrants.” An adjustment which has the effect of preventing dilution generally is not a taxable event. Nevertheless, a Non-U.S. Holder of Preferred Financing Warrants would be treated as receiving a constructive distribution from New Mondee if, for example, the adjustment increases the holder’s proportionate interest in New Mondee’s assets or earnings and profits (e.g., through an increase in the number of shares of New Mondee Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Preferred Financing Warrants, including as a result of a distribution of cash or other property, such as securities, to the holders of New Mondee Common Stock, or as a result of the issuance of a stock dividend to holders of New Mondee Common Stock, in each case which is taxable to such Non-U.S. Holders as described under “Non-U.S. Holders — Taxation of Distributions” above. A Non-U.S. Holder would be subject to U.S. federal income tax withholding under that section in the same manner as if such Non-U.S. Holder received a cash distribution from New Mondee equal to the fair market value of such increased interest without any corresponding receipt of cash. This withholding tax will be imposed, even though there is no corresponding cash distribution, and a withholding agent may fund the withholding taxes from other assets of the applicable holder that are in its custody.

Gain on Sale, Exchange or Other Taxable Disposition of New Mondee Common Stock or Preferred Financing Warrants

Subject to the discussions below regarding backup withholding and FATCA, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other taxable disposition of New Mondee Common Stock or Private Warrants unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business (and, if an applicable income tax treaty so requires, the gain is attributable to a permanent establishment or fixed base maintained by the holder in the United States);
●	the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which such disposition occurs and certain other conditions are met; or

●	New Mondee is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of such disposition or the period that the Non-U.S. Holder held New Mondee Common Stock and, in the case where shares of New Mondee Common Stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of New Mondee Common Stock or more than 5% of the total fair market value of New Mondee Warrants (provided such Warrants are considered to be regularly traded) at any time within the shorter of the five-year period preceding such disposition or such Non-U.S. Holder’s holding period for the shares of New Mondee Common Stock or the New Mondee Warrants, as applicable. There can be no assurance that New Mondee Common Stock or the New Mondee Warrants will be treated as regularly traded on an established securities market for this purpose. It is unclear how the rules for determining the 5% threshold for this purpose would be applied with respect to New Mondee Common Stock or the New Mondee Warrants, including how a Non-U.S. Holder’s ownership of New Mondee Warrants impacts the 5% threshold determination with respect to New Mondee Common Stock and to what extent that Preferred Financing Warrants are factored in to the 5% threshold determination with respect to the New Mondee Warrants. In addition, special rules may apply in the case of a disposition of Preferred Financing Warrants if New Mondee Common Stock is considered to be regularly traded but Preferred Financing Warrants are not considered to be regularly traded.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a corporate Non-U.S. Holder may also be subject to an additional “branch profits tax” at a 30% rate (or a lower applicable income tax treaty rate). If the second bullet point applies to a Non-U.S. Holder, such Non-U.S. Holder will be subject to U.S. tax on such Non-U.S. Holder’s net capital gain for such year (including any gain realized in connection with the redemption) at a tax rate of 30%.

If the third bullet point above applies to a Non-U.S. Holder, gain recognized by such Non-U.S. Holder will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. New Mondee will be classified as a “United States real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. New Mondee does not expect to be classified as a “United States real property holding corporation.” However, such determination is factual in nature and subject to change and no assurance can be provided as to whether New Mondee would be treated as a “United States real property holding corporation” in any future year.

Exercise or Lapse of a Preferred Financing Warrant

The characterization for U.S. federal income tax purposes of the exercise or lapse of a Non-U.S. Holder’s Preferred Financing Warrant generally will correspond to the characterization described under “U.S. Holders — Exercise or Lapse of a Preferred Financing Warrant” above, although to the extent a cashless exercise or redemption results in a taxable exchange, the tax consequences to the Non-U.S. Holder would be similar to those described above in “Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of New Mondee Common Stock or Preferred Financing Warrants.”

Information Reporting and Backup Withholding

Information returns will generally be filed with the IRS in connection with payments of distributions and the proceeds from a sale or other disposition of New Mondee Common Stock or Preferred Financing Warrants. A Non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid such information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder may be allowed as a credit against such Non-U.S. Holder’s U.S. federal income tax liability and may entitle such Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as “FATCA”) generally impose withholding of 30% on payments of dividends (including constructive dividends) on New Mondee Common Stock or Preferred Financing Warrants to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN or W-8BEN-E).

Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. Holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but the IRS has released proposed regulations that, if finalized in their proposed form, would generally not apply these withholding requirements to gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued.

Non-U.S. Holders should consult their tax advisors regarding the effects of FATCA on their ownership and disposition of New Mondee Common Stock or Preferred Financing Warrants.

THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NEW MONDEE COMMON STOCK OR THE PURCHASE, OWNERSHIP, DISPOSITION, EXERCISE AND LAPSE OF PREFERRED FINANCING WARRANTS.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 1,275,000 shares of New Mondee Common Stock that may be issued upon exercise of the Preferred Financing Warrants. We are also registering the resale by the Selling Securityholders or their permitted transferees of up to 1,275,000 shares of New Mondee Common Stock that may be issued upon exercise of the Preferred Financing Warrants and (ii) up to 1,275,000 Preferred Financing Warrants.

We will not receive any of the proceeds from the sale of the securities offered by this prospectus. We will receive up to an aggregate of approximately $14.7 million from the exercise of the Preferred Financing Warrants, but will not receive any proceeds from the sale of the shares of New Mondee Common Stock issuable upon such exercise, assuming the exercise in full of all of the Preferred Financing Warrants for cash. The aggregate proceeds to the Selling Securityholders from the sale of the securities will be the purchase price of the securities less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the securities covered by this prospectus. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of securities to be made directly or through agents.

The securities offered by this prospectus may be sold from time to time to purchasers:

●	directly by the Selling Securityholders;
●	to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Securityholders or the purchasers of the securities;
●	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;
●	any other method permitted pursuant to applicable law; or
●	through a combination of any of these methods of sale.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any underwriter, broker-dealer or agent regarding the sale of the securities by the Selling Securityholders.

The securities may be sold in one or more transactions at:

●	fixed prices;
●	prevailing market prices at the time of sale;
●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or
●	negotiated prices.

These sales may be effected in one or more transactions:

●	through one or more underwritten offerings on a firm commitment or best efforts basis;
●	settlement of short sales entered into after the date of this prospectus;
●	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;
●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
●	in privately negotiated transactions;
●	through the writing of options (including the issuance by the Selling Securityholders of derivative securities) or other hedging transactions, whether through an options exchange or otherwise;
●	in distributions to members, limited partners or stockholders of Selling Securityholders;
●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including Nasdaq;
●	in the over-the-counter market;
●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;
●	any other method permitted by applicable law; or
●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge the securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell the securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge the securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of securities by the Selling Securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Securityholders will sell any or all of the securities under this prospectus. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise or gift the securities by other means not described in this prospectus. In addition, any securities covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The securities may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some shares of the securities owned by them and, if a Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of the securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Securityholders to include the pledgee, transferee or other successors in interest as the Selling Securityholders under this prospectus. The Selling Securityholders also may transfer shares of the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

A Selling Securityholder that is an entity may elect to make an in-kind distribution of the securities to its members, partners or shareholders pursuant to this prospectus by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable shares of the securities pursuant to the distribution through this prospectus.

For additional information regarding expenses of registration, see the section titled “Use of Proceeds” appearing elsewhere in this prospectus.

We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or such securities have been withdrawn.

LEGAL MATTERS

Reed Smith LLP will pass upon the validity of the securities offered hereby and certain other legal matters related to this prospectus.

EXPERTS

The consolidated financial statements of ITHAX Acquisition Corp. as of December 31, 2021 and December 31, 2020, for the year ended December 31, 2021 and for the period from October 2, 2020 (inception) through December 31, 2020 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report, appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Mondee Holdings II, Inc. as of December 31, 2021 and December 31, 2020 and for the years then ended appearing in this prospectus and Registration Statement have been audited by KNAV P.A., an independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus constitutes only a part of the registration statement. Some items are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or document referred to are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC. We also maintain a website at https://www.mondee.com. We make available, free of charge, on our investor relations website at https://www.mondee.com/investors, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. Information contained on our website is not a part of or incorporated by reference into this prospectus and the inclusion of our website and investor relations website addresses in this prospectus is an inactive textual reference only.

INDEX TO FINANCIAL STATEMENTS

Page
Condensed Consolidated Financial Statements of Mondee Holdings, Inc. (f/k/a ITHAX Acquisition Corp.)
Condensed Consolidated Balance Sheets as of June 30, 2022 (Unaudited) and December 31, 2021	F-2
Condensed Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2022 and 2021 (Unaudited)	F-3
Condensed Consolidated Statements of Changes in Shareholders’ Deficit for the Three and Six Months Ended June 30, 2022 and 2021 (Unaudited)	F-4
Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2022 and 2021 (Unaudited)	F-5
Notes to the Condensed Consolidated Financial Statements (Unaudited)	F-6
Audited Consolidated Financial Statements of ITHAX Acquisition Corp.
Report of Independent Registered Public Accounting Firm	F-22
Consolidated Balance Sheets as of December 31, 2021 and December 31, 2020	F-23
Consolidated Statements of Operations for the year ended December 31, 2021 and for the period from October 2, 2020 (inception) through December 31, 2020	F-24
Consolidated Statements of Changes in Shareholders’ (Deficit) Equity for the year ended December 31, 2021 and for the period from October 2, 2020 (inception) through December 31, 2020	F-25
Consolidated Statements of Cash Flows for the year ended December 31, 2021 and for the period from October 2, 2020 (inception) through December 31, 2020	F-26
Notes to the Consolidated Financial Statements	F-27
Condensed Consolidated Financial Statements of Mondee Holdings II, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets as of June 30, 2022 (Unaudited) and December 2021	F-43
Condensed Consolidated Statements of Operations for the Three and Six months ended June 30, 2022 and 2021 (Unaudited)	F-44
Condensed Consolidated Statements of Comprehensive Loss for the Three and Six months ended June 30, 2022 and 2021 (Unaudited)	F-45
Condensed Consolidated Statements of Stockholder’s Equity (Deficit) for the Three and Six months ended June 30, 2022 and 2021 (Unaudited)	F-46
Condensed Consolidated Statements of Cash Flows for the Six months ended June 30, 2022 and 2021 (Unaudited)	F-48
Notes to Condensed Consolidated Financial Statements (Unaudited)	F-49
Audited Consolidated Financial Statements of Mondee Holdings II, Inc.
Report of Independent Registered Public Accounting Firm	F-65
Consolidated Balance Sheets as of December 31, 2021 and December 31, 2020	F-66
Consolidated Statements of Operations for the years ended December 31, 2021 and 2020	F-67
Consolidated Statements of Comprehensive Loss for the years ended December 31, 2021 and 2020	F-68
Consolidated Statements of Stockholder’s Equity (Deficit) for the years ended December 31, 2021 and 2020	F-69
Consolidated Statements of Cash Flows for the years ended December 31, 2021 and 2020	F-70
Notes to Consolidated Financial Statements	F-71

MONDEE HOLDINGS, INC.

(F/K/A ITHAX ACQUISITION CORP.)

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets
Cash	$156,703	$525,204
Prepaid expenses	34,708	23,750
Cash and marketable securities held in Trust Account	241,937,059	—
Total Current Assets	242,128,470	548,954

Cash and marketable securities held in Trust Account	—	241,600,623
TOTAL ASSETS	$242,128,470	$242,149,577

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$682,972	$211,548
Deferred business combination fees payable	7,032,982	—
Deferred underwriting fee payable	9,082,500	—
Total Current Liabilities	16,798,454	211,548

Deferred underwriting fee payable	—	9,082,500
Warrant liabilities	3,599,625	6,702,750
TOTAL LIABILITIES	20,398,079	15,996,798

Commitments and Contingencies

Class A ordinary shares subject to possible redemption; 24,150,000 shares at redemption value as of June 30, 2022 and December 31, 2021	241,937,059	241,600,623

Shareholders’ Deficit
Preference shares, $0.001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Class A ordinary shares, $0.001 par value; 100,000,000 shares authorized; 675,000 shares issued and outstanding (excluding 24,150,000 shares subject to possible redemption) as of June 30, 2022 and December 31, 2021	675	675
Class B ordinary shares, $0.001 par value; 10,000,000 shares authorized; 6,037,500 shares issued and outstanding as of June 30, 2022 and December 31, 2021	6,038	6,038
Additional paid-in capital	—	—
Accumulated deficit	(20,213,381)	(15,454,557)
Total Shareholders’ Deficit	(20,206,668)	(15,447,844)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$242,128,470	$242,149,577

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

MONDEE HOLDINGS, INC.

(F/K/A ITHAX ACQUISITION CORP.)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Formation and operating costs	$5,556,525	$154,906	$7,861,949	$256,961
Loss from operations	(5,556,525)	(154,906)	(7,861,949)	(256,961)

Other income (loss):
Income earned on marketable securities held in Trust Account	328,896	30,198	336,436	49,114
Unrealized (loss) gain on marketable securities held in Trust Account	—	(20,060)	—	949
IPO transaction costs allocated to warrant liabilities	—	—	—	(675,351)
Change in fair value of warrant liabilities	372,375	2,110,125	3,103,125	2,979,000
Total other income, net	701,271	2,120,263	3,439,561	2,353,712

Net (loss) income	$(4,855,254)	$1,965,357	$(4,422,388)	$2,096,751

Weighted average shares outstanding of Class A ordinary shares subject to possible redemption	24,150,000	24,150,000	24,150,000	19,880,387
Basic and diluted net (loss) income per share, Class A ordinary shares subject to possible redemption	$(0.16)	$0.06	$(0.14)	$0.08

Weighted average shares outstanding of Non-redeemable ordinary shares	6,712,500	6,712,500	6,712,500	6,453,936
Basic and diluted net (loss) income per share, Non-redeemable ordinary shares	$(0.16)	$0.06	$(0.14)	$0.08

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

MONDEE HOLDINGS, INC.

(F/K/A ITHAX ACQUISITION CORP.)

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(UNAUDITED)

THREE AND SIX MONTHS ENDED JUNE 30, 2022

	Class A		Class B		Additional		Total
	Ordinary Shares		Ordinary Shares		Paid-in	Accumulated	Shareholders’
	Shares	Amount	Shares	Earnings	Capital	Deficit	Deficit
Balance – January 1, 2022	675,000	$675	6,037,500	$6,038	$—	$(15,454,557)	$(15,447,844)

Subsequent measurement of Class A ordinary shares to redemption amount	—	—	—	—	—	(7,540)	(7,540)

Net income	—	—	—	—	—	432,866	432,866

Balance – March 31, 2022	675,000	$675	6,037,500	$6,038	$—	$(15,029,231)	$(15,022,518)

Subsequent measurement of Class A ordinary shares to redemption amount	—	—	—	—	—	(328,896)	(328,896)

Net loss	—	—	—	—	—	(4,855,254)	(4,855,254)

Balance – June 30, 2022	675,000	$675	6,037,500	$6,038	$—	$(20,213,381)	$(20,206,668)

THREE AND SIX MONTHS ENDED JUNE 30, 2021

	Class A		Class B		Additional		Total
	Ordinary Shares		Ordinary Shares		Paid-in	Accumulated	Shareholders’
	Shares	Amount	Shares	Earnings	Capital	Deficit	Equity (Deficit)
Balance – January 1, 2021	—	$—	6,037,500	$6,038	$18,962	$(4,891)	$20,109

Sale of 675,000 Private Placement Units, net of initial fair value of Private Placement Warrants and offering costs	675,000	675	—	—	6,435,891	—	6,436,566

Subsequent measurement of Class A ordinary shares to redemption amount	—	—	—	—	(6,454,853)	(18,700,607)	(25,155,460)

Net income	—	—	—	—	—	131,394	131,394

Balance – March 31, 2021	675,000	$675	6,037,500	$6,038	$—	$(18,574,104)	$(18,567,391)

Subsequent measurement of Class A ordinary shares to redemption amount	—	—	—	—	—	(10,138)	(10,138)

Net income	—	—	—	—	—	1,965,357	1,965,357

Balance – June 30, 2021	675,000	$675	6,037,500	$6,038	$—	$(16,618,885)	$(16,612,172)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

MONDEE HOLDINGS, INC.

(F/K/A ITHAX ACQUISITION CORP.)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
	June 30,
	2022	2021
Cash Flows from Operating Activities:
Net (loss) income	$(4,422,388)	$2,096,751
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Income earned on marketable securities held in Trust Account	(336,436)	(49,114)
Unrealized gain on marketable securities held in Trust Account	—	(949)
Change in fair value of warrant liabilities	(3,103,125)	(2,979,000)
IPO transaction costs allocated to warrant liabilities	—	675,351
Changes in operating assets and liabilities:
Prepaid expenses	(10,958)	(208,960)
Accrued expenses	471,424	5,620
Accrued offering costs	—	(15,000)
Deferred fees	7,032,982	—
Net cash used in operating activities	(368,501)	(475,301)

Cash Flows from Investing Activities:
Investment of cash into trust Account	—	(241,500,000)
Net cash used in investing activities	—	(241,500,000)

Cash Flows from Financing Activities:
Proceeds from initial public offering, net of underwriting discounts paid	—	236,250,000
Proceeds from sale of Private Placements Units	—	6,750,000
Proceeds from promissory note – related party	—	44,708
Repayment of convertible promissory note – related party	—	(88,264)
Payment of offering costs	—	(253,314)
Net cash provided by financing activities	—	242,703,130

Net Change in Cash	(368,501)	727,829
Cash – Beginning	525,204	1,000
Cash – Ending	$156,703	$728,829

Non-cash investing and financing activities:
Offering costs included in accrued offering costs	$—	$17,966
Subsequent measurement of Class A ordinary shares to redemption amount	$336,436	$25,165,598
Deferred underwriting fee payable	$—	$9,082,500
Initial classification of warrant liabilities	$—	$11,422,875

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

MONDEE HOLDINGS, INC.

(F/K/A ITHAX ACQUISITION CORP.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Mondee Holdings, Inc., formerly known as ITHAX Acquisition Corp. (the “Company”), was a blank check company incorporated as a Cayman Islands exempted company on October 2, 2020, and was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”).

Domestication and Mergers

As previously announced, ITHAX Acquisition Corp. (“ITHAX” and, after the Domestication as described below, “New Mondee” or the Company), a Cayman Islands exempted company, previously entered into that certain Business Combination Agreement, dated as of December 20, 2021 (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among ITHAX, Ithax Merger Sub I, LLC, a Delaware limited liability company and wholly owned subsidiary of ITHAX (“First Merger Sub”), Ithax Merger Sub II, LLC a Delaware limited liability company and wholly owned subsidiary of ITHAX (“Second Merger Sub”) and Mondee Holdings II, Inc., a Delaware corporation (“Mondee”).

On July 18, 2022, the parties to the Business Combination Agreement entered into a waiver, pursuant to which they agreed to waive the following closing conditions under the Business Combination Agreement: (i) that the ITHAX Class A ordinary shares (as defined below) shall continue to be listed on the Nasdaq Capital Market as of the Closing Date (as defined below), given that the shares listed on the Nasdaq Global Market as of the Closing Date; and (ii) ITHAX is required to maintain a minimum cash balance of $150.0 million at the Closing Date (the “Minimum Cash Condition”).

On July 18, 2022, as contemplated by the Business Combination Agreement and described in the section titled “Domestication Proposal” beginning on page 183 of the final prospectus and definitive proxy statement, dated June 27, 2022 (the “Proxy Statement/Prospectus”) filed with the Securities and Exchange Commission (the “SEC”) and following approval by ITHAX’s shareholders at an extraordinary general meeting of shareholders held on July 15, 2022, ITHAX filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed the Interim Charter (as defined below), the New Mondee Certificate of Incorporation (as defined below), and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which ITHAX was domesticated and continues as a Delaware corporation, changing its name to “Mondee Holdings, Inc.” (the “Domestication”).

As a result of and upon the effective time of the Domestication, among other things: (i) immediately prior to the PIPE Financing (as defined below), each issued and outstanding Class A ordinary share, par value $0.001 per share, of ITHAX (the “Class A ordinary shares”), converted into one share of Class A common stock, par value $0.0001 per share, of New Mondee (the “New Mondee Common Stock”); (ii) upon the First Effective Time (as defined below), each issued and outstanding Class B ordinary share, par value $0.001 per share, of ITHAX (the “Class B ordinary shares”) converted into one share of Class B common stock, par value $0.0001 per share, of New Mondee (the “New Mondee Class B Common Stock”); (iii) pursuant to the Domestication, each issued and outstanding whole warrant representing the right to purchase Class A ordinary shares of ITHAX automatically converted into the right to purchase one share of New Mondee Common Stock at an exercise price of $11.50 per share on substantially the same terms and conditions set forth in the Amended and Restated Warrant Agreement between Continental Stock Transfer & Trust Company (“Continental”) and New Mondee, dated July 18, 2022 (the “Amended and Restated Warrant Agreement”); (iv) pursuant to the Domestication, the governing documents of ITHAX were replaced with the certificate of incorporation of New Mondee (the “Interim Charter”), and upon the First Effective Time, the Interim Charter was replaced with the amended and restated certificate of incorporation of New Mondee (f/k/a ITHAX Acquisition Corp.) (the “New Mondee Certificate of Incorporation”) and the bylaws of New Mondee (the “New Mondee Bylaws”) as described in the Proxy Statement/Prospectus; and (v) pursuant to the First Effective Time, New Mondee’s name changed to “Mondee Holdings, Inc.” In connection with clauses (i) through (iii) of this paragraph, each issued and outstanding unit of ITHAX that had not been previously separated into the underlying Class A ordinary shares of ITHAX and the underlying warrants of ITHAX prior to the Domestication were cancelled and the holder thereof was entitled to receive one share of New Mondee Common Stock and one-half of one warrant, with each whole warrant representing the right to purchase one share of New Mondee Common Stock at an exercise price of $11.50 per share, on the terms and subject to the conditions set forth in the Amended and Restated Warrant Agreement.

MONDEE HOLDINGS, INC.

(F/K/A ITHAX ACQUISITION CORP.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

On July 18, 2022 (the “Closing Date”), following the Domestication, First Merger Sub merged with and into Mondee, with Mondee surviving such merger as a wholly owned subsidiary of New Mondee (the “First Merger,” and the time at which the First Merger became effective, the “First Effective Time”), and immediately following the First Merger, Mondee merged with and into Second Merger Sub, with Second Merger Sub surviving such merger as a wholly owned subsidiary of New Mondee (the “Second Merger,” together with the First Merger, the “Mergers,” and the time that the Second Merger became effective being referred to as the “Second Effective Time”).

In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the First Effective Time, (i) all shares of common stock of Mondee outstanding as of immediately prior to the First Effective Time were cancelled and automatically converted into the right to receive an aggregate of 60,800,000 shares of New Mondee Common Stock (the “Merger Consideration”), (ii) all shares of common stock of Mondee held in treasury of Mondee and all shares of Mondee common stock owned by any direct or indirect wholly owned subsidiary of Mondee immediately prior to the First Effective Time were cancelled without any conversion thereof, (iii) each issued and outstanding unit of First Merger Sub immediately prior to the First Effective Time were converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the first surviving company (the “First Surviving Company Common Stock”), (iv) pursuant to the New Mondee Certificate of Incorporation, each share of New Mondee Class B Common Stock was converted into one share (subject to adjustment) of New Mondee Common Stock and New Mondee changed its name to “Mondee Holdings, Inc.,” and (v) New Mondee and Continental entered into the Amended and Restated Warrant Agreement.

In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the Second Effective Time, (a) each issued and outstanding share of First Surviving Company Common Stock was automatically cancelled and ceased to exist as of the Second Effective Time; and (b) each issued and outstanding unit of Second Merger Sub immediately prior to the Second Effective Time was automatically converted into and exchanged for one validly issued, fully paid and nonassessable interest of the second surviving company.

As a result of the Business Combination, all outstanding Units (as defined below) were cancelled and separated into one Class A ordinary share and one-half of one redeemable ITHAX warrant. Subsequently a total of 1,513,468 Class A ordinary shares were converted into 1,513,468 shares of New Mondee Common Stock, 5,433,750 Class B ordinary shares were converted into 5,433,750 shares of New Mondee Common Stock, and 12,412,500 redeemable ITHAX warrants representing the right to purchase one Class A ordinary share were adjusted to represent the right to purchase one share of New Mondee Common Stock.

The accompanying unaudited condensed consolidated financial statements reflect the accounts and activities of only ITHAX, First Merger Sub, and Second Merger Sub, as of June 30, 2022, prior to the closing date.

Business Prior to the Business Combination

Prior to the Business Combination, ITHAX Acquisition Corp. had two wholly owned subsidiaries which were formed on December 9, 2021, First Merger Sub and Second Merger Sub. On the Closing Date, First Merger Sub merged with and into Mondee, with Mondee surviving the First Merger, and immediately following the First Merger, Mondee merged with and into Second Merger Sub, with Second Merger Sub surviving the Second Merger.

All activity for the period from October 2, 2020 (inception) through June 30, 2022 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, identifying a target company for a Business Combination and consummating the acquisition of Mondee.

The registration statement for the Company’s Initial Public Offering became effective on January 27, 2021. On February 1, 2021, the Company consummated the Initial Public Offering of 24,150,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), which includes the full exercise by the underwriter of its over-allotment option in the amount of 3,150,000 Units, at $10.00 per Unit, generating gross proceeds of $241,500,000, which is described in Note 3.

MONDEE HOLDINGS, INC.

(F/K/A ITHAX ACQUISITION CORP.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 675,000 units (each, a “Private Placement Unit” and collectively, the “Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement to ITHAX Acquisition Sponsor LLC (the “Sponsor”) and Cantor Fitzgerald & Co. (“Cantor”), generating gross proceeds of $6,750,000, which is described in Note 4.

Transaction costs amounted to $14,681,886, consisting of $5,250,000 of underwriting fees, $9,082,500 of deferred underwriting fees and $349,386 of other offering costs.

Following the closing of the Initial Public Offering on February 1, 2021, an amount of $241,500,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Units was placed in a trust account (the “Trust Account”) located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account.

Risks and Uncertainties

Management is currently evaluating the impact of the novel coronavirus disease 2019 (COVID-19) pandemic and has concluded that while it is reasonably possible that the virus could have or could have had a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of the condensed consolidated financial statements. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Going Concern Assessment

As of June 30, 2022, the Company had cash of $156,703 not held in the Trust Account and available for working capital purposes. As of June 30, 2022, the Company had working capital of $225,330,016 which includes cash and marketable securities held in trust account of $241,937,059, deferred business combination fees payable of $7,032,982 and deferred underwriting fee payable of $9,082,500.

Until June 30, 2022, and through the closing date, the Company used the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination with Mondee. The Company completed its Business Combination on July 18, 2022 with Mondee, and in connection therewith has raised sufficient capital for its operations. See Note 10.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements reflect the accounts and activities of only ITHAX, First Merger Sub, and Second Merger Sub as of June 30, 2022, prior to the closing date, and do not reflect the accounting for the business combination. As a result, the accompanying unaudited condensed consolidated financial statements will not reflect the historical operations of the Company that will be reported by the Company for periods subsequent to the closing date.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of

MONDEE HOLDINGS, INC.

(F/K/A ITHAX ACQUISITION CORP.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K as filed with the SEC on March 10, 2022. The accompanying condensed consolidated balance sheet as of December 31, 2021 has been derived from our audited consolidated financial statements included in the aforementioned Form 10-K. The interim results for the three and six months ended June 30, 2022 are not necessarily indicative of the results to be expected for the year ending December 31, 2022 or for any future periods.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries prior to the Closing Date. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these condensed consolidated financial statements is the determination of the fair value of

MONDEE HOLDINGS, INC.

(F/K/A ITHAX ACQUISITION CORP.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

the warrant liabilities when the warrants are not publicly traded. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2022 and December 31, 2021.

Cash and Marketable Securities Held in Trust Account

At June 30, 2022 and December 31, 2021, substantially all of the assets held in the Trust Account were held in mutual funds which are invested primarily in U.S. Treasury Securities. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the condensed consolidated balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in the Trust Account are included in income earned on marketable securities held in Trust Account in the accompanying condensed consolidated statements of operations. Unrealized gains and losses on marketable securities held in Trust Account are included in the accompanying condensed consolidated statements of operations. The estimated fair values of investments held in Trust Account are determined using available market information. See Note 10 for the disposition of the Trust Account at the Closing Date.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”). Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at June 30, 2022 and December 31, 2021, all Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s condensed consolidated balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the subsequent measurement of the initial book value to redemption amount. Subsequent measurement to the carrying value of redeemable Class A ordinary shares is due to income and unrealized gains or losses on the marketable securities held in the Trust Account. The change in the carrying value of redeemable Class A ordinary shares resulted in charges against additional paid-in capital (to the extent available) and accumulated deficit.

MONDEE HOLDINGS, INC.

(F/K/A ITHAX ACQUISITION CORP.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

At June 30, 2022 and December 31, 2021, the Class A ordinary shares subject to possible redemption reflected in the condensed consolidated balance sheets are reconciled in the following table:

Gross proceeds	$241,500,000
Less:
Proceeds allocated to Public Warrants	(11,109,000)
Class A ordinary shares issuance costs	(14,006,535)
Plus:
Subsequent measurement of carrying value to redemption value	25,216,158
Class A ordinary shares subject to possible redemption – December 31, 2021	241,600,623
Plus:
Subsequent measurement of carrying value to redemption value	336,436
Class A ordinary shares subject to possible redemption – June 30, 2022	$241,937,059

The Company increased the carrying amount of Class A Ordinary Shares subject to possible redemption for the six months ended June 30, 2022 for income earned on marketable securities held in Trust Account.

See Note 10 for the number of Class A ordinary shares redeemed on the Closing Date.

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering.” Accordingly, offering costs totaling $14,681,886 (consisting of $5,250,000 in underwriters’ discount, $9,082,500 in deferred underwriters’ discount, and $349,386 of other offering expenses) have been allocated to the separable financial instruments issued in the Initial Public Offering using a with-or-without method compared to total proceeds received. Offering costs associated with warrant liabilities of $675,351 have been expensed and presented as non-operating expenses in the condensed consolidated statements of operations and offering costs of $14,006,535 associated with the Class A ordinary shares and Private Placement Units were initially charged to temporary equity and then subsequently measured to ordinary shares subject to possible redemption upon the completion of the Initial Public Offering in February 2021.

Warrant Liabilities

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding. There are no changes in this assessment as of June 30, 2022.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and are remeasured at each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the condensed consolidated statements of operations.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the condensed consolidated financial statement

MONDEE HOLDINGS, INC.

(F/K/A ITHAX ACQUISITION CORP.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s condensed consolidated financial statements and prescribes a recognition threshold and measurement process for condensed consolidated financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2022 and December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

ITHAX was considered an exempted Cayman Islands company and was not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. ITHAX’s United States subsidiaries had no activity for the three and six months ended June 30, 2022 and 2021 and has deemed any income tax obligations as of June 30, 2022 to be immaterial.

Net Income (Loss) per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. Subsequent measurement of the redeemable shares of Class A ordinary shares is excluded from income (loss) per ordinary share as the redemption value approximates fair value.

The calculation of diluted income (loss) per ordinary share does not consider the effect of the warrants underlying the units issued in connection with the (i) Initial Public Offering, and (ii) the private placement, since the exercise of the warrants is contingent upon the occurrence of future events. The outstanding warrants are exercisable to purchase 12,412,500 Class A ordinary shares in the aggregate. As of June 30, 2022 and 2021, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company, except for the 787,500 founder shares as of June 30, 2021 which are no longer forfeitable as of that date, and thus included for dilutive purposes.

The following table reflects the calculation of basic and diluted net income per ordinary share (in dollars, except share amounts):

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2022		2021		2022		2021
	Redeemable	Non-Redeemable	Redeemable	Non-Redeemable	Redeemable	Non-Redeemable	Redeemable	Non-Redeemable
Basic and diluted net (loss) income per ordinary share
Numerator:
Allocation of net (loss) income	$(3,799,251)	$(1,056,003)	$1,537,898	427,459	$(3,460,532)	$(961,856)	$1,582,886	513,865
Denominator:
Basic and diluted weighted average shares outstanding	24,150,000	6,712,500	24,150,000	6,712,500	24,150,000	6,712,500	19,880,387	6,453,936
Basic and diluted net (loss) income per ordinary share	$(0.16)	$(0.16)	$0.06	0.06	$(0.14)	$(0.14)	$0.08	0.08

Refer to Note 1 and Note 6 for the issuance of common stock after June 30, 2022.

Deferred Business Combination Fees Payable

At June 30, 2022, deferred business combination fees payable include $2,200,000 of legal expense, $395,535 of printing expense, and $4,437,446 of advisory and other transactional related expenses incurred in connection with the Business Combination with Mondee. The total deferred business combination fees payable were accrued as of June 30, 2022, however payment of these fees was contingent upon the closing of the Business Combination, which occurred on July 18, 2022. These expenses are included in formation and operating costs in the accompanying unaudited consolidated statement of operations. At December 31, 2021, there were no deferred business combination fees payable.

MONDEE HOLDINGS, INC.

(F/K/A ITHAX ACQUISITION CORP.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed consolidated balance sheets, primarily due to their short-term nature, except for warrant liabilities (see Note 9).

Recently Issued Accounting Standards

In August 2020, the FASB issued Accounting Standards Update No.2020-06, “Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The Company early adopted ASU 2020-06 effective as of January 1, 2021. The adoption of ASU 2020-06 did not have an impact on the Company’s condensed consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed consolidated financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 24,150,000 Units, which includes a full exercise by the underwriters of their over-allotment option in the amount of 3,150,000 Units, at a price of $10.00 per Unit. Each Unit consisted of one Class A ordinary share and one-half of one contingently redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitled the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment, and following the Closing Date now entitles the holder to purchase one share of New Mondee Common Stock at a price of $11.50 per share, subject to adjustment (see Note 8).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, including the exercise by the underwriters of their over-allotment option, the Sponsor and Cantor purchased an aggregate of 675,000 Private Placement Units, at a price of $10.00 per Private Placement Unit, for an aggregate purchase price of $6,750,000, in a private placement. The Sponsor purchased 465,000 Private Placement Units and Cantor purchased 210,000 Private Placement Units. Each Private Placement Unit consisted of one Class A ordinary share (each, a “Private Placement Share” or, collectively, “Private Placement Shares”) and one-half of one contingently redeemable warrant (each, a “Private Placement Warrant,” together with the Public Warrants the “Warrants”). Each Private Placement Warrant is exercisable to purchase one non-redeemable share of New Mondee Common Stock at a price of $11.50 per share. The Private Placement Shares are classified in permanent equity as they are non-redeemable. A portion of the proceeds from the Private Placement Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company had not completed a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units would have been used to fund the redemption of all of the Public Shares (subject to the requirements of applicable law), and the Private Placement Units and all underlying securities would have expired worthless.

MONDEE HOLDINGS, INC.

(F/K/A ITHAX ACQUISITION CORP.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On October 6, 2020, the Sponsor paid an aggregate of $25,000 to cover certain offering costs of the Company in consideration for 5,031,250 shares of the Company’s Class B ordinary shares (the “Founder Shares”). On October 16, 2020, the Sponsor transferred an aggregate of 20,000 Founder Shares to two members of the board of directors (each received 10,000 Founder Shares). On October 28, 2020, the Sponsor and a third member of the board of directors agreed that the director would pay the Sponsor $41,250 and in exchange the Sponsor would (i) on October 28, 2020, transfer 10,000 Founder Shares to such director and (ii) immediately following the Company’s Business Combination, transfer a total of 4% of the outstanding Class A ordinary shares then held by the Sponsor to the director, with such percentage including the 10,000 Founder Shares the director already held. On January 27, 2021, the Company effectuated a stock dividend of 0.2 shares for each share outstanding, resulting in an aggregate of 6,037,500 Founder Shares outstanding, which was retroactively reflected in the 2020 financial statements. The Founder Shares included an aggregate of up to 787,500 shares subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Founder Shares equal, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor did not purchase any Public Shares in the Initial Public Offering and excluding the Private Placement Shares). As a result of the underwriters’ election to fully exercise their over-allotment option, a total of 787,500 Founder Shares are no longer subject to forfeiture.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) six months after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date following the completion of a Business Combination on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

The sale or transfers of the Founders Shares to members of the Company’s the board of directors, as described above, is within the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The Founders Shares were effectively sold or transferred subject to a performance condition (i.e., the occurrence of a Business Combination). Compensation expense related to the Founders Shares is recognized only when the performance condition is probable of occurrence under the applicable accounting literature in this circumstance. A business combination is not probable until it is completed. Stock-based compensation would be recognized at the date a Business Combination is considered probable in an amount equal to the number of Founders Shares times the grant date fair value per share (unless subsequently modified) less the amount initially received for the purchase of the Founders Shares.

Administrative Services Agreement

The Company entered into an agreement, commencing January 27, 2021 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay the Sponsor a total of $10,000 per month for office space, secretarial, and administrative support services. For the three and six months ended June 30, 2022, the Company incurred and paid $30,000 and $60,000 in fees for these services, respectively. For the three and six months ended June 30, 2021, the Company incurred and paid $30,000 and $50,000 in fees for these services, respectively. Upon completion of the Business Combination, the Company ceased paying these monthly fees.

Promissory Note — Related Party

On October 6, 2020, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) December 31, 2021 or (ii) the completion of the Initial Public Offering. The then outstanding balance

MONDEE HOLDINGS, INC.

(F/K/A ITHAX ACQUISITION CORP.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

under the Promissory Note of $88,264 was repaid at the closing of the Initial Public Offering on February 1, 2021. Borrowings are no longer available under the Promissory Note.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration and Shareholder Rights

Pursuant to a registration rights agreement entered into on January 27, 2021 (the “IPO Registration Rights Agreement”), the holders of the Founder Shares (and any Class A ordinary shares issued upon conversion of the Founder Shares), Private Placement Units (and the underlying securities), and units (and the underlying securities) that may be issued on conversion of Working Capital Loans will be entitled to registration rights pursuant to a registration rights agreement requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A ordinary shares). The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register the offer and sale of such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register the resale of such securities pursuant to Rule 415 under the Securities Act. The IPO Registration Rights Agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements. At the closing of the Business Combination, the Company entered into a registration rights agreement, with the Sponsor, certain former stockholders of Mondee, and the other parties thereto, as further described below.

Underwriting Agreement

The underwriters are entitled to a deferred fee of (i) 3.5% of the gross proceeds of the initial 21,000,000 Units sold in the Initial Public Offering, or $7,350,000, and (ii) 6% of the gross proceeds from the Units sold pursuant to the over-allotment option, or up to $1,732,500. The deferred fee of $9,082,500 is payable to the underwriters at the closing of the Business Combination, subject to the terms of the underwriting agreement.

Business Combination Agreement

As previously announced, ITHAX previously entered into that certain Business Combination Agreement. The total deferred business combination fees payable were accrued as of June 30, 2022, however payment of these fees was contingent upon the closing of the Business Combination, which occured on July 18, 2022. The Business Combination consummated on July 18, 2022 (see Note 1).

PIPE Investment

Concurrently with the execution of the Business Combination Agreement, ITHAX entered into Subscription Agreements (the “Subscription Agreements”) with certain “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) and accredited investors (together, the “Initial PIPE Investors”), pursuant to which the Initial PIPE Investors have agreed to subscribe for and purchase, and ITHAX has agreed to issue and sell to the Initial PIPE Investors, an aggregate of 5,000,000 shares of New Mondee Common Stock at a price of $10.00 per share, for aggregate gross proceeds of $50,000,000 (the “Initial PIPE Investment”). Subsequently, on April 21, 2022, ITHAX entered into a Subscription Agreement with an additional investor (the “Additional PIPE Investor” together with the Initial PIPE Investors the “PIPE Investors”) pursuant to which the Additional PIPE Investor agreed to subscribe for and purchase, and ITHAX has agreed to issue and sell to the Additional PIPE Investor, 2,000,000 shares of New Mondee Common Stock at a price of $10.00 per share, for gross proceeds of $20,000,000 (the “Additional PIPE Investment”). The aggregate gross proceeds to New Mondee from the Initial PIPE Investment and the Additional PIPE Investment of 7,000,000 shares (the “PIPE Shares”) equaled $70,000,000 (the “PIPE Financing”). The offer and sale of the shares of New Mondee Common Stock issued in the PIPE Financing pursuant to the Subscription Agreements have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. ITHAX granted

MONDEE HOLDINGS, INC.

(F/K/A ITHAX ACQUISITION CORP.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

the PIPE Investors certain registration rights in connection with the PIPE Financing. The PIPE Financing was consummated immediately prior to the First Effective Time.

Registration Rights Agreement

On July 18, 2022, New Mondee, the Sponsor, certain former stockholders of Mondee, and the other parties thereto entered into the Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which, among other things, the parties thereto have been granted certain customary registration rights with respect to their respective shares of New Mondee Common Stock. An aggregate of 74,300,000 shares of New Mondee Common Stock are subject to resale registration rights. Such shares include (i) the 7,000,000 PIPE Shares; (ii) up to 60,800,000 Merger Consideration shares; and (iii) an aggregate of up to 6,500,000 Earn-Out Shares (as described below). Pursuant to the Registration Rights Agreement, New Mondee agreed that, within thirty (30) calendar days after the Closing Date, it will file with the SEC a registration statement registering the resale of the Registrable Securities (the “Resale Registration Statement”), and New Mondee will use its commercially reasonable efforts to have the Resale Registration Statement declared effective by the SEC as soon as practicable after the filing thereof. In certain circumstances, the holders party to the Registration Rights Agreement can request to sell in an underwritten offering that is registered pursuant to a Shelf available at such time (an “Underwritten Shelf Takedown”). The Sponsor may not demand more than one (1) Underwritten Shelf Takedown and the other Holders (as defined in the Registration Rights Agreement) may demand not more than two (2) Underwritten Shelf Takedowns. Both the Sponsor and the other Holders will be entitled to piggyback registration rights, in each case subject to certain limitations set forth in the Registration Rights Agreement.

Under the Registration Rights Agreement, New Mondee agreed to indemnify the holders against any losses or damages resulting from any untrue statement or omission or alleged untrue statement or omission of a material fact in any registration statement, prospectus, or preliminary prospectus or any amendment thereof, pursuant to which the holders sell their equity securities, unless such liability arose from the holders’ misstatement or omission, and each of the holders, severally and individually, will agree to indemnify New Mondee against any losses or damages caused by such holder’s material misstatements or omissions in those documents.

Sponsor Support Agreement

In connection with the execution of the Business Combination Agreement, ITHAX entered into a sponsor support agreement with the Sponsor and Mondee (the “Sponsor Support Agreement”), pursuant to which the Sponsor agreed to, among other things, vote all of the 6,472,500 ordinary shares of ITHAX in favor of the approval of the Transactions and to waive any redemption rights with respect to any ordinary shares held by it. The Sponsor did not receive separate consideration for its waiver of redemption rights in the Sponsor Support Agreement. In addition, the Sponsor agreed that 603,750 Class B ordinary shares issued in connection with ITHAX’s Initial Public Offering (which were converted to 603,750 shares of New Mondee Class B Common Stock in connection with the Domestication) would be forfeited if the Minimum Cash Condition contemplated by the Business Combination Agreement was not satisfied as of the Closing Date. Since the Minimum Cash Condition was waived and not satisfied, the Sponsor forfeited 603,750 shares of New Mondee Class B Common Stock at the Closing Date in accordance with the terms of the Sponsor Support Agreement.

Stockholder Support Agreement

Pursuant to the Business Combination Agreement, Mondee and Mondee Holdings, LLC entered into a Support Agreement (the “Stockholder Support Agreement”) with ITHAX, pursuant to which Mondee Holdings, LLC, among other things, agreed to vote to adopt and approve the Business Combination Agreement and all other documents and transactions contemplated thereby.

Earn-out Agreement

Pursuant to the Business Combination Agreement, ITHAX entered into an earn-out agreement (the “Earn-Out Agreement”) with certain signatories thereto (the “Members”), pursuant to which ITHAX has agreed, among other things that in connection with and upon the First Merger, New Mondee may issue to the Members an aggregate of up to 9,000,000 shares of New Mondee Common Stock (the “Earn-Out Shares”), with the Earn-Out Shares vesting over the four-year period following the Closing Date based on the

MONDEE HOLDINGS, INC.

(F/K/A ITHAX ACQUISITION CORP.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

achievement of certain milestones related to the trading price of New Mondee Common Stock set forth in the Earn-Out Agreement. Upon the closing of the Business Combination, Prasad Gundumogula, who is the Chief Executive Officer of New Mondee, received 6,000,000 of the aggregate amount of Earn-Out Shares.

Vendor Agreements

On October 4, 2021, the Company entered into an agreement with a vendor for placement agency services in connection with the PIPE and customary capital market advisement services related to the pending Business Combination. The agreement calls for the vendor to receive a contingent fee equal to 7% of the gross proceeds of securities sold in the PIPE placement and capped at $3,500,000. The vendor terminated this agreement in June 2022 and no fees were paid or are payable to the vendor.

On October 4, 2021, the Company entered into an agreement with a vendor for fund-raising services in connection with the PIPE and capital markets advisory services related to the pending Business Combination. The agreement calls for the vendor to receive a contingent fee equal to $500,000, plus 3.5% on the gross proceeds of securities sold in the PIPE placement exceeding $50,000,000 and capped at $1,500,000. The fee of $1,200,000 was payable upon consummation of the Business Combination, which is included in deferred business combination fees payable in the accompanying condensed consolidated balance sheet.

On December 15, 2021, the Company entered into an agreement with a vendor for capital market advisement services related to the Business Combination Agreement. The agreement calls for the vendor to receive a contingent fee in the amount of $1,000,000 upon the consummation of the Business Combination, which is included in deferred business combination fees payable in the accompanying condensed consolidated balance sheet.

On January 24, 2022, the Company entered into an agreement with a vendor for capital markets advisory services related to the pending Business Combination Agreement. The agreement calls for the vendor to receive a contingent fee in the amount of $500,000 upon the consummation of the Business Combination, which is included in deferred business combination fees payable in the accompanying condensed consolidated balance sheet.

On February 1, 2022, the Company entered into an agreement with a vendor for capital markets advisory services related to the pending Business Combination Agreement. The agreement calls for the vendor to receive a contingent fee in the amount of $500,000 upon the consummation of the Business Combination, which is included in deferred business combination fees payable in the accompanying condensed consolidated balance sheet.

As of December 31, 2021 the Company entered into an agreement with a vendor for an insurance policy, which the vendor will only receive insurance run-off premium in the amount of approximately $1,100,000 upon the consummation of the Business Combination. The Company renegotiated the premiums to the amount of $750,000 which became payable upon consummation of the Business Combination.

As of June 30, 2022, the Company incurred legal fees of approximately $2,200,000 which are included in deferred business combination fees payable in the accompanying condensed consolidated balance sheet. These fees became payable upon the consummation of the Business Combination.

Legal Proceedings

In connection with the Business Combination, two purported stockholders sent demand letters. No amount of damages is stated in the demand letters. The Company believes that the threatened lawsuits are without merit and, if filed, the Company intends to defend the matters vigorously. The Company is currently unable to reasonably determine the outcome of any potential litigation or estimate any potential losses, and, as such, have not recorded a loss contingency. There is no other material litigation, arbitration or governmental proceedings currently pending against the Company or any members of its management team in their capacity as such.

MONDEE HOLDINGS, INC.

(F/K/A ITHAX ACQUISITION CORP.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

NOTE 7. SHAREHOLDERS’ DEFICIT

Preference Shares — The Company was authorized to issue 1,000,000 preference shares with a par value of $0.001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At June 30, 2022 and December 31, 2021, there were no preference shares issued and outstanding.

Class A Ordinary Shares — The Company was authorized to issue 100,000,000 Class A ordinary shares with a par value of $0.001 per share. Holders of Class A ordinary shares were entitled to one vote for each share. At June 30, 2022 and December 31, 2021, there were 675,000 Class A ordinary shares issued and outstanding, excluding 24,150,000 Class A ordinary shares subject to possible redemption, which are presented as temporary equity.

Class B Ordinary Shares — The Company was authorized to issue 10,000,000 Class B ordinary shares with a par value of $0.001 per share. Holders of Class B ordinary shares were entitled to one vote for each share. As of June 30, 2022 and December 31, 2021, there were 6,037,500 Class B ordinary shares issued and outstanding.

Holders of Class A ordinary shares and Class B ordinary shares voted together as a single class on all other matters submitted to a vote of shareholders, except as required by law; provided that only holders of Class B ordinary shares had the right to vote on the appointment of directors prior to the Company’s initial Business Combination.

The Class B ordinary shares automatically converted into Class A ordinary shares at the time of the Business Combination on a one-for-one basis, subject to adjustments, as described in Note 6 under Sponsor Support Agreement.

NOTE 8. WARRANTS

As of June 30, 2022 and December 31, 2021, there were 12,075,000 Public Warrants and 337,500 Private Placement Warrants outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable 30 days after the completion of the Business Combination. The Public Warrants will expire five years from the completion of the Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of New Mondee Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the New Mondee Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available.

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its best efforts to file, and within 60 business days following a Business Combination to have declared effective, a registration statement covering the offer and sale of the shares of New Mondee Common Stock issuable upon exercise of the warrants. A registration statement on Form S-1 was filed with the SEC for such purposes on July 22, 2022. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the offer and sale of the shares of New Mondee Common Stock issuable upon exercise of the warrants and a current prospectus relating to such New Mondee Common Stock. Notwithstanding the foregoing, if a registration statement covering the offer and sale of the shares of New Mondee Common Stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless

MONDEE HOLDINGS, INC.

(F/K/A ITHAX ACQUISITION CORP.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the warrants become exercisable, the Company may redeem the Public Warrants:

●in whole and not in part;
●at a price of $0.01 per warrant;
●upon not less than 30 days’ prior written notice of redemption, or the 30-day redemption period, to each warrant holder; and
●	if, and only if, the reported last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within a 30- trading day period ending on the third trading day prior to the date the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of New Mondee Common Stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of New Mondee Common Stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the shares of New Mondee Common Stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Refer to Note 1 and Note 6 for the Public and Private Placement Warrants disposition at the Closing Date.

NOTE 9. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

MONDEE HOLDINGS, INC.

(F/K/A ITHAX ACQUISITION CORP.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at June 30, 2022 and December 31, 2021 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

		June 30,	December 31,
Description	Level	2022	2021
Assets:
Marketable securities held in Trust Account	1	$241,937,059	$241,600,623
Liabilities:
Warrant Liability – Public Warrants	1	$3,501,750	$6,520,500
Warrant Liability – Private Placement Warrants	3	$97,875	$182,250

The Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities in the accompanying condensed consolidated balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the condensed consolidated statements of operations.

The Private Placement Warrants were valued using the Black-Scholes option pricing model. The Black Scholes model is a theoretical extension of binomial option pricing theory, in that consideration of discrete probabilities and option payoff outcomes are divided into smaller and smaller intervals. At the limit, the binomial process converges to the Black-Scholes formula, which indicates that a call option value is equal to the security price times a probability, minus the present value of the exercise times a probability. The probabilities are given by the cumulative normal distribution. The Public Warrants were initially valued using a Monte Carlo Model. The Monte Carlo method is an analysis method designed to determine the value of variables such as the expected value of the Warrants as of the valuation date. This value is fundamentally uncertain, and it is determined by what statisticians call estimators. The model estimates the value of the Public Warrants after 100,000 trials based on the Company’s ordinary share price at the end of the Public Warrants’ expected life. The price estimates are based on a probability distribution of the price of the Company’s ordinary shares under a risk-neutral premise. For periods subsequent to the detachment of the Public Warrants from the Units, which occurred on March 22, 2021, the Public Warrants were valued using the instrument’s publicly listed trading price on the Nasdaq Stock Market

MONDEE HOLDINGS, INC.

(F/K/A ITHAX ACQUISITION CORP.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

LLC as of the balance sheet date, which is considered to be a Level 1 measurement due to the use of an observable market quote in an active market.

The inputs used in the Black-Scholes model for Private Placement Units and the Monte Carlo Model for Public Units is as follows:

	February 1, 2021
	(Initial Measurement)		December 31, 2021	June 30, 2022
	Public	Private	Private	Private
Input	Warrants	Warrants	Warrants	Warrants
Ordinary Share Price	$9.55	$9.55	$9.82	$9.96
Exercise Price	$11.50	$11.50	$11.5	$11.50
Expected Life (in years)	5	5	5.26	5.01
Risk Free Interest Rate	0.49%	0.49%	1.3%	3.10%
Volatility	19.00%	19.00%	9.9%	2.90%
Dividend Yield	0.00%	0.00%	0.00%	0.00%
Redemption Trigger (20 of 30 trading days)	$18.00	N/A	N/A	N/A

The following table presents the changes in the fair value of Level 3 warrant liabilities:

	Private Placement	Public	Warrant Liabilities
Fair value as of January 1, 2021	$—	$—	$—
Initial measurement on February 1, 2021	313,875	11,109,000	11,422,875
Change in fair value	(131,625)	(2,898,000)	(3,029,625)
Transfers to Level 1	—	(8,211,000)	(8,211,000)
Fair value as of December 31, 2021	$182,250	$—	$182,250
Change in fair value	(74,250)	—	(74,250)
Fair value as of March 31, 2022	$108,000	$—	$108,000
Change in fair value	(10,125)	—	(10,125)
Fair value as of June 30, 2022	$97,875	$—	$97,875

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement during the year ended December 31, 2021 was approximately $8.2 million.

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed consolidated financial statements were issued. Based upon this review, other than noted below, the Company did not identify any subsequent events that would have required adjustment to or disclosure in the condensed consolidated financial statements.

On July 18, 2022, the Company completed its Business Combination with Mondee. Refer to Notes 1 and 6 for further detail. Holders of 23,311,532 ITHAX Class A ordinary shares exercised their right to have their shares redeemed for cash at a redemption price of approximately $10.00 per share, totaling approximately $233,586,054. As a result, on the Closing Date, the Company received approximately $78.4 million in gross cash proceeds, consisting of approximately $8.4 million from the Company’s Trust Account and approximately $70 million from the PIPE Financing. Each redeemed ordinary share included its proportionate share of Trust Account earnings and none of the Trust Account earnings were used to pay taxes or any other expenses.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
ITHAX Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of ITHAX Acquisition Corp. and Subsidiaries (collectively, the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations, changes in shareholders’ (deficit) equity and cash flows for the year ended December 31, 2021 and for the period from October 2, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021 and for the period from October 2, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/S/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2020.

New York, NY
March 10, 2022

ITHAX ACQUISITION CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2021	December 31, 2020
ASSETS
Current assets
Cash	$525,204	$1,000
Prepaid expenses	23,750	—
Total Current Assets	548,954	1,000

Deferred offering costs	—	80,631
Cash and marketable securities held in Trust Account	241,600,623	—
TOTAL ASSETS	$242,149,577	$81,631

LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current liabilities
Accounts payable and accrued expenses	$211,548	$—
Accrued offering costs	—	17,966
Promissory note – related party	—	43,556
Total Current Liabilities	211,548	61,522

Deferred underwriting fee payable	9,082,500	—
Warrant liabilities	6,702,750	—
TOTAL LIABILITIES	15,996,798	61,522

Commitments and Contingencies

Class A ordinary shares subject to possible redemption; 24,150,000 and no shares at redemption value as of December 31, 2021 and 2020, respectively	241,600,623	—

Shareholders’ (Deficit) Equity
Preference shares, $0.001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Class A ordinary shares, $0.001 par value; 100,000,000 shares authorized; 675,000 and no shares issued and outstanding (excluding 24,150,000 and no shares subject to possible redemption) as of December 31, 2021 and 2020, respectively	675	—
Class B ordinary shares, $0.001 par value; 10,000,000 shares authorized; 6,037,500 shares issued and outstanding as of December 31, 2021 and 2020	6,038	6,038
Additional paid-in capital	—	18,962
Accumulated deficit	(15,454,557)	(4,891)
Total Shareholders’ (Deficit) Equity	(15,447,844)	20,109
TOTAL LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY	$242,149,577	$81,631

The accompanying notes are an integral part of the consolidated financial statements.

ITHAX ACQUISITION CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

		For the period
		from October 2,
		2020 (inception)
	Year Ended	through
	December 31,	December 31,
	2021	2020
Formation and operational costs	$833,758	$4,891
Loss from operations	(833,758)	(4,891)

Other income (loss):
Interest earned on marketable securities held in Trust Account	97,231	—
Unrealized gain on marketable securities held in Trust Account	3,392	—
Transaction costs allocated to warrant liabilities	(675,351)	—
Change in fair value of warrant liabilities	4,720,125	—
Other income, net	4,145,397	—

Net income (loss)	$3,311,639	$(4,891)

Weighted average shares outstanding of Class A ordinary shares subject to possible redemption	22,098,904	—
Basic and diluted income (loss) per share, Class A ordinary shares subject to possible redemption	$0.12	$—

Weighted average shares outstanding of Non-redeemable Class A and Class B ordinary shares	6,588,288	5,250,000
Basic net income (loss) per share, Non-redeemable Class A and Class B ordinary shares	$0.12	$0.00

Weighted average shares outstanding of Non-redeemable Class A and Class B ordinary shares	6,655,171	—
Diluted net income (loss) per share, Non-redeemable Class A and Class B ordinary shares	$0.12	$—

The accompanying notes are an integral part of the consolidated financial statements.

ITHAX ACQUISITION CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

	Class A		Class B		Additional		Total
	Ordinary Shares		Ordinary Shares		Paid-in	Accumulated	Shareholders’
	Shares	Amount	Shares	Earnings	Capital	Deficit	Equity (Deficit)
Balance – October 2, 2020 (Inception)	—	$—	—	$—	$—	$—	$—

Issuance of Class B ordinary shares to Sponsor	—	—	6,037,500	6,038	18,962	—	25,000

Net loss	—	—	—	—	—	(4,891)	(4,891)

Balance – December 31, 2020	—	—	6,037,500	6,038	18,962	(4,891)	20,109

Sale of 675,000 Private Placement Units, net of initial fair value of Private Placement Warrants and offering costs	675,000	675	—	—	6,435,891	—	6,436,566

Subsequent measurement of Class A ordinary shares to redemption amount	—	—	—	—	(6,454,853)	(18,761,305)	(25,216,158)

Net income	—	—	—	—	—	3,311,639	3,311,639

Balance – December 31, 2021	675,000	$675	6,037,500	$6,038	$—	$(15,454,557)	$(15,447,844)

The accompanying notes are an integral part of the consolidated financial statements.

ITHAX ACQUISITION CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

		For the Period
		from October 2,
		2020 (Inception)
	Year Ended	through
	December 31,	December 31,
	2021	2020
Cash Flows from Operating Activities:
Net income (loss)	$3,311,639	$(4,891)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(97,231)	—
Unrealized gain on marketable securities held in Trust Account	(3,392)	—
Change in fair value of warrant liabilities	(4,720,125)	—
Transaction costs allocated to warrant liabilities	675,351	—
Changes in operating assets and liabilities:
Prepaid expenses	(23,750)	—
Accrued offering costs	(32,966)	—
Accrued expenses	211,548	—
Net cash used in operating activities	(678,926)	(4,891)

Cash Flows from Investing Activities:
Investment of cash into trust Account	(241,500,000)	—
Net cash used in investing activities	(241,500,000)	—

Cash Flows from Financing Activities:
Proceeds from initial public offering, net of underwriting discounts paid	236,250,000	—
Proceeds from sale of Private Placements Units	6,750,000	—
Proceeds from promissory note – related party	44,708	43,556
Repayment of convertible promissory note – related party	(88,264)	—
Payment of offering costs	(253,314)	(37,665)
Net cash provided by financing activities	242,703,130	5,891

Net Change in Cash	524,204	1,000
Cash – Beginning	1,000	—
Cash – Ending	$525,204	$1,000

Non-cash investing and financing activities:
Offering costs included in accrued offering costs	$—	$17,966
Subsequent measurement of Class A ordinary shares to redemption amount	$25,216,158	$—
Deferred underwriting fee payable	$9,082,500	$—
Initial classification of warrant liabilities	$11,422,875	$—
Offering costs paid by Sponsor in exchange for issuance of founder shares	$—	$25,000

The accompanying notes are an integral part of the consolidated financial statements.

ITHAX ACQUISITION CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

ITHAX Acquisition Corp. is a blank check company incorporated as a Cayman Islands exempted company on October 2, 2020, and was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”).

ITHAX Acquisition Corp. has two wholly owned subsidiaries which were formed on December 9, 2021, ITHAX Merger Sub I, LLC (“Merger Sub 1”), a Delaware limited liability company, and ITHAX Merger Sub II, LLC (“Merger Sub 2”), a Delaware limited liability company. ITHAX Acquisition Corp. and its subsidiaries are collectively referred to as “the Company.”

The Company is not limited to a particular industry or geographic region for purposes of completing a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies

As of December 31, 2021, the Company had not commenced any operations. All activity for the period from October 2, 2020 (inception) through December 31, 2021 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, identifying a target company for a Business Combination and proceeding to complete the Businss Combination, which is described in Note 6. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the marketable securities held in the Trust Account (as defined below) and recognizes changes in the fair value of warrant liabilities as other income (expense).

The registration statement for the Company’s Initial Public Offering became effective on January 27, 2021. On February 1, 2021, the Company consummated the Initial Public Offering of 24,150,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), which includes the full exercise by the underwriter of its over-allotment option in the amount of 3,150,000 Units, at $10.00 per Unit, generating gross proceeds of $241,500,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 675,000 units (each, a “Private Placement Unit” and collectively, the “Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement to ITHAX Acquisition Sponsor LLC (the “Sponsor”) and Cantor Fitzgerald & Co. (“Cantor”), generating gross proceeds of $6,750,000, which is described in Note 4.

Transaction costs amounted to $14,681,886, consisting of $5,250,000 of underwriting fees, $9,082,500 of deferred underwriting fees and $349,386 of other offering costs.

Following the closing of the Initial Public Offering on February 1, 2021, an amount of $241,500,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Units was placed in a trust account (the “Trust Account”) located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete an initial Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding deferred underwriting commissions and interest income earned on the Trust Account to pay taxes) at the time of the agreement to enter into the initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

ITHAX ACQUISITION CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

The Company will provide the holders of its issued and outstanding Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Shareholders will be entitled to redeem their Public Shares, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination (initially $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and net of taxes payable), divided by the number of then issued and outstanding Public Shares. The per-share amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and, if the Company seeks shareholder approval, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. If a shareholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transactions is required by applicable law or stock exchange listing requirements, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote any Founder Shares (as defined in Note 5), Private Placement Shares (as defined in Note 4) and Public Shares held by it in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Memorandum and Articles of Association provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares, without the prior consent of the Company.

The Sponsor and the Company’s officers and directors have agreed to waive: (i) their redemption rights with respect to any Founder Shares, Private Placement Shares and Public Shares held by them in connection with the completion of the Company’s Business Combination and (ii) their redemption rights with respect to the Founder Shares, Private Placement Shares and any Public Shares held by them in connection with a shareholder vote to approve an amendment to the Company’s Amended and Restated Memorandum and Articles of Association (A) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with a Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination by February 1, 2023 or (B) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity.

The Company will have until February 1, 2023 to complete a Business Combination (the “Combination Period”). If the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s

ITHAX ACQUISITION CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor and the Company’s officers and directors have agreed to waive their liquidation rights with respect to the Founder Shares and Private Placement Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or any of the Company’s officers or directors acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per-share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below (i) $10.00 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account. As of December 31, 2021, no interest has been withdrawn from the Trust Account.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Going Concern Assessment

As of December 31, 2021, the Company had cash of $525,204 not held in the Trust Account and available for working capital purposes. As of December 31, 2021, the Company had a working capital of $337,406. The Company does not believe it will need to raise additional funds in order to meet the expenditures required for operating its business for one year from this filing. However, if the estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to a Business Combination. Moreover, the Company may need to obtain additional financing or draw on the Working Capital Loans (as defined below) either to complete a Business Combination or because it becomes obligated to redeem a significant number of the Public Shares upon consummation of a Business Combination, in which case the Company may issue additional securities or incur debt in connection with such Business Combination. Subject to compliance with applicable securities laws, the Company would only complete such financing simultaneously with the completion of a Business Combination. If the Company is unable to complete the Business Combination because it does not have sufficient funds available, the Company will be forced to cease operations and liquidate the Trust Account. In addition, following the Business Combination, if cash on hand is insufficient, the Company may need to obtain additional financing in order to meet its obligations.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a

ITHAX ACQUISITION CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Going Concern,” the date for mandatory liquidation and dissolution raises substantial doubt about the Company’s ability to continue as a going concern through February 1, 2023, (the scheduled liquidation date of the Company if it does not complete a Business Combination prior to such date). Management’s plan to alleviate the substantial doubt is to complete a business combination prior to February 1, 2023. The Company entered into a definitive Business Combination Agreement on December 20, 2021 (as defined below in Note 6) and is in the process of completing this Business Combination. Management has assessed the likelihood of whether it will be able to carry out its plan to complete this business combination prior to February 1, 2023. Management believes, as it is contractual, the business combination will occur prior to the termination date set forth in the Business Combination Agreement of July 31, 2022, which is before the date of the mandatory liquidation date. As such, based on these factors and other considerations, Management believes that its plan alleviates the substantial doubt raised by the date for mandatory liquidation described above.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which

ITHAX ACQUISITION CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these consolidated financial statements is the determination of the fair value of the warrant liabilities when the warrants are not publicly traded. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2021 and 2020.

Cash and Marketable Securities Held in Trust Account

At December 31, 2021, substantially all of the assets held in the Trust Account were held in US Treasury Securities. At December 31, 2020, there were no assets held in the Trust Account. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the consolidated balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in the Trust Account are included in interest earned on marketable securities held in Trust Account in the accompanying consolidated statements of operations. Unrealized gains and losses on marketable securities held in Trust Account are included in the accompanying consolidated statements of operations. The estimated fair values of investments held in Trust Account are determined using available market information.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2021, all Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ (deficit) equity section of the Company’s consolidated balance sheets. There were no shares subject to possible redemption at December 31, 2020.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the subsequent measurement of the initial book value to redemption amount. Subsequent measurement to the carrying value of redeemable Class A ordinary shares is due to interest income and unrealized gains or losses on the marketable securities held in the Trust Account. The change in the carrying value of redeemable Class A ordinary shares resulted in charges against additional paid-in capital and accumulated deficit.

At December 31, 2021, the Class A ordinary shares subject to redemption reflected in the consolidated balance sheets are reconciled in the following table:

Gross proceeds	$241,500,000
Less:
Proceeds allocated to Public Warrants	(11,109,000)
Class A ordinary shares issuance costs	(14,006,535)
Plus:
Subsequent measurement of carrying value to redemption value	25,216,158

Class A ordinary shares subject to possible redemption	$241,600,623

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering.” Accordingly, offering costs totaling $14,681,886 (consisting of $5,250,000 in underwriters’ discount, $9,082,500 in deferred underwriters’ discount, and $349,386 other offering expenses) have been allocated to the separable financial instruments issued in the Initial Public Offering using a with-or-without method compared to total proceeds received. Offering costs associated with warrant liabilities of $675,351 have been expensed and presented as non-operating expenses in the consolidated statements of operations and offering costs of $14,006,535 associated with the Class A ordinary shares and Private Placement Units were initially charged to temporary equity and then accreted to ordinary shares subject to redemption upon the completion of the Initial Public Offering.

Warrant Liabilities

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance and are remeasured at each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the consolidated statements of operations.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the consolidated financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s consolidated financial statements and prescribes a recognition threshold and measurement process for consolidated financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2021 and 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

ITHAX Acquisitioon Corp. is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. The Company’s United States subsidiaries had no activity for the year ended December 31, 2021 and the Company has deemed any income tax obligations to be immaterial.

Net Income (Loss) per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. Subsequent measurement of the redeemable shares of Class A ordinary shares is excluded from income

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

(loss) per ordinary share as the redemption value approximates fair value.

The calculation of diluted income (loss) per ordinary share does not consider the effect of the warrants underlying the units issued in connection with the (i) Initial Public Offering, and (ii) the private placement, since the exercise of the warrants is contingent upon the occurrence of future events. The outstanding warrants are exercisable to purchase 12,412,500 Class A ordinary shares in the aggregate. As of December 31, 2021, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company, except for the 787,500 founder shares in December 31, 2021 which are no longer forfeitable and thus included for dilutive purposes.

The following table reflects the calculation of basic and diluted net income (loss) per ordinary share (in dollars, except share amounts):

			For the period from October 2, 2020
	Year Ended		(inception) through
	December 31, 2021		December 31, 2020
	Class A	Class B	Class A	Class B
Basic net income (loss) per ordinary share
Numerator:
Allocation of net income (loss), as adjusted	$2,551,089	$760,550	$—	$(4,891)
Denominator:
Basic weighted average shares outstanding	22,098,904	6,588,288	—	5,250,000
Basic net income (loss) per ordinary share	$0.12	$0.12	$—	$0.00

			For the period from October 2, 2020
	Year Ended		(inception) through
	December 31, 2021		December 31, 2020
	Class A	Class B	Class A	Class B
Diluted net income (loss) per ordinary share
Numerator:
Allocation of net income (loss), as adjusted	$2,545,155	$766,484	$—	$(4,891)
Denominator:
Diluted weighted average shares outstanding	22,098,904	6,655,171	—	5,250,000
Diluted net income (loss) per ordinary share	$0.12	$0.12	$—	$0.00

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying consolidated balance sheets, primarily due to their short-term nature, except for warrant liabilities (see Note 9).

Recently Issued Accounting Standards

In August 2020, the FASB issued Accounting Standards Update No.2020-06, “Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity”(“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

within those fiscal years, with early adoption permitted. The Company adopted ASU 2020-06 effective as of January 1, 2021. The adoption of ASU 2020-06 did not have an impact on the Company’s consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 24,150,000 Units, which includes a full exercise by the underwriters of their over-allotment option in the amount of 3,150,000 Units, at a price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-half of one contingently redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 8).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, including the exercise by the underwriters of their over-allotment option, the Sponsor and Cantor purchased an aggregate of 675,000 Private Placement Units, at a price of $10.00 per Private Placement Unit, for an aggregate purchase price of $6,750,000, in a private placement. The Sponsor purchased 465,000 Private Placement Units and Cantor purchased 210,000 Private Placement Units. Each Private Placement Unit consists of one Class A ordinary share (each, a “Private Placement Share” or, collectively, “Private Placement Shares”) and one-half of one contingently redeemable warrant (each, a “Private Placement Warrant,” together with the Public Warrants the “Warrants”). Each whole Private Placement Warrant is exercisable to purchase one non-redeemable Class A ordinary share at a price of $11.50 per share. The Private Placement Shares are classified in permanent equity as they are non-redeemable. A portion of the proceeds from the Private Placement Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Units and all underlying securities will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On October 6, 2020, the Sponsor paid an aggregate of $25,000 to cover certain offering costs of the Company in consideration for 5,031,250 shares of the Company’s Class B ordinary shares (the “Founder Shares”). On October 16, 2020, the Sponsor transferred an aggregate of 20,000 Founder Shares to two members of the board of directors (each received 10,000 Founder Shares). On October 28, 2020, the Sponsor and a third member of the board of directors agreed that the director would pay the Sponsor $41,250 and in exchange the Sponsor would (i) on October 28, 2020, transfer 10,000 Founder Shares to such director and (ii) immediately following the Company’s Business Combination, transfer a total of 4% of the outstanding Class A ordinary shares then held by the Sponsor to the director, with such percentage including the 10,000 Founder Shares the director already held. On January 27, 2021, the Company effectuated a stock dividend of 0.2 shares for each share outstanding, resulting in an aggregate of 6,037,500 Founder Shares outstanding, which was retroactively reflected in the 2020 financial statements presented herein. The Founder Shares included an aggregate of up to 787,500 shares subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Founder Shares equal, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor did not purchase any Public Shares in the Initial Public Offering and excluding the Private Placement Shares). As a result of the underwriters’ election to fully exercise their over-allotment option, a total of 787,500 Founder Shares are no longer subject to forfeiture.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) six months after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date following the completion of a Business Combination on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in

ITHAX ACQUISITION CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

The sale or transfers of the Founders Shares to members of the Company’s the board of directors, as described above, is within the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The Founders Shares were effectively sold or transferred subject to a performance condition (i.e., the occurrence of a Business Combination). Compensation expense related to the Founders Shares is recognized only when the performance condition is probable of occurrence under the applicable accounting literature in this circumstance. A business combination is not probable until it is completed. Stock-based compensation would be recognized at the date a Business Combination is considered probable in an amount equal to the number of Founders Shares times the grant date fair value per share (unless subsequently modified) less the amount initially received for the purchase of the Founders Shares. As of December 31, 2021, the Company determined that a Business Combination is not considered probable until the business combination is completed, and therefore, no stock-based compensation expense has been recognized.

Administrative Services Agreement

The Company entered into an agreement, commencing January 27, 2021 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay the Sponsor a total of $10,000 per month for office space, secretarial, and administrative support services. For the year ended December 31, 2021 and for the period from October 2, 2020 (inception) through December 31, 2020, the Company incurred and paid $110,000 and $0 in fees for these services, respectively, which are included in formation and operational expenses in the accompanying consolidated statements of operations.

Promissory Note — Related Party

On October 6, 2020, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate principal amount of $300,000. The Promissory Note is non-interest bearing and payable on the earlier of (i) December 31, 2021 or (ii) the completion of the Initial Public Offering. The then outstanding balance under the Promissory Note of $88,264 was repaid at the closing of the Initial Public Offering on February 1, 2021. Borrowings are no longer available under the Promissory Note.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes a Business Combination, the Company may repay the Working Capital Loans. Otherwise, the Working Capital Loans may be repaid only out of funds held outside the Trust Account. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into units of the post-Business Combination entity at a price of $10.00 per unit. Such warrants would be identical to the Private Placement Unis. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. Through the filing date of these consolidated financial statements, the Company has not borrowed any amounts under the Working Capital Loans.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration and Shareholder Rights

Pursuant to a registration rights agreement entered into on January 27, 2021, the holders of the Founder Shares (and any Class A ordinary shares issued upon conversion of the Founder Shares), Private Placement Units (and the underlying securities), and units (and the underlying securities) that may be issued on conversion of Working Capital Loans will be entitled to registration rights pursuant to a registration rights agreement requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A ordinary shares). The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register the offer and sale of such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

require the Company to register the resale of such securities pursuant to Rule 415 under the Securities Act. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to a deferred fee of (i) 3.5% of the gross proceeds of the initial 21,000,000 Units sold in the Initial Public Offering, or $7,350,000, and (ii) 6% of the gross proceeds from the Units sold pursuant to the over-allotment option, or up to $1,732,500. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Business Combination Agreement

On December 20, 2021, the Company entered into a Business Combination Agreement with Mondee Holdings II, Inc., a travel technology company. The Business Combination Agreement was entered into by and among ITHAX Acquisition Corp., Merger Sub 1, Merger Sub 2 and Mondee Holdings II, Inc., a Delaware corporation (“Mondee”). Pursuant to the Business Combination Agreement, the Company will become a Delaware corporation (the “Domestication”) and the parties will enter into a business combination transaction (together with the Domestication, the “Business Combination”) by which (i) Merger Sub I will merge with and into Mondee, with Mondee being the surviving entity in the merger (the “First Merger”), and (ii) immediately following the First Merger, Mondee will merge with and into Merger Sub II, with Merger Sub II being the surviving entity in the merger (the “Second Merger” and, together with the First Merger, the “Mergers” and, together with the other transactions contemplated by the Business Combination Agreement, the “Transactions” and the closing of the Transactions, the “Closing”). As a result of the Domestication (i) each outstanding Class A ordinary share of the Company, par value $0.001 per share (the “Class A Shares”) and each outstanding Class B ordinary share of the Company, par value $0.001 per share (the “Class B Shares”) will be automatically converted into one share of Class A common stock, par value $0.001 per share (the “Class A Common Stock”), of Ithax Acquisition Corp., a Delaware corporation (“Delaware Ithax”), and (ii) pursuant to an amended and restated warrant agreement, each outstanding warrant of the Company will be replaced by a redeemable warrant of Delaware Ithax, with substantially the same terms, exercisable for a share of Class A Common Stock. In connection with the Closing, Delaware Ithax will change its name to “Mondee Holdings, Inc.”

Registration Rights Agreement

The Business Combination Agreement contemplates that, at the Closing, the Company, the Sponsor, Mondee and the sole stockholder of Mondee (the “Sole Stockholder”) and the other parties thereto will enter into the Registration Rights Agreement, pursuant to which Ithax will agree to register for resale certain shares of its Class A Common Stock that are held by the parties thereto from time to time.

Additionally and pursuant to the Registration Rights Agreement, the holders of any shares of Class A Common Stock (the “Lock-Up Shares”) issued to the Sponsor prior to the Closing or to the Sole Stockholder in connection with the Business Combination Agreement, or to the Members (as defined below) in connection with the Earn-out Agreement (as defined below), may not transfer any Lock-Up Shares during the period beginning on the date of Closing and ending on the date that is the earlier of (A) six months after the Closing, (B) the date on which the closing price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 90 calendar days following the Closing and (C) the date on which the Company consummates a sale, merger, liquidation, exchange offer or other similar transaction after the Closing, which results in the stockholders immediately prior to such transaction having beneficial ownership of less than 50% of the outstanding voting securities of the combined company.

Subscription Agreements

Concurrently with the execution of the Business Combination Agreement, certain investors (the “PIPE Investors”) entered into subscription agreements (the “PIPE Subscription Agreements”) pursuant to which the PIPE Investors have committed to purchase in a private placement 5,000,000 shares of Class A Common Stock (the “PIPE Shares”) at a purchase price of $10.00 per share and an aggregate purchase price of $50,000,000 million (the “PIPE Investment”). The purchase of the PIPE Shares is conditioned upon,

ITHAX ACQUISITION CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

among other things, the consummation of the Transactions and will be consummated concurrently with the Closing. The PIPE Shares to be issued pursuant to the PIPE Subscription Agreements have not been registered under the Securities Act, and will be issued in reliance on the availability of an exemption from such registration. The PIPE Subscription Agreements further provide that the Company will use commercially reasonable efforts to file a registration statement to register the resale of the PIPE Shares within 30 calendar days after the Closing. It is expected that the PIPE Investors will be parties to the Registration Rights Agreement.

Sponsor Support Agreement

Concurrently with the execution of the Business Combination Agreement, the Company entered into a sponsor support agreement (the “Sponsor Support Agreement”) with the Sponsor and Mondee. Pursuant to the Sponsor Support Agreement, the Sponsor has agreed, among other things, subject to the terms and conditions of the Sponsor Support Agreement, (i) to vote all of its Class A Shares and Class B Shares and any other equity securities of the Company that Sponsor acquired record or beneficial ownership of after the date of the Sponsor Support Agreement and prior to the Closing, other than the shares of Class A Common Stock acquired by the Sponsor pursuant to the Private Placements (collectively, the “Subject SPAC Equity Securities”) (a) in favor of the approval and adoption of the Business Combination Agreement and the approval of the Transactions (b) against any action, agreement, or transaction or proposal that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company, Merger Sub I or Merger Sub II under the Business Combination Agreement or that would reasonably be expected to result in the failure of the Transactions from being consummated, (ii) not to redeem, elect to redeem or tender or submit any of its Subject SPAC Equity Securities for redemption in connection with the BCA or the Transactions, (iii) not to commit or agree to take any action inconsistent with the foregoing. (iv) to comply with and fully perform all of its obligations, covenants and agreements set forth in the Voting Letter Agreement (as defined therein), (v) not to modify or amend any agreement, contract or arrangement between or among Sponsor and any Affiliate of such Sponsor (other than SPAC or any of its Subsidiaries), on the one hand, and SPAC or any of its subsidiaries, on the other hand, related to the Transactions, including, for the avoidance of doubt, the Voting Letter Agreement, and (vi) to comply with the transfer restrictions set forth in the Voting Letter Agreement irrespective of any release or waiver thereof.

In addition, the Sponsor has agreed that if Mondee waives in writing the condition set forth in Section 7.03(e) of the Business Combination, requiring the amount of cash held by the Company to be equal to at least $150,000,000, the Sponsor shall, immediately prior to the First Merger and without any further action on its part, forfeit and surrender or cause the forfeiture and surrender to the Company for no consideration, 603,750 of its Class B Shares.

The Sponsor Support Agreement also includes, among other things, a waiver by the Sponsor of its redemption rights and anti-dilution protection as set forth in Article 36.5 of the Company’s amended and restated memorandum and articles of association.

The Sponsor Support Agreement will automatically terminate upon the earlier of (a) the Closing and (b) the termination of the Business Combination Agreement in accordance with its terms.

Stockholder Support Agreement

Concurrently with the execution of the Business Combination Agreement, the Company entered into a support agreement (the “Stockholder Support Agreement”) with the Sole Stockholder pursuant to which the Sole Stockholder has, among other things, agreed to vote (a) in favor of the approval and adoption of the Business Combination Agreement and the approval of the Mergers and the other Transactions and (b) against any action, agreement or transaction or proposal that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Business Combination Agreement or that would reasonably be expected to result in the failure of the Transactions from being consummated. The Stockholder Support Agreement will terminate upon the earlier of (a) the First Merger becomes effective and (b) the termination of the Business Combination Agreement in accordance with its terms.

Earn-out Agreement

Concurrently with the execution of the Business Combination Agreement, the Company entered into an earn-out agreement (the “Earn-out Agreement”) with certain signatories thereto (the “Members”), pursuant to which the Company has agreed, among other

ITHAX ACQUISITION CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

things that in connection with and upon the First Merger, the Company will issue to the Members up to 9,000,000 new shares of Class A Common Stock (the “Earn-out Shares”), with the Earn-out Shares vesting over the four-year period following Closing based on the achievement of certain milestones related to the trading price of the Company’s common stock set forth in the Earn-out Agreement.

The Earn-out Agreement will terminate if the Business Combination Agreement is validly terminated in accordance with its terms prior to the Closing.

Vendor Agreements

On October 4, 2021, the Company entered into an agreement with a vendor for capital market advisement services and investment banking services related to the pending Business Combination. Specifically, the agreement relates to assisting in raising the funds as part of the PIPE financing. The agreement calls for the vendor to receive a contingent fee equal to 7% of the gross proceeds of securities sold in the PIPE placement and capped at $3,500,000.

On October 4, 2021, the Company entered into an agreement with a vendor for investment banking services related to the pending Business Combination. Specifically, the agreement relates to assisting in raising the funds as part of the PIPE financing. The agreement calls for the vendor to receive a contingent fee equal to $500,000 plus 3.5% of the gross proceeds of securities sold in the PIPE placement and capped at $1,500,000.

On December 15, 2021, the Company entered into an agreement with a vendor for capital market advisement services related to the Business Combination Agreement. The agreement calls for the vendor to receive a contingent fee in the amount of $1,000,000 upon the consummation of the Business Combination.

On January 24, 2022, the Company entered into an agreement with a vendor for advisory services related to the pending Business Combination Agreement. The agreement calls for the vendor to receive a contingent fee in the amount of $500,000 upon the consummation of the Business Combination.

On February 1, 2022, the Company entered into an agreement with a vendor for advisory services related to the pending Business Combination Agreement. The agreement calls for the vendor to receive a contingent fee in the amount of $625,000 upon the consummation of the Business Combination.

As of December 31, 2021 the Company entered into an agreement with a vendor for an insurance policy, which the vendor will only receive insurance run-off premium in the amount of approximately $1,100,000 upon the consummation of the Business Combination.

Through December 31, 2021, the Company incurred legal fees of approximately $1,100,000. These fees will only become due and payable upon the consummation of an initial Business Combination.

NOTE 7. SHAREHOLDERS’ EQUITY

Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2021 and 2020, there were no preference shares issued and outstanding.

Class A Ordinary Shares — The Company is authorized to issue 100,000,000 Class A ordinary shares with a par value of $0.001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At December 31, 2021, there were 675,000 Class A ordinary shares issued and outstanding, excluding 24,150,000 Class A ordinary shares subject to possible redemption, which are presented as temporary equity. At December 31, 2020, there were no Class A ordinary shares issued or outstanding.

Class B Ordinary Shares — The Company is authorized to issue 10,000,000 Class B ordinary shares with a par value of $0.001 per share. Holders of Class B ordinary shares are entitled to one vote for each share. As of December 31, 2021 and 2020 there were 6,037,500 Class B ordinary shares issued and outstanding.

ITHAX ACQUISITION CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of shareholders, except as required by law; provided that only holders of Class B ordinary shares have the right to vote on the appointment of directors prior to the Company’s initial Business Combination.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination on a one-for-one basis.

NOTE 8. WARRANTS

As of December 31, 2021, there were 12,075,000 Public Warrants and 337,500 Private Placement Warrants outstanding. As of December 31, 2020, there were no Public Warrants and Private Placement Warrants outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable 30 days after the completion of a Business Combination. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available.

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its best efforts to file, and within 60 business days following a Business Combination to have declared effective, a registration statement covering the offer and sale of the Class A ordinary shares issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the offer and sale of the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such Class A ordinary shares. Notwithstanding the foregoing, if a registration statement covering the offer and sale of the Class A ordinary shares issuable upon exercise of the warrants is not effective within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the warrants become exercisable, the Company may redeem the Public Warrants:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon not less than 30 days’ prior written notice of redemption, or the 30-day redemption period, to each warrant holder; and
●

if, and only if, the reported last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within a 30- trading day period ending on the third trading day prior to the date the Company sends the notice of redemption to our warrant holders.

If and when the warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the

ITHAX ACQUISITION CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Company is unable to effect such registration or qualification.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of Class A ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of Class A ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of such initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 9. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in

ITHAX ACQUISITION CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

order to value the assets and liabilities:

Level 1:Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2021 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

		December 31,
Description	Level	2021
Assets:
Marketable securities held in Trust Account	1	$241,600,623

Liabilities:
Warrant Liability – Public Warrants	1	$6,520,500
Warrant Liability – Private Placement Warrants	3	$182,250

The Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities in the accompanying consolidated balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the consolidated statements of operations.

The Private Placement Warrants were valued using the Black-Scholes option pricing model. The Black Scholes model is a theoretical extension of binomial option pricing theory, in that consideration of discrete probabilities and option payoff outcomes are divided into smaller and smaller intervals. At the limit, the binomial process converges to the Black-Scholes formula, which indicates that a call option value is equal to the security price times a probability, minus the present value of the exercise times a probability. The probabilities are given by the cumulative normal distribution. The Public Warrants were initially valued using a Monte Carlo Model. The Monte Carlo method is an analysis method designed to determine the value of variables such as the expected value of the Warrants as of the valuation date. This value is fundamentally uncertain, and it is determined by what statisticians call estimators. The model estimates the value of the Public Warrants after 100,000 trials based on the Company’s ordinary share price at the end of the Public Warrants’ expected life. The price estimates are based on a probability distribution of the price of the Company’s ordinary shares under a risk-neutral premise. For periods subsequent to the detachment of the Public Warrants from the Units, which occurred on March 22, 2021, the Public Warrants were valued using the instrument’s publicly listed trading price on the Nasdaq Stock Market LLC as of the balance sheet date, which is considered to be a Level 1 measurement due to the use of an observable market quote in an active market.

ITHAX ACQUISITION CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

The inputs used in the Black-Scholes model for Private Placement Units and the Monte Carlo Model for Public Units is as follows:

	February 1, 2021
	(Initial Measurement)		December 31, 2021
	Public	Private	Private
Input	Warrants	Warrants	Warrants
Ordinary Share Price	$9.55	9.55	$9.82
Exercise Price	$11.50	11.50	$11.50
Expected Life (in years)	5	5	5.26
Risk Free Interest Rate	0.49%	0.49%	1.3%
Volatility	19.00%	19.00%	9.9%
Dividend Yield	0.00%	0.00%	0.00%
Redemption Trigger (20 of 30 trading days)	$18.00	N/A	N/A

The following table presents the changes in the fair value of Level 3 warrant liabilities:

	Private Placement	Public	Warrant Liabilities
Fair value as of January 1, 2021	$—	$—	$—
Initial measurement on February 1, 2021	313,875	11,109,000	11,422,875
Change in fair value	(131,625)	(2,898,000)	(3,029,625)
Transfers to Level 1	—	(8,211,000)	(8,211,000)
Fair value as of December 31, 2021	$182,250	$—	$182,250

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement during the year ended December 31, 2021 was approximately $8.2 million. There were no transfers to/from Levels 1, 2 and 3 during the year ended December 31, 2020.

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the consolidated financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

On January 24 and February 1, 2022, the Company entered into agreements with vendors for advisory services related to the pending Business Combination Agreement. The agreement calls for the vendor to receive a contingent fee in the amount of $500,000 and $625,000, respectively, upon the consummation of the Business Combination.

Mondee Holdings II, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except stock and par value data)

	June 30,	December 31,
	2022	2021
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$10,932	$15,506
Restricted short-term investments	8,476	8,484
Accounts receivable, net of allowance of $4,998, and $5,005 as of June 30, 2022 and December 31, 2021, respectively	20,260	10,178
Contract assets, net of allowance of $1,000 as of June 30, 2022 and December 31, 2021	8,110	3,935
Prepaid expenses and other current assets	12,421	2,588
Total current assets	$60,199	$40,691
Property and equipment, net	10,029	8,874
Goodwill	66,420	66,420
Intangible assets, net	60,539	63,708
Loan receivable from related party	22,310	22,054
Operating lease right-of-use assets	2,275	—
Other non-current assets	1,994	1,588
TOTAL ASSETS	$223,766	$203,335
Liabilities and Stockholder’s Deficit
Current liabilities
Accounts payable	29,740	19,529
Amounts payable to related parties	1,552	716
Paycheck Protection Program (PPP) and other government loans, current portion	50	338
Accrued expenses and other current liabilities	21,743	10,354
Deferred revenue	6,743	6,450
Long-term debt, current portion	15,454	11,063
Total current liabilities	$75,282	$48,450
Deferred income taxes	604	512
Note payable to related party	195	193
PPP and other government loans excluding current portion	199	1,915
Long-term debt excluding current portion	166,097	162,170
Deferred revenue excluding current portion	13,138	14,288
Operating lease liabilities excluding current portion	1,648	—
Other long-term liabilities	2,543	2,632
Total liabilities	$259,706	$230,160
Commitments and contingencies (Note 6)
Stockholder’s deficit:
Common stock – $0.01 par value; 1,000 stock authorized, 1 stock issued and outstanding	—	—
Additional paid-in capital	163,626	163,465
Accumulated other comprehensive loss	(445)	(273)
Accumulated deficit	(199,121)	(190,017)
Total stockholder’s deficit	$(35,940)	$(26,825)
TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$223,766	$203,335

The accompanying notes are an integral part of these condensed consolidated financial statements.

Mondee Holdings II, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues, net	$42,650	$23,557	$80,303	$37,051
Operating expenses:
Marketing expenses	25,847	12,833	49,018	21,075
Sales and other expenses, including non-employee stock-based compensation of $0, $2, $6, and $2 respectively	3,554	3,130	6,378	4,337
Personnel expenses, including stock-based compensation of $81, $3,769, $155, and $3,769 respectively	5,752	8,527	11,324	12,662
General and administrative expenses	2,025	1,228	4,465	2,915
Information technology expenses	1,158	1,088	2,464	2,113
Provision for doubtful accounts receivable and contract assets	(121)	758	86	1,593
Depreciation and amortization	2,769	3,305	5,586	6,520
Total operating expenses	40,984	30,869	79,321	51,215
Income (loss) from operations	1,666	(7,312)	982	(14,164)
Other income (expense):
Interest income	134	128	261	252
Interest expense	(6,601)	(5,813)	(12,830)	(11,362)
Gain on extinguishment of PPP loan	2,009	—	2,009	—
Other expense, net	915	(26)	764	(35)
Total other expense, net	(3,543)	(5,711)	(9,796)	(11,145)
Loss before income taxes	$(1,877)	$(13,023)	$(8,814)	$(25,309)
Provision for income taxes	(236)	(55)	(290)	(120)
Net loss	$(2,113)	$(13,078)	$(9,104)	$(25,429)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Mondee Holdings II, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Loss

(In thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net loss	$(2,113)	$(13,078)	$(9,104)	$(25,429)
Other comprehensive loss, net of tax:
Currency translation adjustment	57	(31)	(172)	(92)
Comprehensive loss	$(2,056)	$(13,109)	$(9,276)	$(25,521)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Mondee Holdings II, Inc. and Subsidiaries

Condensed Consolidated Statements of Stockholder’s Deficit

For the Three and Six months ended June 30, 2022 and 2021

(In thousands, except stock and par value data)

(unaudited)

				Accumulated
				Other		Total
	Common		Additional	Comprehensive	Accumulated	Stockholder’s
	Stock		Paid-in-Capital	Loss	Deficit	Deficit
	Shares	Amount
Balance at March 31, 2021	1	$—	$159,529	$(23)	$(163,463)	$(3,957)
Stock based compensation	—	—	3,771	—	—	3,771
Currency translation adjustment	—	—	—	(31)	—	(31)
Net loss	—	—	—	—	(13,078)	(13,078)
Balance at June 30, 2021	1	—	163,300	(54)	(176,541)	(13,295)

				Accumulated
			Additional	Other		Total
			Paid-in-	Comprehensive	Accumulated	Stockholder’s
	Common Stock		Capital	Loss	Deficit	Deficit
	Shares	Amount
Balance at December 31, 2020	1	$—	$159,529	$38	$(151,112)	$8,455
Stock based compensation	—	—	3,771	—	—	3,771
Currency translation adjustment	—	—	—	(92)	—	(92)
Net loss	—	—	—	—	(25,429)	(25,429)
Balance at June 30, 2021	1	$—	$163,300	$(54)	$(176,541)	$(13,295)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Mondee Holdings II, Inc. and Subsidiaries

Condensed Consolidated Statements of Stockholder’s Deficit

For the Three and Six months ended June 30, 2022 and 2021

(In thousands, except stock and par value data)

(unaudited)

				Accumulated
				Other		Total
	Common Stock		Additional	Comprehensive	Accumulated	Stockholder’s
	Shares	Amount	Paid-in-Capital	Loss	Deficit	Deficit
Balance at March 31, 2022	—	$—	$163,545	$(502)	$(197,008)	$(33,965)
Stock based compensation	—	—	81	—	—	81
Currency translation adjustment	—	—	—	57	—	57
Net loss	—	—	—	—	(2,113)	(2,113)
Balance at June 30, 2022	—	$—	$163,626	$(445)	$(199,121)	$(35,940)

				Accumulated
			Additional	Other		Total
	Common Stock		Paid-in	Comprehensive	Accumulated	Stockholder’s
	Shares	Amount	Capital	Loss	Deficit	Deficit
Balance at December 31, 2021	1	$—	$163,465	$(273)	$(190,017)	$(26,825)
Stock based compensation	—	—	161	—	—	161
Currency translation adjustment	—	—	—	(172)	—	(172)
Net loss	—	—	—	—	(9,104)	(9,104)
Balance at June 30, 2022	—	$—	$163,626	$(445)	$(199,121)	$(35,940)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Mondee Holdings II, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Six Months Ended
	June 30,
	2022	2021
Cash flows from operating activities
Net loss	$(9,104)	$(25,429)
Adjustments to reconcile net loss to net cash provided by / (used in) operating activities
Depreciation and amortization	5,586	6,520
Deferred taxes	92	92
Provision for doubtful accounts receivable and contract assets	86	1,593
Stock-based compensation	161	3,771
Amortization of loan origination fees	1,638	873
Payment in kind interest expense	6,840	7,169
Gain on Forgiveness of PPP Loan	(2,009)	—
Change in the estimated fair value of earn-out consideration	(595)	194
Changes in operating assets and liabilities
Accounts receivable	(10,168)	(4,084)
Contract assets	(4,175)	2,051
Prepaid expenses and other current assets	(8,990)	6
Operating lease right-of-use assets	(76)	—
Other non-current assets	(662)	(357)
Amounts payable to related parties, current portion	836	798
Accounts payable	10,211	3,299
Accrued expenses and other current liabilities	11,224	2,984
Deferred revenue	(857)	(1,290)
Operating lease liabilities	121	—
Other long term liabilities	5	—
Net cash provided by (used in) operating activities	164	(1,810)
Cash flows from investing activities
Capital expenditure	(3,472)	(2,089)
Sale of restricted short term investments	—	280
Net cash used in investing activities	(3,472)	(1,809)
Cash flows from financing activities
Repayments of long-term debt	(259)	(196)
Repayment of short-term debt	—	(191)
Proceeds from PPP and other government loans	—	3,592
Payment of deferred offering costs	(835)	—
Net cash (used in) / provided by financing activities	(1,094)	3,205
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(172)	(92)
Net decrease in cash, cash equivalents and restricted cash	(4,574)	(506)
Cash, cash equivalents and restricted cash at beginning of period	15,506	31,525
Cash, cash equivalents and restricted cash at end of period	$10,932	$31,019
Supplemental cash flow information:
Cash paid for interest	$94	$102
Non-cash investing and financing activities
Deferred financing costs in accrued expenses and other current liabilities at period end	$8,125	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

Mondee Holdings II, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(In thousands, except stock, units and par value data)

(unaudited)

1.NATURE OF OPERATIONS

Mondee Holdings II, Inc., a wholly owned subsidiary of Mondee Holdings, LLC (“Holdings”, “Parent”), is a Delaware corporation formed on April 25, 2012. We refer to Mondee Holdings II, Inc. and its subsidiaries collectively as “Mondee,” the “Company,” “us,” “we” and “our” in these condensed consolidated financial statements. Mondee is a rapid-growth, travel technology company and marketplace with a portfolio of globally recognized brands in the leisure and corporate travel sectors. Mondee provides state-of-the art technologies, operating systems and services that modernize travel market transactions to better serve travelers seeking enhanced life-style choices directly or through travel affiliates. These technology- led platforms, combined with Mondee’s distribution network, access to global travel inventory and its extensive, negotiated travel content, create a modern travel marketplace. The Company believes this modern travel marketplace provides enhanced options to the increasingly discerning traveler, on efficient consumer- friendly distribution platforms that support its travel supplier partners in utilizing highly perishable travel inventory. In addition to the rapid development of a modern travel marketplace, Mondee is increasingly focused on expanding its marketplace to the gig economy segment of the travel market. The Company believes gig workers are seeking more flexible, diverse content travel services and that its platform is well suited to serve them. The Company also offers a new subscription incentive-based behavioral change platform that is designed to be user-friendly to make booking business trips rewarding for both the traveler and the corporation.

Basis of presentation

The condensed consolidated financial statements and accompanying notes have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial reporting.

The condensed consolidated financial statements as of June 30, 2022 and accompanying notes are unaudited. The condensed consolidated balance sheet as of December 31, 2021, included herein was derived from the audited consolidated financial statements as of that date. Certain information and note disclosures normally included in consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. As such, the information included herein should be read in conjunction with the consolidated financial statements and accompanying notes as of and for the year ended December 31, 2021, which provide a more complete discussion of the Company’s accounting policies and certain other information. The condensed consolidated financial statements were prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments necessary for a fair statement of the Company’s financial position as of June 30, 2022 and the results of operations for the three and six months ended June 30, 2022 and 2021 and the results of cash flows for the six months ended June 30, 2022 and 2021. The results of operations for the three and six months ended June 30, 2022 are not necessarily indicative of the results that may be expected for the year ending December 31, 2022.

The condensed consolidated financial statements include the accounts of the Company and its wholly- owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

There have been no changes in accounting policies during the six months ended June 30, 2022 from those disclosed in the annual consolidated financial statements and related notes for the year ended December 31, 2021, except as described in “Recently Adopted Accounting Pronouncements” below.

Special Purpose Acquisition Company

On December 20, 2021, Mondee signed a Business Combination Agreement (“BCA”) with ITHAX Acquisition Corp (“ITHAX”), Ithax Merger Sub I, LLC (“First Merger Sub”), a Delaware limited liability company and wholly owned subsidiary of ITHAX, Ithax Merger Sub II (“Second Merger Sub”), LLC a Delaware limited liability company and wholly owned subsidiary of ITHAX. On July 18, 2022, First Merger Sub merged with and into Mondee, with Mondee surviving such merger as a wholly owned subsidiary of Mondee Holdings, Inc. (the “First Merger”), and at the time the First Merger became effective, immediately following the First Merger, Mondee merged with and into Second Merger Sub, with Second Merger Sub surviving such merger as a wholly

Mondee Holdings II, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(In thousands, except stock, units and par value data)

(unaudited)

owned subsidiary of Mondee Holdings, Inc. (“the Second Merger”). The surviving company was renamed to Mondee Holdings, Inc. (“New Mondee”).

Upon consummation of the First Merger, Second Merger, and the PIPE Financing, the most significant change in the Company’s future reported financial position and results was an estimated increase in cash (as compared to Mondee’s condensed consolidated balance sheet at June 30, 2022) of $70,000.

Subject to the terms of the BCA, all of the issued and outstanding shares of Mondee Holdings LLC were converted into an aggregate of (i) 60,800,000 shares of Common Stock, par value $0.0001 per share of New Mondee (the “Surviving Company”) at a deemed value of $10.00 per share and (ii) the contingent right to receive during the earnout period certain additional shares of the Company’s common stock as specified in the BCA, in three equal tranches of 9,000,000 shares of the Company’s Common Stock, upon the satisfaction of certain price targets set forth in the BCA. The transaction provided all holders of the Company’s Common Stock with shares of Common Stock of the continuing public company.

The Company’s basis of presentation within these condensed consolidated financial statements do not reflect any adjustment as a result of the Business Combination closing. The Business Combination was accounted for as a reverse recapitalization. Under this method of accounting, ITHAX was treated as the acquired company for financial statement reporting purposes.

Going concern

The Company has prepared its condensed consolidated financial statements assuming that the Company will continue as a going concern. The Company is required to make debt repayments aggregating to $15,454 and $9,128 up to June 30, 2023 and June 30, 2024, respectively. As of June 30, 2022, current liabilities are $75,282 and current assets are $60,199. Given that the Company has historically generated recurring net losses, it may be unable to make such specified debt repayments from operations when the balance is due. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As of June 30, 2022 the Company has $10,932 of un-restricted cash and $15,000 in unused line of credit. Upon completion of the Business Combination with ITHAX in July 2022 the Company’s consolidated cash balance increased due to the PIPE investments of $70,000, cash held by ITHAX of $157, and $8,351 net of redemptions. The increase was offset by a modified debt facility with TCW Asset Management Company LLC (“TCW”) which entailed a prepayment of some of its obligations totaling $41,200 in July 2022, refer to Note 13. The Company is also required to make various payments including SPAC transaction costs incurred and deferred underwriting commissions aggregating to $28,680 upon the close of the Business Combination. Further, for the six months ended June 30, 2022, the Company generated positive cash flows from operating activities and expects to continue for the next 12 months, despite the increases in costs of operating as a public company such as recurring audit fees and legal services.

As of the date on which these condensed consolidated financial statements were available to be issued, we believe that the cash on hand, cash generated from operating activities, available line of credit, and additional investments obtained through the Business Combination will satisfy the Company’s working capital and capital requirements for at least the next twelve months and accordingly, substantial doubt about the Company’s ability to continue as a going concern is alleviated.

COVID-19

During 2020, the COVID-19 pandemic had severely restricted the level of economic activity around the world and is continuing to have an unprecedented effect on the global travel industry. The various government measures implemented to contain the COVID-19 pandemic, such as imposing restrictions on travel and business operations and advising or requiring individuals to limit or forgo their time outside of their homes, initially led to unprecedented levels of cancellations and continues to have a negative impact on the number of new travel bookings. While many countries have begun the process of vaccinating their residents against COVID-19, the large scale and challenging logistics of distributing the vaccines, as well as uncertainty over the efficacy of the vaccines against new variants of the virus, may contribute to delays in economic recovery. The spread of new variants of COVID-19 has caused uncertainty as to when restrictions will be lifted, if additional restrictions may be initiated or reimposed, if there will be

Mondee Holdings II, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(In thousands, except stock, units and par value data)

(unaudited)

permanent changes to travel behavior patterns, and the timing of distribution and administration of COVID-19 vaccines and other medical interventions globally. Overall, the full duration and total impact of COVID-19 remains uncertain, and it is difficult to predict how the recovery will unfold for the travel industry and, in particular, our business, going forward.

Even though there have been some improvements in the economic and operating conditions for our business since the outset of the COVID-19 pandemic, we cannot predict the long-term effects of the pandemic on our business or the travel and restaurant industries as a whole. If the travel industries are fundamentally changed by the COVID-19 pandemic in ways that are detrimental to our operating model, the Company’s business may continue to be adversely affected even as the broader global economy recovers.

Given the severe downturn in the global travel industry and the financial difficulties faced by many of our travel service providers, customers and marketing affiliates, we have increased our provision for allowance for doubtful accounts on receivables from our travel service providers and marketing affiliates. Moreover, due to the high level of cancellations of existing reservations, we have incurred, and may continue to incur, higher than normal cash outlays on chargebacks for prepaid reservations, including certain situations where we have already transferred the prepayment to the travel service provider. Any material increases in our allowance for doubtful accounts and chargebacks would have a corresponding adverse effect on our results of operations and related cash flows.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Other than policies noted below, there have been no significant changes to the significant accounting policies disclosed in Note 2 of the audited consolidated financial statements as of and for the years ended December 31, 2021 and 2020.

Use of estimates

The preparation of the condensed consolidated financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. We base our estimates on historical experience and on various other factors we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ materially from those estimates. Significant items subject to such estimates and assumptions include, but are not limited to, the useful lives of property and equipment, revenue recognition, the determination of the incremental borrowing rate used for operating lease liabilities, allowances for doubtful accounts and customer chargebacks, the valuation of financial instruments, acquisition purchase price allocations, the valuation of intangible and other long-lived assets, income taxes, impairment of goodwill and indefinite life intangibles, capitalization of software development costs, and other contingencies.

The COVID-19 pandemic has created and may continue to create significant uncertainty in macroeconomic conditions, which may cause further business disruptions and adversely impact our results of operations. As a result, many of our estimates and assumptions required increased judgment and carry a higher degree of variability and volatility. As events continue to evolve and additional information becomes available, our estimates may change materially in future periods.

Certain risks and concentrations

Our business is subject to certain risks and concentrations including dependence on relationships with travel suppliers, primarily airlines, dependence on third-party technology providers, exposure to risks associated with online commerce security and payment related fraud. We also rely on global distribution system partners and third-party service providers for certain fulfillment services.

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company does not consider there to be significant concentration of credit risk relating to accounts receivable. The Company’s cash and cash equivalents are on deposit with major financial institutions. Such deposits may be in excess of insured limits. The Company believes that the financial institutions that hold the Company’s cash are financially sound, and accordingly, minimum credit risk exists with respect to these balances. The Company has not experienced any losses due to institutional failure or bankruptcy. The Company performs credit evaluations of its customers and generally does not require collateral

Mondee Holdings II, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(In thousands, except stock, units and par value data)

(unaudited)

for sales on credit. The Company’s accounts receivable comprises of amounts due from affiliates, airline companies and global distribution system companies which are well established institutions that the Company believes to be of high quality. The Company reviews accounts receivable balances to determine if any receivables will potentially be uncollectible and includes any amounts that are determined to be uncollectible in the allowance for doubtful accounts.

Deferred offering costs

Deferred offering costs, which consist of direct incremental legal, consulting, and accounting fees and printer costs relating to an anticipated public offering, are capitalized and will be offset against proceeds upon the consummation of the offering. As of June 30, 2022 the Company had $8,960 of deferred offering costs related to the SPAC transaction in prepaid expenses and other currents assets on the condensed consolidated balance sheets. No amounts were capitalized as of December 31, 2021.

Recently adopted accounting pronouncements

On January 1, 2022, the Company adopted FASB ASU No. 2016-02, Leases (Topic 842), which requires recognition of right-of-use (“ROU”) assets and lease liabilities for most leases on the Company’s condensed consolidated balance sheet. The Company adopted Topic 842 using a modified retrospective transition approach as of the effective date as permitted by the amendments in ASU 2018-11. As a result, the Company was not required to adjust its comparative periods’ financial information for effects of the standard or make the new required lease disclosures for the periods before the date of adoption (i.e., January 1, 2022). The Company elected the package of practical expedients which allowed the Company not to reassess (1) whether existing or expired contracts, as of the adoption date, contain leases, (2) the lease classification for existing leases, and (3) whether existing initial direct costs meet the new definition. The Company also elected the practical expedient to not separate lease and non-lease components for its facility leases. The Company notes that adopting the new standard resulted in recording a lease liability and right- of-use asset associated with the Company’s facility lease agreement totaling $2,282 and $2,200, respectively as of January 1, 2022.

Recent accounting pronouncements not yet adopted

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments,” or ASU No. 2016-13. The amendments in ASU No. 2016-13 introduce an approach based on expected losses to estimated credit losses on certain types of financial instruments, modify the impairment model for available-for-sale debt securities and provide for a simplified accounting model for purchased financial assets with credit deterioration since their origination. The new standard requires financial assets measured at amortized cost be presented at the net amount expected to be collected, through an allowance for credit losses that is deducted from the amortized cost basis. The standard will be effective for the Company January 1, 2023, with early application permitted. The Company is evaluating the impact of adopting this new accounting guidance on its consolidated financial statements.

Mondee Holdings II, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(In thousands, except stock, units and par value data)

(unaudited)

3.FAIR VALUE MEASUREMENT

The Company evaluates assets and liabilities subject to fair value measurements on a recurring basis to determine the appropriate level in which to classify them for each reporting period.

The following table sets forth the Company’s financial liabilities that were measured at fair value, on a recurring basis:

	June 30, 2022
	Level 1	Level 2	Level 3	Total

Liabilities
Earn-out consideration(1)	—	$—	$2	$2

	December 31, 2021
	Level 1	Level 2	Level 3	Total

Liabilities
Earn-out consideration(1)	$—	$—	$597	$597
(1)	The earn-out consideration represents arrangements to pay the former owners of LBF Travel, Inc. (“LBF”) acquired by Mondee in 2019. The undiscounted maximum payment under the arrangement is $2,700 in aggregate at the end of fiscal year 2021 and six months ended June 30, 2022. As of June 30 2022, no payments were made as the Company did not meet the EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) threshold required. Earn-out consideration is included in accrued expenses and other current liabilities on the Company’s condensed consolidated balance sheets.

For Level 3 earn-out consideration, the Company assesses the fair value of expected earn-out consideration at each reporting period using the Monte Carlo Method, which is consistent with the initial measurement of the expected earn-out consideration. This fair value measurement is considered a Level 3 measurement because the Company estimates projections during the earn-out period utilizing various potential pay-out scenarios. The Monte Carlo simulation method repeats a process thousands of times in an attempt to predict all the possible future outcomes. At the end of the simulation, several random trials produce a distribution of outcomes that are then analyzed to determine the average present value of earn- out. The earn-out consideration is included in accrued expenses and other current liabilities on the Company’s condensed consolidated balance sheets. Change in the fair value of earn-out consideration is reflected in our condensed consolidated statements of operations. Changes to the unobservable inputs do not have a material impact on the Company’s condensed consolidated financial statements.

Roll-forward of Level 3 Recurring Fair Value Measurements

The following table summarizes the fair value adjustments for earn-out consideration measured using significant unobservable inputs (level 3):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Balance, beginning of period	$762	$540	$597	$332
Change in the estimated fair value of earn-out consideration	(760)	(14)	(595)	194
Balance, end of the period	$2	$526	$2	$526

The fair value of Company’s short term financial assets and liabilities including cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximated their carrying values as of June 30, 2022 and December 31, 2021, due to their short-term nature. The Company’s restricted short-term investments are certificate of deposits held at banks and it is management’s

Mondee Holdings II, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(In thousands, except stock, units and par value data)

(unaudited)

intent to hold to maturity. As such, the Company records restricted short-term investments, long-term debt, and long-term debt due from related parties on an amortized cost basis.

There were no transfers between Level 1, Level 2 or Level 3 fair value hierarchy categories of financial instruments for the three and six-month period ended June 30, 2022 and for the year ended December 31, 2021.

Assets Measured at Fair Value on a Nonrecurring Basis

Our non-financial assets, such as goodwill, intangible assets and property and equipment, are not required to be measured at fair value on a recurring basis. However, if certain triggering events occur such that a non-financial instrument is required to be evaluated for impairment and an impairment is recorded to reduce the non-financial instrument’s carrying value to the fair value as a result of such triggering events, the non-financial assets are measured at fair value for the period such triggering events occur.

For the three and six months ended June 30, 2022 and June 30, 2021, the Company has not recorded any impairment charges on non-financial assets.

4.REVENUE

Disaggregation of revenue

The Company believes that the disaggregation based on the reportable segments best depicts how the nature, amount, timing and uncertainty of our revenues and cash flows are affected by industry, market, and other factors. As described below in Note 10, the Company has two reportable segments, Travel Marketplace and SAAS Platform.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue from Travel Marketplace	$42,397	$23,467	$79,758	$36,617
Revenue from SAAS Platform	253	90	545	434
	$42,650	$23,557	$80,303	$37,051

Contract balances

The timing of revenue recognition, billing, and cash collection results in the recognition of accounts receivable, contract assets and contract liabilities on the condensed consolidated balance sheets.

Contract assets include unbilled amounts resulting from contracts in which revenue is estimated and accrued based upon measurable performance targets defined at contract inception.

Contract liabilities, discussed below, are referenced as “deferred revenue” on the condensed consolidated balance sheets and disclosures. Cash received that are contingent upon the satisfaction of performance obligations are accounted for as deferred revenue. Deferred revenue primarily relates to advance received from GDS service provider for bookings of airline tickets in future.

Mondee Holdings II, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(In thousands, except stock, units and par value data)

(unaudited)

The opening and closing balances of accounts receivable and deferred revenue are as follows:

	Accounts	Contract	Deferred
	Receivable	Asset	Revenue
Ending Balance as of December 31, 2021	10,178	3,935	(20,738)
Increase/(decrease), net	10,082	4,175	857
Ending Balance as of June 30, 2022	$20,260	$8,110	$(19,881)

As of December 31, 2021, the deferred revenue balance was $20,738, of which $3,303 was recognized as revenue during the six months ended June 30, 2022.

5.INCOME TAXES

We have assessed our ability to realize our deferred tax assets and have recorded a valuation allowance against such assets to the extent that, based on the weight of all available evidence, it is more likely than not that all or a portion of the deferred tax assets will not be realized. In assessing the likelihood of future realization of our deferred tax assets, we placed significant weight on our history of generating tax losses, including in the first six months of 2022. As a result, we have a full valuation allowance against our net deferred tax assets. We expect to maintain a full valuation allowance for the foreseeable future.

We determine our provision for income taxes for interim periods using an estimate of our annual effective tax rate. We record any changes affecting the estimated annual effective tax rate in the interim period in which the change occurs, including discrete items. The tax expense arising on account of the tax amortization of an indefinite lived intangible asset and the state minimum taxes is calculated based on the discrete approach.

The effective income tax rate was (9.75)% and (2.98)% on the pre-tax loss for the three and six months ended June 30, 2022, respectively, and (0.39)% and (0.47)% for the three and six months ended June 30, 2021, respectively.

The effective tax rate differs from the U.S. statutory rate primarily due to the full valuation allowances on the Company’s net domestic deferred tax assets as it is more likely than not that all of the deferred tax assets will not be realized.

6.COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, the Company may be a party to litigation and subject to claims incidental to its business. Although the results of litigation and claims cannot be predicted with certainty, the Company currently believes that the final outcome of these matters will not have a material adverse effect on its business. Regardless of the outcome, litigation can have an adverse impact on the Company because of judgment, defense and settlement costs, diversion of management resources, and other factors. As of June 30, 2022 the Company currently has two outstanding legal claims that may have an adverse material impact.

Litigation Relating to LBF Acquisition. In the federal court action, Thomas DeRosa, a shareholder of LBF Travel Management Corp. (f/k/a LBF Travel, Inc.), the entity that sold LBF Travel Holdings, LLC to Mondee, sued LBF Travel Management Corp. and its CEO to recover a portion of the proceeds of the sale of LBF Travel Holdings, LLC to Mondee. Mondee was later added as a party to this litigation via a third-party complaint that alleges, among other things, that Mondee aided and abetted the directors and officers of LBF Travel Management Corp. in breaches of their fiduciary duties in connection with the acquisition. The case remains pending in Federal court. There is a separate state court action that has been stayed. While the Company believes that they will be successful based on their position, it is nevertheless reasonably possible that the Company could be required to pay any assessed amounts in order to contest or litigate the assessment and an estimate for a reasonably possible amount of any such payments cannot be made.

Mondee Holdings II, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(In thousands, except stock, units and par value data)

(unaudited)

On October 13, 2021, Mondee received a summons from Global Collect Services B.V. (“Ingenico”) to appear in the District Court of Amsterdam with respect to a claim of $548 for past dues and outstanding invoices, fees, plus interest and costs of collection. The Company is in current discussions to settle this lawsuit.

Letters of Credit

The Company had $7,119 secured letters of credit outstanding as of June 30, 2022. These primarily relate to securing the payment for the potential purchase of airline tickets in the ordinary course of business and are collateralized by term deposits and money market funds The following table presents our material contractual obligations as of June 30, 2022.

	By Period
Total	Less than 1 Year	1 to 3 Years	3 to 5 Years	More than 5 Years
7,119	7,069	50	—	—

7.OPERATING LEASES

The Company leases various office premises and facilities under non-cancelable operating leases that expire at various dates through March 2030. Some of the Company’s leases contain one or more options to extend. The Company considers options to extend the lease in determining the lease term.

Prior to the adoption of ASC 842, rent expense on operating leases was recognized on a straight-line basis over the term of the lease. In addition, certain of the Company’s operating lease agreements for office space also include rent holidays and scheduled rent escalations during the initial lease term. The Company recorded the rent holidays as a deferred rent within other liabilities on the condensed consolidated balance sheets. The Company expects to record deferred rent liability and scheduled rent increase on a straight-line basis into rent expense over the lease term commencing on the date the Company took possession of the leased space.

Operating lease expense for the three and six months ended June 30, 2022 was $383 and $679, respectively and $371 and $803 for the three and six months ended June 30, 2021, respectively. The Company records operating lease expense in the condensed consolidated statement of operation within general and administrative expenses.

On adoption of topic ASC 842 “Leases”, supplemental balance sheet information as of June 30, 2022 related to operating leases is shown below:

	As of June 30, 2022
Reported as:	$
Assets:
Operating lease right-of-use assets		$2,275
Liabilities:
Accrued expenses and other current liabilities		$808
Operating lease liabilities, non-current		1,648
Total operating lease liabilities		$2,456

As of June 30, 2022, the weighted-average remaining lease term and weighted-average discount rate for operating leases is 4.94 years and 11.33% respectively.

Mondee Holdings II, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(In thousands, except stock, units and par value data)

(unaudited)

Supplemental cash flow information as of June 30, 2022 related to operating leases are as follows:

For Six months
ended June 30,
2022
Cash paid within operating cash flows	$140
Operating lease right-of-use assets recognized in exchange for new operating lease obligations	2,888

As of June 30, 2022, the future minimum lease payments under non-cancelable operating leases are as follows:

As of June 30,
2022
2022 (remaining six months)	$625
2023	718
2024	566
2025	252
2026	219
Thereafter	438
Total operating lease payments	2,818
Less: Imputed interest	(362)
Total operating lease liabilities	$2,456

8.EMPLOYEE BENEFIT PLAN

The Company sponsors several 401(k) defined contribution plans covering its employees in the United States of America. A management committee determines matching contributions made by the Company annually. Matching contributions are made in cash and were $0 during the three and six months ended June 30, 2022 and $3 and $4 during the three and six months ended June 30, 2021, respectively.

The Company’s Gratuity Plan in India (the “India Plan”) provides for a lump sum payment to vested employees on retirement or upon termination of employment in an amount based on the respective employee’s salary and years of employment with the Company. Liabilities with regard to the India Plan are determined by actuarial valuation using the projected unit credit method. Current service costs for these plans are accrued in the year to which they relate. Actuarial gains or losses or prior service costs, if any, resulting from amendments to the plans are recognized and reported as personnel expenses in the condensed consolidated statement of operations.

Components of net periodic benefit costs, were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
Particulars	2022	2021	2022	2021
Current service cost	2	15	23	36
Interest cost	2	7	8	12
Net actuarial gain recognized in the period	(12)	(68)	(15)	(71)
(Income)/Expenses recognized in the condensed consolidated statement of operations	(8)	(46)	16	(23)

Mondee Holdings II, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(In thousands, except stock, units and par value data)

(unaudited)

The components of actuarial gain on retirement benefits are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
Particulars	2022	2021	2022	2021
Actuarial gain for the period obligation	12	68	15	71
Actuarial (gain)/loss for the period plan assets	—	—	—	—
Total actuarial gain on obligation	12	68	15	71

9.RELATED PARTY TRANSACTIONS

A.	Related Parties with whom transactions have taken place during the year:
a.	Mondee Holdings LLC — Parent Company
b.	Prasad Gundumogula — Chief Executive Officer (“CEO”)
c.	Metaminds Software Solutions Ltd (“Metaminds Software”) — Affiliate entity
d.	Metaminds Technologies Pvt Ltd (“Metaminds Technologies”) — Affiliate entity
e.	Metaminds Global Solutions Inc. (“Metaminds Global”) — Affiliate entity
f.	Mondee Group LLC — Affiliate entity
g.	Mike Melham — VP of Product Implementation
B.	Summary of balances due to and from related parties and transactions are as follows:

	June 30,	December 31,
Balances as at Year End	2022	2021
Amount payable to related party
Metaminds Software	—	—
Metaminds Technologies	196	196
Metaminds Global	317	317
Mondee Group LLC (a)	1,039	203
Loan receivable from Related Party
Mondee Group LLC (b)	22,310	22,054
Note Payable to Related Party
Note payable to CEO (c)	195	193

Mondee Holdings II, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(In thousands, except stock, units and par value data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Transactions with Related Parties	2022	2021	2022	2021
Offshore IT, sales support and other services from
Metaminds Software (e)	—	48	—	83
Metaminds Technologies (e)	—	29	54	87
Metaminds Global (e)	—	56	78	95
Offshore software development services from
Metaminds Software (e)	—	190	—	330
Metaminds Technologies (e)	—	113	216	347
Metaminds Global (e)	—	224	312	378
Interest Income from Mondee Group Loan (b)	129	126	256	250
Service fee from Mondee Group LLC (a)	974	—	1,941
Rent expense – from Mike Melham (d)	16	16	33	33
Rent expense – from Metaminds Software (f)	58	—	58	—
(a)	Pursuant to a UATP Servicing Agreement dated May 11, 2021, the Company sold certain airline tickets using prepaid UATP credit cards arranged by Mondee Group, LLC, in exchange for a service fee equal to 10% of the revenue derived from the sale of such airline tickets. Mondee Group, LLC, led the fund raising and arranged the funds that were used to purchase prepaid UATP credit cards at a discount from their face value from a certain airline.
(b)	The Company has a secured promissory note receivable from Mondee Group LLC, bearing an interest rate of 2.33% compounded annually, with a 10-year term, and is secured by 14,708 Class A units in Parent. The note is due the earlier of March 25, 2026, or the occurrence of a change in control event. The note was amended and settled subsequently as explained in note 13.
(c)	The Company has a note payable to the CEO amounting to $195 and $193 as of June 30, 2022 and December 31, 2021, respectively, and is included in loan payable to related party on the condensed consolidated balance sheets. The loan is collateralized and carries an interest rate of 2% per annum. Principal and interest are due on demand.
(d)	The Company currently rents two office spaces from Mike Melham, the Company’s VP of Product Implementation. The lease commencement date for both the leases was January 01, 2020. Each lease has a term of five years. The monthly minimum base rents are immaterial.
(e)	Prior to acquisition of certain assets and liabilities of Metaminds Technologies, which is reflected within the subsequent event footnote, Mondee hired all employees of Metaminds Technologies and Metaminds Software in April 2022. There were no services rendered by Metaminds Technologies and Metaminds Software for offshore IT, offshore software development, or sales support for three months ended June 30, 2022.
(f)	The Company currently rents office space from Metaminds Software Solutions Ltd. The lease commencement date for this was April 1, 2022. The lease has a term of 11 months and the monthly minimum base rent is immaterial.
10.	SEGMENT INFORMATION

We have the following reportable segments: Travel Marketplace and SAAS Platform. These reportable segments offer different products and services and are managed separately because the nature of products and services, and methods used to distribute the services are different. Our primary operating metric is Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization). Assets, liabilities and expenses are reviewed on an entity-wide basis by the CODM, and hence are not allocated to these reportable segments. Segment revenue is reported and reviewed by the CODM on a monthly basis.

Such amounts are detailed in our segment reconciliation below.

Mondee Holdings II, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(In thousands, except stock, units and par value data)

(unaudited)

	Three Months Ended June 30, 2022
	Travel Marketplace	SAAS Platform	Total
Third-party revenue	$42,397	253	42,650
Intersegment revenue	—	—	—
Revenue	$42,397	253	42,650
Adjusted EBITDA	$4,971	(455)	4,516
Depreciation and amortization	(2,633)	(136)	(2,769)
Stock-based compensation	(81)	—	(81)
Operating Income (loss)	$2,257	(591)	1,666
Other expense, net			(3,543)
Loss before income taxes			(1,877)
Provision for income taxes			(236)
Net loss			(2,113)

	Three Months Ended June 30, 2021
	Travel Marketplace	SAAS Platform	Total
Third-party revenue	$23,467	90	23,557
Intersegment revenue	—	—	—
Revenue	$23,467	90	23,557
Adjusted EBITDA	$393	(629)	(236)
Depreciation and amortization	(3,165)	(140)	(3,305)
Stock-based compensation	(3,771)	—	(3,771)
Operating loss	$(6,543)	(769)	(7,312)
Other expense, net			(5,711)
Loss before income taxes			(13,023)
Provision for income taxes			(55)
Net loss			(13,078)

	Six Months Ended June 30, 2022
	Travel Marketplace	SAAS Platform	Total
Third-party revenue	$79,758	545	80,303
Intersegment revenue	—	—	—
Revenue	$79,758	545	80,303
Adjusted EBITDA	$7,737	(1,008)	6,729
Depreciation and amortization	(5,312)	(274)	(5,586)
Stock-based compensation	(161)	—	(161)
Operating Income (loss)	$2,264	(1,282)	982
Other expense, net			(9,796)
Loss before income taxes			(8,814)
Provision for income taxes			(290)
Net loss			(9,104)

Mondee Holdings II, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(In thousands, except stock, units and par value data)

(unaudited)

	Six Months Ended June 30, 2021
	Travel Marketplace	SAAS Platform	Total
Third-party revenue	$36,617	434	37,051
Intersegment revenue	—	—
Revenue	$36,617	434	37,051
Adjusted EBITDA	$(2,850)	(1,023)	(3,873)
Depreciation and amortization	(6,233)	(287)	(6,520)
Stock-based compensation	(3,771)	—	(3,771)
Operating loss	$(12,854)	(1,310)	(14,164)
Other expense, net			(11,145)
Loss before income taxes			(25,309)
Provision for income taxes			(120)
Net loss			(25,429)

Geographic information

The following table represents revenue by geographic area, the United States, and all other countries, based on the geographic location of the Company’s subsidiaries.

	Three Months Ended June 30,
	2022	2021
United States	$40,372	$23,294
International	2,278	263
	$42,650	$23,557

	Six Months Ended June 30,
	2022	2021
United States	$76,164	$36,556
International	4,139	495
	$80,303	$37,051

As of June 30, 2022, and December 31, 2021, long-lived assets located outside of the United States were not material.

11.COMMON STOCK

Class A — Common stock

The total number of capital stock the Company has authority to issue is 1,000 shares of Class A Common Stock, par value $0.01, of which 1 common stock is issued and outstanding.

Voting

Each holder of common stock is entitled to one vote in respect of each share held by them in the records of the Company for all matters submitted to a vote.

Liquidation

In the event of liquidation of the Company, the holders of common stock shall be entitled to receive all the remaining assets of the Company, after distribution of all preferential amounts, if any. Such amounts will be in proportion to the number of equity shares held by the shareholders.

Mondee Holdings II, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(In thousands, except stock, units and par value data)

(unaudited)

12.STOCK-BASED COMPENSATION

The Parent may, subject to the approval of the Board of Managers, issue its Class A, B, C, D or F Holdings units to employees, officers, directors, consultants or other service providers of the Company in exchange for services rendered. Specific terms and conditions of such issuances are to be established by the Board of Managers of the Parent.

In February 2021, the Parent’s Board of Managers approved the amended and restated 2013 Class D Incentive Unit Plan. The plan authorizes 91,177,477 Class D Incentive Units for issuance to the Company’s employees. As of June 30, 2022, only Management Incentive Units for Class D units were unvested at the Holdings level.

There were no incentive awards granted during the six months ended June 30, 2022.

As of June 30, 2022, the total unrecognized stock-based compensation expense related to the incentive units outstanding was $943, which is expected to be recognized over a weighted-average service period of three years.

The per unit fair value of Class D incentive awards granted during the year ended December 31, 2021 ranged between $0.002 and $0.13 and was estimated as of grant date using the following assumptions:

2021 Grants
Expected term (in years)	0 – 2.5
Risk-free interest rate	0.81% – 1.26%
Expected volatility	50.92% – 53.85%
Expected dividend rate	0%
Weighted average contractual life	0 – 2.5

The per unit fair value of the Class D incentive awards granted prior to fiscal year 2021 were estimated at the date of grant using “the Black-Scholes” option pricing model, using the following assumptions:

2018 Grants
Expected term (in years)	0 – 2.5
Risk-free interest rate	2.9%
Expected volatility	26.0%
Expected dividend rate	0%
Weighted average contractual life	0 – 2.5

The following table summarizes the Incentive Units activity for the periods from December 31, 2021 through June 30, 2022:

			Weighted
		Weighted	average
	Number of Class D	average grant	remaining
	Incentive Units	date fair	contractual	Weighted average
	Outstanding	value of units	life (Years)	exercise price
Unvested – December 31, 2021	10,278,486	0.13	2	0.03
Granted	—	—
Vested	(89,359)	0.002
Forfeited or canceled	(50,000)	—
Unvested – March 31, 2022	10,139,127	0.1	1.75	0.03
Granted	—	—
Vested	(2,490,532)	0.125
Forfeited or canceled	—	—
Unvested – June 30, 2022	7,648,595	0.128	2	0.03

Mondee Holdings II, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(In thousands, except stock, units and par value data)

(unaudited)

Upon the consummation of the Business Combination on July 18, 2022, all Incentive Units became automatically vested.

13.SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the consolidated financial statements were issued. Based upon this review, other than as described below, the Company did not identify any additional subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements.

Note Repayment Agreement

On July 18, 2022 the related party loan receivable was settled upon the consummation of the Business Combination by receipt of New Mondee Common Stock and through the acquisition of certain assets and liabilities of Metaminds Technologies Pvt. Ltd. The total amount settled, including interest incurred, was $22,336. The purchase price paid for the acquisition of certain assets and liabilities of Metaminds Technologies Pvt. Ltd was $2,000, and the remaining $20,000 was received in the form of New Mondee Common Stock shares.

Metaminds Asset Purchase Agreement

On July 18, 2022, the Company entered into an Asset Purchase Agreement (the “Agreement”) with Metaminds Technologies Pvt. Ltd., (“Seller”), Prasad Gundunmogula and Madhuri Pasam, and Mondee Group, LLC (“Mondee Group”) where the Company acquired the assets and liabilities of Metaminds Technologies for a purchase consideration of $2,000. Mondee Group is a separate entity that is owned by both Prasad and Madhuri (Prasad’s wife). Metaminds Technologies derives its revenue from providing IT Solutions and Services exclusively to Mondee.

Prasad and Madhuri collectively own all the issued and outstanding shares of the capital stock of Metaminds Technologies and Mondee Group. Prasad is also the CEO of Mondee, Inc., who is expected to own approximately 83% of outstanding common stock of New Mondee. As such, Metaminds and Mondee are entities under common control.

Due to the short period of time since the purchase date, management is currently evaluating the acquisition date value for major classes of assets and liabilities acquired and resulting from the transaction, including the information required for contingencies.

TCW Amendment

On July 8, 2022, the Company executed a seventh amendment to the financing agreement with TCW, pursuant to which, among other things, (i) TCW consented to the Business Combination, the change of name of the Company from “ITHAX Acquisition Corp.” to “Mondee Holdings, Inc.,” and a further extension of the loan repayment schedule, and (ii) the Company agreed to execute joinders for Mondee Holdings, Inc. and Mondee Holdings II, Inc. to become borrowers under the TCW Agreement. The seventh amendment further provides that the quarterly repayment of interest extending up to September 30, 2022 and the quarterly principal repayment extending to the Closing Date, and extending the date for consummation of the Business Combination to July 31, 2022.

Additionally, the amendment extended the trigger date to issue 3,600,000 of Class G units related to the consummation of the transaction to July 31, 2022. In the event the company completes the consummation of the business by or before July 31, 2022 the company will be subject issue up to 3,000,000 in Class G units which is dependent on the aggregate amount of the loan after giving effect to the business combination.

On July 17, 2022, the Company amended the seventh amendment, pursuant to which, among other things, resulted in the reduction of the prepayment amount from $50,000 to $40,000 upon the consummation of the Business Combination.

On July 18, 2022, the Company approved the Business Combination (see “Special Purpose Acquisition Company” note above), prepaid $40,000 towards the principal amount and incurred a 3% prepayment fee totally $1,200 and issued 3,000,000 Class G units to TCW.

Mondee Holdings II, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(In thousands, except stock, units and par value data)

(unaudited)

Class D Units Vesting

The incentive units granted in fiscal year 2021 has an accelerated vesting clause in which all unvested inventive units shall become vested upon the sale of the company. At the closing of the Business Combination on July 18, 2022, each unvested Class D unit was immediately accelerated and vested. The company had 7,648,596 of unvested stock units prior to the close of the transaction.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholder of Mondee Holdings II, Inc. and Subsidiaries

Opinion on the consolidated financial statements

We have audited the accompanying consolidated balance sheets of Mondee Holdings II, Inc. and Subsidiaries (the Company) as of December 31, 2021 and 2020, and the related consolidated statements of operations, comprehensive loss, stockholder’s equity (deficit), and cash flows for each of the years then ended, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KNAV P.A.

KNAV P.A.

We have served as the Company’s auditor since 2021.

Atlanta, Georgia

March 19, 2022

Mondee Holdings II, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except units and par value data)

	As of December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$15,506	$31,425
Restricted cash and cash equivalents	—	100
Restricted short-term investments	8,484	9,394
Accounts receivable, net of allowance of $5,005, and $3,911, respectively	10,178	5,355
Contract assets, net of allowance of $1,000 and $500, respectively	3,935	4,420
Prepaid expenses and other current assets	2,588	2,611
Total current assets	40,691	53,305
Property and equipment, net	8,874	9,156
Goodwill	66,420	66,420
Intangible assets, net	63,708	71,590
Loan receivable from related party	22,054	21,547
Other non-current assets	1,588	1,338
TOTAL ASSETS	$203,335	$223,356
Liabilities and Stockholder’s (Deficit) Equity
Current liabilities
Accounts payable	$19,529	$17,414
Amounts payable to related parties	716	757
Paycheck Protection Program (PPP) and other government loans, current portion	338	—
Accrued expenses and other current liabilities	10,354	11,477
Deferred revenue	6,450	7,265
Long-term debt, current portion	11,063	8,618
Total current liabilities	48,450	45,531
Deferred income taxes	512	328
Note payable to related party	193	189
PPP and other government loans excluding current portion	1,915	4,331
Long-term debt excluding current portion	162,170	148,027
Deferred revenue excluding current portion	14,288	16,139
Other long-term liabilities	2,632	356
Total liabilities	230,160	214,901
Commitments and contingencies (Note 11)
Stockholder’s (deficit) equity:
Common stock – $0.01 par value; 1,000 stock authorized, 1 stock issued and outstanding	—	—
Additional paid-in capital	163,465	159,529
Accumulated other comprehensive (loss) income	(273)	38
Accumulated deficit	(190,017)	(151,112)
Total stockholder’s (deficit) equity	(26,825)	8,455
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)	$203,335	$223,356

The accompanying notes are an integral part of these consolidated financial statements.

Mondee Holdings II, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands)

	For the year ended December 31,
	2021	2020
Revenues, net	$93,194	$65,796
Operating expenses:
Marketing expenses	54,611	39,501
Sales and other expenses, including non-employee stock-based compensation of $16 and $0, respectively	11,165	14,434
Personnel expenses, including stock-based compensation of $3,920 and $15, respectively	23,422	20,658
General and administrative expenses	7,455	7,736
Information technology expenses	4,058	3,255
Provision for doubtful accounts receivable and contract assets	1,874	4,655
Depreciation and amortization	12,861	11,414
Total operating expenses	115,446	101,653
Loss from operations	(22,252)	(35,857)
Other income (expense):
Interest income	505	508
Interest expense	(23,683)	(20,410)
Gain on forgiveness of PPP loans	5,868	—
Other income (expense), net	980	(17)
Total other expense, net	(16,330)	(19,919)
Loss before income taxes	(38,582)	(55,776)
(Provision for) Benefit from income taxes	(323)	14,042
Net loss	$(38,905)	$(41,734)

The accompanying notes are an integral part of these consolidated financial statements.

Mondee Holdings II, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Loss

(In thousands)

	For the year ended December 31,
	2021	2020
Net loss	$(38,905)	$(41,734)
Other comprehensive (loss) income, net of tax:
Currency translation adjustment	(311)	1
Comprehensive loss	$(39,216)	$(41,733)

The accompanying notes are an integral part of these consolidated financial statements.

Mondee Holdings II, Inc. and Subsidiaries

Consolidated Statements of Stockholder’s Equity (Deficit)

For the Years Ended December 31, 2021 and 2020

(In thousands, except stock and par value data)

				Accumulated
				Other
			Additional	Comprehensive		Total
	Common Stock		Paid-in-	Income	Accumulated	Stockholder’s
	Shares	Amount	Capital	(Loss)	Deficit	Equity (Deficit)
Balance at December 31, 2019	1	$—	$100,226	$37	$(109,378)	$(9,115)
Stock based compensation	—	—	15	—	—	15
Parent unit issued for acquisition of CTS (refer note 8)	—	—	10,428	—	—	10,428
Parent put options issued for acquisition of CTS (refer note 8)	—	—	25,020	—	—	25,020
Parent unit issued for acquisition of Rocketrip (refer note 8)	—	—	699	—	—	699
Parent put options issued for acquisition of Rocketrip (refer note 8)	—	—	5,045	—	—	5,045
Parent unit issued to lenders (refer note 7)	—	—	6,525	—	—	6,525
Capital contribution from Parent	—	—	11,571	—	—	11,571
Currency translation adjustments	—	—	—	1	—	1
Net loss	—	—	—	—	(41,734)	(41,734)
Balance at December 31, 2020	1	$—	$159,529	$38	$(151,112)	$8,455
Stock based compensation	—	—	3,936	—	—	3,936
Currency translation adjustment	—	—	—	(311)	—	(311)
Net loss	—	—	—	—	(38,905)	(38,905)
Balance at December 31, 2021	1	$—	$163,465	$(273)	$(190,017)	$(26,825)

The accompanying notes are an integral part of these consolidated financial statements.

Mondee Holdings II, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2021 and 2020

(In thousands)

	For the year ended December 31,
	2021	2020
Cash flows from operating activities
Net loss	$(38,905)	$(41,734)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	12,861	11,414
Deferred taxes	184	(13,941)
Provision for doubtful accounts receivable and contract assets	1,874	4,655
Stock-based compensation	3,936	15
Amortization of loan origination fees	2,361	551
Payment in kind interest expense	14,582	19,619
Gain on forgiveness of PPP loans	(5,868)	—
Change in the estimated fair value of earn-out consideration	265	(66)
Changes in operating assets and liabilities
Accounts receivable	(6,697)	11,505
Contract assets	485	19,555
Prepaid expenses and other current assets	23	1,011
Other non-current assets	(757)	38
Amounts payable to related parties, current portion	(358)	—
Accounts payable	2,115	(19,459)
Accrued expenses and other current liabilities	892	2,488
Deferred revenue	(2,666)	687
Net cash used in operating activities	(15,673)	(3,662)
Cash flows from investing activities
Capital expenditure	(4,022)	(4,061)
Cash paid for the acquisition; net of cash acquired	—	(34,912)
Purchase of restricted short-term investments	—	(195)
Sale of restricted short-term investments	910	1,458
Net cash used in investing activities	(3,112)	(37,710)
Cash flows from financing activities
Repayments of long-term debt	(638)	(1,269)
Proceeds from issuance of long-term debt	—	55,000
Loan origination fees for long-term debt	(75)	(1,762)
Proceeds from PPP and other government loans	3,790	4,331
Capital contribution from Parent	—	11,571
Repayment of Related Party Loan	—	(6,784)
Net cash provided by financing activities	3,077	61,087
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(311)	1
Net increase (decrease) in cash, cash equivalents and restricted cash	(16,019)	19,716
Cash, cash equivalents and restricted cash at beginning of year	31,525	11,809
Cash, cash equivalents and restricted cash at end of year	$15,506	$31,525
Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$6,740	$316
Cash paid during the year for income taxes	$82	$711
Supplemental schedule of noncash investing and financing activities
Fair value of Parent units and Put Options in connection with acquisition of CTS	$—	$35,448
Fair value of Parent units and Put Options in connection with acquisition of Rocketrip	$—	$5,744
Fair value of Parent units issued to lenders	$—	$6,525

The accompanying notes are an integral part of these consolidated financial statements.

Mondee Holdings II, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

(In thousands, except stock, units and par value data)

1.	NATURE OF OPERATIONS

Mondee Holdings II, Inc., a wholly owned subsidiary of Mondee Holdings, LLC (“Holdings”, “Parent”), is a Delaware corporation formed on April 25, 2012. We refer to Mondee Holdings II, Inc. and its subsidiaries collectively as “Mondee,” the “Company,” “us,” “we” and “our” in these consolidated financial statements. Mondee is a rapid-growth, travel technology company and marketplace with a portfolio of globally recognized brands in the leisure and corporate travel sectors. Mondee provides state-of-the art technologies, operating systems and services that modernize travel market transactions to better serve travelers seeking enhanced life-style choices directly or through travel affiliates. These technology-led platforms, combined with Mondee’s distribution network, access to global travel inventory and its extensive, negotiated travel content, create a modern travel marketplace. The Company believes this modern travel marketplace provides enhanced options to the increasingly discerning traveler, on efficient consumer- friendly distribution platforms that support its travel supplier partners in utilizing highly perishable travel inventory. In addition to the rapid development of a modern travel marketplace, Mondee is increasingly focused on expanding its marketplace to the gig economy segment of the travel market. The Company believes gig workers are seeking more flexible, diverse content travel services and that its platform is well suited to serve them. The Company also offers a new subscription incentive-based behavioral change platform that is designed to be user-friendly to make booking business trips rewarding for both the traveler and the corporation.

Basis of presentation

The consolidated financial statements and accompanying notes have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Revisions of Previously Issued Financial Statements

During the preparation of the consolidated financial statements for year 2021, we identified a misstatement related to the related party disclosure in previously issued financial statements for the years ended December 31, 2020 and December 31, 2019. The previously disclosed related party transaction and balances at year end with respect to affiliate entities were not bifurcated between the three legal entities operating under the same brand name. This misstatement only impacted the footnote disclosure and did not impact previously reported consolidated financial statements.

We assessed the materiality of the misstatement and concluded it was not material to the Company’s previously issued consolidated financial statements for the years ended December 31, 2020 and December 31, 2019 and that amendments of previously issued financial statements were therefore not required. However, we elected to revise the previously reported amounts in the related party disclosure to bifurcate the transactions for the year ended and balances as at year end between the three legal entities. The revision applies to the previously reported amounts for related party transactions for the year ended December 31, 2020.

Mondee Holdings II, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

(In thousands, except stock, units and par value data)

Special Purpose Acquisition Company

In December 2021, the Company entered into an agreement and plans to merge (“the Merger”) with a subsidiary of ITHAX Acquisition Corp. (“ITHAX”), a publicly traded special purpose acquisition company. The Company’s existing shareholders will retain 100% of their equity, which converts to 62.9% ownership of the outstanding shares of the post-combination company at closing, assuming no redemptions by ITHAX’s public shareholders. The transaction is expected to be completed during 2022. However, there can be no assurance as to when or if the closing of the Merger will occur. As a result of the proposed Merger, Mondee Holdings II, Inc. will be the surviving company and it will be renamed as “Mondee Holdings, Inc.”

Going concern

The Company has prepared its consolidated financial statements assuming that the Company will continue as a going concern. As of December 31, 2021, the Company is required to make debt repayments aggregating to $11,401 and $9,814 in 2022 and 2023, respectively. The Company applied for and received gross proceeds of $3,576 in February 2021 from the second tranches of the PPP loan, of which $1,576 has been forgiven as of December 31, 2021. While the Company currently believes that its use of the remaining PPP loan proceeds will meet the conditions for forgiveness of the PPP loan, it is not guaranteed. As of December 31, 2021, current liabilities are $48,450 and current assets are $40,691. Given that the Company has historically generated recurring net losses and negative cash flows from operations, it may be unable to make such specified debt repayments when the balance is due. These conditions raise substantial doubt about the Company’s ability to continue as a going concern, for a period of twelve months following the date of issuance of the consolidated financial statements for the year ended December 31, 2021. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In December 2021, the Company entered the Merger with ITHAX, see above for further details. Upon the consummation of the Merger, the Company’s future reported cash balance is estimated to increase by $150,000 assuming maximum shareholder redemption of common stock, or $267,144 assuming no redemptions, including up to $50,000 in gross proceeds from the Private Investment in Public Equity (“PIPE”) financing. Further, the Company has $15,506 of un-restricted cash and $15,000 in unused line of credit as of December 31, 2021. Although travel volumes remain materially lower than historic levels, travel trends improved during the second half of 2020, and in 2021. Management expects this would result in working capital benefits and positive cash flow more akin to typical historical trends. It remains difficult to forecast the seasonality for the upcoming quarters, given the uncertainty related to the duration of the impact from COVID-19 and the shape and timing of any sustained recovery.

COVID-19

During 2020, the COVID-19 pandemic has severely restricted the level of economic activity around the world, and is continuing to have an unprecedented effect on the global travel industry. The various government measures implemented to contain the COVID-19 pandemic, such as imposing restrictions on travel and business operations and advising or requiring individuals to limit or forgo their time outside of their homes, initially led to unprecedented levels of cancellations and continues to have a negative impact on the number of new travel bookings. While many countries have begun the process of vaccinating their residents against COVID-19, the large scale and challenging logistics of distributing the vaccines, as well as uncertainty over the efficacy of the vaccines against new variants of the virus, may contribute to delays in economic recovery. The spread of new variants of COVID-19 has caused uncertainty as to when restrictions will be lifted, if additional restrictions may be initiated or reimposed, if there will be permanent changes to travel behavior patterns, and the timing of distribution and administration of COVID-19 vaccines and other medical interventions globally. Overall, the full duration and total impact of COVID-19 remains uncertain, and it is difficult to predict how the recovery will unfold for the travel industry and, in particular, our business, going forward.

Even though there have been some improvements in the economic and operating conditions for our business since the outset of the COVID-19 pandemic, we cannot predict the long-term effects of the pandemic on its business or the travel and restaurant

Mondee Holdings II, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

(In thousands, except stock, units and par value data)

industries as a whole. If the travel industries are fundamentally changed by the COVID-19 pandemic in ways that are detrimental to our operating model, the Company’s business may continue to be adversely affected even as the broader global economy recovers.

Given the severe downturn in the global travel industry and the financial difficulties faced by many of our travel service providers, customers and marketing affiliates, we have increased our provision for allowance for doubtful accounts on receivables from our travel service providers and marketing affiliates. Moreover, due to the high level of cancellations of existing reservations, we have incurred, and may continue to incur, higher than normal cash outlays on chargebacks for prepaid reservations, including certain situations where we have already transferred the prepayment to the travel service provider. Any material increases in our allowance for doubtful accounts and chargebacks would have a corresponding adverse effect on our results of operations and related cash flows.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of consolidated financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. We base our estimates on historical experience and on various other factors we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ materially from those estimates. Significant items subject to such estimates and assumptions include, but are not limited to, the useful lives of property and equipment, revenue recognition, allowances for doubtful accounts and customer chargebacks, the valuation of financial instruments, acquisition purchase price allocations, the valuation of intangible and other long- lived assets, income taxes, impairment of goodwill and indefinite life intangibles, capitalization of software development costs, and other contingencies.

The COVID-19 pandemic has created and may continue to create significant uncertainty in macroeconomic conditions, which may cause further business disruptions and adversely impact our results of operations. As a result, many of our estimates and assumptions required increased judgment and carry a higher degree of variability and volatility. As events continue to evolve and additional information becomes available, our estimates may change materially in future periods.

Cash, cash equivalents, restricted cash, and restricted short-term investments

We consider all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of cash on hand, highly liquid investments in money market funds and various deposit accounts.

We record certificate of deposits (“CDs”) with original maturities greater than three months as short-term investments on the consolidated balance sheets. These investments are held to maturity and recorded at amortized cost basis.

Mondee Holdings II, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

(In thousands, except stock, units and par value data)

We have entered into agreements with financial institutions to extend letters of credit to certain airlines and the Airlines Reporting Corporation (“ARC”). These letters of credit are extended to secure payment for the potential purchase of airline tickets in the ordinary course of business. We have placed short-term certificates of deposits and investment in money market funds with financial institutions as collateral under these arrangements and accordingly they have been presented as ‘restricted short-term investments’ and ‘restricted cash and cash equivalents’, respectively, on the consolidated balance sheets.

The following table provides a reconciliation of cash and cash equivalents reported within the consolidated balance sheets that sum to the total of the same amounts shown in the consolidated statements of cash flows:

	As of December 31,
	2021	2020
Cash and cash equivalents	$15,506	$31,425
Restricted cash	—	100
	$15,506	$31,525

Accounts receivable and allowance for doubtful accounts

Accounts receivable from customers are recorded at the original invoiced amounts net of an allowance for doubtful accounts. The allowance for doubtful accounts and contract assets was estimated based on historical experience, aging of the receivable, credit quality of the customers, economic trends and other factors that may affect our ability to collect from customers.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed on a straight-line basis using mid-month convention over the estimated useful lives of the related assets. Repairs and maintenance expenditures are expensed as incurred. Leasehold improvements are amortized over the shorter of the useful life or lease term.

Our property and equipment are assigned the following useful lives:

Useful Lives
Computer equipment	3 – 7 years
Furniture and office equipment	5 – 7 years
Capitalized software	3 years

Website and internal-use software development costs

Acquisition costs and certain direct development costs associated with website and internal-use software are capitalized and include external direct costs of services and payroll costs for employees devoting time to the software projects principally related to platform development, including support systems, software coding, designing system interfaces and installation and testing of the software. These costs are recorded as property and equipment and are generally amortized beginning when the asset is substantially ready for use. Costs incurred for enhancements that are expected to result in additional features or functionalities are capitalized and amortized over the estimated useful life of the enhancements which is considered to be three years. We evaluate the useful lives of these assets on an annual basis and test for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets. Costs incurred during the preliminary project stage, as well as maintenance and training costs, are expensed as incurred.

Mondee Holdings II, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

(In thousands, except stock, units and par value data)

Business combination

The total purchase consideration for an acquisition is measured as the fair value of the assets transferred, equity instruments issued, and liabilities assumed at the acquisition date. Costs that are directly attributable to the acquisition are expensed as incurred and included in general and administrative expense in our consolidated statements of operations. Identifiable assets (including intangible assets) and liabilities assumed (including contingent liabilities) are measured initially at their fair values at the acquisition date. We recognize goodwill if the fair value of the total purchase consideration is in excess of the net fair value of the identifiable assets acquired and the liabilities assumed. Determining the fair value of assets acquired and liabilities assumed requires us to use significant judgment and estimates including the selection of valuation methodologies, cost of capital, future cash flows, and discount rates. Our estimates of fair value are based on assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. During the measurement period, not to exceed one year from the date of acquisition, we may record adjustments to the assets acquired and liabilities assumed, with a corresponding offset to goodwill. We include the results of operations of the acquired business in the consolidated financial statements beginning on the acquisition date.

Our acquisitions include an earn-out consideration as part of the purchase price that is classified as a liability. The fair value of the earn-out consideration is estimated as of the acquisition date based on our estimates and assumptions, including valuations that utilize customary valuation procedures and technique. The fair value measurement includes inputs that are Level 3 measurement (unobservable inputs in which little or no market data exists). Should actual results increase or decrease as compared to the assumption used in our analysis, the fair value of the earn-out consideration obligations will increase or decrease, as applicable. Changes in the fair value of the earn-out consideration are recorded within operating expenses.

Recoverability of goodwill and indefinite-lived intangible assets

Goodwill is not subject to amortization and is tested annually or more when events and circumstances indicate impairment may have occurred. In the evaluation of goodwill for impairment, we typically perform our qualitative assessment, prior to performing the quantitative analysis, to determine whether the fair value of the goodwill is more likely than not impaired. If a quantitative assessment is made we compare the fair value of the reporting unit to the carrying value and, if applicable, record an impairment charge based on the excess of the reporting unit’s carrying amount over its fair value.

We generally base our measurement of fair value of reporting units, on a blended analysis of the present value of future discounted cash flows and market valuation approach. The discounted cash flows model indicates the fair value of the reporting units based on the present value of the cash flows that we expect the reporting units to generate in the future. Our significant estimates in the discounted cash flows model include: our weighted average cost of capital; long-term rate of growth and profitability of our business; and working capital effects. The market valuation approach indicates the fair value of the business based on a comparison of the Company to comparable publicly traded firms in similar lines of business. Our significant estimates in the market approach model include identifying similar companies with comparable business factors such as size, growth, profitability, risk and return on investment and assessing comparable revenue and operating income multiples in estimating the fair value of the reporting units.

We believe the weighted use of discounted cash flows and market approach is the best method for determining the fair value of our reporting units because these are the most common valuation methodologies used within the travel and internet industries; and the blended use of both models compensates for the inherent risks associated with either model if used on a stand-alone basis.

In our evaluation of our indefinite-lived intangible assets, we typically first perform a qualitative assessment prior to performing the quantitative analysis, to determine whether the fair value of the indefinite- lived intangible asset is more likely than not impaired. An impairment charge is recorded for the excess of the carrying value of indefinite-lived intangible assets over their fair value, if necessary. We base our measurement of fair value of indefinite-lived intangible assets, which consist of trade name, using the relief-

Mondee Holdings II, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

(In thousands, except stock, units and par value data)

from-royalty method. This method assumes that the trade name has value to the extent that its owner is relieved of the obligation to pay royalties for the benefits received from them.

Intangible assets

Intangible assets are amortized over the period of estimated benefit using the straight-line method, as the consumption pattern of the asset is not apparent. No significant residual value is estimated for intangible assets.

Amortization Period
Covenants not to compete	5 years
Trade name with definite life	20 years
Acquired technology	10 years
Customer relationships	5 – 10 years
Supplier relationships	15 years
Developed technology	5 – 10 years

Recoverability of intangible assets with definite lives and other long-lived assets

Intangible assets with definite lives and other long-lived assets are carried at cost and are amortized on a straight-line basis over their estimated useful lives of one to twenty years. We review the carrying value of long-lived assets or asset groups, including property and equipment, to be used in operations whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. Factors that would necessitate an impairment assessment include a significant adverse change in the extent or manner in which an asset is used, a significant adverse change in legal factors or the business climate that could affect the value of the asset, or a significant decline in the observable market value of an asset, among others. If such facts indicate a potential impairment, we will assess the recoverability of an asset group by determining if the carrying value of the asset group exceeds the sum of the projected undiscounted cash flows expected to result from the use and eventual disposition of the assets over the remaining economic life of the primary asset in the asset group. If the recoverability test indicates that the carrying value of the asset group is not recoverable, we will estimate the fair value of the asset group using appropriate valuation methodologies which would typically include an estimate of discounted cash flows. Any impairment would be measured as the difference between the asset groups carrying amount and its estimated fair value.

Assets held for sale, to the extent we have any, are reported at the lower of cost or fair value less costs to sell.

Revenue recognition

Our revenues are generated by providing online travel reservation services, which principally allows travelers to book travel reservations with travel suppliers through our platforms. These services are primarily related to reservation of airline tickets. It also includes, to a lesser extent, services related to reservation of hotel accommodation, rental car, travel insurance and other travel products and services. While we generally refer to a consumer that books travel reservation services on our platforms as our customer, for accounting purposes; our customers are the travel suppliers. Our contracts with travel suppliers give them the ability to market their reservation availability without transferring responsibility to deliver the travel service to us. Therefore, we are an agent in a transaction and our revenues are presented on a net basis (that is, the amount billed to a traveler less the amount paid to a travel supplier) in the consolidated statements of operations. Our revenue is earned through service fees, margins and commissions.

We earn incentives from airline companies which are recognized based on the achievement of targets set by contract, that mainly relate to the amount of airline ticket bookings that have been flown, and consequently are not subject to cancellation. We also receive incentives from our Global Distribution System (“GDS”) service providers based on the volume of segment bookings mediated by us

Mondee Holdings II, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

(In thousands, except stock, units and par value data)

through the GDS systems. In addition to the above travel-related revenue, we also generate revenue from incentives received from credit card companies for ancillary services based on the volume of transaction amount processed by us.

Revenue from service fee, margin and commission on sale of airline tickets is recognized when the traveler books the airline ticket as the performance obligation is satisfied by us on issuance of an airline ticket to the traveler. Revenue is recorded net of cancellation, refunds and chargebacks. In the event of cancellation of airline tickets, revenue recognized in respect of commissions and margins earned by us on such tickets is reversed and is netted off from the revenue earned during the fiscal period at the time the cancellation is made by the customers.

Revenue from commission and margin on other travel products and services is recognized when the traveler completes the reservation as our performance obligation is satisfied at that point.

Revenue relating to contracts with travel suppliers which include incentive payments from airline companies and GDS are accounted for as variable consideration when the amount of revenue to be recognized can be estimated to the extent that it is probable that a significant reversal of any incremental revenue will not occur. This revenue is recognized net off cancellations, refunds and shortfall penalty fees, as applicable, at a time when performance targets are achieved.

When an airline ticket is purchased, there is a risk of customer chargebacks including those related to fraud. We record estimates for chargebacks of our fees or margin or commission earned upon sale of airline tickets as variable consideration. We record estimates for losses related to chargebacks of the cost of tickets as an operating expense classified within sales and other expense. Reserves are recorded based on our assessment of various factors, including the amounts of actual chargeback activity during the current year.

Our ‘Rocketrip’ platform offers a corporate travel cost savings solution through its technology platform. We generate subscription and set-up revenue from customers who are provided access to our platform as software-as-a-service. Revenue is recognized over the term of the contract.

‘Tripplanet’ is an end-to-end business travel platform for small to medium sized businesses, membership organizations, associations, educational institutions, and NGOs. The platform combines Mondee’s global content hub, marketplace, and conversational commerce engine to provide organizations discounted rates for airfare, hotels, and cars using our private platform. Individuals within these organizations can also utilize the platform for leisure travel. The platform is set up as a subscription base service where revenue is recognized over the term of the contract. Revenue from commission and margin on the travel bookings are recognized when the traveler completes the reservation as our performance obligation is satisfied.

‘Unpub’ provides consumer groups access to a subscription based private membership travel platform where they can purchase flights, reserve hotel rooms and rental cars, and receive member benefits. Revenue related to the subscription platform is recorded over the contract period. Revenue from commission and margin on the travel bookings are recognized when the traveler completes the reservation as our performance obligation is satisfied.

Sales and other expenses

Sales and other expenses are generally variable in nature and consist primarily of: (1) credit cards and other payment processing fees associated with merchant transactions; (2) fees paid to third parties that provide call center, website content translations, fraud protection services and other services; (3) customer relations costs and (4) customer chargeback provisions.

Personnel expenses

Personnel expenses consist of compensation to the Company’s personnel, including salaries, stock- based compensation, bonuses, payroll taxes and employee health and other benefits.

Mondee Holdings II, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

(In thousands, except stock, units and par value data)

Marketing expenses

We report advertising and affiliate marketing costs under “Marketing expenses” in the consolidated statements of operations.

Advertising costs are expensed as incurred. These costs primarily consist of direct costs from search engines and internet portals, television, radio and print spending, private label, public relations, and other costs. The Company incurred advertising expenses of approximately $16,595 and $11,455 during the years ended December 31, 2021 and 2020, respectively.

The Company makes use of affiliate marketing to promote airline ticket sales and generate bookings through its websites and platform. The platform provides affiliates with technology and access to a wide range of products and services. The Company pays commission to third party affiliates for the bookings originated through the Company’s websites and platform based on targeted merchandising and promotional strategies implemented by the Company from time to time.

Information technology

Information technology expenses consist primarily of: (1) software license and system maintenance fees; (2) outsourced data center and web hosting costs; (3) payments to contractors; and (4) data communications and other expenses associated with operating the Company’s services.

Debt issuance costs and debt discounts

Debt issuance costs include costs incurred in connection with the issuance of debt, which are presented in the consolidated balance sheets as a direct deduction from the carrying amount of the related debt liability and are amortized over the term of the debt to interest expense. Debt issuance costs of the revolving credit facility are amortized on a straight-line basis, while all other debt issuance costs are amortized using the effective interest method. Debt discounts incurred in connection with the issuance of debt have been reported as a direct deduction to the carrying value of debt and are being amortized to interest expense using the effective interest method. Amortization of debt issuance costs and debt discounts included in interest expense was $2,361, and $551 for the years ended December 31, 2021 and 2020, respectively.

Stock-based compensation

The Company’s employees and independent consultants participate in Parent’s stock-based compensation plans. Stock-based compensation expense has been allocated by the Company based on the awards and terms granted to the Company’s employees and independent consultants. The fair value of awards in the Parent issued to the Company’s employees are treated as capital contributions and the associated stock-based compensation expense are expensed on the Company’s Statements of Operations.

The Company accounts for stock-based awards in accordance with ASC 718, Compensation — Stock Compensation, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the consolidated financial statements based on their fair values. The Company uses the estimated grant date calculated fair value method of accounting for all share based payment awards. The Company recognizes compensation costs on a straight-line basis over the requisite service period of the award, which is generally the option vesting term of four years.

The Company estimates the fair value of awards using the Black-Scholes option pricing model. The model requires management to make a number of assumptions including expected volatility, expected term, risk free interest rate and expected dividends. The fair value of the awards is expensed over the related service period which is typically the vesting period.

Equity based compensation expense is based on awards that are expected to vest. The Company accounts for forfeitures as they occur. The Company evaluates the assumptions used to value its share based awards on an annual basis.

Mondee Holdings II, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

(In thousands, except stock, units and par value data)

Employee benefits

Contributions to defined contribution plans are charged to the consolidated statements of operations in the period in which services are rendered by the covered employees. Current service costs for defined benefit plans are recognized in the period to which they relate. The liability in respect of defined benefit plans is calculated annually by the Company using the projected unit credit method. The Company records annual amounts relating to its defined benefit plans based on calculations that incorporate various actuarial and other assumptions, including discount rates, mortality, future compensation increases and attrition rates. The Company reviews its assumptions on an annual basis and makes modifications to the assumptions based on current rates and trends when it is appropriate to do so. The effect of modifications to those assumptions is recognized as a component of net periodic cost. The Company believes that the assumptions utilized in recording its obligations under its plans are reasonable based on its experience and market conditions. These assumptions may not be within the control of the Company and accordingly it is reasonably possible that these assumptions could change in future periods. The Company reports the net periodic cost under personnel expenses on the consolidated statement of operations.

The Company recognizes its liabilities for compensated absences depending on whether the obligation is attributable to employee services already rendered, rights to compensated absences vest or accumulate and payment is probable and estimable.

Income taxes

The Company is subject to payment of federal and state income taxes in the U.S. and other forms of income taxes in other jurisdictions. Consequently, the Company determines its consolidated provision for income taxes based on tax obligations incurred using the asset and liability method. Under this method, deferred tax assets and liabilities are calculated based upon the temporary differences between the consolidated financial statement and income tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The deferred tax assets are recorded net of a valuation allowance when, based on the weight of available evidence, the Company believes it is more likely than not that some portion or all of the recorded deferred tax assets will not be realized in future periods.

The Company evaluates uncertain tax positions to determine if it is more likely than not that they would be sustained upon examination. The Company records a liability when such uncertainties fail to meet the more likely than not threshold.

A US shareholder is subject to current tax on “global intangible low-taxed income” (GILTI) of its controlled foreign corporations (CFCs). The Company is subject to tax under GILTI provisions and includes its CFCs income in its US income tax provision in the period the CFCs earn the income.

Foreign currency translation

The assets and liabilities of subsidiaries whose functional currency is other than the U.S. dollar are translated at the period end rate of exchange. Consolidated statements of operations items are translated at the average rates prevailing during the period. The resulting translation adjustment is recorded as a component of accumulated other comprehensive income (loss) and is included in consolidated statements of stockholder’s equity (deficit).

Foreign currency transactions

Transactions in foreign currencies are translated into the functional currency at the rates of exchange prevailing at the date of the transaction. Monetary items denominated in foreign currency remaining unsettled at the end of the year are translated at the closing rates as of the last day of the year. Gains or losses, if any, on account of exchange difference either on settlement or translation are

Mondee Holdings II, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

(In thousands, except stock, units and par value data)

recognized in consolidated statements of operations. Foreign currency transaction gains and losses will be included in “Other income (expense), net” in the Company’s consolidated statements of operations.

Comprehensive loss

Comprehensive loss is comprised of net loss and other comprehensive loss. Other comprehensive loss includes gains and losses on foreign currency translation.

Segment reporting

We identify a business as an operating segment if: i) it engages in business activities from which it may earn revenues and incur expenses; ii) its operating results are regularly reviewed by the Chief Operating Decision Maker (“CODM”), who is our Chief Executive Officer (‘CEO’), to make decisions about resources to be allocated to the segment and assess its performance; and iii) it has available discrete financial information. The CODM reviews financial information at the operating segment level to allocate resources and to assess the operating results and financial performance for each operating segment. Operating segments are aggregated into a reportable segment if the operating segments are determined to have similar economic characteristics and if the operating segments are similar in the following areas: i) nature of products and services; ii) nature of production processes; iii) type or class of customer for their products and services; iv) methods used to distribute the products or provide services; and v) if applicable, the nature of the regulatory environment.

We have two operating segments: ‘Travel Marketplace’ and ‘SAAS Platform’. The Travel Marketplace segment (transactional business serving the end travelers directly or through travel affiliates) primarily consists of selling airline tickets through our proprietary platform. The SAAS Platform segment offers corporate travel cost savings solutions through its own technology platform. Our operating segments are also our reportable segments. See Note 14 for segment information.

Fair value measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value should maximize the use of observable inputs and minimize the use of unobservable inputs. Assets and liabilities recorded at fair value in the consolidated financial statements are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels which are directly related to the amount of subjectivity associated with the inputs to the valuation of these assets or liabilities are as follows:

●	Level 1 — Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.
●	Level 2 — Inputs that are observable, either directly or indirectly. Such prices may be based upon quoted prices for identical or comparable securities in active markets or inputs not quoted on active markets, but corroborated by market data.
●	Level 3 — Unobservable inputs that are supported by little or no market activity and reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Mondee Holdings II, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

(In thousands, except stock, units and par value data)

The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market.

Certain risks and concentrations

Our business is subject to certain risks and concentrations including dependence on relationships with travel suppliers, primarily airlines, dependence on third-party technology providers, exposure to risks associated with online commerce security and payment related fraud. We also rely on global distribution system partners and third-party service providers for certain fulfillment services.

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, restricted cash, and accounts receivable. The Company does not consider there to be significant concentration of credit risk relating to accounts receivables. The Company’s cash and cash equivalents and restricted cash are on deposit with major financial institutions. Such deposits may be in excess of insured limits. The Company believes that the financial institutions that hold the Company’s cash are financially sound, and accordingly, minimum credit risk exists with respect to these balances. The Company has not experienced any losses due to institutional failure or bankruptcy. The Company performs credit evaluations of its customers and generally does not require collateral for sales on credit. The Company’s accounts receivable comprise of amounts due from affiliates, airline companies and global distribution system companies which are well established institutions that the Company believes to be of high quality. The Company reviews accounts receivable balances to determine if any receivables will potentially be uncollectible and includes any amounts that are determined to be uncollectible in the allowance for doubtful accounts.

Contingent liabilities

Loss contingencies arise from claims and assessments and pending or threatened litigation that may be brought against the Company by individuals, governments, or other entities. Based on the Company’s assessment of loss contingencies at each consolidated balance sheet date, a loss is recorded in the consolidated financial statements if it is probable that an asset has been impaired, or liability has been incurred and the amount of the loss can be reasonably estimated. If the amount cannot be reasonably estimated, we disclose information about the contingency in the consolidated financial statements. We also disclose information in the consolidated financial statements about reasonably possible loss contingencies.

The Company will review the developments in the contingencies that could affect the amount of the provisions that have been previously recorded, and the matters and related reasonably possible losses disclosed. The Company will adjust provisions and changes to its disclosures accordingly to reflect the impact of negotiations, settlements, rulings, advice of legal counsel, and updated information. Significant judgment is required to determine both the probability and the estimated amount of loss. These estimates have been based on our assessment of the facts and circumstances at each consolidated balance sheet date and are subject to change based on new information and future events.

Outcomes of litigation and other disputes are inherently uncertain. Therefore, if one or more of these matters were resolved against the Company for amounts in excess of management’s expectations, the consolidated results of operations and financial condition, including in a particular reporting period in which any such outcome becomes probable and estimable, could be materially adversely affected.

Mondee Holdings II, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

(In thousands, except stock, units and par value data)

Recently adopted accounting policies

In August 2018, the FASB issued ASU 2018-15, Intangibles — Goodwill and Other — Internal Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. The intent of this pronouncement is to align the requirements for capitalizing implementation costs incurred in a cloud computing arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal use software as defined in ASC 350-40. Under ASU 2018-15, the capitalized implementation costs related to a cloud computing arrangement will be amortized over the term of the arrangement and all capitalized implementation amounts will be required to be presented in the same line items of the Consolidated financial statements as the related hosting fees. ASU 2018-15 is effective for public and private companies’ fiscal years beginning after December 15, 2019, and December 15, 2020, respectively, and interim periods within those fiscal years, with early adoption permitted. The Company adopt ASU 2018-15 under the private company transition guidance as of January 1, 2021. The adoption of this ASU did not have a significant impact on the Company’s consolidated financial statements.

Recent accounting pronouncements not yet adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires a lessee to recognize in the Consolidated balance sheet a liability to make lease payments (the lease liability) and a right- to-use asset representing its right to use the underlying asset for the lease term. This ASU is effective for public and private companies’ fiscal years beginning after December 15, 2018, and December 15, 2021, respectively, with early adoption permitted. The Company expects to adopt ASU 2016-02 beginning January 1, 2022 and is currently evaluating the impact on the Company’s consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and subsequent related ASUs, which amends the guidance on the impairment of financial instruments by requiring measurement and recognition of expected credit losses for financial assets held. ASU 2016-13 is effective for public and private companies’ fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019, and December 15, 2022, respectively. The Company is currently evaluating the impact on the Company’s consolidated financial statements.

In August 2020, the FASB issued ASU no. 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The ASU eliminates two models in ASC 470-20 for convertible instruments that require separate accounting for embedded conversion features namely cash conversion model and beneficial conversion feature model. The guidance also requires entities to use the if-converted method for all convertible instruments in the diluted earnings per share calculation and include the effect of share settlement for instruments that may be settled in cash or shares. The ASU is effective for the Company for fiscal years beginning after December 15, 2021, including interim periods therein. Early adoption is permitted. The Company is currently evaluating the impact that adopting this standard will have on the consolidated financial statements.

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt — Modifications and Extinguishments (Subtopic 470-50), Compensation — Stock Compensation (Topic 718), and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options (a consensus of the FASB Emerging Issues Task Force). This guidance clarifies certain aspects of the current guidance to promote consistency among reporting of an issuer’s accounting for modifications or exchanges of freestanding equity- classified written call options (for example, warrants) that remain equity classified after modification or exchange. The amendments in this update are effective for all entities for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted for all entities, including adoption in an interim period. The Company is currently evaluating the potential impact of this adoption on its consolidation financial statements.

Mondee Holdings II, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

(In thousands, except stock, units and par value data)

3.	FAIR VALUE MEASUREMENT

The Company evaluates assets and liabilities subject to fair value measurements on a recurring basis to determine the appropriate level in which to classify them for each reporting period.

The following table sets forth the Company’s financial assets and liabilities that were measured at fair value, on a recurring basis:

December 31, 2021
	Level 1	Level 2	Level 3	Total
Assets
Restricted cash and cash equivalents(1)	—	—	—	—
Total assets	$—	$—	$—	$—
Liabilities
Earn-out consideration(2)	—	$—	$597	$597

	December 31, 2020
	Level 1	Level 2	Level 3	Total
Assets
Restricted cash and cash equivalents(1)	100	—	—	100
Total assets	$100	$—	$—	$100
Liabilities
Earn-out consideration(2)	$—	$—	$332	$332
(1)	Includes money market funds that are highly liquid investments with maturity periods of three months or less.
(2)	The earn-out consideration represents arrangements to pay the former owners of LBF, acquired by Mondee in 2019. The undiscounted maximum payment under the arrangement is $2,700 in aggregate at the end of fiscal year 2021 and 2022. Earn-out consideration is included in accrued expenses and other current liabilities on the Company’s consolidated balance sheets.

For Level 3 earn-out consideration, the Company assesses the fair value of expected earn-out consideration at each reporting period using the Monte Carlo Method, which is consistent with the initial measurement of the expected earn-out consideration. This fair value measurement is considered a Level 3 measurement because the Company estimates projections during the earn-out period utilizing various potential pay-out scenarios. The Monte Carlo simulation method repeats a process thousands of times in an attempt to predict all the possible future outcomes. At the end of the simulation, several random trials produce a distribution of outcomes that are then analyzed to determine the average present value of earn- out. The earn-out consideration is included in accrued expenses and other current liabilities on the Company’s consolidated balance sheets. Change in the fair value of earn-out consideration is reflected in our consolidated statements of operations. Changes to the unobservable inputs do not have a material impact on the Company’s consolidated financial statements.

Mondee Holdings II, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

(In thousands, except stock, units and par value data)

Rollforward of Level 3 Recurring Fair Value Measurements

The following table summarizes the fair value adjustments for earn-out consideration measured using significant unobservable inputs (level 3) (in thousand):

	For the Year Ended December 31,
	2021	2020
Balance, beginning of year	$332	$398
Change in the estimated fair value of earn-out consideration	265	(66)
Balance, end of year	$597	$332

The fair value of Company’s short term financial assets and liabilities including cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximated their carrying values as of December 31, 2021 and 2020, due to their short-term nature. The Company records restricted short-term investments and long-term debt due from related parties on an amortized cost basis.

There were no transfers between Level 1, Level 2 or Level 3 fair value hierarchy categories of financial instruments for the years ended December 31, 2021 and 2020.

Assets Measured at Fair Value on a Nonrecurring Basis

Our non-financial assets, such as goodwill, intangible assets and property and equipment, are not required to be measured at fair value on a recurring basis. However, if certain triggering events occur such that a non-financial instrument is required to be evaluated for impairment and an impairment is recorded to reduce the non-financial instrument’s carrying value to the fair value as a result of such triggering events, the non-financial assets are measured at fair value for the period such triggering events occur.

As of December 31, 2021 and 2020 the Company has not recorded any impairment chargers on non-financial assets.

4.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	As of December 31,
	2021	2020
Capitalized software	$27,606	$19,326
Computer equipment	749	655
Furniture and office equipment	428	357
Leasehold improvements	233	233
Capitalized software development in process	1,218	4,898
Total property and equipment	30,234	25,469
Less: accumulated depreciation and amortization	(21,360)	(16,313)
Total property and equipment, net	$8,874	$9,156

Depreciation and amortization expense was $4,979 and $3,513 for the years ended December 31, 2021 and 2020, respectively. Capitalized software development costs during the years ended December 31, 2021 and 2020 was $4,600 and $4,898, respectively.

Mondee Holdings II, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

(In thousands, except stock, units and par value data)

5.	GOODWILL AND INTANGIBLE ASSETS, NET

The following table presents our goodwill and intangible assets as of December 31, 2021 and 2020,

	As of December 31,
	2021	2020
Goodwill	$66,420	$66,420
Intangible assets with indefinite lives	12,028	12,028
Intangible assets with definitive lives, net	51,680	59,562

Impairment Assessments. We perform the assessment of possible impairment of goodwill and indefinite- lived intangible assets on an annual basis or more frequently if events and circumstances indicate that an impairment may have occurred. During 2021 and 2020, there were no impairments of goodwill or intangible assets.

Goodwill. The following table presents the changes in goodwill by reportable segment:

	Travel	SAAS
	Marketplace	Platform	Total
Balance as of December 31, 2019	$27,277	$—	$27,277
Additions	31,722	7,421	39,143
Impairment charges	—	—	—
Balance as of December 31, 2020	58,999	7,421	66,420
Additions	—	—	—
Impairment charges	—	—	—
Balance as of December 31, 2021	$58,999	$7,421	$66,420

Indefinite-lived Intangible Assets. Our indefinite-lived intangible assets relate to trade names acquired in various acquisitions during the years ended December 31, 2020 and December 31, 2019.

Definite life Intangible assets, net consisted of the following as of December 31, 2021:

	Weighted-
	average
	Remaining	Gross
	Useful Life	Carrying	Accumulated	Net Carrying
	(in years)	Amount	Amortization	Amount
Customer relationships	5.57	$60,778	$(24,613)	$36,165
Trade name	9.95	9,580	(4,816)	4,764
Acquired technology	—	7,430	(7,430)	—
Supplier relationships	13.02	5,767	(769)	4,998
Developed technology	8.24	7,220	(1,467)	5,753
Covenants not to compete	—	332	(332)	—
Balances as of December 31, 2021		$91,107	$(39,427)	$51,680

Mondee Holdings II, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

(In thousands, except stock, units and par value data)

Definite life intangible assets, net consisted of the following as of December 31, 2020:

	Weighted-
	average
	Remaining	Gross
	Useful Life	Carrying	Accumulated	Net Carrying
	(in years)	Amount	Amortization	Amount
Customer relationships	6.57	$60,778	$(18,953)	$41,825
Trade name	10.95	9,580	(4,337)	5,243
Acquired technology	0.75	7,430	(6,873)	557
Supplier relationships	14.02	5,767	(376)	5,391
Developed technology	9.24	7,220	(674)	6,546
Covenants not to compete	—	332	(332)	—
Balances as of December 31, 2020		$91,107	$(31,545)	$59,562

Amortization expense for intangible assets was $7,882 and $7,901 for the years ended December 31, 2021 and 2020, respectively.

The estimated future amortization expense related to intangible assets with definite lives is as follows:

Year ending December 31,
2022	$6,337
2023	6,337
2024	6,337
2025	6,163
2026	5,815
Thereafter	20,691
$51,680

6.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consisted of the following:

	As of December 31,
	2021	2020
Accrued expenses	$4,834	$4,548
Provision for chargebacks	3,176	4,150
Accrued compensation and benefits	1,427	905
Earn-out consideration payable	597	332
Other current liabilities	320	1,542
	$10,354	$11,477

Mondee Holdings II, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

(In thousands, except stock, units and par value data)

7.	DEBT

Paycheck Protection Program Loan (“PPP Loan”)

On April 13, 2020, the Company was granted a loan from JP Morgan Chase Bank in the aggregate amount of $4,292, pursuant to the Paycheck Protection Program (the “PPP”) under the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”). As the legal form of the PPP loan is debt, the Company accounted for the loan as debt under ASC 470. The PPP provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable after eight weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness will be reduced if the borrower terminates employees or reduces salaries during the eight week period. If the company expects that it reasonably assured (i.e., probable) to meet the PPP’s eligibility and loan forgiveness criteria, the Company may elect to account for the proceeds expected to be forgiven as an in- substance government grant that is earned through the Company’s compliance with the loan forgiveness criteria. In June 2021, the Company applied for forgiveness prior to the 10-month period and as such no interest and principal payments were due. On August 16, 2021, the Company received full forgiveness for the $4,292 PPP loan and accounted for as gain on forgiveness of PPP Loan.

On January 11, 2021, the PPP opened an additional round of funding, which allowed eligible borrowers that had previously received a PPP loan to apply for a second draw PPP loan with the same general terms as the first. Second draw PPP loans can be used to help fund payroll costs, including benefits. Funds can also be used to pay mortgage interest, rent, utilities, worker protection costs related to COVID-19, uninsured property damage costs caused by looting or vandalism during 2020, and certain supplier costs and expenses for operations.

In January 2021, one of the Company’s subsidiaries was granted a Second Draw PPP Loan of $2,000 based on qualified spending, decreased quarterly revenue, and other factors. Second Draw PPP Loans are eligible for forgiveness based on qualified spending during an 8 to 24 month covered period, assuming employee and compensation levels are maintained. Loan payments are deferred for at least 10 months after the end of the covered period. If not forgiven, the Second Draw PPP Loan has a maturity of five years and a 1% interest rate.

In addition, another subsidiary received a Second Draw PPP loan in the amount of $1,576 in February 2021. The loan is subject to 1% interest rate. If not forgiven, the unforgiven portion is payable in 45 consecutive payments of principal and interest, beginning on June 9, 2022 and continuing on the same day of each month thereafter.

In August 2021, the Company applied for forgiveness of the $1,576 PPP loan, and received full forgiveness in November 2021, and accounted for as gain on forgiveness of PPP loan in 2021. In March 2022, the Company applied for forgiveness of the $2,000 PPP loan but has not yet received a response from the Small Business Administration (SBA).

Due to the uncertainty and evolving guidance associated with the PPP program’s eligibility and forgiveness criteria, the Company determined that it was not reasonably assured that the loan would be forgiven by the SBA and therefore was not appropriate to account for the proceeds as an in-substance government grant. The Company concluded it was appropriate to account for the PPP Loan as debt until receipt of formal approval for loan forgiveness from the SBA, at which time the Company will extinguish the PPP Loan as debt and recognize a gain on loan extinguishment on the consolidated statement of operations. As of December 31, 2021, the Company had not received notification of forgiveness of the Second Draw PPP loan by the SBA, as such the proceeds continue to be accounted for as debt.

Mondee Holdings II, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

(In thousands, except stock, units and par value data)

To account for the PPP proceeds as debt under ASC 470, the Company recognized a non-current liability for the funds received. The Paycheck Protection Flexibility Act of 2020 extended the deferral period for loan payments to either (1) the date that SBA remits the borrower’s loan forgiveness amount to the lender or (2) if the borrower does not apply for loan forgiveness, 10 months after the end of the borrower’s loan forgiveness covered period.

Canadian Loans (“Other Government Loans”)

In April and June 2020, the Company was granted an interest free loan from Royal Bank of Canada in the aggregate amount of $50 CAD (equivalent $39 USD), pursuant to the Canada Emergency Business Account (“CEBA”) loan forgiveness, funded by the Government in Canada. As the legal form of the CEBA loan is debt, the Company accounted for the loan as debt under ASC 470. The loan is provided to qualifying businesses to cover short term operating expenses, payroll, and non-deferrable expenses. The Company will be eligible for 25% loan forgiveness if the loan amount equal to 75% of the highest amount drawn from the CEBA until March 31, 2021 is repaid by December 31, 2022. Additionally in 2021, the Company was granted another CEBA loan with the Canadian government of $20 CAD (equivalent $16 USD). As of December 31, 2021, the Company had an outstanding loan balance of $70 CAD (equivalent $55 USD). As of December 31, 2020, the Company had an outstanding loan balance of $50 CAD (equivalent $39 USD).

The Company concluded that it was appropriate to account for the CEBA as debt until receipt of formal approval for loan forgiveness from the government of Canada, at which time the Company will extinguish the CEBA loan as debt and recognize a gain on loan extinguishment on the consolidated statements of operations. As of December 31, 2020 and December 31, 2021, the Company had not submitted payment for any portion of the outstanding loan, and as such the loan continues to be accounted for as debt.

On August 12, 2021, the Company was granted a Highly Affected Sectors Credit Availability Program (“HASCAP”) loan with the Canadian government of $250 CAD (equivalent to $198 USD). The proceeds should be used to exclusively fund the operational cash flow needs of the Company. Loan payments are deferred for 13 months after drawdown with a maturity date of 10 years and 4% fixed interest rate. As of December 31, 2021, the Company had an outstanding loan balance of $250 CAD (equivalent $198 (USD).

The following table summarizes the Company’s outstanding PPP and other governmental loans arrangements:

	As of December 31,
	2021	2020
HASCAP	$198	$—
CEBA	55	39
PPP	2,000	4,292
Total PPP and other governmental loans	$2,253	$4,331
Lee: current portion of PPP and other governmental loans	(338)	—
Total PPP and other governmental loans, net of current portion	$1,915	$4,331

Obligation to GDS Service Provider

As a result of the acquisition of LBF in 2019, the Company assumed the liability of the outstanding payment obligation with a GDS service provider (‘GDS Obligation’). This GDS Obligation originally emanated from a settlement agreement with the GDS service provider amounting to $1,419. The GDS Obligation bears an interest rate of 6% per annum and is due by July 1, 2022.

During the year ended December 31, 2021, the Company accrued $27 in interest expense, and submitted $447 in principal repayments and $21 in interest repayments. The outstanding balance of the GDS Obligation was $298 as of December 31 2021. During the year ended December 31, 2020, the Company accrued $57 in interest expense, and submitted $673 in principal repayments and $104 in interest repayments. The outstanding balance of the GDS Obligation was $745 as of December 31 2020.

Mondee Holdings II, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

(In thousands, except stock, units and par value data)

Obligation to Vendor

As a result of the acquisition of LBF in 2019, the Company assumed the liability of the outstanding payment obligation with a vendor, which originally emanated in October 2018 from a payment agreement (the ‘Agreement’) entered into between LBF Travel, Inc. and the vendor. The Company agreed to pay an amount of $2,181 according to the payment schedule set forth in the Agreement (‘Vendor Obligation’). There is no interest associated with the outstanding liability. The Company has agreed to make monthly payments of $100 until the entire balance of the Vendor Obligation has been repaid.

During the year ended December 31, 2021, the Company fully repaid the Vendor Obligation, as such there was no outstanding loan balance as of December 31, 2021. The outstanding balance of the Vendor Obligation was $0 and $191 as of December 31, 2021 and December 31, 2020, respectively.

TCW Credit Agreement

On December 23, 2019, the Company, entered into a financing agreement (the “TCW Agreement”) with TCW (‘Lenders’) consisting of a $150,000 multi-draw term loan in aggregate, of which the first draw was for a principal amount of $95,000. Additionally, on the same day, the Company entered into a revolving credit facility (‘LOC’) with an aggregate principal amount not exceeding $15,000. Undrawn balances available under the revolving credit facility are subject to commitment fees of 1%. These facilities are guaranteed by the Company and its Parent, Mondee Holdings LLC and are secured by substantially all of the assets of the Company and its Parent. No amounts on the revolving credit facility have been drawn down as of December 31, 2021 and 2020.

On February 6, 2020, the Company entered into a first amendment to the TCW Agreement and an incremental joinder with TCW for an aggregate principal amount of $55,000. On May 1, 2020, the Company entered into a second amendment with TCW, which modified the Applicable Margin of any Reference Rate Loan, or any portion thereof, to 9.50% per annum and any LIBOR Rate Loan, or any portion thereof, to 10.50%, increased from 8.50% and 9.50%, respectively, prior to the second amendment taking effect. The increase was due to the Company renegotiating the terms of the TCW Agreement as a result of the COVID-19 pandemic. In addition, the Parent issued 2.5 million of Class G Preferred Unit to TCW as part of the second amendment to the TCW Agreement, with an aggregate value of $6,525. The Company incurred $15,091 in debt issuance cost and debt discount till December 31, 2020 related to this offering. The funds drawn from the $55,000 term loan were primarily used to pay for the CTS acquisition (Refer note 8), MS Loan, Mondee Group LLC Loan (Refer note 13), and for other working capital purposes. On June 22, 2021, the Company entered into a fourth amendment with TCW, which specifies that if Company does not secure $25,000 in financing, or enter into a change of control agreement, by June 30, 2022 then the Company must issue 3,600,000 Class G units to TCW. In connection with the fourth amendment and in consideration thereof, the Company incurred an amendment fee of $1,754, which was paid in kind and added to the outstanding principal balance. On December 31, 2021, the Company entered into a fifth amendment with TCW to increase the Applicable Margin by 1% and capitalize interest during the period of October 1, 2021 to March 31, 2022. Additionally, quarterly installments for loan repayment were deferred until June 30, 2022. The modification is only in effect through June 30, 2022, at which time the Applicable Margin will revert to the original percentages.

Beginning on April 1, 2021, 5% Payment in Kind (“PIK”) interest has been accrued on the outstanding principal balance by increasing the principal amount over the term of the loan. On July 2, 2021, the PIK interest rate decreased to 4%. The PIK interest rates eventually increased to 12.25% beginning October 1, 2021. The effective interest rate of the TCW Agreement for the years ended December 31, 2021 and December 31, 2020 is 15.55% and 15.96%, respectively.

The TCW Agreement includes the provisions for customary events of default including non-payment of obligations, non-performance of covenants and obligations, default on other material debt, bankruptcy or insolvency events, material judgments, change of control, and certain customary events of default relating to collateral or guarantees. Upon the occurrence of any event of default, subject to the terms of the TCW Agreement including any cure periods specified therein, customary remedies may be

Mondee Holdings II, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

(In thousands, except stock, units and par value data)

exercised by the Lenders under the TCW Agreement against the Company. As of December 31, 2021 and the date the consolidated financial statements were issued, the Company was in compliance with all covenants.

The following table summarizes the Company’s outstanding borrowing arrangements, excluding PPP and other governmental loans

	As of December 31,
	2021	2020
TCW Credit Agreement	$150,000	$150,000
Cumulative PIK interest for TCW Credit Agreement(2)	36,858	20,164
GDS Obligation	298	745
Vendor Obligation	—	191
Total outstanding principal balance	$187,156	$171,100
Less: Unamortized debt issuance costs and discounts	(13,923)	(14,455)
Total debt	$173,233	$156,645
Less : Current portion of long term debt	(11,063)	(8,618)
Long term debt, net of current portion	$162,170	$148,027

The following table sets forth the total interest expense recognized related to the loans payable to lenders and other payment obligations mentioned above.

	Year ended December 31,
	2021	2020
Cash interest expense	$6,587	$99
Payment in kind interest, net(1)	14,582	19,619
LOC commitment charges	153	141
Amortization of debt issuance costs	2,361	551
	$23,683	$20,410
(1)	Represents Payment in Kind Interest for the Company’s outstanding TCW Loan net of the reclass of interest expense related to capitalized software development amounting to $358 and $334 in 2021 and 2020 respectively.
(2)	Includes paid in kind amendment fee of $1,754.

The future maturities of the Company’s borrowing arrangements, PPP loans and other government loans are as follows:

		PPP and Other
Year ending December 31,	Borrowing Arrangements	Governmental Loans
2022	$11,063	$338
2023	9,243	571
2024	166,850	560
2025	—	566
2026	—	113
Thereafter	—	105
	187,156	2,253
Less: Loan origination fees	(13,923)	—
	$173,233	$2,253

Mondee Holdings II, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

(In thousands, except stock, units and par value data)

8.	BUSINESS COMBINATION

Rocketrip (“RT”) Acquisition

On September 3, 2020 (the ‘acquisition date’), Mondee completed the acquisition of Rocketrip.Rocketrip is a travel rewards platform that helps businesses reduce travel spend by incentivizing employees to save when they travel for business. Rocketrip provides real-time insight into traveler behavior and allows companies to use this data to facilitate the changes necessary to meet major company objectives such as cost savings and online booking compliance. The primary reason for the acquisition was to expand the Company’s footprint to reach enterprise business travelers. Mondee’s consolidated statements of operations include the operating results of Rocketrip from the date of acquisition. Mondee acquired 100% stake in Rocketrip.

The Company accounted for this acquisition as a business combination. The acquisition date fair value of purchase consideration is given below.

Purchase Price Consideration
Cash consideration(i)	$2,500
Issuance of shares of Parent stock and Put Option(ii)	3,133
Deferred issuance of shares of Parent stock and Put Option(iii)	2,611
Total purchase price consideration	$8,244
(i.)	Cash consideration of $2,500 includes repayment of RT historical payment obligations, cash paid for seller fees, and outstanding debt obligations.
(ii.)	The Parent issued on date of the agreement 4,233,102 of Class F stocks and put options on each share
(iii.)	On the 5th Anniversary of the acquisition agreement the Parent will issue 3,528,585 shares of Class F share and put options on each stock. In the event of a sale of the Company prior to the delivery of the Deferred shares, the Parent will be obligated to accelerate the issuance of the deferred shares.

As part of the acquisition, the Parent issued put options on the shares issued whereby the erstwhile shareholders of Rocketrip (the ‘sellers’) would have the right to sell the shares of Parent stock issued as part of the purchase consideration back to Mondee Holdings LLC at the original price per stock as of the acquisition date. The sellers may exercise the put options beginning on September 3, 2020, for a period of 57 months, thereafter. If the sellers choose to exercise the put option, the sellers must sell 100% of the shares received on acquisition.

In connection with the acquisition, all classes of Rocketrip stock options that were outstanding on the date of acquisition (whether vested or unvested), were terminated and cancelled and no consideration was delivered in the exchange.

Mondee Holdings II, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

(In thousands, except stock, units and par value data)

The following table summarizes the fair values of assets acquired and liabilities assumed as of the date of acquisition (in thousands):

Trade accounts receivables	$745
Prepaid and other current assets	2,116
Property and equipment, net	105
Intangible assets	4,162
Trade accounts payable	(684)
Accrued expenses and other current liabilities	(696)
Deferred revenue	(4,906)
Other non-current liabilities	(19)
Net identifiable assets	823
Goodwill	7,421
Total purchase consideration	$8,244

Goodwill

The excess of the purchase price consideration over the fair values assigned to the assets acquired and liabilities assumed represents the goodwill resulting from the Rocketrip acquisition. Goodwill is primarily attributable to expected post-acquisition synergies from integrating Rocketrip’s technology with Mondee’s platform and technology. Goodwill recorded in connection with the acquisition is not deductible for income tax purposes. The goodwill attributable to the acquisition was recorded as a non-current asset and is not amortized but is subject to an annual review for impairment.

Identifiable Intangible Assets

The Company determined that Rocketrip’s separately identifiable assets were customer relationships, trade names, and developed technology. The Company amortizes the acquired intangibles over their estimated useful lives as set forth in the table below:

	Useful life (years)	Fair value
Customer relationships	5	$1,825
Trade names	—	1,551
Developed technology	5	786
Total acquired intangibles		$4,162

Since the acquisition, the Company will now be operating as two operating segments.

The amounts of revenue and pretax loss of Rocketrip included in the Company’s consolidated statement of operations from the acquisition date of September 3, 2020 have been disclosed in Note 14 to the consolidated financial statements.

Cosmopolitan Travel Services, Inc. (“CTS”) Acquisition

On February 6, 2020, Mondee completed the acquisition of Cosmopolitan Travel Services, Inc. (“CTS”), purchasing 100% equity in CTS. CTS is a leading airline ticket consolidator focused on the cross Atlantic and Indian sub-continent markets. CTS offers wholesale services in air transportation and other travel booking, ticketing, itinerary scheduling, and tour operation services. CTS was founded in 1952 and is headquartered in Saint Clair Shores, Michigan with additional offices in Georgia, New York, Los Angeles, Maryland, Colorado, Illinois, Florida, Minnesota, Texas, Greece, Canada, Peru, and India. The primary reason for the acquisition was to integrate CTS’ travel agencies and services with Mondee’s platform and technology.

Mondee Holdings II, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

(In thousands, except stock, units and par value data)

The Company has accounted for this acquisition as a business combination. The Company incurred approximately $167 in transaction costs related to the acquisition, all of which was incurred during the year ended December 31, 2020. These expenses were recorded in general and administrative expense in the accompanying consolidated statement of operations for the year ended December 31, 2020.

The acquisition date fair value of the consideration transferred to CTS was approximately $74,448, including the following:

Purchase price consideration
Cash consideration(i)	$39,000
Issuance of Parent stock and put options(ii)	35,448
Total purchase price consideration	$74,448
(i)	Cash consideration of $39,000 includes cash transferred to selling shareholders, repayment of CTS’ historical payment obligations, and cash paid for seller fees.
(ii)	Pursuant to the Merger Agreement dated February 6, 2020, and the First Amendment to the Business Combination dated May 4, 2020, the Parent issued 37,857,222 Class F shares and put options on each share, allowing CTS shareholders to resell the shares.

As part of the acquisition, the Parent issued put options whereby the erstwhile shareholders of CTS (the ‘sellers’) would have the right to sell the shares of Parent stock issued as part of the purchase consideration back to the Parent at the original price per stock as of the acquisition date. The sellers may exercise the put option beginning on February 6, 2024 for a period of 60 days thereafter. If the sellers choose to exercise the put option, the sellers must sell back to the Parent 100% of the shares received on acquisition.

The following table summarizes the preliminary fair values of assets acquired and liabilities assumed as of the date of acquisition (in thousands):

Cash and cash equivalents	$6,588
Restricted short-term investments	2,572
Trade accounts receivable	5,108
Other non-current assets	143
Property and equipment, net	23
Intangible assets, net	51,621
Trade accounts payable	(4,296)
Accrued expenses and other current liabilities	(4,909)
Deferred tax liability	(14,124)
Net identifiable assets	42,726
Goodwill	31,722
Total purchase consideration	$74,448

Goodwill

The excess of the consideration for CTS over the fair values assigned to the assets acquired and liabilities assumed represents the goodwill resulting from the acquisition. Goodwill is primarily attributable to expected post-acquisition synergies from integrating CTS’ travel agencies and services with Mondee’s platform and technology. Goodwill recorded in connection with the acquisition is not deductible for income tax purposes. The goodwill attributable to the acquisition was recorded as a non-current asset and is not amortized, but is subject to an annual review for impairment.

Mondee Holdings II, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

(In thousands, except stock, units and par value data)

Identifiable Intangible Assets

The Company determined that CTS’ separately identifiable intangible assets were customer relationships, trade names, and developed technology. The Company amortizes the acquired intangibles over their estimated useful lives as set forth in the table below.

	Useful life (years)	Fair value
Customer relationships	10	$43,083
Trade names	—	4,977
Developed technology	10	3,561
Total acquired intangibles		$51,621

Since the acquisition, the Company continued to operate as one operating segment.

The amounts of revenue and pretax loss of CTS included in the Company’s consolidated statements of operations from the acquisition date of February 6, 2020, were $17,164 and $6,008, respectively.

LBF Acquisition

On December 20, 2019, Mondee completed the acquisition of LBF Travel Holdings LLC (“LBF”).LBF is a travel company that assists leisure and business travelers with researching, planning, and booking travel options, using a proprietary retail flight search engine. Mondee’s consolidated statements of operations include the operating results of the LBF business from the date of acquisition. The primary reason for the acquisition was to integrate LBF’s proprietary technology into the Mondee platform and for the LBF development team to work with the Mondee developers to add the functionality and products in the LBF technology to a new hybrid platform.

The Company has accounted for this acquisition as a business combination. The Company incurred approximately $173 in transaction costs related to the acquisition, all of which was incurred during the year ended December 31, 2019. These expenses were recorded in general and administrative expense in the accompanying consolidated statements of operations for the years ended December 31, 2019 and 2020.

The final purchase consideration transferred to LBF was approximately $21,620, including the following:

Purchase price consideration
Assumed liability(i)	$3,423
Promissory notes issued(ii)	1,750
Issuance of shares of Parent stock and Put Option(iii)	16,051
Earn-out consideration(iv)	396
Total purchase price consideration	$21,620
(i)	Assumed liability of $3,423 LBF’s historical payment obligations assumed by the Company.
(ii)	Promissory note issued to erstwhile shareholder of LBF (Refer note 13)
(iii)	The Parent issued on date of the agreement 18,035,146 of Class F stocks and put options on each stock
(iv)	Earn-out consideration as given below

Mondee Holdings II, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

(In thousands, except stock, units and par value data)

An arrangement was entered into on the date of acquisition whereby the Company will make two payments to the former shareholders (the ‘sellers’) of LBF based on LBF’s future performance. The first payment will be made at the end of fiscal 2020 and the second payment at end of fiscal 2021. The minimum payment under the arrangement is $0 and the maximum payment under the arrangement is $2,700 in aggregate. As of the acquisition date, the fair value of the earn-out recognized was $396.

On May 15, 2020, the earn-out consideration arrangement was amended to change the performance periods and payment dates from fiscal years 2020 and 2021 to fiscal years 2021 and 2022. The fair value of the earn-out liability is estimated using scenario-based methods or option pricing methods based on future performance. The earn-out consideration is included in accrued expenses and other current liabilities on the Company’s consolidated balance sheets. The Company had $597 and $332 included in accrued expenses and other current liabilities related to the earn-out, representing the fair value of the earn-out consideration at the end of fiscal 2021 and 2020.

As part of the acquisition, the Parent issued put options whereby the sellers would have the right to sell the shares of Parent stock issued as part of the purchase consideration back to Mondee Holdings LLC at the original price per unit as of the acquisition date. The sellers may exercise the put option beginning on July 1, 2022 for a period of 45 days. If the sellers choose to exercise the put option, the sellers must sell back to the Parent 100% of the shares received on acquisition. The sellers may not sell back any less than the issued shares.

The following table summarizes the preliminary fair values of assets acquired and liabilities assumed as of the date of acquisition:

Cash	$1,146
Trade accounts receivable	2,518
Property and equipment, net	284
Prepaid expenses and other current assets	591
Other non-current assets	384
Intangible assets	14,140
Trade accounts payable	(12,788)
Other non-current liabilities	(42)
Accrued liabilities	(1,399)
Net identifiable assets	4,834
Goodwill	16,786
Total purchase price consideration	$21,620

Goodwill

The excess of the purchase price consideration over the fair values assigned to the assets acquired and liabilities assumed represents the goodwill resulting from the LBF acquisition. Goodwill is primarily attributable to expected post-acquisition synergies from integrating LBF’s proprietary technology into the Mondee platform. Goodwill recorded in connection with the acquisition is deductible for income tax purposes.

The goodwill attributable to the acquisition was recorded as a non-current asset and is not amortized, but is subject to an annual review for impairment.

Mondee Holdings II, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

(In thousands, except stock, units and par value data)

Identifiable Intangible Assets

The Company determined that LBF’s separately identifiable intangible assets were customer relationships, trade names, and developed technology. The Company amortizes the acquired intangibles over their estimated useful lives as set forth in the table below.

	Useful life (years)	Fair value
Supplier relationships	15	$5,767
Trade name	—	5,500
Developed technology	10	2,873
Total acquired intangibles		$14,140

Since the Acquisition, the Company continued to operate as one operating segment.

9.	REVENUE

Disaggregation of revenue

The Company believes that the disaggregation based on the reportable segments best depicts how the nature, amount, timing and uncertainty of our revenues and cash flows are affected by industry, market and other factors. As described above in Note 2, the Company has two reportable segments, Travel Marketplace and SAAS Platform.

	Year ended December 31,
	2021	2020
Revenue from Travel Marketplace	$92,038	$65,057
Revenue from SAAS Platform	1,156	739
	$93,194	$65,796

Contract balances

The timing of revenue recognition, billing, and cash collection results in the recognition of accounts receivables, contract assets and contract liabilities in the consolidated balance sheets.

Contract assets include unbilled amounts resulting from contracts in which revenue is estimated and accrued based upon measurable performance targets defined at contract inception.

Contract liabilities, discussed below, are referenced as “deferred revenue” on the consolidated balance sheets and related disclosures. Cash received that are contingent upon the satisfaction of performance obligations are accounted for as deferred revenue. Deferred revenue primarily relates to advance received from GDS service provider for bookings of airline tickets in future.

Mondee Holdings II, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

(In thousands, except stock, units and par value data)

The opening and closing balances of accounts receivables and deferred revenue are as follows:

	Accounts Receivables	Contract Asset	Deferred Revenue
Ending Balance as of December 31, 2019	$15,664	$23,975	$(21,386)
Increase/(decrease), net	(10,309)	(19,555)	(2,018)
Ending Balance as of December 31, 2020	5,355	4,420	(23,404)
Increase/(decrease), net	4,823	(485)	2,666
Ending Balance as of December 31, 2021	$10,178	$3,935	$(20,738)

For the deferred revenue balance, during the year ended December 31, 2021 and 2020, the Company recognized revenue of $2,981 and $3,111 respectively.

During the year 2021, the Company amended contracts with certain GDS service providers. Pursuant to these amendments with one of the GDS service providers, the Company has recognized $894 related to agreed waiver of segment shortfall fees under ‘Other income’.

As of December 31, 2021, the Company has reclassified a liability with another GDS service provider of $1,111 related to the segment shortfall fee from ‘Accrued expenses’ to ‘Other long-term liabilities’, as the Company expects to fulfil the obligation subject to the amended contract terms and conditions.

10.	INCOME TAXES

The components for loss before income taxes consisted of the following:

	Year ended December 31,
	2021	2020
United States	$(38,396)	$(55,936)
International	(186)	160
	$(38,582)	$(55,776)

The provision for (benefit from) income taxes consisted of the following:

	Year ended December 31,
	2021	2020
Current tax expense:
Federal	$—	$(282)
State	18	74
International	121	107
	139	(101)
Deferred
Federal	42	(9,513)
State	142	(4,422)
International	—	(6)
	184	(13,941)
Total provision (benefit) for income taxes	$323	$(14,042)

Mondee Holdings II, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

(In thousands, except stock, units and par value data)

Components of the Company’s deferred income tax assets and liabilities are as follows:

	Year ended December 31,
	2021	2020
Accrued bonus and vacation	$308	$169
Allowance for doubtful accounts	1,649	1,584
Charity deduction carryover	1	—
Deferred rent	12	29
Deferred revenue	5,212	5,771
Accrued expenses	1,256	904
Fixed assets	(1,588)	(871)
Intangible assets	(16,533)	(17,777)
Other	384	429
Inventory	162	51
State tax	7	7
Interest expense limitation	12,328	7,412
Net operating loss	31,901	26,302
Total non-current	35,099	24,010
Valuation allowance	(35,611)	(24,338)
Total net deferred tax liability	$(512)	$(328)

The provision for (benefit from) income taxes differ from the amounts computed by applying the U.S. federal income tax rate to income (loss) before income taxes for the following reasons:

	Year ended December 31,
	2021	2020
Federal tax at statutory rate	21.00%	21.00%
State, net of federal benefit	9.05	9.08
Permanent differences	0.74	(0.45)
Prior year payable true ups	—	0.44
Adjustment to deferred through goodwill	—	25.33
Foreign rate differential	(0.23)	(0.09)
Change in valuation allowance	(31.29)	(30.14)
Other	(0.11)	0.02
Effective tax rate	(0.84)%	25.19%

As of December 31, 2021, the Company had net operating loss carryforwards for federal and state of approximately $108,530 and $141,368, respectively. As of December 31, 2020, the Company had net operating loss carryforwards for federal and state of approximately $93,335 and $106,873, respectively. The federal net operating losses will begin to expire in 2031, and state net operating losses begin to expire in 2033, if not utilized.

Utilization of the net operating loss carryforwards and credits may be subject to a substantial annual limitation due to the ownership change limitations provided in the Internal Revenue Code of 1986, as amended (“IRC”), and similar state provisions. Certain tax attributes of the Company were subject to an annual limitation as a result of the change of ownership of the Company in the year 2016 and the acquisition of a few subsidiaries, which constituted a change of ownership as defined under the Internal Revenue Code Section 382. As a result of the analysis, a net operating loss of $16,633 has been lost permanently.

For U.S. state tax returns, the Company is generally no longer subject to tax examinations for years prior to 2017. For U.S. federal tax returns, the Company is no longer subject to tax examination for years prior to 2018.

Mondee Holdings II, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

(In thousands, except stock, units and par value data)

Realization of the future tax benefits of the Company’s net deferred tax assets is dependent on the Company’s ability to generate sufficient taxable income within the carryforward period. The Company has concluded, based on the weight of available evidence, that its net deferred tax assets will not be fully realized in the future, on a more likely than not basis. Accordingly, a valuation allowance of $35,611 and $24,338 has been established against the deferred tax assets as of December 31, 2021 and December 31, 2020, respectively. The net valuation allowance increased by $11,109 and $7,738 during the year ended December 31, 2021 and December 31, 2020, respectively. Management reevaluates the positive and negative factors at each reporting period. The Company has recognized deferred tax liability of $1,307 and $784 as of December 31, 2021 and December 31, 2020, respectively on account of temporary differences arising out of goodwill amortizable for tax purposes. Such deferred tax liability may be offset to a certain extent against deferred tax assets created on indefinite-lived tax attributes i.e., IRC section 163(j) interest carryforward and net operating losses generated post-tax year 2017. The Company has not set off deferred tax liability on the goodwill of $512 and $328 against deferred tax assets as of December 31, 2021 and December 31, 2020, respectively.

The Company has adopted the provisions of FASB’s Accounting Standard Codification Topic 740, Income Taxes, which provides guidance for accounting for uncertainty in tax positions and require that companies recognize a benefit from a tax position in their Consolidated financial statements only if it is more likely than not that the tax position will sustain, upon audit, based on the technical merits of the position. For tax positions that meet the recognition threshold, the Company would record the largest amount of the benefit that is greater than 50 percent likely of being realized upon effective settlement with the taxing authority. As of the year ended December 31, 2021 and December 31, 2020, the Company had no unrecognized tax benefits and does not anticipate any significant change to the unrecognized tax benefit balance. The Company would classify interest and penalties related to uncertain tax positions in income tax expense, if applicable.

11.	COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, the Company may be a party to litigation and subject to claims incidental to its business. Although the results of litigation and claims cannot be predicted with certainty, the Company currently believes that the final outcome of these matters will not have a material adverse effect on its business. Regardless of the outcome, litigation can have an adverse impact on the Company because of judgment, defense and settlement costs, diversion of management resources, and other factors. As of December 31, 2021 the Company currently has two outstanding legal claims that may have an adverse material impact.

Litigation Relating to LBF Acquisition. In the federal court action, Thomas DeRosa, a shareholder of LBF Travel Management Corp. (f/k/a LBF Travel, Inc.), the entity that sold LBF Travel Holdings, LLC to Mondee, sued LBF Travel Management Corp. and its CEO to recover a portion of the proceeds of the sale of LBF Travel Holdings, LLC to Mondee. Mondee was later added as a party to this litigation via a third-party complaint that alleges, among other things, that Mondee aided and abetted the directors and officers of LBF Travel Management Corp. in breaches of their fiduciary duties in connection with the acquisition. The case remains pending in Federal court. There is a separate state court action that has been stayed. While the Company believes that they will be successful based on their position, it is nevertheless reasonably possible that the Company could be required to pay any assessed amounts in order to contest or litigate the assessment and an estimate for a reasonably possible amount of any such payments cannot be made.

On October 13, 2021, Mondee received a summons from Global Collect Services B.V. (“Ingenico”) to appear in the District Court of Amsterdam with respect to a claim of $548 for past dues and outstanding invoices, fees, plus interest and costs of collection. The Company is in current discussions to settle this lawsuit.

Operating Leases

The Company leases various office premises and facilities under operating leases that expire at various dates through October 2029.

Mondee Holdings II, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

(In thousands, except stock, units and par value data)

Certain of the Company’s operating lease agreements for office space also include rent holidays and scheduled rent escalations during the initial lease term. The Company has recorded the rent holiday as a deferred rent within accrued liabilities and other non-current liabilities on the consolidated balance sheets. The Company recognizes the deferred rent liability and scheduled rent increase on a straight-line basis into rent expense over the lease term commencing on the date the Company takes possession of the lease space.

Future minimum lease payments under operating leases are as follows:

Year ending December 31,
2022	$895
2023	480
2024	400
2025	188
2026	92
Thereafter	134
$2,189

Rent expense for the Company’s operating leases is recognized on a straight-line basis over the lease term. Rent expense for the years ended December 31, 2021 and 2020 was $1,485 and $2,293, respectively.

Letters of Credit

The Company had $7,258 and $7,430 of secured letters of credit outstanding as of December 31, 2021 and December 31, 2020, respectively. These primarily relate to securing the payment for the potential purchase of airline tickets in the ordinary course of business and are collateralized by term deposits and money market funds The following table presents our material contractual obligations as of December 31, 2021.

	By Period
Total	Less than 1 Year	1 to 3 Years	3 to 5 Years	More than 5 Years
$7,258	$7,258	$0	$0	$0
$7,258	$7,258	$0	$0	$0

12.	EMPLOYEE BENEFIT PLAN

The Company sponsors several 401(k) defined contribution plans covering its employees in the United States of America. A management committee determines matching contributions made by the Company annually. Matching contributions are made in cash and were $17 and $36 during the years ended December 31, 2021 and 2020, respectively.

The Company’s Gratuity Plan in India (the “India Plan”) provides for a lump sum payment to vested employees on retirement or upon termination of employment in an amount based on the respective employee’s salary and years of employment with the Company. Liabilities with regard to the India Plan are determined by actuarial valuation using the projected unit credit method. Current service costs for these plans are accrued in the year to which they relate. Actuarial gains or losses or prior service costs, if any, resulting from amendments to the plans are recognized as an expense in the consolidated statement of operations.

Mondee Holdings II, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

(In thousands, except stock, units and par value data)

The benefit obligation has been measured as of December 31, 2021 and December 31, 2020. The following table sets forth the activity and the funded status of the Gratuity Plans and the amounts recognized in the Company’s consolidated financial statements at the end of the relevant periods.

Particulars	As of December 31,
	2021	2020
Present value of obligation as at the beginning of the year	$383	$298
Interest cost	25	20
Acquisitions	—	—
Current service cost	90	83
Benefits paid	—	—
Actuarial gain on obligation	(46)	(12)
Effect of exchange rate changes	(8)	(6)
Present value of obligation as at the end of the year	$444	$383

The amounts to be recognized on consolidated balance sheets

Particulars	As of December 31,
	2021	2020
Present value of obligation as at the end of the period	$444	$383
Fair value of plan assets as at the end of the period	—	—
Funded status / (unfunded status)	(444)	(383)
Excess of actual over estimated	—	—
Unrecognized actuarial (gains)/losses	—	—
Net asset/(liability)recognized in consolidated balance sheet	$(444)	$(383)
Current portion	12	29
Non-current portion	432	354

Accumulated benefit obligation in excess of plan assets:

	As of December 31,
	2021	2020
Accumulated benefit obligation	$168	$139

Components of net periodic benefit costs, were as follows:

Particulars	Year ended December 31,
	2021	2020
Current service cost	$90	$83
Interest cost	25	20
Net actuarial gain recognized in the period	(46)	(12)
Expenses recognized in the consolidated statement of operations	$69	$91

Mondee Holdings II, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

(In thousands, except stock, units and par value data)

The components of actuarial loss / (gain) on retirement benefits are as follows:

Particulars	Year ended December 31,
	2021	2020
Actuarial (gain) / loss on arising from change in financial assumption	$(34)	$30
Actuarial gain on arising from experience adjustment	(12)	(42)
Total Actuarial gain on obligation	$(46)	$(12)

The weighted average actuarial assumptions used to determine benefit obligations and net gratuity cost were:

Particulars	Year ended December 31,
	2021	2021
Discount rate	7.06%	6.55%
Rate of compensation increase	7.00%	7.00%

The following table summarizes the expected benefit payments for the Company’s Retirement Plan for each of the next five fiscal years and in the aggregate for the five fiscal years thereafter (in thousands):

December 31:
2022	$18
2023	31
2024	31
2025	54
2026	54
2027 – 2031	364
$552

13.	RELATED PARTY TRANSACTIONS
A.	Related Parties with whom transaction have taken place during the year:
a.	Mondee Holdings LLC — Parent Company
b.	Prasad Gundumogula — Chief Executive Officer (“CEO”)
c.	Metaminds Software Solutions Ltd (“Metaminds Software”) — Affiliate entity
d.	Metaminds Technologies Pvt Ltd (“Metaminds Technologies”) — Affiliate entity
e.	Metaminds Global Solutions Inc. (“Metaminds Global”) — Affiliate entity
f.	Mondee Group LLC — Affiliate entity
g.	LBF Travel Inc. — Company owned by Key Managerial Person
h.	Mike Melham — VP of Product Implementation

Mondee Holdings II, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

(In thousands, except stock, units and par value data)

B.	Summary of balances due to and from related parties and transactions during the year are as follows:

	As of December 31,
Balances as at Year End	2021	2020
Amount payable to related party
Metaminds Technologies	196	—
Metaminds Global	317	757
Mondee Group LLC(a)	203	—
Loan receivable from Related Party
Mondee Group LLC(b)	22,054	21,547
Note Payable to Related Party
Note payable to CEO(c)	193	189

	Year ended December 31,
Transactions with Related Parties	2021	2020
Offshore IT, sales support and other services from
Metaminds Software	90	428
Metaminds Technologies	230	243
Metaminds Global	208	720
Offshore software development services from
Metaminds Software	362	1,230
Metaminds Technologies	919	374
Metaminds Global	831	1,036
Repayment – Note to Mondee Group LLC(e)	—	5,034
Interest Income from Mondee Group Loan(b)	505	496
Repayment – Note to LBF Travel Inc.(d)	—	1,750
Service fee from Mondee Group LLC(a)	1,223	—
Rent expense – from Mike Melham(f)	86	86
(a)	Pursuant to a UATP Servicing Agreement dated May 11, 2021, the Company sold certain airline tickets using prepaid UATP credit cards arranged by Mondee Group, LLC, in exchange for a service fee equal to 10% of the revenue derived from the sale of such airline tickets. Mondee Group, LLC, led the fund raising and arranged the funds that were used to purchase prepaid UATP credit cards at a discount from their face value from a certain airline.
(b)	The Company has a secured promissory note receivable from Mondee Group LLC, bearing an interest rate of 2.33% compounded annually, with a 10-year term, and is secured by 14,708 Class A units in Parent. The note is due the earlier of March 25, 2026, or the occurrence of a change in control event.
(c)	The Company has a note payable to the CEO amounting to $193 and $189 as of December 31, 2021 and 2020, respectively, and is included in loan payable to related party on the consolidated balance sheets. The loan is collateralized and carries an interest rate of 2% per annum. Principal and interest are due on demand.
(d)	In connection with the acquisition of LBF, the Company issued a promissory note to LBF Travel Inc. The note bears an interest rate of 2% annually with a maturity date of January 31, 2020. The entire principal amount of the note along with the interest accrued thereon, was repaid on the maturity date.
(e)	During the year ended December 31, 2019, the Company obtained short-term borrowing from Mondee Group LLC amounting to $5,000 in the form of a promissory notes. The note bears an interest rate of 3% annually. The entire principal amount of the note along with the accrued interest thereon, was repaid in February 2020.

Mondee Holdings II, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

(In thousands, except stock, units and par value data)

(f)	The Company currently rents two office spaces from Mike Melham, the Company’s VP of Product Implementation. The lease commencement date for both the leases was January 1, 2020. Each lease has a term of five years. The monthly minimum base rents are immaterial.
14.	SEGMENT INFORMATION

Beginning of the fourth quarter of 2020, we have the following reportable segments: Travel Marketplace and SAAS Platform. These reportable segments offer different products and services and are managed separately because the nature of products and services, and methods used to distribute the services are different. Our primary operating metric is Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization). Assets, liabilities and expenses are reviewed on an entity-wide basis by the CODM, and hence are not allocated to these reportable segments. Segment revenue is reported and reviewed by the CODM on a monthly basis.

Such amounts are detailed in our segment reconciliation below.

	Year ended December 31, 2021
	Travel Marketplace	SAAS Platform	Total
Third-party revenue	$92,038	$1,156	$93,194
Intersegment revenue	—	—	—
Revenue	$92,038	$1,156	$93,194
Adjusted EBITDA	$(3,745)	$(1,710)	$(5,455)
Depreciation and amortization	(12,296)	(565)	(12,861)
Stock-based compensation	(3,936)	—	(3,936)
Operating loss	$(19,977)	$(2,275)	$(22,252)
Other expense, net			(16,330)
Loss before income taxes			(38,582)
Provision for income taxes			(323)
Net loss			$(38,905)

	Year ended December 31, 2020
	Travel Marketplace	SAAS Platform	Total
Third-party revenue	$65,057	$739	$65,796
Intersegment revenue	—	—	—
Revenue	$65,057	$739	$65,796
Adjusted EBITDA	$(23,529)	$(899)	$(24,428)
Depreciation and amortization	(11,235)	(179)	(11,414)
Stock-based compensation	(15)	—	(15)
Operating loss	$(34,779)	$(1,078)	$(35,857)
Other expense, net			(19,919)
Loss before income taxes			(55,776)
Benefit from income taxes			14,042
Net loss			$(41,734)

Mondee Holdings II, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

(In thousands, except stock, units and par value data)

Geographic information

The following table represents revenue by geographic area, the United States, and all other countries, based on the geographic location of the Company’s subsidiaries.

	Year ended December 31,
	2021	2020
United States	$91,432	$64,156
International	1,762	1,640
	$93,194	$65,796

As of December 31, 2021 and 2020, long-lived assets located outside of the United States were not material.

15.	COMMON STOCK

Class A — Common stock

The total number of capital stock the Company has authority to issue is 1,000 shares of Class A Common Stock, par value $0.01, of which 1 common stock is issued and outstanding.

Voting

Each holder of common stock is entitled to one vote in respect of each share held by them in the records of the Company for all matters submitted to a vote.

Liquidation

In the event of liquidation of the Company, the holders of common stock shall be entitled to receive all the remaining assets of the Company, after distribution of all preferential amounts, if any. Such amounts will be in proportion to the number of equity shares held by the shareholders.

16.	STOCK-BASED COMPENSATION

The Parent may, subject to the approval of the Board of Managers, issue its Class A, B, C, D or F Holdings units to employees, officers, directors, consultants or other service providers of the Company in exchange for services rendered. Specific terms and conditions of such issuances are to be established by the Board of Managers of the Parent. As of December 31, 2021, only Management Incentive Units for Class D units were unvested at the Holdings level.

Class D Management Incentive Units

In February 2021, the Parent’s Board of Managers approved the amended and restated 2013 Class D Incentive Unit Plan. The plan authorizes 91,177,477 Class D Incentive Units for issuance to the Company’s employees. During 2021, 42,288,769 units were granted to certain employees, consultants of Metaminds Software Solutions Ltd, consultants of Metaminds Technologies Pvt Ltd, and other external consultants.

Class D incentive awards are estimated using the “Black-Scholes” option pricing model. The “Black- Scholes” model requires the use of assumptions, including expected volatility and expected term, which greatly affect the calculated values and require significant analysis and judgment to develop. The expected term of Class D incentive awards was calculated as the weighted average of the time

Mondee Holdings II, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

(In thousands, except stock, units and par value data)

to vesting. The risk-free rate is based on the rates in effect at the time of grant for zero coupon U.S. Treasury notes with maturities approximately equal to each award’s expected term. The expected volatility is based on the volatility of publicly traded industry peer companies. A dividend yield of zero is applied since Parent has not historically paid dividends and has no intention to pay dividends in the near future.

The per unit fair value of Class D Incentive awards granted during the year ended December 31, 2021 ranged between $0.002 and $0.13 and was estimated as of grant date using the following assumptions:

2021 Grants
Expected term (in years)	0 – 2.5
Risk-free interest rate	0.81% – 1.26%
Expected volatility	50.92% – 53.85%
Expected dividend rate	0%
Weighted average contractual life	0 – 2.5

There were no incentive awards granted during the years ended December 31, 2020 and December 31, 2019, respectively. The per unit fair value of the Class D incentive awards granted prior to fiscal year 2019 were estimated at the date of grant using “the Black-Scholes” option pricing model, using the following assumptions:

2018, 2017
and 2016 Grants
Expected term (in years)	0 – 2.5
Risk-free interest rate	2.9%
Expected volatility	26.0%
Expected dividend rate	0%
Weighted average contractual life	0 – 2.5

The following table summarizes the Incentive Units activity for the years ended December 31, 2021 and December 31, 2020:

			Weighted average	Weighted
	Number of Class D	Weighted average	remaining	average
	Incentive Units	grant date fair	contractual life	exercise
	Outstanding	value of units	(Years)	price
Unvested – December 31, 2019	6,136,479	$0.003	0.84	$0.01
Granted	—	—	—	—
Vested	(5,741,810)	0.003	—	0.01
Forfeited or canceled	—	—	—	0.01
Unvested – December 31, 2020	394,669	0.003	0.67	0.01
Granted	42,288,769	0.12	—	0.07
Vested	(29,036,941)	0.13	—	0.01
Forfeited or canceled	(3,368,011)	0.002	—	0.71
Unvested – December 31, 2021	10,278,486	$0.13	2	$0.03

The Incentive Units granted during fiscal year 2021 have service-based vesting requirements with an accelerated vesting clause in which all unvested incentive units shall become vested upon the sale of the Company. The stock-based compensation expense related to such incentive units is recognized ratably over the service period. The service-based vesting period for these awards is four years, with the exception of the units granted to the Company’s Chief Executive Officer, which vests 100% on the grant date. These Class D Incentive Units have a participation threshold ranging from $0.01 to $0.71.

Mondee Holdings II, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

(In thousands, except stock, units and par value data)

During the year ended December 31, 2021, the Company recognized $3,936 in stock-based compensation expense related to the incentive units granted during fiscal year 2021. During the year ended December 31, 2020, the Company recognized $15 in stock-based compensation expense related to the incentive units granted during fiscal year 2020.

As of December 31, 2021, the total unrecognized stock-based compensation expense related to the incentive units outstanding was $1,114, which is expected to be recognized over a weighted-average service period of three years.

The following table summarizes the components of the total stock-based compensation expense included in the statement of operations:

	Year ended December 31,
	2021	2020
Personnel expense	$3,920	$15
Sales and other expenses	16	—
	$3,936	$15

The Company did not recognize any tax benefits related to stock-based compensation expense during the year ended December 31, 2021 or December 31, 2020.

17.	SUBSEQUENT EVENTS

The Company evaluated subsequent events through March 19, 2022, which represents the date the consolidated financial statements were available to be issued. There were no subsequent events or transactions identified which require disclosure.

Primary Offering of

1,275,000 Shares of Class A Common Stock Issuable Upon Exercise of Warrants

Secondary Offering of

1,275,000 Shares of Class A Common Stock

1,275,000 Warrants to Purchase Shares of Class A Common Stock

Mondee Holdings, Inc.

PROSPECTUS

, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by us in connection with the issuance and distribution of the shares of New Mondee Common Stock and Preferred Financing Warrants being registered by this registration statement. All amounts shown are estimates except for the SEC registration fee.

We will bear all costs, expenses and fees in connection with the registration of the securities. Selling Securityholders, however, will bear all brokers and underwriting commissions and discounts, if any, attributable to their sale of the Securities.

Amount
SEC registration fee	$1,101.98
Accounting fees and expenses	$35,000
Legal fees and expenses	$100,000
Financial printing and miscellaneous expenses	$65,000
Total	$201,101,98

Item 14.	Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law (DGCL) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

Our Bylaws provide that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.

We have entered into indemnification agreements with each of our directors and executive officers. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of our Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, we shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Board pursuant to the applicable procedure outlined in our Bylaws.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the Board at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

We currently maintain and expect to continue to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance, and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Item 15.	Recent Sales of Unregistered Securities

Set forth below is information regarding securities sold by us within the past three years which were not registered under the Securities Act. Also included is the consideration received by us for such shares and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

In October 2020, the Sponsor paid $25,000, or approximately $0.005 per share, to cover certain of ITHAX’s offering costs in exchange for 5,031,250 Class B ordinary shares. On January 27, 2021, ITHAX effectuated a stock dividend of 0.2 shares for each ordinary share outstanding, resulting in there being an aggregate of 6,037,500 Class B ordinary shares outstanding. On October 16, 2020, and October 28, 2020, the Sponsor transferred certain of the Class B ordinary shares to members of ITHAX’s management team. Because Cantor fully exercised the over-allotment option on February 1, 2021, the Sponsor retained the 787,500 Class B shares that were subject to forfeiture, and all 6,037,500 Class B ordinary shares remain outstanding as of the date hereof. Such securities were issued in connection with Thayer’s organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. The Sponsor is an accredited investor for purposes of Rule 501 of Regulation D. Each of the equity holders in the Sponsor is an accredited investor under Rule 501 of Regulation D.

The Sponsor and Cantor have purchased 675,000 private placement units at a price of $10.000 per private placement unit. Thus, the Sponsor and Cantor received an aggregate of 337,5000 private placement warrants, each exercisable to purchase one share of Class A ordinary share at $11.50 per share, subject to adjustments as described herein. These issuances will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. No underwriting discounts or commissions were paid with respect to such sales.

In connection with the Closing, on July 18, 2022, a number of accredited investors (the “PIPE Subscribers”) purchasers purchased from the Company an aggregate of 7,000,000 shares of New Mondee Common Stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of approximately $70,000,000, pursuant to separate subscription agreements entered into effective as of December 20, 2021, as amended, and as of April 21, 2022. The aggregate gross proceeds to New Mondee are expected to equal $70,000,000. Pursuant to the subscription agreements, the Company gave certain registration rights to the PIPE Subscribers with respect to the PIPE Shares. Such securities were issued in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act, in reliance on the exemption afforded by Section 4(a)(2) thereof.

In September 2022, the Company offered and sold to certain institutional investors 85,000 shares of the Company's newly designated Series A Preferred Stock, par value $0.0001 per share (the "Preferred Stock") Stock at a purchase price of $1,000 per share (the "Stated Value"), together with Warrants to purchase 1,275,000 shares of Common Stock (the "Financing Transaction"). In connection with the Financing Transaction, the Company received gross proceeds of $85 million, before deducting transaction expenses. AXIA Capital Markets served as sole placement agent for the Financing Transaction and will receive a fee equal to $1 million plus reimbursement of fees and expenses not to exceed $25,000. The Financing Transaction was conducted pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act

Item 16.	Exhibits and Financial Statement Schedules

(a)	The following exhibits are filed as part of this Registration Statement:

			Incorporated by reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date

2.1	Business Combination Agreement, dated as of December 20, 2021, by and among ITHAX Acquisition Corp., ITHAX Merger Sub I, LLC, ITHAX Merger Sub II, LLC, and Mondee Holdings II, Inc.	8-K	001-39943	2.1	December 20, 2021
3.1	Amended and Restated Certificate of Incorporation of the Company	8-K	001-39943	3.1	July 20, 2022
3.2	Bylaws of the Company	8-K	001-39943	3.2	July 20, 2022
3.3	Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock	8-K	001-39943	3.1	September 30, 2022
4.1	Specimen Unit Certificate	S-4	333-263727	4.1	March 21, 2022
4.2	Specimen Class A Common Stock Certificate	8-K	001-39943	4.1	July 20, 2022
4.3	Specimen Warrant Certificate	8-K	001-39943	4.2	July 20, 2022
4.6	Amended and Restated Warrant Agreement between Continental Stock Transfer & Trust Company and Mondee Holdings, Inc.	8-K	001-39943	4.3	July 20, 2022
4.7	Amendment No. 1 to Amended and Restated Warrant Agreement between Mondee Holdings, Inc. and Continental Stock Transfer & Trust Company	8-K	001-39943	10.1	October 18, 2022
5.1*	Opinion of Reed Smith LLP.
10.1	Form of PIPE Subscription Agreement	S-4	333-263727	Annex F	March 21, 2022
10.2	Stockholder Support Agreement, dated as of December 20, 2021, by and among ITHAX Acquisition Corp., and Mondee Holdings, LLC.	S-4	333-263727	10.2	March 21, 2022
10.3	Sponsor Support Agreement, dated as of December 20, 2021, by and among ITHAX Acquisition Corp., Mondee Holdings II, Inc., and ITHAX Acquisition Sponsor LLC.	S-4	333-263727	10.3	March 21, 2022
10.4#	Mondee Holdings, Inc. 2022 Equity Incentive Plan	S-4	333-263727	Annex D	March 21, 2022
10.5#	Mondee Holdings, Inc. 2022 Employee Stock Purchase Plan.	8-K	001-39943	10.8	July 20, 2022
10.6#	Form of Nonqualified Stock Option Agreement Pursuant to the Mondee Holdings, Inc. 2022 Equity Incentive Plan	S-4	333-263727	10.6	March 21, 2022
10.7#	Form of Restricted Stock Unit Agreement Pursuant to the Mondee Holdings, Inc. 2022 Equity Incentive Plan	S-4	333-263727	10.7	March 21, 2022
10.8	Registration Rights Agreement, dated July 18, 2022, by and among Mondee Holdings, Inc. ITHAX Acquisition Sponsor LLC, Mondee Holdings, LLC, and the other holders party thereto	8-K	001-39943	10.3	July 20, 2022
10.9#	Earn-Out Agreement, dated as of December 20, 2021, by and among ITHAX Acquisition Corp., and certain other parties thereto	8-K	001-39943	10.5	December 20, 2021
10.10	Letter Agreement, dated as of January 27, 2021, by and among ITHAX Acquisition Corp., ITHAX Acquisition Sponsor LLC, and ITHAX Acquisition Corp.’s officers and directors.	S-4	333-263727	10.11	March 21, 2022
10.11	Private Placement Units Purchase Agreement, dated as of January 27, 2021, by and between ITHAX Acquisition Corp. and ITHAX Acquisition Sponsor, LLC	S-4	333-263727	10.13	March 21, 2022

			Incorporated by reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date
10.12	Private Placement Units Purchase Agreement, dated as of January 27, 2021, by and between ITHAX Acquisition Corp. and Cantor Fitzgerald & Co.	S-4	333-263727	10.14	March 21, 2022
10.13	Amended and Restated Securityholders Agreement, by and among Mondee Holdings, LLC, Mondee Group, LLC, Vajid Jafri, Prasad Gundumogula, Ramesh Punwami, Timothy Turner, Jeffrey Snetiker, Surjit Babra and any other executive employee of the Company or its Subsidiaries, who, at any time acquires securities of the Company and each of the Other Securityholders, dated as of May 1, 2020.	S-4	333-263727	10.17	March 21, 2022
10.14	Security Agreement Supplement to the Financing Agreement dated as of December 23, 2019, by and among Mondee Holdings, LLC and TCW Asset Management Company, LLC, dated as of September 4, 2020.	S-4	333-263727	10.23	March 21, 2022
10.15	Subscription and Joinder Agreement, by and between Mondee Holdings, LLC and the “Subscribers”, dated as of May 5, 2020.	S-4	333-263727	10.28	March 21, 2022
10.16	Unit Purchase Agreement, by and between Mondee Holdings, LLC and the “Buyers”, dated as of May 1, 2020	S-4	333-263727	10.29	March 21, 2022
10.17	Form of Indemnification Agreement of Mondee Holdings, Inc.	8-K	001-39943	10.4	July 20, 2022
10.18#	Form of Board Services Agreement	8-K	001-39943	10.13	July 20, 2022
10.17#	Employment Agreement of Prasad Gundumogula.	S-4-A	333-263727	10.44	May 20, 2022
10.18#	Employment Agreement of Jim Dullum.	S-4-A	333-263727	10.45	May 20, 2022
10.19#	Employment Agreement of Dan Figenshu.	S-4-A	333-263727	10.46	May 20, 2022
10.20#	Employment Agreement of Venkat Pasupuleti.	S-4-A	333-263727	10.47	May 20, 2022
10.21#	Employment Agreement of Orestes Fintiklis.	S-1-A	333-266277	10.21	September 7, 2022
10.22	Form of Subscription Agreement, dated September 29, 2022, by and between the Company and each of the Subscribers	8-K	001-39943	10.1	September 30, 2022
10.23	Registration Rights Agreement, dated September 29, 2022, by and between the Company and the Subscribers	8-K	001-39943	10.2	September 30, 2022
10.24	Warrant Agreement, dated September 29, 2022, by and between the Company and Continental Stock Transfer & Trust Company	8-K	001-39943	10.3	September 30, 2022
10.25	Financing Agreement, by and between Mondee Holdings, LLC and the “Borrowers,” the “Guarantors,” the “Lenders” and TCW Asset Management Company LLC, dated as of December 23, 2019, as amended	S-4-A	333-263727	10.43	June 13, 2022
10.26	Amendment No. 8 to the Financing Agreement, signed October 24, 2022	8-K	001-39943	10.2	October 25, 2022
21.1	List of subsidiaries of Mondee Holdings, Inc.	8-K	001-39943	21.1	July 20, 2022
23.1*	Consent of Marcum LLP, independent registered accounting firm for ITHAX Acquisition Corp.
23.2*	Consent of KNAV P.A., independent registered accounting firm for Mondee Holdings II, Inc.
23.3*	Consent of Reed Smith LLP (included in Exhibit 5.1)
24.1*	Power of Attorney

Incorporated by reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date
101.INS*	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because iXBRL tags are embedded within the Inline XBRL document).
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.SCH*	Inline XBRL Taxonomy Extension Schema Document.
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104*	Cover Page Interactive Data File, formatted in Inline XBRL (included within the Exhibit 101 attachments).
107*	Filing Fee Table
†	Schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
#	Indicates management contract or compensatory plan or arrangement.
*	Filed herewith.
(b)	Financial Statement Schedules

All financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or in the accompanying notes. The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Item 17.	Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

b.    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

c.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(a), (b) and (c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b.    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c.    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d.    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 7, 2022.

MONDEE HOLDINGS, INC.

By:	/s/ Prasad Gundumogula
Name: Prasad Gundumogula
Title: Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Prasad Gundumogula and Dan Figenshu as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Prasad Gundumogula	Chief Executive Officer and Director	November 7, 2022
Prasad Gundumogula	(Principal Executive Officer)

/s/ Dan Figenshu	Chief Financial Officer	November 7, 2022
Dan Figenshu	(Principal Financial and Accounting Officer)

/s/ Orestes Fintiklis	Director	November 7, 2022
Orestes Fintiklis

/s/ Asi Ginio	Director	November 7, 2022
Asi Ginio

/s/ Mona Aboelnaga Kanaan	Director	November 7, 2022
Mona Aboelnaga Kanaan

/s/ Roopa Purushothaman	Director	November 7, 2022
Roopa Purushothaman

/s/ Noor Sweid	Director	November 7, 2022
Noor Sweid

/s/ Pradeep Udhas	Director	November 7, 2022
Pradeep Udhas